Exhibit 10.6

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

Dated as of June 28, 2018

among

AHP HEALTH PARTNERS, INC.,

as Borrower,

ARDENT HEALTH PARTNERS, LLC,

as Parent,

and

CERTAIN OF ITS SUBSIDIARIES,

as the Guarantors,

BARCLAYS BANK PLC,

as Administrative Agent,

and

The Other Lenders Party Hereto

Arranged by:

BARCLAYS BANK PLC,

JEFFERIES FINANCE LLC, and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arrangers and Joint Book Runners

-i-

-ii-

-iii-

-iv-

		Page
11.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	144
11.23	Certain ERISA Matters	144

SCHEDULES

2.01	Commitments and Pro Rata Shares
5.01	Specified SPVs
6.10	Insurance
6.13	Subsidiaries
6.17	IP Rights
6.22	Collective Bargaining Agreements and Multiemployer Plans
6.24(a)	Accreditations
7.17	Post Closing Items
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
8.10	Management Agreements
11.02	Certain Addresses for Notices; Taxpayer ID Number

EXHIBITS

A	[Reserved]
B-1	Form of Non-Tenant Subsidiary Pledge Agreement
B-2	Form of Tenant Subsidiary Pledge Agreement
C-1	Form of Non-Tenant Subsidiary Security Agreement
C-2	Form of Tenant Subsidiary Security Agreement
D	Form of Loan Notice
E	Form of Prepayment Notice
F	[Reserved]
G	[Reserved]
H	Form of Term Note
I	Form of Excess Cash Certificate
J-1	Form of Non-Tenant Joinder Agreement
J-2	Form of Tenant Joinder Agreement
K	Form of Intercompany Note
L	[Reserved]
M	Form of Assignment and Assumption
N	Form of Lender Assignment and Assumption
O	Form of United States Tax Compliance Certificate
P	Form of Intercreditor Agreement
Q	Form of Solvency Certificate
R	Form of Relative Rights Agreement

-v-

TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT is entered into as of June 28, 2018 among AHP HEALTH PARTNERS, INC., a Delaware corporation (the “Borrower”), ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company (“Parent”), as Parent, the Guarantors (defined herein), the Lenders (defined herein) and BARCLAYS BANK PLC, as Administrative Agent.

The Borrower has requested that the Lenders provide $825,000,000 in credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms

As used in this Agreement, the following terms shall have the meanings set forth below:

“2026 Notes” means $475.0 million in aggregate principal amount of the Borrower’s 9.75% senior notes due 2026 pursuant to the 2026 Notes Indenture on the Closing Date.

“2026 Notes Indenture” means the indenture among the Borrower, as issuer, Parent, the guarantors listed therein and the trustee referred to therein pursuant to which the 2026 Notes are issued, as such indenture may be amended or supplemented from time to time.

“ABL Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under the ABL Documents (or any successor or replacement “Administrative Agent” thereunder).

“ABL Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent under the ABL Documents (or any successor or replacement “Collateral Agent” thereunder).

“ABL Credit Agreement” means (i) that certain asset-based revolving credit agreement, dated as of the date hereof, among the Borrower, AHS East Texas Health System, LLC, Parent, certain Subsidiaries of the Borrower as borrowers or guarantors, the lenders party thereto, the ABL Collateral Agent and the ABL Administrative Agent, as amended, restated, supplemented or modified from time to time to the extent permitted by the Intercreditor Agreement, and (ii) any other credit agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth in the Intercreditor Agreement), replace, restructure, renew or refinance in whole or in part the Indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent ABL Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement hereunder. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Documents” means the ABL Credit Agreement and the other Loan Documents (as defined in the ABL Credit Agreement) or any similar term, including each mortgage and other security documents, guaranties and the notes issued thereunder.

“ABL Facility” means the senior secured revolving loan facility under the ABL Credit Agreement or any amendment, supplement, modification, substitution, replacement, restatement or refinancing thereof, in whole or in part, from time to time, including in connection with a “Refinancing” (as defined in the Intercreditor Agreement) of the ABL Credit Agreement.

“ABL Priority Collateral” has the meaning ascribed to such term in the Intercreditor Agreement.

“Acceptable Intercreditor Agreement” means an intercreditor agreement in form reasonably acceptable to the Administrative Agent and the Borrower, which intercreditor agreement may, if determined by the Administrative Agent, be posted to the Lenders not less than ten Business Days before execution thereof and, if the Required Lenders shall not have objected to such intercreditor agreement within ten Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement is reasonable and to have consented to such intercreditor agreement and to the Administrative Agent’s execution thereof.

“Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or any Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Acquired Entity or Business” means the acquisition of any Person, Property, Business or physical asset by the Borrower or any Restricted Subsidiary.

“Act” has the meaning specified in Section 11.21.

“Additional Lender” has the meaning specified in Section 2.14(c).

“Adjusted Earnings for the Ardent Facilities” shall have the meaning ascribed to such term in the ETMC JV Agreement as of February 26, 2018.

“Administrative Agent” means Barclays in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account of which the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Agent Parties” has the meaning set forth in Section 7.02.

“Agent-Related Persons” means the Administrative Agent and the Joint Book Runners, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agreement” means this Term Loan Credit Agreement, as amended, modified, supplemented and extended from time to time.

“AHS East Texas” means AHS East Texas Health System, LLC, a Texas limited liability company, and its successors and permitted assigns.

“Anti-Terrorism Laws” shall mean any requirement of Law related to terrorism financing or money laundering including the Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001), the International Emergency Economic Powers Act and Executive Orders and regulations issued thereunder.

“Applicable Rate” means a percentage per annum equal to (a) for Eurodollar Rate Loans, 4.50%, and (b) for Base Rate Loans, 3.50%.

“Approved Hospital Swap” means any exchange of one or more healthcare facilities and related Property owned by any Loan Party for one or more healthcare facilities and related Property owned by one or more Persons other than a Loan Party; provided that (a) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, in detail reasonably satisfactory to the Administrative Agent, demonstrating that, upon giving effect to any such exchange on a Pro Forma Basis, Consolidated EBITDA will be not less than 90% of Consolidated EBITDA prior to such exchange and (b) the aggregate book value of all assets disposed of by the Loan Parties pursuant to these exchanges subsequent to the Closing Date (determined as of the date of any such exchange, net of any liabilities of the Loan Parties assumed by the Person to which the relevant assets were transferred) shall not exceed 10% of the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis as of the Closing Date. Furthermore, (a) if any transaction involves both an exchange and payment of consideration, such transaction shall be deemed to be an Approved Hospital Swap only to the extent that it involves such an exchange and (b) a Loan Party shall not be permitted to exchange assets that are not in the HMO Business for assets in the HMO Business pursuant to an Approved Hospital Swap.

“Ardent” means Ardent Medical Services, Inc., a Delaware corporation.

“Ardent ABL Facility Silo” means the Legacy Credit Facility (as defined in the ABL Credit Agreement).

“Ardent Acquisition Agreement” means that certain purchase and sale agreement, dated March 27, 2015, among Ardent, AHS Medical Holdings LLC, a Delaware limited liability company, and Ventas, as amended, restated, supplemented or otherwise modified from time to time.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit M, or such other form or mechanism that shall be reasonably satisfactory to the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees and documented out-of-pocket expenses and disbursements of one counsel for the Administrative Agent and the Joint Book Runners, and to the extent reasonably determined by the Administrative Agent to be necessary, one firm of local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual conflict of interest where an Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel in each applicable jurisdiction for all of the affected Indemnitees similarly situated.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Available Incremental Amount” has the meaning set forth in Section 2.14(a).

“Audited Financial Statements” means (i) the consolidated audited financial statements of Parent (or its predecessors in interest) and its Subsidiaries for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017, (ii) the consolidated audited financial statements of LHP and its Subsidiaries for the fiscal years ended December 31, 2015 and December 31, 2016 and (iii) the consolidated audited financial statements of ETMCRHS and certain of its Affiliates for the fiscal years ended October 31, 2015, October 31, 2016 and October 31, 2017.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code or any successor provision.

“Barclays” means Barclays Bank PLC and its successors.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), and (c) the Eurodollar Rate for an Interest Period of one month beginning on such day plus 1.00%.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning set forth in Section 7.02.

“Borrower’s Portion of Excess Cash Flow” means, as any date of determination, the amount of Excess Cash Flow for each fiscal year of the Borrower commencing with the fiscal year ending on or about December 31, 2019 and prior to such date of determination in respect of which the financial statements required by Section 7.01(a) for such fiscal year shall have been delivered to the Administrative Agent in accordance with the terms of such Section that is not required to be applied to repay Term Loans pursuant to Section 2.05(b)(v), so long as such amount has not been utilized on or prior to the date of determination to make Restricted Payments pursuant to Section 8.06(f), Investments pursuant to Section 8.02(u), Permitted Acquisitions pursuant to clause (v)(x) of the definition thereof or prepayments of Subordinated Indebtedness pursuant to Section 8.13(b); provided that upon the consummation of the Ventas Purchase Option Assignment the Borrower’s Portion of Excess Cash Flow shall automatically be reduced by the aggregate amount of the Borrower’s Portion of Excess Cash Flow attributable to the Tenant Subsidiaries.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“BSA Entities” means (i) BSA Health System of Amarillo, LLC, (ii) BSA Health System Holdings LLC, (iii) BSA Hospital, LLC, (iv) BSA Health System Management, LLC, (v) BSA Physicians Group, Inc., (vi) BSA Harrington Physicians, Inc., (vii) BSA Amarillo Diagnostic Clinic, Inc., (viii) BSA Physician Holding Company, LLC, (ix) each other Person (if any) in respect of which any BSA Equity Purchaser directly acquires equity interests pursuant to the BSAHS Acquisition Agreement and (x) each direct and indirect Subsidiary of the entities set forth in the foregoing clauses (i) through (ix).

“BSA Entities Future Capital Expenditures” means the amount of Capital Expenditures anticipated to be made by the BSA Entities during the following calendar year (for example if Excess Cash Flow is being calculated for the 2019 fiscal year, Capital Expenditures for the 2020 fiscal year); provided that to constitute BSA Entities Future Capital Expenditures, such Capital Expenditures must be evidenced in a written budget prepared by the Borrower that is reasonably satisfactory to the Administrative Agent.

“BSA Equity Purchaser” means AHS Amarillo Health System, LLC and/or any other (if any) direct or indirect wholly-owned Subsidiaries of the Borrower that acquires any equity interests in any BSA Entity pursuant to the BSAHS Acquisition Agreement.

“BSAHS Acquisition Agreement” means the Contribution and Sale Agreement, dated as of October 22, 2012, among the BSA Equity Purchasers party thereto, the BSA Entities party thereto and Baptist St. Anthony’s Health System, a Texas not-for-profit corporation, as amended, restated, supplemented or otherwise modified from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York and if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by the Borrower and its Restricted Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), but excluding any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions.

“Capital Lease” means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, excluding any leases which are required under GAAP to be accounted for as a capital lease on the balance sheet of that Person solely during any construction periods.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Subsidiary” means any Subsidiary established by the Borrower or any of its Subsidiaries for the sole purpose of providing insurance coverage to the Borrower and its Subsidiaries.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 365 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d) and (f) with respect to (i) the Borrower and its Restricted Subsidiaries (other than HMO Subsidiaries), marketable debt securities regularly traded on a national securities exchange or in the over-the-counter market, if and to the extent such debt security constitutes a permitted investment under the HMO Regulations applicable to any of the HMO Subsidiaries or (ii) any HMO Subsidiary, marketable debt securities regularly traded on a national securities exchange or in the over-the-counter market, if and to the extent such debt security constitutes a permitted investment under the HMO Regulations applicable to such HMO Subsidiary.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“CHAMPUS” means the United States Department of Defense Civilian Health and Medical Program of the Uniformed Services or any successor thereto including, without limitation, TRICARE.

“Change of Control” means an event or series of events by which:

(a) prior to the consummation of an initial Public Equity Offering:

(i) the Sponsor Group shall fail to own beneficially, directly or indirectly, at least 50.1% of the outstanding Voting Stock of the Parent, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent, convertible into or exercisable for Voting Stock of the Parent (whether or not such securities are then currently convertible or exercisable); or

(ii) the Parent shall fail to own directly 85% of the outstanding Capital Stock of the Borrower determined on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Capital Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

(iii) any of Samuel Zell, trusts established for the benefit of the family of Samuel Zell, and/or any entity Controlled by any of the foregoing ceases to Control the Sponsor; or

(b) upon and after the consummation of an initial Public Equity Offering of the common stock of the Parent or any parent thereof:

(i) the Parent becomes aware (by way of a report or another filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Sponsor Group of the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent (or its successor by merger, consolidation or purchase of all or substantially all of their assets); or

(ii) unless the Permitted Merger has occurred concurrently with or in connection therewith, the Parent shall fail to own directly 85% of the outstanding Capital Stock of the Borrower, determined on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Capital Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

(c) upon and after the consummation of an initial Public Equity Offering of the common stock of the Borrower: the Borrower becomes aware (by way of a report or another filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Sponsor Group of the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of their assets); or

(d) the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, the ABL Credit Agreement, the 2026 Notes Indenture (and/or any other Indebtedness incurred pursuant to Section 8.03(t)) or any Subordinated Indebtedness Document in respect of Indebtedness in excess of the Threshold Amount.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Incremental Term Loans, Refinancing Term Loans, Ventas Purchase Option Term Loans or Non-Ventas Purchase Option Term Loans designated as a separate Class and, when used in reference to any Commitment, refers to whether such Commitment is a Commitment for such applicable Term Loans, Incremental Term Loans, Refinancing Term Loans, Ventas Purchase Option Term Loans or Non-Ventas Purchase Option Term Loans.

“Closing Date” means June 28, 2018.

“CMS” means the Centers for Medicare and Medicaid Services and any successor thereof.

“Collateral” means a collective reference to all real and personal Property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents (other than Excluded Property). For the avoidance of doubt, the Pledged ETMC Distribution Account and the equity interests owned by the Loan Parties in the ETMC JV shall be a part of Collateral.

“Collateral Assignment Documents” means the collateral assignments of notes and liens executed by the Loan Parties executed in favor of the Administrative Agent, as amended, modified, restated or supplemented from time to time.

“Collateral Documents” means a collective reference to the Security Agreements, the Pledge Agreements, the Mortgage Instruments, the Collateral Assignment Documents and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Commitment” means, as to each Lender, the Term Loan Commitment of such Lender.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Borrower or any Restricted Subsidiary designed or intended to protect the Borrower or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Borrower and its Restricted Subsidiaries.

“Communications” has the meaning specified in Section 7.02.

“Company Action Level” means the Company Action Level risk-based capital threshold, as defined by NAIC.

“Consolidated Capital Expenditures” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, all Capital Expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (i) expenditures made with proceeds of any Disposition to the extent such proceeds are reinvested within the period required by the definition of “Net Cash Proceeds,” (ii) expenditures relating to any Involuntary Disposition to the extent such expenditures are used to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation, (iii) all other capital expenditures, as determined in accordance with GAAP, to the extent such expenditures are or are expected to be (provided that such amounts are actually funded within a reasonably proximate time of such expenditure) funded, directly or indirectly, with the proceeds of any Equity Issuance or any capital contribution to any Loan Party, (iv) expenditures that constitute Permitted Acquisitions, (v) Capital Expenditures made by any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary and (vi) expenditures that are paid for or contractually required to be reimbursed to the Borrower or any of its Restricted Subsidiaries by a third party (including landlords).

“Consolidated EBITDA” means, for any period, without duplication, for Parent and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, an amount equal to Consolidated Net Income for such period plus (A) other than with respect to clause (xiv) below, to the extent deducted (and not added back) in calculating such Consolidated Net Income for such period, (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Restricted Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) any non-recurring fees, charges and cash expenses made or incurred in connection with the Transaction, Investments, Dispositions, Restricted Payments, fundamental changes and incurrences of Indebtedness permitted under this Agreement and issuances of Capital Stock and dispositions not prohibited by this Agreement (whether or not consummated), (v) any other non-cash charges, impairments or write-offs for such period (except to the extent such charges, impairments or write-offs relate to a cash payment in a future period), (vi) non-recurring or extraordinary cash expenses in respect of severance payments and other costs associated with any restructuring of the Borrower’s and its Restricted Subsidiaries’ operations, (vii) expenses and charges related to prior periods in an aggregate amount not to exceed $15.0 million for any such period during the term of this Agreement, (viii) all non-recurring or extraordinary charges, expenses or losses in such period, and, without duplication, any charges or expenses paid or payable by the Borrower or its Restricted Subsidiaries in cash during such measurement period in connection with the integration of Epic Systems IT, (ix) the amount of any non-controlling or minority interest expense consisting of Restricted Subsidiary income attributable to non-controlling interests of third parties in any Restricted Subsidiaries deducted (and not added back) in such period in calculating Consolidated Net Income, (x) Sponsor Fees and transaction fees permitted hereunder (whether paid or accrued), (xi) all fees and expenses and one-time payments reasonably incurred and payable in connection with any amendment, restatement, waiver, consent, supplement or other modification to this Agreement, the ABL Facility, the 2026 Notes Indenture or any other Indebtedness, (xii) charges, losses or expenses to the extent indemnified or insured or reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that, such Person in good faith expects to receive reimbursement for such charges, losses or expenses within the next four fiscal quarters, (xiii) letter of credit fees, (xiv) the amount of net cost savings, synergies and operating expense reductions projected by the Borrower in good faith to be realized as a result of specified actions taken or to be taken (which cost savings, synergies or operating expense reductions shall be calculated on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, synergies or operating expense reductions are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 24 months after the date of determination to take such action and (C) the aggregate amount added back pursuant to this clause (xiv) may not exceed 25% of Consolidated EBITDA for the period of the four fiscal quarters most recently ended calculated on a pro forma basis (before giving effect to such add backs); provided, however, that subclauses (B) and (C) of the immediately preceding proviso shall not apply to cost savings, synergies or operating expense reductions in connection with the ETMC Acquisition and the Topeka Acquisition, (xv) upfront fees or charges arising from any Securitization Transaction for such period, and any other amounts for such period comparable to or in the nature of interest under any Securitization Transaction, and losses on dispositions or sale of assets in connection with any Securitization Transaction for such period, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income, (xvi) fees and expenses and non-cash mark-to-market losses relating to any Swap Contracts permitted hereunder, (xvii) any expenses, charges or other costs related to any Equity Issuance, (xviii) any expenses, charges or other costs related to internal reorganizations or restructurings, and (xix) expenses relating to retention bonuses paid in connection with acquisitions, recapitalizations and other financing transactions; and minus (B) non-recurring or extraordinary gains in such period.

“Consolidated Indebtedness” means Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to, without duplication, (i) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest, but excluding amortization of capitalized financing costs) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (ii) the portion of rent expense of the Borrower and its Restricted Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP minus (iii) interest income of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to Parent and its Restricted Subsidiaries for any period, the sum of (1) interest expense of Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (including (a) all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments, (b) accretion or amortization of original issue discount resulting from the incurrence of Indebtedness at less than par, (c) the interest component of obligations in respect of Capital Leases, (d) non-cash interest payments and (e) net payments, if any made (less net payments received) pursuant to obligations under permitted Interest Rate Agreements), minus (2) to the extent included in cash interest expense of Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and not added to net income (or loss) in the calculation of Consolidated EBITDA, (i) amounts paid to obtain Interest Rate Agreements, Currency Agreements and Commodity Agreements, (ii) any one-time cash costs associated with breakage in respect of Interest Rate Agreements, Currency Agreements and Commodity Agreements for interest rates and any payments with respect to make-whole premiums or other breakage costs in respect of any Indebtedness, (iii) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, (iv) any “additional interest” owing pursuant to a registration rights agreement, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (vi) penalties and interest relating to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vii) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (viii) any expensing of bridge, arrangement, structuring, commitment or other financing fees, (ix) any non-cash interest expense and any capitalized interest, whether paid in cash or accrued, (x) any accretion or accrual of, or accrued interest on, discounted liabilities not constituting Indebtedness during such period, (xi) any non-cash interest expense attributable to the movement of the mark to market valuation of obligations under Interest Rate Agreements, Currency Agreements and Commodity Agreements or other derivative instruments pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 815 (Derivatives and Hedging) and (xii) any fees related to a Securitization Transaction, minus (3) interest income of Parent and its Restricted Subsidiaries for such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Indebtedness as of such date minus (ii) unrestricted cash and Cash Equivalents held by Borrower and its Restricted Subsidiaries on such date (provided that any cash or Cash Equivalents in the LHP Cash Management Transfer System or held by an ETMC Subsidiary that are not in the Pledged ETMC Distribution Account or another deposit account subject to a control agreement in favor of the Administrative Agent (a “Controlled Account”) shall be deemed to be restricted cash) to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the net income from continuing operations of the Borrower and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; provided that there shall be excluded any income (or loss) of any Person other than the Borrower or any Restricted Subsidiary or that is accounted for by the equity method, or noncontrolling interest method, of accounting, but any such income so excluded shall be included in such period or any later period to the extent of any cash or Cash Equivalents paid as dividends or distributions in the relevant period to the Borrower or any Restricted Subsidiary (other than the ETMC JV) of the Borrower. For the avoidance of doubt, “Consolidated Net Income” shall not include any income allocable to minority interests in any Subsidiaries (including, without limitation, income attributable to ETMC Subsidiaries which is allocated or which will be allocated to unaffiliated third parties).

“Consolidated Scheduled Funded Indebtedness Payments” means, as of any date for the four fiscal quarter period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled or mandatory payments of principal on Funded Indebtedness (excluding any voluntary prepayments and mandatory prepayments required pursuant to Section 2.05), as determined in accordance with GAAP.

“Consolidated Working Capital” means, at any time, the excess of (i) current assets (excluding cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries on a consolidated basis at such time over (ii) current liabilities of the Borrower and its Restricted Subsidiaries on a consolidated basis at such time, all as determined in accordance with GAAP, in each case, calculated exclusive of any change in the Swap Termination Value of Swap Contracts. “Consolidated Working Capital” for any fiscal year shall be subject to adjustment for the impact of any non-cash reclassification of short-term and long-term asset and liability accounts.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Account” has the meaning specified in the definition of “Consolidated Leverage Ratio”.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract or option contract with respect to foreign exchange rates or currency values, or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Fund Affiliate” any affiliate of the Borrower or the Sponsor that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which the Sponsor and its Affiliates (other than Debt Fund Affiliates) does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Debt Issuance” means the issuance by the Borrower or any Restricted Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower, or the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to (x) its funding obligations hereunder or (y) under other agreements in which it is obligated to extend credit (unless in the case of this clause (y), such obligation is the subject of a good faith dispute), (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder; provided that such Lender shall cease being a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment unless, in the case of this clause (d), the Borrower and the Administrative Agent shall be satisfied that such Lender intends, and has such approvals required to enable it, to perform its obligations as a Lender hereunder or (iv) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement or judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Restricted Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment or closure of a unit or division, in each case, no longer used or useful in the conduct of business of the Borrower and its Restricted Subsidiaries, (iii) any sale, lease, license, transfer or other disposition of Property by (x) the Borrower or any Restricted Subsidiary to any Loan Party (other than an ETMC Loan Party); provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Loan Parties to be in compliance with the terms of Section 7.14 after giving effect to such transaction, (y) any non-Loan Party to any non-Loan Party, any ETMC Loan Party to any ETMC Loan Party, or any non-Loan Party to any ETMC Loan Party and (z) any Loan Party (including, without limitation, any ETMC Loan Party) to any non-Loan Party (including, without limitation any ETMC Subsidiary) or any ETMC Loan Party not exceeding $7,500,000 in any fiscal year, (iv) any Involuntary Disposition by the Borrower or any Restricted Subsidiary, (v) any Disposition by the Borrower or any Restricted Subsidiary constituting a Permitted Investment, (vi) non-exclusive licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, (vii) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary, (viii) the disposition of disposable inventory in bulk to a third party which disposable inventory shall then be consigned from such third party to the Borrower or any Restricted Subsidiary for the benefit of or use by such Person in the ordinary course of such Person’s patient care operations, (ix) any transaction (or series of related transactions) involving property (including, without limitation, leases) with an aggregate net book value not exceeding $7,500,000, (x) (A) dispositions or discounts without recourse of accounts receivable (including, without limitation, Self-Pay Accounts (as defined in the ABL Credit Agreement)) in connection with the compromise or collection thereof in the ordinary course of business, and (B) dispositions of Self-Pay Accounts, with recourse, to collection servicers, provided such accounts have previously been, or are concurrently with such disposition, written off by the company or accounted for as “uncollectible” or “bad debt”, (xi) any contribution of Borrower’s Portion of Excess Cash Flow to effect any transaction undertaken pursuant to Section 8.06(f), Investments pursuant to Section 8.02(u), Permitted Acquisitions pursuant to clause (v)(x) of the definition thereof or payment of Subordinated Indebtedness pursuant to Section 8.13(b), (xii) Dispositions made in order to effectuate any Permitted IRB Transaction, (xiii) any Disposition of Capital Stock to the directors of any Loan Party or any Restricted Subsidiary to qualify such directors where required by applicable law, (xiv) Dispositions of cash and Cash Equivalents in the ordinary course of business (including, without limitation, the LHP Cash Management Transfer System), (xv) [reserved], (xvi) Dispositions made by Loan Parties to ETMC Loan Parties pursuant to the intercompany loans permitted under Section 8.03 or investments permitted under Section 8.02, (xvii) Dispositions made by AHS East Texas or any other ETMC Subsidiary subject to Section 8.16, to (x) the ETMC JV or (y) any non-Loan Party, in each case made pursuant to the ETMC JV Agreement and (xviii) Dispositions pursuant to a Securitization Transaction in an aggregate amount not to exceed, together with all Investments pursuant to Section 8.02(jj) and Section 8.02(kk), the greater of (A) $75,000,000 and (B) 25.0% of Consolidated EBITDA; provided that Dispositions permitted by this clause (xviii) shall solely be in respect of Collateral of a type that would not constitute ABL Priority Collateral.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date (or if any Incremental Term Loans shall be outstanding as of the date of issuance of such Capital Stock, the maturity date applicable to such Incremental Term Loans); provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent, the Borrower or any Subsidiary or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Parent, the Borrower or any Subsidiary in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means (a) those persons identified by the Borrower in writing on or after the Closing Date to the Administrative Agent as competitors (and any such entities’ Affiliates that are clearly identifiable on the basis of name) of the Borrower and its Subsidiaries, (b) those banks, financial institutions and other persons identified by the Sponsor or the Borrower to any Joint Book Runner in writing on or prior to the commencement of primary syndication (and any such entities’ Affiliates that are clearly identifiable on the basis of name) or (c) any Affiliates of any Joint Book Runner that are engaged as principals primarily in private equity, mezzanine financing or venture capital.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Restricted Subsidiary” means any Domestic Subsidiary that is a Restricted Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Earn-Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Restricted Subsidiary to make earn-out or other contingency payments pursuant to the documentation relating to such Acquisition, not including any amounts payable in any form of Capital Stock. For purposes of determining the aggregate consideration paid for an Acquisition, the amount of any Earn-Out Obligations shall be deemed to be the reasonably anticipated liability in respect thereof as determined by the Borrower in good faith at the time of such Acquisition. For purposes of determining the liability of the Borrower and its Restricted Subsidiaries for any Earn-Out Obligation thereafter, the amount of Earn-Out Obligations shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning specified in Section 11.07(g).

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory that is the subject of OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other requirement of Law.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or binding governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Epic Systems IT” means electronic records systems software manufactured by Epic Systems Corporation, the related hardware and infrastructure used to operate the system, and the integration of other third party systems into such software, hardware and infrastructure.

“Equity Issuance” means any issuance by the Parent or any Loan Party (or upon or after a Public Equity Offering of the Borrower, the Borrower) of shares of its Capital Stock. The term “Equity Issuance” shall not be deemed to include any Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“ETMC Acquisition” means the purchase of hospital assets and operations and the equity interests of certain subsidiaries of East Texas Medical Center Regional Healthcare System (“ETMCRHS”), a Texas nonprofit corporation and East Texas Medical Center Regional Health Services, Inc. (“ETMCRHS Inc.”), a Texas corporation.

“ETMC Loan Parties” means so long as the ETMC JV Agreement is effective, AHS East Texas and each of the Material Domestic Subsidiaries of AHS East Texas, in each case, that were formed or acquired in the ETMC Acquisition, that are subject (directly or indirectly) to the ETMC JV Agreement, and that are not Excluded Subsidiaries. For the avoidance of doubt, any Subsidiary that is not subject (directly or indirectly) to the ETMC JV Agreement shall not be considered an ETMC Loan Party.

“ETMC JV” means East Texas Health System, LLC.

“ETMC JV Agreement” means the Amended and Restated Limited Liability Company Agreement between UT Tyler and AHS East Texas dated as of February 26, 2018 (as amended, restated, supplemented, replaced or otherwise modified from time to time).

“ETMC Subsidiaries” means, collectively, AHS East Texas and its direct and indirect Subsidiaries.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means for any Interest Period as to any Eurodollar Rate Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than 1.00%, the Eurodollar Rate will be deemed to be 1.00%.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Certificate” means a certificate substantially in the form of Exhibit I.

“Excess Cash Flow” means, in each case without duplication, with respect to any fiscal year period of the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such fiscal year minus (b) Consolidated Capital Expenditures (excluding any BSA Entities Future Capital Expenditures deducted in calculating Excess Cash Flow for the prior fiscal year period) for such fiscal year to the extent not financed by an incurrence of Indebtedness or issuance of Capital Stock minus (c) the cash portion of Consolidated Interest Charges for such fiscal year minus (d) Federal, state and other taxes to the extent the same are paid in cash during such period by or on behalf of Parent and its Subsidiaries on a consolidated basis for such fiscal year minus (e) Consolidated Scheduled Funded Indebtedness Payments (other than payments in respect of intercompany debt pursuant to Section 8.02(ee)) made in cash for such fiscal year to the extent not financed by an incurrence of Indebtedness or issuance of Capital Stock minus (f) increases in Consolidated Working Capital for such fiscal year minus (g) to the extent otherwise included in Consolidated EBITDA for such fiscal year, insurance proceeds received by the Borrower or any of its Restricted Subsidiaries during such fiscal year that have been applied to repair, restore or replace the applicable property or asset or to acquire Real Property, equipment or other tangible assets to be used or useful in the business of the Borrower and its Restricted Subsidiaries, or in respect of which a written contract or agreement for such repair, replacement, restoration or acquisition has been entered into for the application of such insurance proceeds, minus (h) the aggregate amount of all Sponsor Fees and transaction fees paid in cash during such fiscal year as permitted under Section 8.06(e), minus (i) all other cash items added back to Consolidated EBITDA pursuant to clauses (iv) and (vi) through (xvi) of the definition thereof, minus (j) the amount of Restricted Payments paid during such fiscal year as permitted under Section 8.06 (c), (d), (e) and (h) to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries during such fiscal year, minus (k) the aggregate amount of all proceeds received in respect of intercompany dispositions for such fiscal year to the extent otherwise increasing Excess Cash Flow for such fiscal year (such that intercompany dispositions shall have a neutral impact on Excess Cash Flow) and the amount of mandatory prepayments of Term Loans during such fiscal year as a result of Dispositions or Involuntary Dispositions, minus (l) the aggregate amount of Acquisitions made during such fiscal year as permitted pursuant to Section 8.02 to the extent such Acquisitions were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries, and except to the extent such Acquisitions were financed with the proceeds of Indebtedness, Equity Issuances or Dispositions of the Borrower and its Restricted Subsidiaries, minus (m) cash payments by the Borrower and its Restricted Subsidiaries in respect of discontinued operations during such period to the extent increasing Consolidated EBITDA, minus (n) BSA Entities Future Capital Expenditures in an amount not to exceed $7,500,000, minus (o) for the avoidance of doubt, any cash expenditure made by the Borrower or any Restricted Subsidiary (that is not funded by the issuance of equity interests of the Borrower or Parent or an incurrence of Indebtedness) for the purchase of Capital Stock of a Joint Venture in connection with the exercise of put/call provisions in such Joint Venture’s Joint Venture Agreement, plus (p) cash payments received by the Borrower and its Restricted Subsidiaries in respect of discontinued operations during such period to the extent decreasing Consolidated EBITDA plus (q) decreases in Consolidated Working Capital for such fiscal year plus (r) any unutilized BSA Entities Future Capital Expenditures from the prior fiscal year period.

“Excluded ETMC Account” has the meaning specified in the definition of “Excluded Property”.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any fee-owned Real Property with a fair market value of less than $5,000,000 so long as the fair market value of all such Real Property owned by Loan Parties that is Excluded Property does not exceed $35,000,000 in the aggregate and all leasehold interests in Real Property; (b) (A) commercial tort claims with a value of less than $10,000,000 and (B) motor vehicles and other assets subject to certificates of title, helicopters and other aircraft, and letter of credit rights (in each case, other than to the extent such rights can be perfected by filing a UCC-1 financing statement); (c) pledges and security interests prohibited by applicable law, rule, regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code of any applicable jurisdiction or similar laws) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received and after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction); (d) subject to the last sentence of this definition, equity interests in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; (e) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower or any Affiliate thereof) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or similar laws; (f) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby; (g) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or similar laws; (h) “intent-to-use” trademark applications prior to the filing of a statement of use; (i) any amount on deposit from time to time in the Hillcrest Account; (j) solely to the extent required to be excluded from Collateral by the Relative Rights Agreement, (i) the Purchased Option Assets, (ii) any Landlord Exclusive Assets, (iii) any Authorizations, (iv) any Facility Provider Agreements, (v) any leasehold mortgage interest or any other claim in the Master Lease or (vi) any real or personal property (including equipment and fixtures) owned by the Landlord (as each such term used in this clause (j) is defined in the Relative Rights Agreement); (k) any equipment or other asset subject to Liens securing the ETMC Acquisition, Permitted Acquisitions, Sale and Leaseback Transactions, Securitization Transactions (solely with respect to Collateral of a type that would not constitute ABL Priority Collateral), capital lease obligations or other purchase money debt, in each case, to the extent such transaction is permitted under this Agreement, if the contract or other agreement providing for such debt or capital lease obligation prohibits or requires the consent of any third party as a condition to the creation of any other security interest on such equipment or asset (provided in the case of acquired assets, such prohibition was in existence at the time of such acquisition and not created in contemplation thereof) and, in each case, such prohibition or requirement is permitted under the Loan Documents; (l) all of the equity interests in and assets of Sherman/Grayson Health System, LLC, LHP Sherman/Grayson, LLC; and (m) any management agreement in respect of a Joint Venture that is directly or indirectly owned (in part) by LHP and any management agreement in respect of a Physician Group (other than, for the avoidance of doubt, any fees from such management agreement and other amounts payable to the manager); provided that, each Loan Party shall use commercially reasonable efforts to ensure that any management agreement in respect of a Joint Venture or Physician Group entered into after the Closing Date shall not have any restrictions on granting any liens on, or security interests in, the rights of such Loan Party in such management agreement. In addition, notwithstanding anything to the contrary contained in this Agreement or in any other Loan Documents, (1) no landlord, mortgagee or bailee waivers shall be required, (2) no notices shall be required to be sent to account debtors or other contractual third parties prior to the occurrence and during the continuance of any Event of Default, (3) no foreign-law governed Collateral Documents or perfection under foreign law shall be required, (4) the portion of any cash held by any ETMC Subsidiary that represents cash that would be required to be distributed by the ETMC JV for the benefit of unaffiliated third parties that are not Loan Parties pursuant to the ETMC JV Agreement shall not be considered Collateral, (5) no control agreements shall be required to be placed on any deposit or security accounts held by an ETMC Subsidiary (other than in respect of the Pledged ETMC Distribution Account) so long as such ETMC Subsidiary is subject to the terms of the ETMC JV Agreement (each, an “Excluded ETMC Account”), (6) the equity interests owned by any Loan Party in the ETMC JV shall not constitute Excluded Property and (7) no control agreements shall be required in connection with any “Excluded Deposit Account” (as defined in the ABL Credit Agreement).

“Excluded Subsidiary” means any (i) Captive Insurance Subsidiary (or any Subsidiary thereof), (ii) HMO Subsidiary (or any Subsidiary thereof), (iii) Domestic Subsidiary of any Foreign Subsidiary of the Borrower that is a CFC, (iv) FSHCO, (v) subject to the proviso in the definition of “Joint Venture”, Subsidiary that is prohibited by the constituent documents of such entity (to the extent such agreement was entered into in good faith and not with the purpose of avoiding the giving of a guarantee), applicable law, rule, regulation or contract (with respect to any such contract, only to the extent existing on the Closing Date or the date the applicable Person becomes a direct or indirect Subsidiary of the Borrower and so long as any such restriction in any contract is not entered into in contemplation of such Subsidiary becoming a Subsidiary) from guaranteeing the Term Loans or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee (unless such consent, approval, license or authorization has been received and upon such receipt, such Subsidiary shall be subject to Section 7.12), (vi) non-Wholly Owned Subsidiary, (vii) Subsidiary where the Borrower and the Administrative Agent reasonably agree that the cost or other consequence of providing a guarantee is excessive in relation to the value afforded thereby, (viii) an Unrestricted Subsidiary, (ix) each of the Subsidiaries identified as “Excluded” on Schedule 6.13, and (x) each Receivables Subsidiary. Notwithstanding the foregoing, after the Ventas Purchase Option Assignment, in no event shall any Tenant Subsidiary constitute an Excluded Subsidiary with respect to the Ventas Purchase Option Term Loans.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its overall net income, and franchise Taxes imposed on it (in lieu of net income Taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, (b) other than an assignee pursuant to a request by the Borrower under Section 11.16, any U.S. or non-U.S. federal withholding tax that is imposed on amounts payable to a Lender pursuant to any Laws in effect at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any applicable Loan Party with respect to such withholding pursuant to Section 3.01(a), (c) any withholding Tax that is attributable to such Person’s failure to comply with Section 3.01(e), (d) any Taxes in the nature of branch profits tax within the meaning of Section 884(a) of the Internal Revenue Code imposed by any jurisdiction described in clause (a), and (e) any U.S. federal withholding Tax imposed under FATCA.

“Exclusion Event” means an event or related events resulting in the exclusion of the Borrower or any of its Subsidiaries from participation in any Medical Reimbursement Program.

“Existing Credit Agreements” means (i) the ABL Credit Agreement, dated as of August 4, 2015, among Ardent Legacy Acquisitions, Inc., AHS Legacy Operations, LLC (F/K/A Ardent Mergeco, L.L.C.), the Subsidiary Borrowers party thereto, the guarantors party thereto, the Lenders party thereto and Bank of America, N.A. (as amended by Amendment No. 1, dated as of December 6, 2016, Amendment No. 2, dated as of October 16, 2017, and Amendment No. 3, dated as of March 1, 2018), (ii) the Term Loan Credit Agreement dated as of August 4, 2015, among Ardent Legacy Acquisitions, Inc., AHS

Legacy Operations, LLC (F/K/A Ardent Mergeco, L.L.C.), the guarantors party thereto, the Lenders party thereto and Barclays Bank PLC (as amended by that First Amendment, dated as of August 21, 2015, as amended by Amendment No. 2, dated as of December 6, 2016, as amended by Amendment No. 3, dated as of March 1, 2018), (iii) that certain credit agreement, dated as of March 13, 2017, by and among Ardent LHP Hospital Group, Inc., LHP, VTR Lonestar, LLC and the other parties thereto (as amended by Amendment No. 1, dated as of May 3, 2017) and (iv) the Term Loan Credit Agreement dated as of March 1, 2018, among Ardent Legacy Acquisitions, Inc., AHS Legacy Operations, LLC, the guarantors party thereto, the Lenders party thereto and Barclays Bank PLC.

“Existing Incremental Term Loan Maturity Date” has the meaning set forth in Section 2.17(a).

“Existing Term Loan Maturity Date” has the meaning set forth in Section 2.17(a).

“Extended Incremental Term Loan Maturity Date” has the meaning set forth in Section 2.17(b).

“Extended Term Loan Maturity Date” has the meaning set forth in Section 2.17(b).

“Extending Term Lenders” has the meaning set forth in Section 2.17(b).

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by the Borrower or any Subsidiary.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement, or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Internal Revenue Code (or any amended or successor version described above), and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“Fee Letter” means that certain fee letter dated June 27, 2018 among Parent, the Borrower, Barclays Bank PLC, Jefferies Finance LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“FIRREA” means the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Fixed Charge Coverage Ratio” means as of any date of determination, with respect to the Borrower and its Restricted Subsidiaries, the ratio of (x) the aggregate amount of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been delivered pursuant to Section 7.01(a) or (b) to (y) Fixed Charges for such four fiscal quarters

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period;

(2) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(3) all dividends paid, in cash, Cash Equivalents or Indebtedness during such period on any series of Disqualified Capital Stock of such Person or on Preferred Stock of its Non-Guarantor Restricted Subsidiaries payable to a party other than the Borrower or a Restricted Subsidiary on a consolidated basis and in accordance with GAAP.

(4) if since the beginning of such period any Person (that subsequently became a Subsidiary (excluding all Unrestricted Subsidiaries) or was merged or consolidated with or into the Borrower or any Subsidiary (excluding all Unrestricted Subsidiaries) since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets or property that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Borrower or a Subsidiary (excluding all Unrestricted Subsidiaries) during such period, Consolidated EBITDA and Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Borrower to reflect, without duplication, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, disposition, merger or consolidation, in each case calculated in accordance with and permitted by the definition of “Consolidated EBITDA.” If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Borrower, the interest rate shall be calculated by applying such optional rate chosen by the Borrower.

“Flood Insurance Laws” means collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means any Domestic Subsidiary that owns no material assets other than the equity interests of one or more Foreign Subsidiaries of the Borrower that is a CFC.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (excluding, for the avoidance of doubt, in all cases any undrawn amounts under the ABL Facility or any other revolving credit facilities);

(b) all purchase money Indebtedness;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by the Borrower or any Restricted Subsidiary (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) all obligations arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, but excluding all obligations arising under letters of credit;

(e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business and purchase price adjustments), including without limitation, any Earn-Out Obligations;

(f) all Attributable Indebtedness with respect to Capital Leases, Synthetic Leases and Sale Leaseback Transactions;

(g) all Attributable Indebtedness with respect to Securitization Transactions;

(h) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date for Term Loans or, if any Incremental Term Loans shall be outstanding, the maturity date for such Incremental Term Loans (“Redeemable Stock”); provided that Redeemable Stock shall not include any preferred stock or other equity interest subject to mandatory redemption if (i) such mandatory redemption may be satisfied by delivering common stock or some other equity interest not subject to mandatory redemption or (ii) such mandatory redemption is triggered solely by reason of a “change of control” and is not required to be paid until after the Obligations are paid in full;

(i) all Funded Indebtedness of others to the extent secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by the Borrower or any Restricted Subsidiary, whether or not the obligations secured thereby have been assumed (other than any rights of LeaseCo under the Relative Rights Agreement);

(j) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (i) above of another Person; and

(k) all Indebtedness of the types referred to in clauses (a) through (j) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, (x) the amount of any direct obligation arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, but excluding all obligations arising under letters of credit, shall be the maximum amount available to be drawn thereunder and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Reimbursement Program Cost” means with respect to and payable by the Borrower and its Restricted Subsidiaries the sum of:

(i) all amounts (including punitive and other similar amounts) agreed to be paid or payable (A) in settlement of claims or (B) as a result of a final, non-appealable judgment, award or similar order, in each case, relating to participation in Medical Reimbursement Programs;

(ii) all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Medical Reimbursement Programs; and

(iii) the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation, review or other legal or administrative proceeding of any kind relating to participation in Medical Reimbursement Programs.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment or performance of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary payment obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means Parent and each Material Domestic Subsidiary of the Borrower identified on the signature pages hereto as a “Guarantor” and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns; provided that no Excluded Subsidiary (including the ETMC JV) shall be required to be a Guarantor.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HHS” means the United States Department of Health and Human Services and any successor thereof.

“Hillcrest Account” means that certain Deposit Account with the Bank of Oklahoma in the name of AHS Hillcrest Medical Center, LLC, and having the account number 209932452, into which funds in an initial amount approximately equal to $25,000,000 have been deposited and from which funds will be paid or payable to the Underlying Claim Holder (as defined in the Ardent Acquisition Agreement as in effect on the date hereof) (including any fines, penalties, assessments, fees, expenses, costs, judgments, awards and interest and any amount paid with respect to any settlement of a Proceeding (as defined in the Ardent Acquisition Agreement as in effect on the date hereof)) with respect to the Underlying Claim (as defined in the Ardent Acquisition Agreement as in effect on the date hereof).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act amendments to the American Recovery and Reinvestment Act of 2009, and as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“HIPAA Standards” has the meaning specified in Section 7.08.

“HMO” means any health maintenance organization, managed care organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable federal or state law (including, without limitation, HMO Regulations).

“HMO Business” means the business of owning and operating an HMO or other similar regulated entity or business.

“HMO Event” means any material non-compliance by the Borrower or any of its Subsidiaries with any of the terms and provisions of the HMO Regulations pertaining to its fiscal soundness, solvency or financial condition; or the assertion in writing, after the date hereof, by an HMO Regulator that it intends to take administrative action against the Borrower or any of its Subsidiaries to revoke or modify any license, charter or permit or to enforce the fiscal soundness, solvency or financial provisions or requirements of the HMO Regulations against the Borrower or any of its Subsidiaries.

“HMO Regulations” means all laws, regulations, directives and administrative orders applicable under federal or state law to any HMO Subsidiary (and any regulations, orders and directives promulgated or issued pursuant to any of the foregoing) and all applicable sections of Subchapter XI of Title 42 of the United States Code (and any regulations, orders and directives promulgated or issued pursuant thereto, including, without limitation, Part 417 of Chapter IV of Title 42 of the Code of Federal Regulations).

“HMO Regulator” means any Person charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily or jointly.

“HMO Subsidiary” means each of the Subsidiaries of the Borrower identified as an HMO Subsidiary on Schedule 6.13, and any other existing or future Subsidiary of the Borrower that is capitalized or licensed as an HMO, conducting HMO Business or providing managed care services.

“Hospital” means a hospital, outpatient clinic, outpatient surgical center, long-term care facility, diagnostic facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

“Incremental Amendment” has the meaning specified in Section 2.14(d).

“Incremental Term Loan Extension Effective Date” has the meaning set forth in Section 2.17(b).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness and all obligations arising under letters of credit (including standby and commercial);

(b) net obligations under any Swap Contract;

(c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Restricted Subsidiary.

For purposes hereof (x) the amount of any direct obligations arising under letters of credit (including standby and commercial) shall be the maximum amount available to be drawn thereunder, (y) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (z) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee; provided that, notwithstanding the foregoing, Indebtedness shall be deemed not to include any Physician Support Obligations or any obligations arising under the Master Lease (and, for the avoidance of doubt, any Physician Support Obligations and obligations arising under the Master Lease shall be exempt from Section 8.03).

“Indemnified Liabilities” has the meaning set forth in Section 11.05.

“Indemnified Taxes” means any Taxes other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning set forth in Section 11.05.

“Indenture Trustee” means U.S. Bank National Association, as trustee under the 2026 Notes Indenture.

“Insurer” means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with a Loan Party to compensate such Loan Party for providing services to a Patient.

“Intercompany Note” means a promissory note substantially in the form of Exhibit K, or such other promissory note that shall be reasonably satisfactory to the Administrative Agent; it being understood that (x) the Required Payment Intercompany Note and (y) the intercompany notes evidencing (i) the Working Capital Intercompany Loans and (ii) the intercompany loan permitted under Section 8.02(ee)(iii) constitute “Intercompany Notes.”

“Intercompany Security Documents” means each security agreement, pledge agreement, mortgage, deed of trust or other security document reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent, in each case executed by an HMO Subsidiary or a Non-Guarantor Restricted Subsidiary in favor of any Loan Party in accordance with the terms hereof, with such modifications thereto as are necessary to be in compliance with applicable state law (any such modifications to be reasonably acceptable to the Administrative Agent).

“Intercreditor Agreement” means (i) if the ABL Credit Agreement in effect is the ABL Credit Agreement described in clause (i) of the definition thereof, the Intercreditor Agreement to be dated the Closing Date among the Administrative Agent, the ABL Administrative Agent and the other parties from time to time party thereto substantially the form attached hereto as Exhibit P and (ii) in all other cases, any Refinancing Intercreditor Agreement.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last Business Day (subject to Section 2.12(b)) of each Interest Period applicable to such Loan and the Maturity Date for such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date with respect to such Base Rate Loan.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six or, if available to, and upon the consent of, all applicable Lenders, such other period that is twelve months or less, as selected by the Borrower in its Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date with respect to such Eurodollar Rate Loan.

“Interest Rate Agreement” means, with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:

(a)	the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan,

each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition; provided that, notwithstanding anything to the contrary set forth herein or in any other Loan Document, the LHP Cash Management Transfer System shall not constitute Investments. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any Restricted Subsidiary which gives rise to the receipt by the Borrower or any Restricted Subsidiary of insurance proceeds or condemnation awards to replace or repair such Property.

“IP Rights” has the meaning set forth in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“Joint Book Runners” means Barclays Bank PLC, Jefferies Finance LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacities as joint book runners under any of the Loan Documents.

“Joint Venture” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which less than a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person and (b) which is not otherwise a Subsidiary of such Person; provided, however, that Parent and the other Loan Parties shall cause each of their respective Subsidiaries and Affiliates to use commercially reasonable efforts to ensure that any Joint Venture Agreements entered into after the Closing Date shall not have any restrictions on granting any liens on, or security interests in, the Capital Stock held directly or indirectly by a Loan Party in such Joint Venture. Unless otherwise specified, all references herein to a “Joint Venture” or to “Joint Ventures” shall refer to a Joint Venture or Joint Ventures of the Borrower.

“Joint Venture Agreements” means the Organization Documents of any Joint Venture existing from time to time.

“JV Clinical Management Agreement” means that certain UTHSCT Clinical Operations Management Agreement, dated as of February 26, between ETMC JV and UT Tyler.

“JV Management Agreement” means that certain Company Management Agreement, dated as of February 26, between ETMC JV and AHS East Texas.

“JV Sub-Management Agreement” means that certain Company Management Agreement, dated as of February 26, between ETMC JV and AHS Management Company, Inc.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCT Election” has the meaning specified in Section 1.08.

“LCT Test Date” has the meaning specified in Section 1.08.

“LeaseCo” means collectively, the entities listed on the Schedule of Landlords attached to the Relative Rights Agreement, each a wholly-owned affiliate of Ventas, and their successors, replacements and permitted assigns in such capacity.

“Lender” means (a) each of the Persons identified as a “Lender” on the signature pages hereto and their successors and permitted assigns and (b) other Term Loan Lenders,

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“LHP” means LHP Hospital Group, Inc.

“LHP/ETMC ABL Facility Silo” means the ETMC Credit Facility (as defined in the ABL Credit Agreement).

“LHP Cash Management Transfer System” means the ordinary course transfer of funds among LHP, its Subsidiaries and Joint Ventures, in each case consistent with past practices.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition of an Acquired Entity or Business the consummation of which is not conditioned on the availability of financing.

“Loan Documents” means this Agreement, each Term Note, the Collateral Documents, the Intercreditor Agreement, the Relative Rights Agreement, each Loan Notice, each Excess Cash Certificate, the Fee Letter and each other document, instrument or agreement from time to time executed by the Parent, the Borrower or any other Loan Party and delivered in connection with this Agreement (including, without limitation, in connection with the Ventas Purchase Option Term Loans).

“Loan Notice” means a notice of (a) a Borrowing of a Term Loan, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit D or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loans” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan or Incremental Term Loan, as applicable. For the avoidance of doubt, after the consummation of the Ventas Purchase Option and the transactions contemplated by Section 2.18, any reference to “Loans” shall be deemed to refer to Ventas Purchase Option Term Loans and/or Non-Ventas Purchase Option Term Loans, as applicable.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Lease” means that certain Master Lease Agreement, dated as of August 4, 2015, among LeaseCo and certain of Affiliates of the Borrower, regarding the lease of LeaseCo’s Real Property to the Borrower and its Subsidiaries.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower and the Guarantors taken as a whole to perform their obligations under the Loan Documents; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document to which it is a party or (d) a material impairment of the rights of or benefits or remedies available to the Lenders or the Administrative Agent taken as a whole under any Loan Document.

“Material Domestic Subsidiary” means any Wholly Owned Domestic Subsidiary of the Borrower that is a Restricted Subsidiary and (a) as of the end of any fiscal quarter period, has total assets with a book value averaging greater than 2.5% of the total assets of the Borrower and its Restricted Subsidiaries taken as a whole or (b) has revenues for the most recent twelve-month period greater than 2.5% of the total revenues for the most recent twelve-month period in the aggregate of the Borrower and its Restricted Subsidiaries taken as a whole; provided that if, at any time and from time to time after the Closing Date, Wholly Owned Domestic Subsidiaries that are Restricted Subsidiaries but are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b), together with the other Domestic Subsidiaries that are Restricted Subsidiaries but are not Guarantors (including (x) all Captive Insurance Subsidiaries (and any Subsidiaries thereof) and the HMO Subsidiaries (and any Subsidiaries thereof), but excluding (y) all non-Wholly Owned Subsidiaries and Joint Ventures) have in the aggregate total assets with a book value averaging greater than 5% of the total assets of the Borrower and its Restricted Subsidiaries taken as a whole or have in the aggregate revenues for the most recent twelve-month period greater than 5% of the total revenues for the most recent twelve-month period of the Borrower and its Restricted Subsidiaries taken as a whole, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Wholly Owned Domestic Subsidiaries that are Restricted Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 7.12 applicable to such Subsidiary (other than Excluded Subsidiaries).

“Maturity and Weighted Average Life to Maturity Limitations” has the meaning set forth in Section 2.14(b).

“Maturity Date” means the date that is the seven year anniversary of the Closing Date, or, if such day is not a Business Day, the immediately succeeding Business Day.

“Medicaid” means that means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Regulations” means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

“Medical Reimbursement Programs” means a collective reference to the Medicare, Medicaid, TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government and any other non-government funded third party payor programs.

“Medical Services” means medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by a Loan Party which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by a Loan Party to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

“Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Medicare Provider Agreement” means an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, CMS, the OIG, HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

“MFN Provisions” has the meaning set forth in Section 2.14(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Instrument” means the fully executed and notarized mortgages, deeds of trust or deeds to secure debt executed by a Loan Party in favor of the Administrative Agent, as the same may be amended, modified, restated or supplemented from time to time.

“Mortgaged Property” means each owned Real Property of the Loan Parties which shall be required to be encumbered by a Mortgage Instrument delivered after the Closing Date pursuant to Section 7.14.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NAIC” means the National Association of Insurance Commissioners, a national organization of insurance regulators.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Borrower or any Restricted Subsidiary in respect of any Disposition (including the sale of the Capital Stock in any Joint Venture), Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or Involuntary Disposition by the Borrower or any Restricted Subsidiary thereof, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any Disposition, Debt Issuance or Involuntary Disposition; provided, however, that if in connection with a Disposition or Involuntary Disposition the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intention to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries (including assets acquired in a Permitted Acquisition), such proceeds shall not constitute Net Cash Proceeds if (x) within one (1) year of receipt thereof such proceeds are so reinvested and (y) no Event of Default shall have occurred and shall be continuing at the time of such certificate or at the time such proceeds are contractually committed to be used; provided further that if prior to the end of such one (1) year period, such proceeds have not been reinvested but have been contractually committed to be so reinvested, such proceeds shall not constitute Net Cash Proceeds except to the extent not actually reinvested within an additional 180-day period following such one (1) year period, at which time such proceeds shall be deemed to be Net Cash Proceeds.

“Non-Debt Fund Affiliate” shall mean an Affiliate of the Borrower that is not a Debt Fund Affiliate or a Purchasing Borrower Party.

“Non-Extending Term Lenders” has the meaning set forth in Section 2.17(b).

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary of the Borrower (other than an HMO Subsidiary) which is not a Loan Party.

“Non-Ventas Purchase Option Term Loans” means the Term Loans outstanding after giving effect to the Ventas Purchase Option Assignment that are not Ventas Purchase Option Term Loans.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Borrower nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-Tenant Joinder Agreement” means a joinder agreement substantially in the form of Exhibit J-1 executed and delivered by a Domestic Restricted Subsidiary (other than a Tenant Subsidiary) in accordance with the provisions of Section 7.12.

“Non-Tenant Subsidiary Pledge Agreement” means the Pledge Agreement in the form of Exhibit B-1 dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties (other than the Tenant Subsidiaries), as amended, modified, restated or supplemented from time to time.

“Non-Tenant Subsidiary Security Agreement” means the Security Agreement substantially in the form of Exhibit C-1 dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties (other than any Tenant Subsidiaries), as amended, modified, restated or supplemented from time to time.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OID” has the meaning assigned in Section 2.14(b).

“OIG” means the Office of Inspector General of HHS and any successor thereof.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Parent” has the meaning provided in the introductory paragraph hereto.

“Participant” has the meaning assigned in Section 11.07(d).

“Patient” means any Person receiving Medical Services from a Loan Party and all Persons legally liable to pay a Loan Party for such Medical Services other than Insurers.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means, subject to Section 1.08, an Acquisition of at least a majority of the Voting Stock and the Capital Stock of a Person that becomes a Restricted Subsidiary or an Acquisition of a substantial portion of the Property of a Person by a Borrower or a Restricted Subsidiary; provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a substantially similar line of business (or complementary, supplemental or ancillary thereto) as the Loan Parties and their Subsidiaries, (ii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iii) immediately prior to and after giving effect to any such Acquisition, no Event of Default shall have occurred and be continuing, (iv) if the aggregate consideration for such Acquisition (including Earn-Out Obligations exceeding $10,000,000 in the aggregate, cash and non-cash consideration, any deferred capital expenditures and any assumption of liabilities, but excluding (A) any Equity Issuance made to the applicable seller as part of the purchase price, (B) any portion of the purchase price funded, directly or indirectly, with the proceeds of any Equity Issuance and (C) any purchase price and/or working capital adjustments) exceeds $10,000,000 in the aggregate, such Person’s operations, assets and property shall not be subject (directly or indirectly) to the ETMC JV Agreement and (v) the acquired Person and its Subsidiaries and/or the entity that acquires such Property, as applicable, shall become Guarantors and pledge Collateral to the extent required pursuant to Section 7.12 and Section 7.14; provided further that the aggregate amount of Permitted Acquisitions of Non-Guarantor Restricted Subsidiaries and of entities that become ETMC Subsidiaries and Permitted Acquisitions by Non-Guarantor Restricted Subsidiaries or ETMC Subsidiaries, when taken together with the aggregate amount of Investments pursuant to Section 8.02(i) shall not exceed the greater of (x) $80,000,000 and (y) 25% of Consolidated EBITDA.

“Permitted Investments” means, at any time, Investments by the Borrower and its Restricted Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.

“Permitted IRB Transaction” means any transaction in which (x) a Governmental Authority issues industrial revenue bonds or other similar tax-exempt securities (the “Applicable Securities”) in connection with the financing of assets (the “Applicable Assets”) that would not otherwise qualify as Collateral (including any issuances in connection with financing the business acquired pursuant to the Topeka Acquisition) and (y) the Borrower or a Restricted Subsidiary purchases in cash (the “Applicable Cash”) such Applicable Securities; provided that (a) no Person other than the Borrower or a Restricted Subsidiary may hold such Applicable Securities or be entitled to exercise any rights or remedies with respect thereto, (b) no assets other than the Applicable Assets or the Applicable Cash may secure such Applicable Securities and (c) neither the Borrower nor any Restricted Subsidiary may be an obligor with respect to such Applicable Securities.

“Permitted Liens” means, at any time, Liens in respect of Property of the Borrower and its Restricted Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Merger” has the meaning set forth in Section 8.04.

“Permitted Sale Leaseback” shall mean any Sale and Leaseback Transaction consummated by the Borrower or any Restricted Subsidiary after the Closing Date; provided that (a) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (b) after giving pro forma effect thereto, the Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis) does not exceed 3.00:1.00, (c) no less than 75% of the aggregate consideration received in such Sale and Leaseback Transaction shall be in cash and Cash Equivalents, (d) the Borrower or the applicable Restricted Subsidiary shall receive at least fair market value (as determined by the Borrower in good faith) for any property disposed of in such Sale and Leaseback Transaction and (e) the Net Cash Proceeds thereof shall be applied in accordance with Section 2.05(b)(ii).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Physician Groups” means MPV New Jersey MD Services, P.C., and any other similar professional corporation, limited liability company, partnership or other entity that provides or arranges medical services in a state that only permits the equity interests of such entity to be held by one or more licensed physicians or licensed professionals or professional entities.

“Physician Support Obligation” means:

(1) a loan to or on behalf of, or a Guarantee of Indebtedness of or income of, (x) a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Borrower or any Restricted Subsidiary or (y) any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x), in either case made or given by the Borrower or any Restricted Subsidiary

(a) in the ordinary course of its business; and

(b) pursuant to a written agreement having a period not to exceed five years; or

(2) Guarantees by the Borrower or any Restricted Subsidiary of leases and loans to acquire property (real or personal) for or on behalf of a physician, healthcare professional or any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x) above providing service to patients in the service area of a Hospital operated by the Borrower or any Restricted Subsidiary.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 7.02.

“Pledge Agreements” means the Tenant Subsidiary Pledge Agreement and the Non-Tenant Subsidiary Pledge Agreement.

“Pledged ETMC Distribution Account” has the meaning specified in Section 8.16.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Prepayment Notice” means a notice by the Borrower to prepay Loans, which shall be substantially in the form of Exhibit E (or such other form as the Administrative Agent may approve).

“Privacy Standards” has the meaning specified in Section 7.08.

“Pro Forma Basis” means, for all purposes hereof, that any Disposition, Involuntary Disposition or Acquisition, any Approved Hospital Swap and the incurrence of any Loan or any Subordinated Indebtedness shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period in respect of which financial statements have been delivered (or are already required to have been delivered) hereunder preceding the date of such transaction or incurrence. In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition, (i) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the

Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. Furthermore, pro forma calculations of Consolidated EBITDA shall not give effect to anticipated cost savings, synergies, operating expense reductions and/or increases to Consolidated EBITDA for the applicable period, except in cases where factually supportable and identifiable pro forma cost savings and/or increases to Consolidated EBITDA for the applicable period with respect to an Acquisition (in each case reasonably expected to occur within 24 months of the respective date of such Acquisition) that are attributable to such Acquisition are demonstrated in writing by the Borrower (with supporting calculations) to the Administrative Agent at the time of the relevant Acquisition; provided, further, that the add backs for cost savings and/or increases to Consolidated EBITDA for any applicable period for all Acquisitions (other than the ETMC Acquisition and the Topeka Acquisition) shall not, without the written consent of the Required Lenders, exceed twenty-five percent (25%) of Consolidated EBITDA prior to giving effect to such Acquisition for the applicable period.

“Pro Rata Share” means, with respect to such Lender’s outstanding Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Term Loans outstanding at such time. The Pro Rata Share of each Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 2.01.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Equity Offering” means an underwritten public offering of common stock of and by the Parent (or any parent thereof) or the Borrower pursuant to a registration statement filed with the SEC in accordance with the Securities Act, which yields not less than $50,000,000 in Net Cash Proceeds to the Parent (or any parent thereof) or the Borrower, as applicable.

“Public Lender” has the meaning set forth in Section 7.02.

“Purchasing Borrower Party” shall mean the Borrower or any Subsidiary of the Borrower that becomes an Eligible Assignee or Participant pursuant to Section 11.07(i).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or occupied by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Subsidiary” means any special purpose Wholly Owned Subsidiary of the Borrower (i) that acquires accounts receivable generated by the Borrower or any of its Subsidiaries, (ii) that engages in no operations or activities other than those related to a Securitization Transaction and (iii) except pursuant to Standard Securitization Undertakings, (x) no portion of the obligations (contingent or otherwise) of which is recourse to or obligates the Borrower or any of its Restricted Subsidiaries in any way, and (y) with which neither the Borrower nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding other than on terms no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower.

“Redeemable Stock” has the meaning specified in the definition of “Funded Indebtedness.”

“Refinancing Amendment” has the meaning assigned to such term in Section 2.16(c).

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.16(a).

“Refinancing Intercreditor Agreement” shall mean an intercreditor agreement among, inter alia, the Administrative Agent and one or more representatives for holders of the ABL Facility, in form and substance reasonably acceptable to the Administrative Agent, as such intercreditor agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. The Refinancing Intercreditor Agreement shall be substantially consistent with the Intercreditor Agreement (but which may give effect to modifications determined by the Administrative Agent to be reasonably consistent with then current market practices and customs) and otherwise reasonably satisfactory to the Administrative Agent and the Borrower.

“Refinancing Term Loans” has the meaning assigned to such term in Section 2.16(a).

“Register” has the meaning set forth in Section 11.07(c).

“Relative Rights Agreement” means that certain relative rights agreement substantially in the form of Exhibit R hereto, dated as of the Closing Date, among, inter alia, the Administrative Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Indenture Trustee and LeaseCo, setting out the relative rights and privileges of the Administrative Agent, the ABL Administrative Agent, the Indenture Trustee and LeaseCo with respect to certain rights and remedies in respect of the permitted Creditor Obligations (as defined therein) and the Lease Obligations (as defined therein).

“Replacement Lender” has the meaning specified in Section 11.16.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Repricing Event” means (i) any prepayment or repayment of the Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement Indebtedness the primary purpose of which is to reduce the all-in-yield applicable to the Term Loans and (ii) any amendment to this Agreement the primary purpose of which is to reduce the all-in-yield applicable to the Term Loans (other than any prepayment, repayment or amendment of this Agreement in connection with any transaction that would, if consummated, constitute a Change of Control or initial Public Equity Offering).

“Required Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of the outstanding Term Loans and participations therein as such aggregate outstanding Term Loans may be increased pursuant to Incremental Term Loans. The outstanding Term Loans held or deemed held by, any Defaulting Lender and the outstanding Term Loans held or deemed held by any Non-Debt Fund Affiliate shall be excluded for purposes of making a determination of Required Lenders.

“Required Payment Intercompany Note” means that certain amended and restated promissory note, dated as of June 28, 2018, made by AHS East Texas in favor of AHS Legacy Operations, LLC in an initial aggregate principal amount equal to $205,000,000, as amended, restated, supplemented or modified from time to time.

“Responsible Officer” means the chief executive officer, president, chief financial officer controller, senior vice president, vice president or treasurer of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Parent, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary. The ETMC JV shall be considered a Restricted Subsidiary for all purposes of this Agreement and the other Loan Documents.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Restricted Subsidiary, any arrangement, directly or indirectly, with any person whereby the Borrower or such Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SAP” means, with respect to each HMO Subsidiary, the statutory accounting principles and procedures prescribed or permitted by applicable HMO Regulations for such HMO Subsidiary, applied on a consistent basis.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to a Receivables Subsidiary or any other Person, or grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with sales, factoring or securitization transactions involving accounts receivable; provided that no portion of the obligations (contingent or otherwise) is recourse to or obligates the Borrower or any of its Restricted Subsidiaries in any way other than pursuant to the Standard Securitization Undertakings.

“Security Agreements” means, collectively, the Tenant Subsidiary Security Agreement and the Non-Tenant Subsidiary Security Agreement.

“Security Standards” has the meaning specified in Section 7.08.

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Indebtedness that is secured by a Lien on any property or assets of the Borrower or any of its Restricted Subsidiaries as of such date minus (ii) unrestricted cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries on such date (provided that any cash or Cash Equivalents in (x) the LHP Cash Management Transfer System or (y) that is held by an ETMC Subsidiary that are not in the Pledged ETMC Distribution Account or, in each case, a Controlled Account shall be deemed to be restricted cash) to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the U.S. Securities and Exchange Commission, as in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, or that constitutes a reasonable extension or expansion thereof.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value measured on a going concern basis of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value measured on a going concern basis of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.08).

“Specified Representations” means those representations and warranties made by the Loan Parties in Sections 6.01, 6.02, 6.03, 6.04, 6.06(a), 6.14, 6.18, 6.19(i) and 6.25.

“Specified SPV” means any bankruptcy remote single purpose vehicle which holds as its sole asset 100% of the equity interests and other Investments in the owners of equity interests in Joint Ventures.

“Sponsor” means EGI-AM Investments, L.L.C. and any Affiliate thereof.

“Sponsor Fees” means the fees payable by the Parent or any of the Restricted Subsidiaries of the Parent to the Sponsor or any Affiliate of the Sponsor pursuant to a management or services agreement approved by the board of directors of the Parent or any Restricted Subsidiary of the Parent, in each case, to the extent such fees are for services provided to Parent and its Restricted Subsidiaries.

“Sponsor Group” means the collective reference to (i) the Sponsors and (ii) any other Person that directly or indirectly, is in control of, is controlled by, or is under common control with, the Sponsor (other than portfolio companies). For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Standard Securitization Undertakings” means all representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which are customary in securitization transactions involving accounts receivable.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any unsecured Indebtedness of the Borrower or any Restricted Subsidiary which by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents; provided that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to such issuance, (ii) the definitive documentation (including without limitation the subordination provisions) for such Subordinated Indebtedness shall be not more restrictive, taken as a whole, than this Agreement, (iii) such Subordinated Indebtedness shall mature after the date that is ninety (90) days after the Maturity Date applicable to Term Loans (or if any Incremental Term Loans shall be outstanding as of the date of issuance of such Subordinated Indebtedness, the maturity date applicable to such Incremental Term Loans), (iv) such Subordinated Indebtedness shall contain no interim amortization or prepayment events (other than customary change of control or asset sale events) and (v) such Subordinated Indebtedness shall contain no financial maintenance covenants. For the avoidance of doubt, Subordinated Indebtedness shall not include any intercompany Indebtedness among the Loan Parties.

“Subordinated Indebtedness Documents” means all agreements, documents and instruments evidencing or governing any Subordinated Indebtedness, as such Subordinated Indebtedness Documents may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof.

“Subsequent Transaction” has the meaning specified in Section 1.08.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, however, that the Physician Groups are not owned or controlled by the Loan Parties and shall not be deemed Subsidiaries or Restricted Subsidiaries of the Loan Parties for any purpose under the Loan Documents (although the Physician Groups are not Subsidiaries of the Loan Parties, if the Loan Parties manage the non-clinical aspects of a Physician Group, the terms and conditions of Articles III, VII, VIII and IX hereof will apply as if the Physicians Groups were Non-Guarantor Restricted Subsidiaries), except that such entities may be included in any Loan Party’s or Parent’s consolidated financial statements. Unless the context requires otherwise, a “Subsidiary” shall be deemed to be a Subsidiary of the Borrower. The ETMC JV shall be considered a Subsidiary for all purposes of this Agreement and the other Loan Documents.

“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, and all liabilities with respect thereto (including any interest, fines, additions to tax or penalties).

“Tenant Joinder Agreement” means a joinder agreement substantially in the form of Exhibit J-2 executed and delivered by a Domestic Restricted Subsidiary that is a Tenant Subsidiary in accordance with the provisions of Section 7.12.

“Tenant Subsidiaries” means, collectively, those Subsidiaries of Parent that are “Tenants” as defined in the Master Lease as in effect on the Closing Date and any other Subsidiaries of Parent that become Tenants under the Master Lease and the Subsidiaries of such “Tenants”. For the avoidance of doubt, no Loan Party (whether existing on the Closing Date or formed or acquired after the Closing Date) may be subsequently designated as a Tenant Subsidiary hereunder.

“Tenant Subsidiary Pledge Agreement” means the Pledge Agreement in the form of Exhibit B-2 dated as of the Closing Date executed in favor of the Administrative Agent by each of the Tenant Subsidiaries that is a Loan Party and each Loan Party that is the direct parent of a Tenant Subsidiary, as amended, modified, restated or supplemented from time to time.

“Tenant Subsidiary Security Agreement” means the Security Agreement substantially in the form of Exhibit C-2 dated as of the Closing Date executed in favor of the Administrative Agent by each of the Tenant Subsidiaries that is a Loan Party, as amended, modified, restated or supplemented from time to time.

“Term Loans” has the meaning specified in Section 2.01. For the avoidance of doubt, after the consummation of the Ventas Purchase Option and the transactions contemplated by Section 2.18, any reference to “Term Loans” shall be deemed to refer to Ventas Purchase Option Term Loans and/or Non-Ventas Purchase Option Term Loans, as applicable.

“Term Loan Commitments” means, as to each Person, the obligation of such Person to have made a term loan to the Borrower pursuant to Section 2.01 in the principal amount set forth opposite such Person’s name on Schedule 2.01 under the heading “Term Loan Commitment.”

“Term Loan Extension Effective Date” has the meaning set forth in Section 2.17(b).

“Term Loan Lender” means any Lender that had a Term Loan Commitment or any Lender that has purchased a Term Loan pursuant to one or more Assignment and Assumptions in accordance with the terms hereof.

“Term Note” has the meaning specified in Section 2.11.

“Threshold Amount” means $45,000,000.

“Topeka Acquisition” means the acquisition by Topeka Health System, LLC of substantially all of the assets used in the operation of (i) St. Francis Health Center, Inc., (ii) St. Francis Physician Clinics, (iii) St. Francis Accountable Health Network, Inc., and (iv) an operating division of Med-Care of Kansas, Inc., doing business as Integrated Nuclear Enterprises.

“Transaction” means, collectively, (a) the entry into and performance of the Relative Rights Agreement, (b) the entry into and funding under this Agreement, the ABL Credit Agreement and the 2026 Notes Indenture, (c) the repayment of the existing indebtedness of the Borrower and its Subsidiaries and (d) the payment of related fees and expenses.

“TRICARE” means the United States Department of Defense health care program for service families including, but not limited to, TRICARE Prime, TRICARE Extra and TRICARE Standard, and any successor to or predecessor thereof (including, without limitation, CHAMPUS).

“Triggering Event” has the meaning ascribed to such term in the Relative Rights Agreement as in effect on the Closing Date.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower identified as an Unrestricted Subsidiary on Schedule 6.13, (2) any other Subsidiary of the Borrower, whether now owned or acquired or created after the Closing Date, that is designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the ETMC JV may not be designated as an Unrestricted Subsidiary, provided further that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Fixed Charge Coverage Ratio shall not be less than 2.00:1.00, (c) such Subsidiary or any of its Subsidiaries has not Guaranteed any Capital Stock or Indebtedness of or have any Investment in, the Borrower or any Restricted Subsidiary and does not hold any Liens on any property or assets of the Borrower or any Restricted Subsidiary, (d) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will for so long as it is an Unrestricted Subsidiary, consist of Non-Recourse Debt, (e) the aggregate fair market value of all outstanding Investments of the Borrower and its Restricted Subsidiaries in such Subsidiary complies with Section 8.02 and Section 8.06, (f) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, (g) except as permitted by Section 8.08, on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary with terms substantially less favorable to the Borrower or such Restricted Subsidiary, when taken as a whole, than those that would have been obtained from Persons who are not Affiliates of the Borrower and (h) the Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (g) and (3) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate or redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that other than with respect to any Tenant Subsidiary after the Ventas Purchase Option Assignment (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such designation, the Fixed Charge Coverage Ratio shall not be less than 2.00:1.00 and (iii) the Borrower shall have delivered to the Administrative Agents an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirement of preceding clauses (i) and (ii); provided, further, that other than with respect to any Tenant Subsidiary after the Ventas Purchase Option Assignment no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary; provided further, that after a Ventas Purchase Option Assignment, no Tenant Subsidiary shall be designated as an Unrestricted Subsidiary for purposes of the separate loan documentation documenting the Ventas Purchase Option Term Loans pursuant to Section 2.18(b)(3). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

“UT Tyler” means The University of Texas Health Science Center at Tyler.

“UT Tyler Properties” means those properties of UT Tyler subject to the ETMC JV Agreement.

“Ventas” means Ventas, Inc., a Delaware corporation.

“Ventas Asset Purchase Gross Proceeds Amount” has the meaning ascribed to such term in Section 2.05(b)(iv).

“Ventas Asset Purchase” means the consummation of the transactions contemplated by Section 2.3 of the Relative Rights Agreement (as in effect on the Closing Date), including the exercise and consummation of the “Landlord Asset Purchase Option” (as defined in the Relative Rights Agreement as in effect on the Closing Date).

“Ventas Assignees” shall have the meaning ascribed to such term in Section 2.18(a).

“Ventas Purchase Option” means the consummation of the transactions contemplated by Section 2.6 of the Relative Rights Agreement (as in effect on the Closing Date).

“Ventas Purchase Option ABL Amount” has the meaning ascribed to such term in Section 2.18(a).

“Ventas Purchase Option ABL Loans” has the meaning ascribed to such term in Section 8.03(p).

“Ventas Purchase Option Amendment” has the meaning ascribed to such term in Section 2.18(c).

“Ventas Purchase Option Assignment” has the meaning ascribed to such term in Section 2.18(a).

“Ventas Purchase Option Gross Proceeds Amount” has the meaning ascribed to such term in Section 2.18(a).

“Ventas Purchase Option Term Loan Agent” means an institution appointed by the Ventas Assignee to act as administrative agent and collateral agent with respect to the Ventas Purchase Option Term Loans.

“Ventas Purchase Option Term Loan Amount” has the meaning ascribed to such term in Section 2.18(a).

“Ventas Purchase Option Term Loans” has the meaning ascribed to such term in Section 2.18(a).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency; provided, however, that Voting Stock shall not include any preferred class of Capital Stock of any Person solely by reason of the right of such class to elect one or more members of the board of directors (or similar governing body) of such Person, unless such class is generally entitled to vote on any matter submitted to the holders of common classes of Capital Stock.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installments, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Subsidiary” means any Person 100% of whose Capital Stock (other than directors’ qualifying shares) is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) All certifications to be made hereunder by a Responsible Officer or representative of a Loan Party shall be made by such person in his or her capacity solely as a Responsible Officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.

(f) Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the satisfaction, repayment, or payment in full of the Obligations (other than unasserted contingent indemnification obligations).

1.03 Accounting Terms

(a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

(b) The Borrower will provide a written summary of material changes in GAAP that affect the Borrower’s financial accounting and in the consistent application thereof with each annual Excess Cash Certificate delivered in accordance with Section 7.02(b). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Notwithstanding the above, the parties hereto acknowledge and agree that all computations of amounts and ratios referred to in Article VII and Article VIII shall be made in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Closing Date and any similar operating lease entered into after the Closing Date by such Person shall be accounted for as obligations relating to an operating lease and not as a Capital Lease and shall not constitute Indebtedness.

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, all financial statements required to be delivered pursuant to this Agreement or any other Loan Document need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

1.04 Rounding

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 References to Agreements and Laws

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06 Times of Day

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). When any payment to be made hereunder or the performance of any covenant, duty or obligation is stated to be due on a day that is not a Business Day or delivery of any notice, document, certificate or other writing is stated to be required on a day that is not a Business Day, the due date of such payment, performance or delivery shall extend to the immediately succeeding Business Day.

1.07 Basket Classification.

Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion or exception to any negative covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Loan Party and its Subsidiaries without limitation for any purpose not prohibited hereby, (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents and (c) the Borrower shall be permitted to redesignate any Indebtedness, Liens, Restricted Payments, Investments and prepayments or repayments of Subordinated Indebtedness originally designated as incurred under any exception under Section 8.01 (other than Section 8.01(a)), Section 8.02, Section 8.03 (other than Section 8.03(a)), Section 8.06 and Section 8.13 as having been incurred under another applicable exception under Section 8.01 (other than Section 8.01(a)), Section 8.02, Section 8.03 (other than Section 8.03(a)), Section 8.06 and Section 8.13 so long as at the time of such redesignation, the Borrower would be permitted to incur Indebtedness, Liens, Restricted Payments, Investments or prepayments or repayments of Subordinated Indebtedness under such other exception within the same Section of this Agreement. With respect to any incurrence of Indebtedness or creation of Lien permitted by the provisions of this Agreement in reliance on the pro forma calculation of the Senior Secured Net Leverage Ratio, the Consolidated Leverage Ratio and/or the Fixed Charge Coverage Ratio, as applicable, pro forma effect shall not be given to any Indebtedness being incurred or Lien created (or expected to be incurred or created) substantially simultaneously or contemporaneously with the incurrence of any such Indebtedness or creation of such Lien, as applicable, in reliance on any “fixed dollar basket” set forth in this Agreement (including any “baskets” measured as a percentage of Consolidated EBITDA or total assets).

1.08 Limited Condition Acquisitions. As it relates to any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or financial test,

(ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or total assets), or

(iii) testing whether a Default or Event of Default has occurred and, with respect to any Incremental Term Loan to finance such Limited Condition Acquisition, testing whether any representation or warranty in any Loan Document is correct as of such date, in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, any such Default or Event of Default exists and any such representation or warranty is correct shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition (and the other transactions to be entered into in connection therewith, including any incurrence of Indebtedness and the use of proceeds thereof, as if they had occurred on the first day of the most recently ended four fiscal quarter period prior to the LCT Test Date), the Borrower or the applicable Restricted Subsidiary would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with or if no such Default or Event of Default shall exist on such LCT Test Date or such representation or warranty is correct as of such LCT Test Date then such condition shall be deemed satisfied on the date of consummation of such LCT Test Date for purposes of clause (iii) above; provided that if financial statements for one or more subsequent fiscal periods shall have become available, the Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or total assets of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or any Default or Event of Default has occurred and is continuing or any such representation or warranty in any Loan Document is not correct on the date of such Limited Condition Acquisition, such baskets, tests or ratios or requirement will not be deemed to have failed to have been complied with as a result of such circumstance. If the Borrower has made an LCT Election for any Limited Condition Acquisition, then in connection with any calculation of any ratio, test or basket availability with respect to any transaction permitted hereunder (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE II

THE COMMITMENTS AND BORROWINGS

2.01 Term Loans

Subject to the terms and conditions set forth herein, each Lender having a Term Loan Commitment severally agrees to make a term loan (the “Term Loans”) to the Borrower in Dollars on the Closing Date in a principal amount requested by the Borrower not to exceed such Lender’s Term Loan Commitment. Any remaining unutilized amount of the Term Loan Commitment shall thereafter cease to be available. Amounts paid or prepaid with respect to the Term Loans may not be reborrowed.

2.02 Borrowings; Conversions and Continuations of Loans

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable (except as otherwise permitted under Article III) notice to the Administrative Agent, which shall be given by a Loan Notice. Each such notice must be received by the Administrative Agent not later than (i) 12:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans provided that such notice of a Borrowing of Eurodollar Rate Loans to be made on the Closing Date must be received by the Administrative Agent no later than 12:00 p.m. one (1) Business Day prior to the Closing Date and (ii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative

Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions to such Borrowing, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Barclays with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Term Loan may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Term Loans, if any, and such Lenders may demand that any or all of the then outstanding Term Loans that are Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) After giving effect to all Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to the Term Loans.

2.03 [Reserved]

2.04 [Reserved]

2.05 Prepayments

(a) Voluntary Prepayments of Term Loans.

(i) Voluntary Prepayments.

The Borrower may, upon notice from the Borrower to the Administrative Agent in the form of a written Prepayment Notice, at any time or from time to time voluntarily prepay the Term Loans in whole or in part without premium (except as otherwise set forth below) or penalty; provided that (x) such Prepayment Notice shall contain the information required by the immediately succeeding sentence and must be received by the Administrative Agent not later than 12:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (y) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (z) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such Prepayment Notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such Prepayment Notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such Prepayment Notice shall be due and payable on the date specified therein, except that any such Prepayment Notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower on or prior to the date of prepayment if such condition is not satisfied. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares. Each such prepayment of the Term Loans shall be applied to the principal installments thereof under Section 2.07(b) as directed by the Borrower in its sole discretion, and if no direction is given by the Borrower in direct order of maturity.

(ii) Repricing Event.

If any Term Loans are repriced pursuant to a Repricing Event prior to the six (6) month anniversary of the Closing Date, whether or not such Repricing Event is pursuant to the Loan Documents, the Borrower shall pay, ratably to each Lender whose Term Loans are the subject of such Repricing Event, a prepayment premium of 1.00% of the aggregate principal amount of Term Loans so subject to such Repricing Event. The unutilized portion of the Term Loan Commitments may be irrevocably reduced or terminated by the Borrower at any time without penalty.

(b) Mandatory Prepayments of Loans.

(i) [Reserved].

(ii) Dispositions and Involuntary Dispositions. On or before the third (3rd) Business Day following receipt by the Borrower or any Restricted Subsidiary (other than the ETMC JV) of such Net Cash Proceeds, the Borrower shall make prepayments of the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions (other than any proceeds of any business interruption insurance) to the extent that the Net Cash Proceeds of all Dispositions and Involuntary Dispositions received after the Closing Date exceed $7,500,000 (excluding (1) any proceeds of any business interruption insurance) (such prepayments to be applied as set forth in clause (vii) below or (2) any proceeds of a Permitted Sale Leaseback pursuant to which the aggregate fair market value of all property subject to such Permitted Sale Leaseback sold or otherwise disposed of by the Borrower and its Restricted Subsidiaries is less than $25,000,000); provided that such percentage shall be reduced to (i) fifty percent (50%) if on the date such Disposition or Involuntary Disposition is consummated the Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis) is less than or equal to 2.25:1:00 as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(b) or (ii) zero percent (0%) if on the date such Disposition or Involuntary Disposition is consummated the Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis) is less than or equal to 1.75:1:00 as of the last day of such the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(b).

(iii) Debt Issuances. On or before the third (3rd) Business Day following receipt by the Borrower or any Restricted Subsidiary (other than the ETMC JV) of the Net Cash Proceeds of any Debt Issuance, the Borrower shall make prepayments of the Term Loans in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayments to be applied as set forth in clause (vii) below).

(iv) Relative Rights Agreement Prepayments. On or before the second (2nd) Business Day following receipt by Parent, the Borrower, any Subsidiary or any of their respective Affiliates of the aggregate gross cash proceeds in respect of LeaseCo’s (or any of its Affiliates’) exercise of and consummation of the Ventas Asset Purchase (the “Ventas Asset Purchase Gross Proceeds Amount”), the Borrower shall make payments of the Term Loans in an aggregate amount equal to 100% of such Ventas Asset Purchase Gross Proceeds Amount; provided that if such Ventas Asset Purchase Gross Proceeds Amount is received by the Administrative Agent from LeaseCo, the Administrative Agent shall disburse the Ventas Asset Purchase Gross Proceeds Amount in accordance with this Section 2.05.

(v) Excess Cash Flow. Within 120 days (or, to the extent the Borrower is prohibited from accessing cash from its Restricted Subsidiaries in a manner that would prevent the Borrower from making the prepayment referred to in this clause (v), on or before July 15) after the end of each fiscal year commencing with the fiscal year ending on or about December 31, 2019, the Borrower shall make prepayments of the Term Loans in an aggregate amount equal to the difference between (a) fifty percent (50%) of Excess Cash Flow for such fiscal year; provided that such percentage shall be reduced to (i) twenty-five percent (25%) if the Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis) is less than or equal to 2.25:1:00 as of the last day of such fiscal year or (ii) zero percent (0%) if the Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis) is less than or equal to 1.75:1:00 as of the last day of such fiscal year, minus (b) the amount of any voluntary prepayments of the Term Loans or up to a ratable portion of other Indebtedness secured by a Lien on the Collateral ranking pari passu with the Liens on the Collateral securing the Term Loans or the amount of prepayments of the ABL Facility and any other revolving Indebtedness made in such fiscal year (in each case, other than those prepayments made with the proceeds of Indebtedness), but in the case of any such prepayment of revolving credit facilities (including the ABL Facility), solely to the extent that the commitments thereunder are permanently reduced in the amount of such prepayment. Such prepayments shall be applied as set forth in clause (vii) below.

(vi) [Reserved].

(vii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied, with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii), (iii), (iv) and (v), to the Term Loans in each case first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.

(viii) Joint Ventures. Notwithstanding any other provision of this Section 2.05(b) to the contrary, to the extent that any or all of the Net Cash Proceeds from a Disposition or Involuntary Disposition subject to prepayment pursuant to clause (ii) or any Excess Cash Flow subject to prepayment pursuant to clause (v) is attributable to a Joint Venture or its subsidiaries, the amount of any such prepayment of Net Cash Proceeds or Excess Cash Flow required to be paid pursuant to Section 2.05(b)(ii) or (v) shall be limited to the portion of such Net Cash Proceeds or Excess Cash Flow that such Joint Venture is able to distribute to another wholly-owned subsidiary pursuant to the Organization Documents of such Joint Venture, it being understood that if such Joint Venture is unable to make such distribution, at the time of the required prepayment, but subsequently is permitted to make such distribution, such Joint Venture shall promptly distribute such amounts to the Borrower and the Borrower shall apply such amounts to the prepayment of Term Loans pursuant to this Section 2.05(b).

All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty (except in the case of Section 2.05(b)(iii) to the extent set forth in Section 2.05(a)(ii)), and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. If the Borrower is required to make a mandatory prepayment of Eurodollar Rate Loans under this Section 2.05, the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent or one of its Affiliates (with appropriate control agreements). Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Rate Loans and shall be applied to the prepayment of the applicable Eurodollar Rate Loans at the end of the current Interest Periods applicable thereto.

All prepayments of Term Loans pursuant to this Section 2.05(b) shall be applied to the payments in Section 2.07(b) in direct order of maturity.

2.06 Termination or Reduction of Commitments

Unless previously terminated, the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date.

2.07 Repayment of Loans

(a) The Borrower shall repay the outstanding principal amount of the Term Loans in full on the Maturity Date or on such earlier date in the event the loans are accelerated pursuant to Section 9.02.

(b) On the last Business Day of each March, June, September and December, beginning with September 30, 2018, the Borrower shall repay the Term Loans in the aggregate principal amount equal to the product of (i) 0.25% times (ii) the aggregate outstanding principal amount of the Term Loans outstanding on the Closing Date; provided, that in the event of any prepayment of the Term Loans, the amount of certain installments shall be reduced as set forth in this Agreement. The remaining balance shall be repaid in full on the Maturity Date.

2.08 Interest

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) Upon the occurrence and during the continuation of an Event of Default at the direction of the Required Lenders, the Borrower shall pay interest on the principal amount of all overdue and outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees

The Borrower shall pay to the Joint Book Runners and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.10 Computation of Interest and Fees

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

2.11 Evidence of Debt

The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be substantially in the form of Exhibit H (a “Term Note”). Each Lender may attach schedules to its Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto.

2.12 Payments Generally

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense (other than payment in full), recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the time any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(d) shall be conclusive, absent manifest error.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) The obligations of the Lenders hereunder to make Term Loans are several and not joint. The failure of any Lender to make any Loan required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(h) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, if at any time following the occurrence and during the continuation of an Event of Default, but prior to the exercise of remedies as provided for in Section 9.02, payment is made by the Borrower and is applied to payment of principal or interest on the Loans, such payment shall be applied ratably to the unpaid principal or interest, as the case may be, of the Loans (and breakage, termination or other payments and any interest accrued thereon).

2.13 Sharing of Payments

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14 Incremental Borrowings

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to the Lenders), request one or more additional tranches of term loans or increases to an existing tranche of term loans (the “Incremental Term Loans”); provided that (w) at the time that any such Incremental Term Loan is made, no Default or Event of Default shall have occurred and be continuing, except that in the case of Incremental Term Loans incurred to make a Permitted Acquisition or a Permitted Investment, in which case at the time such Incremental Term Loan is made, no Event of Default pursuant to Sections 9.01(a) or (f) shall have occurred and be continuing, (x) at the time that any such Incremental Term Loan is made, the representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document shall be true and correct in all material respects on and as of such dates, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that to the extent that any representation and warranty is qualified as to “materiality” or “Material Adverse Effect”, such representation and warranty shall be true and correct in all respects on such respective dates, and except that for purposes of this section, the representations and warranties contained in clause (a) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01; provided, further, that, in the case of Incremental Term Loans incurred to make a Permitted Acquisition or a Permitted Investment, such representations and warranties to be made at the time that any such Incremental Term Loan is made shall be limited to the Specified Representations and the “acquisition agreement representations” (or similar representations) conformed as appropriate for such transaction; and (y) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, in detail reasonably satisfactory to the Administrative Agent, demonstrating that the incurrence of such Incremental Term Loans requested does not violate the provisions of the Relative Rights Agreement or the Master Lease. The aggregate amount of the Incremental Term Loans shall not exceed the greater of (x)(A) $300,000,000 and (B) 100% of Consolidated EBITDA plus (y) an unlimited amount, so long as in the case of this clause (y) only, the Borrower has at the time such Incremental Term Loan is made, a Senior Secured Net Leverage Ratio equal to or less than 3.25:1.00 calculated on a Pro Forma Basis; provided that for purposes of this clause (y), net cash proceeds of Incremental Term Loans incurred at such time shall not be netted against the applicable amount of Consolidated Indebtedness for purposes of such calculation of the Senior Secured Net Leverage Ratio plus (z) the aggregate amount of voluntary prepayments of Term Loans other than from the proceeds of the incurrence of Indebtedness (provided, however, that if amounts incurred under clause (y) are incurred concurrently with the incurrence of Incremental Term Loans under clause (x) and/or (z), the Senior Secured Net Leverage Ratio shall be calculated without giving effect to such amounts incurred in reliance on the foregoing clause (x) and/or (z); provided, further, for the avoidance of doubt, to the extent the proceeds of any Incremental Term Loans are being utilized to repay Indebtedness, such calculations shall give pro forma effect to such repayments) (the amount available under clauses (x), (y) and (z), the “Available Incremental Amount”). The Borrower may elect to use clause (y) of the Available Incremental Amount regardless of whether the Borrower has capacity under clauses (x) or (z) of the Available Incremental Amount. Further, the Borrower may elect to use clause (y) of the Available Incremental Amount prior to using clause (x) or (z) of the Available Incremental Amount, and if both clause (y) and clause (x) and/or (z) of the Available Incremental Amount are available and the Borrower does not make an election, then the Borrower will be deemed to have elected to use clause (y) of the Available Incremental Amount.

(b) The Incremental Term Loans shall (i) be on terms and pursuant to documentation to be determined by the Borrower and the Lenders thereunder; provided that, to the extent such terms and documentation (except to the extent permitted by clauses (ii) and (iii) below) are not consistent with this Agreement, they shall be reasonably satisfactory to the Borrower and the Administrative Agent, (ii) (A) not mature earlier than the Maturity Date for any outstanding Term Loans and (B) have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of any outstanding Term Loans; provided that this clause (ii) shall not apply to up to $75,000,000 of Indebtedness, in the aggregate, in respect of all Incremental Term Loans and any Indebtedness incurred pursuant to Section 8.03(u) and (v) (this clause (ii), the “Maturity and Weighted Average Life to Maturity Limitations”), (iii) only be guaranteed by the Guarantors, (iv) have interest rates and an amortization schedule (subject to clause (ii) above) applicable to the Incremental Term Loans determined by the Borrower and the Lenders thereunder; provided that, if the Applicable Rate related to any Incremental Term Loans incurred within twenty-four (24) months of the Closing Date exceeds the Applicable Rate relating to any outstanding Term Loans immediately prior to the effectiveness of the applicable Incremental Amendment by more than 0.50% per annum, the Applicable Rate relating to such Term Loans shall be adjusted to be equal to the Applicable Rate relating to such Incremental Term Loans minus 0.50% per annum; provided, further, that the immediately preceding proviso shall not apply if (x) such Incremental Term Loans mature more than 24 months after the Maturity Date or (y) the aggregate principal amount of such Incremental Term Loans (together with the aggregate principal amount of all other Incremental Term Loans excluded in reliance on this clause (y) and term loan Indebtedness secured on a pari passu basis with the Liens securing the Term Loans pursuant to Section 8.03(u) and (v)) does not exceed $150,000,000 in the aggregate (the provisions under this proviso and the immediately preceding proviso collectively, the “MFN Provisions”); provided, further, that in determining the Applicable Rate for Incremental Term Loans or Term Loans solely for purposes of the two immediately preceding provisos, (w) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) paid by the Borrower to all Lenders (and not any one Lender) providing Term Loans or Incremental Term Loans in the initial primary syndication thereof shall be included and equated to interest (with OID being equated to interest based on an assumed four-year life to maturity), (x) customary arrangement or commitment fees payable to the Joint Book Runners in connection with the Term Loans or to one or more arrangers (or their Affiliates) of the Incremental Term Loans shall be excluded, (y) if the lowest permissible Base Rate is greater than 2.00% per annum and the lowest permissible Eurodollar Rate is greater than 1.00% per annum, in each case the difference between the “floor” and 1.00%, in the case of Eurodollar Rate Loans, and such floor and 2.00% per annum, in the case of Base Rate Loans, shall be equated to Applicable Rate for purposes of the two immediately preceding provisos and (v) the Incremental Term Loans may be secured only by Collateral and may only be secured by either a pari passu or a junior Lien on the Collateral, in each case on terms and pursuant to documentation (including an Acceptable Intercreditor Agreement if applicable) reasonably satisfactory to the Borrower and the lenders providing such Incremental Term Loans; provided that, to the extent such terms and documentation are not consistent with this Agreement (except as they relate to maturity, Weighted Average Life to Maturity or interest rates), they shall not be more favorable, taken as a whole (as reasonably determined by the Borrower), to the lenders providing such Incremental Term Loans than the terms of the Term Loans (other than with respect to terms and conditions applicable after the maturity of the Term Loans) unless such more favorable terms are added for the benefit of the Term Loans, which shall not require the consent of the Lenders and any such Incremental Term Loans may contain any financial maintenance covenants, so long as such covenants are also added for the benefit of the Lenders, which shall not require consent of the Lenders.

(c) Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made by an existing Lender (and no Term Loan Lender shall have any obligation to make an Incremental Term Loan) or by any other bank or other financial institution reasonably acceptable to the Administrative Agent and the Borrower (any such other bank or other financial institution being called an “Additional Lender”).

(d) Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Parent, the Borrower, each Guarantor, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14 (including, without limitation, to preserve “fungibility” or to add premiums in respect of existing Term Loans in connection with an increase to such Term Loans).

(e) This Section 2.14 shall supersede any provisions in Sections 2.13 and 11.01 to the contrary.

2.15 Defaulting Lenders

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.09), shall be applied at such time or times as may be determined by the Administrative Agent in consultation with the Borrower as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, if so determined by the Administrative Agent as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender, against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions to such Borrowing were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower, and the Administrative Agent, agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Refinancing Amendments

(a) Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent (which may be in the form of an amendment to this Agreement pursuant to this Section 2.16) establish one or more additional tranches of term loans under this Agreement in minimum amounts of $10,000,000 (such loans, “Refinancing Term Loans”), the net proceeds of which are used to refinance in whole or in part any Class of Term Loans on a pro rata basis (it being understood that, with the consent of the Borrower and subject to allocation by the Borrower, any existing Lender holding Term Loans of such Class may elect to convert all or any portion of such Term Loans into the applicable Refinancing Term Loans on a “cashless roll” basis). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than three (3) Business Days after the date on which such notice is provided to the Administrative Agent (or such shorter period agreed to the Administrative Agent); provided that:

(i) the final maturity date of the Refinancing Term Loans shall be no earlier than the maturity date applicable to the Class of Term Loans being refinanced;

(ii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the Class of Term Loans being refinanced (except to the extent of nominal amortization for periods where amortization has been eliminated or reduced as a result of prepayment of the Class of Term Loans being refinanced);

(iii) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the Term Loans being refinanced plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(iv) all other terms applicable to such Refinancing Term Loans (other than provisions relating to premiums, original issue discount, upfront fees, interest rates and any other pricing terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or not more favorable to the lenders of such Refinancing Term Loans than the terms, taken as a whole, applicable to the Term Loans being refinanced (except (i) to the extent such covenants and other terms apply to any period after the latest maturity date applicable to any Class of Term Loans unless such more favorable terms are added for the benefit of the Term Loans, which shall not require the consent of the Lenders and (ii) a financial maintenance covenant may be added for the benefit of such Refinancing Term Loans, so long as such financial maintenance covenant is also added to any other Class of Term Loans that remain outstanding);

(v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Refinancing Term Loans, unless such borrower or guarantor is an entity organized or formed in the United States and becomes a co-Borrower or Guarantor (as applicable) under the Loan Documents and is otherwise reasonably acceptable to the Administrative Agent;

(vi) Refinancing Term Loans shall not be secured by any asset other than the Collateral; and

(vii) Refinancing Term Loans shall be secured by Collateral on a pari passu basis with the outstanding Term Loans and may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments or voluntary prepayments hereunder, as specified in the applicable Refinancing Amendment.

(b) The Borrower may approach any Lender or any other person that would be a permitted assignee pursuant to Section 11.07 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower and in connection with any such increase, the Borrower may amend, without the consent of any Lender, the terms of such previously established Class of Term Loans to include premiums and/or to increase the pricing thereof.

(c) The Borrower and each Lender providing the applicable Refinancing Term Loans shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably request in writing. Any Refinancing Amendment shall not require the consent of any Lender other than Lenders providing such Refinancing Term Loans and may effect such amendments to the Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16. Each Lender providing such Refinancing Term Loans that is not already a Lender hereunder on the Refinancing Effective Date shall become a Lender under this Agreement pursuant to the Refinancing Amendment. Each Refinancing Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.16), there shall be no condition to any incurrence of any Refinancing Term Loan at any time or from time to time other than those set forth in clause (a) above, as applicable.

(d) The Borrower may replace any Lender that does not consent to convert their Term Loans in to Refinancing Term Loans in accordance with Section 11.16.

2.17 Extended Term Loans

(a) At any time and from time to time after the Closing Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Term Loan Lenders or any Additional Lender, as applicable), request an extension of the Maturity Date or the maturity date applicable to any Incremental Term Loans, as applicable, then in effect (such existing Maturity Date being the “Existing Term Loan Maturity Date” and such existing maturity date applicable to any Incremental Term Loans being the “Existing Incremental Term Loan Maturity Date”) to a date specified in such notice. Within 10 Business Days of delivery of such notice (or such other period as the Borrower and the Administrative Agent shall mutually agree upon), each Term Loan Lender or Additional Lender, as applicable, shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Term Loan Lender’s or Additional Lender’s, as applicable, sole and absolute discretion). Any Term Loan Lender or Additional Lender, as applicable, not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Term Loan Lenders or the Additional Lenders of the Term Loan Lenders’ or the Additional Lenders’ responses, as applicable.

(b) The Maturity Date or Existing Incremental Term Loan Maturity Date, as applicable, shall be extended only with respect to the Term Loans or Incremental Term Loans, as applicable, held by the Term Loan Lenders or Additional Lenders, as applicable, that have consented thereto (the Term Loan Lenders or Additional Lenders, as applicable, that so consent being the “Extending Term Lenders” and the Term Loan Lenders or Additional Lenders, as applicable, that declined being the “Non-Extending Term Lenders”) (it being understood and agreed that, except for the consents of the Extending Term Lenders, no other consents shall be required hereunder for such extensions). If so extended, (A) the scheduled Maturity Date with respect to the Term Loans held by the Extending Term Lenders shall be extended to the date specified in the notice referred to in Section 2.17(a) above, which shall become the new Maturity Date (such date, the “Extended Term Loan Maturity Date”) and (B) the scheduled maturity date with respect to any Incremental Term Loans held by the Extending Term Lenders shall be extended to the date specified in the notice referred to in Section 2.17(a) above, which shall become the new maturity date applicable to such Incremental Term Loans (such date, the “Extended Incremental Term Loan Maturity Date”). The Administrative Agent and the Borrower shall promptly confirm to (y) the Term

Loan Lenders such extension, specifying the effective date of such extension (the “Term Loan Extension Effective Date”), the then scheduled Maturity Date and the Extended Term Loan Maturity Date (after giving effect to such extension) and (z) the applicable Additional Lenders such extension, specifying the effective date of such extension (the “Incremental Term Loan Extension Effective Date”), the then scheduled maturity date applicable to such Incremental Term Loans and the Extended Incremental Term Loan Maturity Date (after giving effect to such extension). The interest margins and/or “floors” with respect to any Term Loans or Incremental Term Loans, as applicable, extended pursuant to this Section 2.17 may be different than the interest margins and/or “floors” for the existing Term Loans or Incremental Term Loans, as applicable, and upfront fees may be paid to the Extending Term Lenders, in each case to the extent provided in the Borrower’s notice. Except as to interest rates, fees, premiums, prepayments and final maturity (which shall be subject to this Section 2.17), the terms of the Term Loans held by the Extending Term Loan Lenders shall be substantially identical to the terms of the Term Loans held by the Non-Extending Term Lenders. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Term Loan Extension Effective Date or the Incremental Term Loan Extension Effective Date, as applicable, signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and certifying that, before and after giving effect to such extension, the representations and warranties contained in Article VI made by it are true and correct in all material respects on and as of the Term Loan Extension Effective Date or the Incremental Term Loan Extension Effective Date, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default exists or will exist as of the Term Loan Extension Effective Date or the Incremental Term Loan Extension Effective Date, as applicable. The Borrower shall pay to the Administrative Agent for the account of each Non-Extending Term Lender the then unpaid principal amount of such Non-Extending Term Lender’s Term Loans or Incremental Term Loans, as applicable, outstanding on the Existing Term Loan Maturity Date or the Existing Incremental Term Loan Maturity Date, as applicable (and pay any additional amounts required pursuant to Section 2.16)Notwithstanding the terms of Section 11.01, the Borrower and the Administrative Agent shall be entitled (without the consent of any other Lenders) to enter into any amendments to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of a Maturity Date or maturity date applicable to any Incremental Term Loans, as applicable, pursuant to this Section 2.17.

(c) The Borrower may replace any Non-Extending Term Lender in accordance with Section 11.16.

2.18 Relative Rights Agreement Assignment.

(a) Immediately following the receipt by the Administrative Agent of an amount equal to (i) (x) the aggregate gross cash proceeds in respect of LeaseCo’s (or any of its Affiliates’) exercise of and consummation of the Ventas Purchase Option (the “Ventas Purchase Option Gross Proceeds Amount”) less (y) the aggregate principal amount (the “Ventas Purchase Option ABL Amount”) of loans outstanding under the Ardent ABL Facility Silo (such amount equal to the Ventas Purchase Option Gross Proceeds Amount less the Ventas Purchase Option ABL Amount, the “Ventas Purchase Option Term Loan Amount”), and (ii) all accrued and unpaid interest, fees and other amounts (including amounts payable under Section 3.05) due on such Ventas Purchase Option Term Loans to and including the date of such assignment from the Borrower, the Term Loan Lenders shall assign (such assignment, the “Ventas Purchase Option Assignment”) Term Loans in an aggregate principal amount equal to the Ventas Purchase Option Term Loan Amount (such Term Loans, the “Ventas Purchase Option Term Loans”) on a pro rata basis to Ventas or one of its Affiliates (the “Ventas Assignees”). The Ventas Purchase Option Assignment shall occur immediately upon the receipt by the Administrative Agent of the amounts described in the immediately preceding sentence and no Assignment and Assumption Agreement shall be required in connection with such assignment. In addition, in connection with and simultaneously with the Ventas Purchase Option Assignment, the Term Loan Lenders (other than a Ventas Assignee) and the Administrative Agent shall (A) assign to the Ventas Assignee (i) all of their rights to and interests in the guarantees and Liens provided by the Tenant Subsidiaries, (ii) all of the Liens securing the Term Loans by the pledge of the Capital Stock of the Tenant Subsidiaries and (iii) all of the Liens securing Term Loans by Collateral of the Tenant Subsidiaries and (B) to the extent applicable, release any right, title and interest with respect to the Obligations and guarantees of each Tenant Subsidiary (including, if applicable, the release of such Term Loan Lender’s or Administrative Agent’s right in, title to and liens on the Collateral of the Tenant Subsidiaries) in respect of any Term Loans held by such Term Loan Lender or Administrative Agent which are not assigned to the Ventas Assignee in accordance with the foregoing clause (A); provided that the relevant Term Loan Lenders and the Administrative Agent shall release and discharge each Tenant Subsidiary, and its successors and assigns (collectively, the “Tenant Released Parties”) from any and all claims, causes of action, damages and liabilities of any nature whatsoever against the Tenant Released Parties which relates, directly or indirectly, to the guarantees, the Obligations, the Loan Documents or the transactions relating thereto (other than any claims, causes of action, damages or liabilities related to indemnity obligations, to the extent directly attributable to any Tenant Subsidiary, in each case, in respect of the guarantees, Obligations, the Loan Documents or the transactions relating thereto (excluding for the avoidance of doubt, reimbursement of expenses in connection with amending, negotiating preparing or administering any Loan Documents) from actions arising prior to the exercise of the Ventas Purchase Option (and unrelated thereto)).

(b) Upon consummation of the Ventas Purchase Option Assignment (i) the Ventas Purchase Option Term Loans (A) shall be (x) guaranteed by the Loan Parties (other than the Tenant Subsidiaries) on an unsecured, silent second, passive and fully subordinated (on terms to be mutually agreed among the Ventas Assignee, the Tenant Subsidiaries, the other Loan Parties, the Required Lenders (excluding the Ventas Assignee or any Lender of the Ventas Purchase Option Term Loans) and the Administrative Agent) basis (other than with respect to the pledge of the Capital Stock of the Tenant Subsidiaries) to all Obligations hereunder, the obligations under the ABL Facility and the 2026 Notes Indenture and certain other Indebtedness of the Loan Parties subject to the Relative Rights Agreement and (y) guaranteed by the Tenant Subsidiaries and (B) shall only be secured by Liens on (x) the assets and property of such Tenant Subsidiaries that constitute Collateral for the Term Loans immediately prior to the Ventas Purchase Option Assignment and (y) the Capital Stock of the Tenant Subsidiaries; (ii) the Non-Ventas Purchase Option Term Loans shall not be guaranteed by the Tenant Subsidiaries or be secured by Liens on any assets or property of the Tenant Subsidiaries or the Capital Stock of the Tenant Subsidiaries (iii) the borrower of the Ventas Purchase Option Term Loans shall be a Tenant Subsidiary designated by the Ventas Assignee, (iv) the Ventas Purchase Option Term Loans and the Non-Ventas Purchase Option Term Loans shall be outstanding under this Agreement as separate Classes of Term Loans, (v) neither the Ventas Purchase Option Term Loans nor the Non-Ventas Purchase Option Term Loans shall have a maturity date earlier than the maturity date of the then outstanding Term Loans or a shorter Weighted Average Life to Maturity than the then outstanding Term Loans, (vi) the Tenant Subsidiaries shall become Unrestricted Subsidiaries with respect to the Non-Ventas Purchase Option Term Loans (without being required to satisfy any of the conditions set forth in the definition of “Unrestricted Subsidiaries”) and (vii) this Agreement shall be amended, amended and restated, supplemented or otherwise modified on the date of the consummation of the Ventas Purchase Option Assignment by a Ventas Purchase Option Amendment which documents the terms and conditions of the Ventas Purchase Option Term Loans; provided that such amendments shall be on terms mutually agreed between the Ventas Assignee and the Borrower (and to the extent affecting the Administrative Agent, the Administrative Agent) and shall include, without limitation, the following provisions (1) that the Ventas Purchase Option Term Loans will deem Parent and each of its Subsidiaries, other than the Tenant Subsidiaries as Unrestricted Subsidiaries, (2) limitations on the incurrence of Liens on and pledges in respect of the Capital Stock of Tenant Subsidiaries, (3) separate voting and consent rights with respect to the Non-Ventas Purchase Option Term Loans and the Ventas Purchase Option

Term Loans and any other provisions necessary to ensure that the Non-Ventas Purchase Option Term Loans and the Ventas Purchase Option Term Loans are separate Classes of Term Loans hereunder (including, without limitation, permitting non-pro rata mandatory and voluntary payments between each such class of Term Loans) and (4) provide for “cross defaults” between the Non-Ventas Purchase Option Term Loans and the Ventas Purchase Option Term Loans; provided that such amendments shall not directly or indirectly affect the Term Loan Lenders holding Non-Ventas Purchase Option Term Loans other than to provide that the Non-Ventas Purchase Option Term Loans and Ventas Purchase Option Term Loans shall be treated as separate Classes of Term Loans and to provide “cross defaults” contemplated by clause (4) above; provided further that, for the avoidance of doubt, additional covenants and restrictions solely with respect to the Tenant Subsidiaries shall not be deemed to directly or indirectly affect the Term Loan Lenders holding Non-Ventas Purchase Option Term Loans.

(c) Notwithstanding the foregoing, concurrently with consummation of the Ventas Purchase Option, the Borrower, the Guarantors, the Ventas Assignee, the Ventas Purchase Option Term Loan Agent and the Administrative Agent shall execute and deliver an amendment, amendment and restatement, supplement or other modification to this Agreement (the “Ventas Purchase Option Amendment”) and such other documentation as the Administrative Agent or the Ventas Purchase Option Term Loan Agent shall reasonably request (including as set forth in clause (b) above). Any Ventas Purchase Option Amendment shall not require the consent of any Lender and may effect such amendments to the Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Administrative Agent, the Ventas Purchase Option Term Loan Agent, the Borrower and the Ventas Assignee, to effect the provisions of this Section 2.18; provided that except as set forth in this Section 2.18, the terms applicable to the Non-Ventas Purchase Option Term Loans immediately after giving effect to such Ventas Purchase Option Amendment shall not be any less favorable to Term Loan Lenders holding Non-Ventas Purchase Option Term Loans than the terms applicable to such Term Loans immediately prior to giving effect to such Ventas Purchase Option Amendment. The Ventas Purchase Option Amendment shall be binding on the Lenders, Ventas, the Loan Parties and the other parties hereto.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes

(a) Unless required by Law (as determined in good faith by the applicable withholding agent), any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future Taxes. If the applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or an Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 3.01) have been made, each Lender (or in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, the applicable Loan Party (if the Loan Party is the applicable withholding agent) shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof, or if no receipt is available, other evidence of payment reasonably satisfactory to the Administrative Agent.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid or payable by the Administrative Agent and such Lender and (ii) any liability (including additions to Tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(c) shall be made within thirty days after the date the Lender or the Administrative Agent makes a demand therefor.

(d) If any Lender determines, in its good faith discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay (subject to the Lender’s right of set-off) over such refund to the Borrower or such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Person under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any Taxes payable by such Lender); provided that the Borrower or any Loan Party, upon the request of the Lender, agrees to repay the amount paid over to such Person (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This Section 3.01(d) shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(e) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(e)) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent may withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 3.01(e).

Without limiting the generality of the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(I) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(II) two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms);

(III) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in substantially the form of Exhibit O (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms);

(IV) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partner(s) are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such direct or indirect partner(s)); or

(V) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Notwithstanding any other provision of this Section 3.01(e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If the Borrower (or any other Loan Party) is required to pay any amount to any Lender or the Administrative Agent pursuant to this Section 3.01, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment which may thereafter accrue, if such change in the sole reasonable judgment of such Lender (i) is not otherwise disadvantageous to such Lender and (ii) would not result in any unreimbursed cost or expense to such Lender.

(h) For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.

3.02 Illegality

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03 Inability To Determine Rates

(a) If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make, continue or convert Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.03(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.03(a) have not arisen but the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for syndicated loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the U.S. at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 11.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, written notice from the Required Lenders stating that such Required Lenders object to such amendment.

3.04 Increased Cost and Reduced Return; Capital Adequacy

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01 or any Excluded Taxes and (ii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case in this clause (y) pursuant to Basel III, shall in each case in this proviso be deemed to be a change in or in the interpretation of Law, regardless of the date enacted, adopted or issued.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case in this clause (y) pursuant to Basel III, shall in each case in this proviso be deemed to be such a change in or in the interpretation of Law, regardless of the date enacted, adopted or issued.

3.05 Funding Losses

Promptly upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) an assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan (excluding any loss of anticipated profits) or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Matters Applicable to All Requests for Compensation

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required under this Article III is given by the Administrative Agent or any Lender more than 90 days after the Administrative Agent or such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, or other additional amounts described in this Article III, the Administrative Agent or such Lender shall not be entitled to compensation under this Article III for any such amounts incurred or accruing prior to the 91st day prior to the giving of such notice to the Borrower.

(b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 11.16.

3.07 Survival

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

GUARANTY

4.01 The Guaranty

Subject to Section 4.08, each of the Guarantors hereby jointly and severally guarantees to each Lender and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Subject to Section 4.08, the Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Subject to Section 4.08, notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02 Obligations Unconditional

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense (other than a defense of payment) of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall not exercise any right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitment have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected;

(e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor);

(f) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in this Agreement or any other Loan Document;

(g) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, the Lenders, the Administrative Agent or any other Person, whether in connection herewith or any unrelated transactions; or

(h) any invalidity or unenforceability relating to or against any Guarantor for any reason of any Loan Document, or any provision of applicable law, regulation or order purporting to prohibit the payment by any Guarantor of the principal of or interest on any Term Note or any other amount payable by any Guarantor under any Loan Document.

With respect to its obligations hereunder, to the extent permitted under applicable law, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, Attorney Costs) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such reasonable and documented out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04 Certain Additional Waivers

Without limiting the generality of the provisions of this Article IV, each Guarantor hereby agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies

The Guarantors agree that, to the fullest extent permitted by applicable law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution

Subject to Section 4.08, the Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid in full and the Commitments have expired or terminated. For purposes of this Section 4.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) “Guaranteed Obligations” shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations in accordance with Section 10.11.

4.07 Guarantee of Payment; Continuing Guarantee

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

4.08 Limited Guarantee by Tenant Subsidiaries.

So long as the Relative Rights Agreement is in effect, (i) the principal amount of Indebtedness guaranteed in this Article IV provided by the Tenant Subsidiaries in the aggregate, together with the principal amount of all other Indebtedness subject to the Relative Rights Agreement guaranteed by the Tenant Subsidiaries, shall not exceed $375,000,000 and any guarantee by the Tenant Subsidiaries in excess of such amount shall be null and void and (ii) each Lender hereby acknowledges and agrees to the automatic assignment (the “Tenant Subsidiary Guarantee Assignment”) of the guarantees provided by the Tenant Subsidiaries under this Agreement of the Term Loans to the Ventas Assignee in respect of the Ventas Purchase Option Term Loans upon the consummation of the Ventas Purchase Option and assignment of the Ventas Purchase Option Term Loans pursuant to Section 2.18. It is further acknowledged and agreed that after giving effect to the Tenant Subsidiary Guarantee Assignment, the Non-Ventas Purchase Option Term Loans shall no longer receive the benefit of guarantees from the Tenant Subsidiaries.

ARTICLE V

CONDITIONS PRECEDENT

5.01 Conditions to Closing

The obligation of each Lender to enter into this Agreement is subject to satisfaction or waiver of the following conditions precedent:

(a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b) Relative Rights Agreement. Receipt by the Administrative Agent of executed counterparts of the Relative Rights Agreement, each properly executed by a Responsible Officer of the signing Loan Party, LeaseCo, the ABL Administrative Agent, the ABL Collateral Agent and the Indenture Trustee.

(c) Financial Statements. The Administrative Agent shall have received (i) the Audited Financial Statements, (ii) (A) unaudited financial statements of Parent and its Subsidiaries for the fiscal quarters ended March 31, 2017, June 30, 2017, September 30, 2017 and March 31, 2018, (B) unaudited financial statements of ETMCRHS and certain of its Affiliates for the fiscal quarters ended January 31, 2017, April 30, 2017, July 31, 2017 and January 31, 2018 and (iii) the unaudited pro forma income statements and balance sheets of Parent and its consolidated Subsidiaries (including those assets of the ETMC Loan Parties and their Subsidiaries that were acquired pursuant to the ETMC Acquisition) as of March 31, 2018, prepared after giving effect to the ETMC Acquisition as if the ETMC Acquisition had occurred as of February 1, 2017, prepared in good faith by the Borrower (it being understood that such financial statements need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))).

(d) Intercreditor Agreement. Receipt by the Administrative Agent of executed counterparts of the Intercreditor Agreement, each properly executed by a Responsible Officer of the signing Loan Party and the ABL Administrative Agent.

(e) Opinions of Counsel. Receipt by the Administrative Agent of a favorable opinion of each of (i) Sidley Austin LLP, special New York counsel to the Loan Parties, (ii) Bass, Berry & Sims PLC, special Tennessee counsel to the Loan Parties, (iii) Rodey Law Firm, special New Mexico counsel to the Loan Parties and (iv) Fox Rothschild LLP, special New Jersey counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender, dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent.

(f) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct in all material respects as of the Closing Date;

(ii) copies of such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably request prior to the Closing Date evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) copies of such documents and certifications as the Administrative Agent may reasonably request prior to the Closing Date to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(g) Perfection and Priority of Liens. Receipt by the Administrative Agent of the following:

(i) searches of Uniform Commercial Code filings, tax and judgment liens in the jurisdiction of formation of each Loan Party, the jurisdiction of the chief executive office of each Loan Party where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements or other liens on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and Liens to be released substantially concurrently with the consummation of the Transaction;

(ii) all certificates evidencing any certificated Capital Stock constituting “securities” under Article 8 of the Uniform Commercial Code pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of organization of such Person);

(iii) searches of ownership of, and Liens on, intellectual property of each Loan Party (to the extent requested by the Administrative Agent) in the appropriate governmental offices;

(iv) duly executed notices of grant of security interest in the form required by each Security Agreement as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties; and

(v) UCC financing statements in appropriate form for filing under the UCC and such other documents under applicable requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Administrative Agent, desirable to perfect the Liens created or purported to be created by the Collateral Documents.

(h) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in Section 7.07 of this Agreement, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), and shall name the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders, except, in each case, to be delivered after the Closing Date as set forth on Schedule 7.17.

(i) Solvency. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date, substantially in the form of Exhibit Q, regarding the Solvency of Parent and its Subsidiaries on a consolidated basis and immediately after giving effect to the Borrowing of Loans and consummation of the other Transactions on the Closing Date.

(j) Fees. Payment by the Loan Parties of all fees and documented and reasonable out-of-pocket expenses invoiced not less than two (2) Business Days prior to the Closing Date and owed by them to the Lenders and the Administrative Agent as of the Closing Date, including, without limitation, payment of the fees set forth in the Fee Letter.

(k) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced not less than two (2) Business Days prior to the Closing Date (which invoice may include additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent)).

(l) Material Adverse Effect. Since December 31, 2017, there shall not have occurred any event or circumstance that has had, or would be reasonably expected to have, a Material Adverse Effect.

(m) Refinancing. Evidence that the Existing Credit Agreements have been or concurrently with the Closing Date are being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released. The Administrative Agent shall have received a customary payoff letter or defeasement agreement for all Indebtedness under the Existing Credit Agreements to be repaid on the Closing Date and customary lien releases or defeasement agreements evidencing the discharge or defeasance (or the making of arrangements for discharge or defeasance) of all Liens other than Liens permitted to remain outstanding pursuant to this Agreement.

(n) ABL Credit Agreement. The ABL Credit Agreement and the security documents and other documents to be entered into in connection therewith shall have been or concurrently with the Closing Date are being duly executed and delivered by each Loan Party thereto, and shall be in full force and effect.

(o) 2026 Notes Indenture. The 2026 Notes Indenture and the other documents to be entered into in connection therewith shall have been or concurrently with the Closing Date are being duly executed and delivered by each party thereto, and shall be in full force and effect.

(p) Indebtedness. After giving effect to the Transaction (and the repayment, redemption, defeasement and/or repurchases, as applicable, with any indebtedness substantially concurrently with the consummation of the Transaction), the Borrower and its Subsidiaries shall have no Indebtedness other than (A) the Term Loans and other extensions of credit under this Agreement, the 2026 Notes Indenture and the extensions of credit under the ABL Facility, (B) Indebtedness set forth on Schedule 8.03, (C) Indebtedness in respect of the Master Lease outstanding on the Closing Date and (D) ordinary course Indebtedness permitted by this Agreement.

(q) Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality or material adverse effect) on and as of the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or in all respects if qualified by materiality or material adverse effect) only as of such specified date).

(r) Know Your Customer.

(i) The Borrower and each of the Guarantors shall have provided the documentation and other information to the Lenders that are reasonably requested by the Lenders no later than ten Business Days prior to the Closing Date under the applicable “know-your-customer” rules and regulations, including the Act, in each case at least three Business Days prior to the Closing Date.

(ii) At least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(v) Borrower’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the conditions specified in Section 5.01(l) and (q) have been satisfied.

(w) Specified SPVs. On or prior to the Closing Date (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), each Specified SPV listed on Schedule 5.01 shall have been dissolved or merged with and into any Loan Party; provided that such Loan Party shall be the continuing or surviving corporation.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01 Existence, Qualification and Power

Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB); (d) result in a limitation on any licenses, permits or other approvals applicable to the business, operations or properties of any Loan Party; or (e) materially and adversely affect the ability of any Loan Party to participate in any Medical Reimbursement Programs (except, in the cases of clauses (b)(i), (c) and (d), as could not reasonably be expected to have a Material Adverse Effect).

6.03 Governmental Authorization; Other Consents

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person with respect to any material Contractual Obligation is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which such Person is party, other than (i) those that have already been obtained and are in full force and effect, (ii) filings to perfect the Liens created by the Collateral Documents, (iii) filings which customarily are required in connection with the exercise of remedies in respect of the Collateral and (iv) those in respect of which the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

6.04 Binding Effect

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

6.05 Financial Statements; No Material Adverse Effect

(a) (i) The Audited Financial Statements (A) were prepared in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (B) with respect to the Audited Financial Statements of Ardent Health Partners, LLC, or its predecessors, and its Subsidiaries fairly present in all material respects the financial condition of Ardent Health Partners, LLC, or its predecessors and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (C) show, with respect to the Audited Financial Statements of Ardent Health Partners, LLC, or its predecessors, and its Subsidiaries in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP), all material indebtedness and other liabilities, direct or contingent, of Ardent Health Partners, LLC and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness; and (D) with respect to the Audited Financial Statements of ETMCRHS and certain of its Affiliates, fairly present in all material respects the financial condition of ETMCRHS and certain of its Affiliates as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (E) show, with respect to the Audited Financial Statements of ETMCRHS and certain of its Affiliates, or its predecessors, in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP), all material indebtedness and other liabilities, direct or contingent, of ETMCRHS and certain of its Affiliates as of the date thereof, including liabilities for taxes, commitments and Indebtedness; (F) with respect to the Audited Financial Statements of LHP and its Subsidiaries, fairly present in all material respects the financial condition of LHP and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (G) show, with respect to the Audited Financial Statements of LHP and its Subsidiaries, or its predecessors, in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP), all material indebtedness and other liabilities, direct or contingent, of LHP and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness; (ii) (A) the unaudited financial statements of Parent and its Subsidiaries furnished to the Administrative Agent on or prior to the Closing Date pursuant to clause (ii)(A) of Section 5.01(c), have been prepared in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied by the Parent, except as otherwise noted therein, subject to normal year-end audit adjustments (none of which individually or in the aggregate would be material) and the absence of footnotes and (B) the unaudited financial statements of ETMCRHS and certain of its Affiliates furnished to the Administrative Agent on or prior to the Closing Date pursuant to clause (ii)(B) of Section 5.01(c), have been prepared in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied by ETMCRHS, except as otherwise noted therein, subject to normal year-end audit adjustments (none of which individually or in the aggregate would be material) and the absence of footnotes; and (iii) the unaudited pro forma consolidated income statements and balance sheets of Parent and its consolidated Subsidiaries (including those assets of the ETMC Loan Parties and their Subsidiaries that are being acquired pursuant to the ETMC Acquisition) furnished to the Administrative Agent pursuant to clause (iii) of Section 5.01(c) has been prepared as of March 31, 2018 as if the ETMC Acquisition and the financing therefor had occurred on such date.

(b) The financial statements delivered pursuant to Sections 7.01(a) and (b) have been prepared in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) (except as may otherwise be permitted under Sections 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Parent and its Subsidiaries as of such date and for such periods.

(c) Since December 31, 2017, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation

There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, impositions of criminal or civil fines and penalties, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect the legality, enforceability, validity of this Agreement or any other Loan Document or the priority of an Lien arising under this Agreement or any other Loan Agreement or (b) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.07 Contractual Obligations

Neither the Borrower nor any Restricted Subsidiary (excluding the ETMC JV) is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

6.08 Ownership of Property; Liens

The Borrower and its Restricted Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests or other rights of use in, all Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries (excluding the ETMC JV) is subject to no Liens, other than Permitted Liens. No Mortgage Instrument encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the Flood Insurance Laws unless flood insurance available under such Flood Insurance Laws have been obtained in accordance with Section 7.07.

6.09 Environmental Compliance

Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that would be reasonably likely to give rise to any Environmental Liability.

(b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or would be reasonably likely to give rise to any Environmental Liability.

(c) Neither the Borrower nor any Restricted Subsidiary (excluding the ETMC JV) has received any written or verbal notice of, or inquiry from any Governmental Authority that is outstanding or unresolved regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf the Borrower or any Restricted Subsidiary (excluding the ETMC JV) in violation of, or in a manner that would be reasonably likely to give rise to any Environmental Liability.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Restricted Subsidiary (excluding the ETMC JV) is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Restricted Subsidiary (excluding the ETMC JV), the Facilities or the Businesses.

(f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Restricted Subsidiary (excluding the ETMC JV) in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that would be reasonably likely to give rise to any Environmental Liability.

6.10 Insurance

The properties of the Borrower and its Restricted Subsidiaries (excluding the ETMC JV) are insured with financially sound and reputable insurance companies not Affiliates of the Borrower or any of its Restricted Subsidiaries (excluding the ETMC JV), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary (excluding the ETMC JV) operates; provided, however, that such insurance shall not be required to the extent provided by the Captive Insurance Subsidiary. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11 Taxes

The Borrower and each of its Restricted Subsidiaries has filed or has caused to be filed all federal, state and other material Tax returns and reports required to be filed, and has paid or caused to be paid all federal, state and other material Taxes (including in its capacity as a withholding agent) levied or imposed upon it or its properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the Loan Parties’ knowledge, there is no proposed Tax assessment against the Borrower or any Subsidiary that would, if made, reasonably be expected, individually or in aggregate, to have a Material Adverse Effect.

6.12 ERISA Compliance

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or is entitled to rely on an IRS opinion letter on the form of the Plan and, to the knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except for an event described in the foregoing clauses (i) through (v) that, individually or in the aggregate with all such events, does not cause the Borrower or any ERISA Affiliate to incur liability that could reasonably be expected to result in a Material Adverse Effect.

6.13 Subsidiaries

Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary of the Borrower, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary, (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto and (v) a statement as to whether such Subsidiary is an HMO Subsidiary or an Unrestricted Subsidiary. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable.

6.14 Margin Regulations; Investment Company Act

(a) Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b) Neither the Borrower nor any Guarantor is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15 Disclosure

(a) No report, financial statement, certificate or other written information (other than any projections and information of a general economic or industry-specific nature) furnished by or to the knowledge of any Loan Party on behalf of such Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished) when furnished and taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

(b) Any projected financial information made available by any Loan Party or on behalf of any Loan Party has been prepared in good faith based upon assumptions believed to be reasonable at the time such information was provided (it being recognized that (i) such projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Loan Parties and (ii) no assurance can be given that any particular projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material).

(c) As of the Closing Date, the information included in the Beneficial Ownership Certification provided to any Lender on or prior to the Closing Date is true and correct in all respects.

6.16 Compliance with Laws

The Borrower and its Subsidiaries are in compliance with the requirements of all Laws (including, without limitation, HMO Regulations, Medicare Regulations, Medicaid Regulations, HIPAA, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b), the federal Physician Self-Referral Law, commonly known as the “Stark Law” (42 U.S.C. §§ 1395nn and 1396b(s)) and all orders, writs, injunctions, decrees, licenses and permits applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, to the knowledge of the Borrower or any Subsidiary:

(i) neither the Borrower nor any Subsidiary, nor any individual employed by the Borrower or any Subsidiary, would reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for corporate or individual actions or failures to act known to the Borrower or any Subsidiary where such culpability or exclusion has resulted or could reasonably be expected to result in an Exclusion Event or a Material Adverse Effect;

(ii) no officer or other member of management continues to be employed by the Borrower or any Subsidiary who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Authority unless such officer or other member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority;

(iii) current billing policies, arrangements, protocols and instructions of the Borrower and its Subsidiaries comply with all requirements of Medical Reimbursement Programs and are administered by properly trained personnel, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event or a Material Adverse Effect; and

(iv) current medical director compensation arrangements of the Borrower and its Subsidiaries comply with state and federal anti-kickback, and self-referral laws, including without limitation the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b) and the Stark Law (42 U.S.C. Section 1395nn and 1396b(s)), and all regulations promulgated under such laws, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event or a Material Adverse Effect.

6.17 Intellectual Property; Licenses, Etc.

The Borrower and its Restricted Subsidiaries (excluding the ETMC JV) own, or possess the legal right to use, all of the trademarks, service-marks, trade names, copyrights and patents (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging the Borrower’s and its Restricted Subsidiaries’ (excluding the ETMC JV) rights to use any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Borrower or any Restricted Subsidiary (excluding the ETMC JV) or the granting of a right or a license in respect of any IP Rights from the Borrower or any Restricted Subsidiary (excluding the ETMC JV) does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18 Solvency

Parent and its Subsidiaries, on a consolidated basis, are Solvent.

6.19 Perfection of Security Interests in the Collateral

The Collateral Documents create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties (as defined in the applicable Security Agreement), valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently legal, valid and enforceable security interests and Liens.

(i) In the case of the Pledged Collateral (as defined in the Pledge Agreement) constituting “securities” under Article 8 of the Uniform Commercial Code, when stock certificates representing such Pledged Collateral are delivered to the Administrative Agent, and in the case of the other Collateral described in each Security Agreement (other than Patents, Copyrights and Trademarks, in each case as defined therein), when financing statements and other filings are filed in the proper filing office, the Collateral Documents shall create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties (as defined in the applicable Security Agreement), a perfected security interest in, and Lien on, such Collateral to the extent perfection can be obtained by filing Uniform Commercial Code Financing Statements, or in the case of Pledged Collateral, by possession or control, in each case, prior to all other Liens other than Permitted Liens.

(ii) When each Security Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (i) above, the Collateral Documents shall create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a perfected security interest in, and Lien on, such Collateral, prior to all Liens other than Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(iii) When the Mortgage Instruments are properly filed in the proper real estate filing offices, such Mortgage Instruments are effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties (as defined in the applicable Security Agreement), legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in the Mortgaged Properties and proceeds thereof, subject only to Permitted Liens. In the case of any Mortgage Instrument executed and delivered after the date hereof in accordance with the provisions of Section 7.14, the office specified in the opinion of local counsel delivered in connection therewith as required by such Section) the Mortgage Instruments shall constitute fully perfected Liens, and security interests in, all of the Loan Parties’ right, title and interest in the Mortgaged Properties and proceeds thereof, in each case prior to and superior in right to any other Person, other than Permitted Liens.

6.20 [Reserved]

6.21 Brokers’ Fees

Neither the Borrower nor any Restricted Subsidiary (excluding the ETMC JV) has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with the Transaction.

6.22 Labor Matters

As of the Closing Date, (a) other than as set forth in Schedule 6.22, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any Restricted Subsidiary (excluding the ETMC JV) and (b) neither the Borrower nor any Restricted Subsidiary (excluding the ETMC JV) has suffered any strikes, walkouts, work stoppages or other material labor difficulty since the earlier of (i) the date five years prior to the Closing Date and (ii) the date upon which such Restricted Subsidiary (excluding the ETMC JV) was created or acquired.

6.23 Fraud and Abuse

To the knowledge of the Responsible Officers of the Loan Parties, neither the Borrower nor any Subsidiary or any of their respective officers or directors has engaged in any activities that are prohibited under Medicare Regulations or Medicaid Regulations that could reasonably be expected to have a Material Adverse Effect.

6.24 Licensing and Accreditation

(a) Except to the extent it would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses, permits, authorizations and approvals of each Governmental Authority necessary to the conduct of its business; (iii) except as set forth on Schedule 6.24(a), obtained and maintains accreditation by The Joint Commission, Det Norske Veritas Healthcare or the Accreditation Association for Ambulatory Health Care for each of the hospitals or freestanding surgery centers operated by them; (iv) entered into and maintains in good standing its Medicare Provider Agreements and Medicaid Provider Agreements; and (v) ensured that all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

(b) The Borrower will, and will cause each of their HMO Subsidiaries to, preserve and maintain (i) the licensing and certification of each HMO Subsidiary pursuant to the HMO Regulations, (ii) all certifications and authorizations necessary to ensure that the HMO Subsidiaries are eligible for all reimbursements available under the HMO Regulations to the extent applicable and (iii) all licenses, permits, authorizations and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs.

6.25 Anti-Terrorism Laws; Anti-Corruption

(a) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and, none of the respective officers, directors and, to the knowledge of each Loan Party, none of the brokers or agents of such Loan Party, such Subsidiary or, to the knowledge of any Loan Party, Affiliate has violated or is in violation of Anti-Terrorism Laws.

(b) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, and to the knowledge of each Loan Party, none of the brokers or agents of such Loan Party, such Subsidiary or, to the knowledge of any Loan Party, such Affiliate that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, and to the knowledge of each Loan Party, none of the brokers or agents of such Loan Party, such Subsidiary or, to the knowledge of any Loan Party, such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any

Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d) The Loan Parties and their Subsidiaries and, to the knowledge of each Loan Party, its Affiliates and the respective officers, directors, and to the knowledge of each Loan Party, none of the brokers or agents of such Loan Party, such Subsidiary or, to the knowledge of such Loan Party, Affiliate, have for the previous five years conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, and other similar anti-corruption legislation in other applicable jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.26 EEA Financial Institutions. None of the Loan Parties is an EEA Financial Institution.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Loan Parties shall and shall cause each of their Restricted Subsidiaries (excluding the ETMC JV) to:

7.01 Financial Statements

Deliver to the Administrative Agent:

(a) Annual Financial Statements.

(i) As soon as available, but in any event within 120 days after the end of each fiscal year thereafter of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, assumption or exception or any qualification or exception as to the scope of such audit (other than as a result of a current maturity of the Term Loans, the ABL Facility or the 2026 Notes); provided that if the Parent switches from one independent certified public accounting firm to another, the audit report of any such new accounting firm may contain a qualification or exception as to the scope of such consolidated financial statements that relates to any fiscal year prior to its retention which, for the avoidance of doubt, shall have been the subject of an audit report of the previous accounting firm meeting the criteria set forth above; provided further that, if the Parent shall own material assets other than any Capital Stock of the Borrower or have material operations or other liabilities, the Borrower shall provide a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, assumption or exception or any qualification or exception as to the scope of such audit (other than as a result of a current maturity of the Term Loans and the ABL Facility); provided further that if the Borrower switches from one independent certified public accounting firm to another, the audit report of any such new accounting firm may contain a qualification or exception as to the scope of such consolidated financial statements that relates to any fiscal year prior to its retention which, for the avoidance of doubt, shall have been the subject of an audit report of the previous accounting firm meeting the criteria set forth above.

(ii) With respect to each HMO Subsidiary, as soon as available, but in any event not later than the time such statements are required to be filed with the applicable Governmental Authority, annual financial statements prepared in accordance with SAP.

(b) Quarterly Financial Statements.

(i) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year ending thereafter of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that, if the Parent shall own material assets other than any Capital Stock of the Borrower or have material operations or other liabilities, the Borrower shall provide a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the previous fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(ii) With respect to each HMO Subsidiary, as soon as available, but in any event not later than the time such statements are required to be filed with the applicable Governmental Authority, quarterly financial statements prepared in accordance with SAP.

7.02 Certificates; Other Information

Deliver to the Administrative Agent:

(a) [Reserved];

(b) (i) concurrently with the delivery of the financial statements referred to in Sections 7.01(a), a duly completed Excess Cash Certificate (including data supporting financial ratio calculation and pro forma adjustments) signed by a Responsible Officer of the Borrower which Excess Cash Certificate shall include a calculation of the Borrower’s Portion of Excess Cash

Flow as at the last day of the applicable fiscal period, (ii) as soon as available, but in any event within 120 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters thereafter of the Parent or Borrower, as applicable, a narrative report and/or management’s discussion and analysis prepared with respect to the period covered by such financial statements as compared to the corresponding period in the prior fiscal year (or the prior fiscal year in the case of financial statements delivered pursuant to Section 7.01(a)) (which Excess Cash Certificate may be delivered, unless the Administrative Agent or a Lender requests executed originals, by electronic communication, including fax or email, which shall be deemed to be an original authentic counterpart thereof for all purposes) and (iii) if the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary and all such Unrestricted Subsidiaries, either individually or collectively, would otherwise constitute a Significant Subsidiary, then the quarterly and annual reports required by the preceding paragraphs will include a reasonably detailed presentation of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower;

(c) within 45 days after the first day of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries for the next fiscal year containing, among other things, pro forma financial statements for each quarter of the next fiscal year;

(d) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Borrower containing information regarding the minimum statutory capital requirement of each HMO Subsidiary as of the applicable fiscal quarter end;

(e) promptly after any written request by the Administrative Agent, copies of any detailed audit reports, management letters or material recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(f) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered)), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 7.02;

(g) promptly, notice of any exercise by LeaseCo or its Affiliates of the Ventas Asset Purchase or the Ventas Purchase Option;

(h) promptly, (i) such other information regarding the business, financial condition, operations, liabilities (actual or contingent) or properties of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents or (ii) information and documentation for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws, in each case, as the Administrative Agent or any Lender may from time to time reasonably request;

(i) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of a Responsible Officer of the Borrower (i) listing (A) all applications, if any, for Copyrights, Patents or Trademarks (each such term as defined in the applicable Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications for Copyrights, Patents and Trademarks (each such term as defined in the applicable Security Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the applicable Security Agreement) entered into since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of the Borrower or any Restricted Subsidiary (excluding the ETMC JV) that was renewed, replaced or modified during the period covered by such financial statements;

(j) (i) promptly upon filing with the applicable Governmental Authority, copies of any request for an extension to the time period within which financial statements prepared in accordance with SAP must be filed with such Governmental Authority and (ii) promptly copies of any extensions or rejections to extensions provided by any Governmental Authority; and

(k) promptly after any written request by the Administrative Agent, copies of all cost reports filed by any Loan Party with Medicare, Medicaid or any other third party payor;

Documents required to be delivered pursuant to Sections 7.01(a) or (b) or Section 7.02(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon the written request of the Administrative Agent or any Lender, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby agrees that it will use commercially reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format mutually acceptable to the Administrative Agent and the Borrower to the Platform (as defined below).

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Book Runners will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intra-Links or another similar confidential and secure electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Book Runners and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, it shall be treated as set forth in Section 11.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Book Runners shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Affiliates or its or their respective officers, directors, employees, agents and attorneys-in-fact (collectively, the “Agent Parties”) have any liability to Parent, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Parent, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time (i) of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

7.03 Notices

(a) Promptly upon knowledge thereof, notify the Administrative Agent of the occurrence of any Default.

(b) Promptly upon knowledge thereof, notify the Administrative Agent of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Promptly upon knowledge thereof, notify the Administrative Agent of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding the Threshold Amount.

(d) Promptly notify the Administrative Agent of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

(e) Promptly upon knowledge thereof, notify the Administrative Agent of (i) the institution of any investigation, review or proceeding against the Borrower or any Subsidiary to suspend, revoke or terminate (or that may result in the termination of) any Medicaid Provider Agreement or Medicare Provider Agreement, or any such investigation or proceeding that would reasonably be expected to result in an Exclusion Event, (ii) a copy of any notice of intent to exclude, any notice of proposal to exclude issued by the OIG or any other Exclusion Event, (iii) all notices of loss of accreditation, loss of participation under any Medical Reimbursement Program or loss of applicable health care license or certificate of authority of any HMO Subsidiary, and all other material deficiency notices, compliance orders or adverse reports issued by any HMO Regulator or other Governmental Authority or private insurance company pursuant to a provider agreement that, if not promptly complied with or cured, would reasonably be expected to result in the suspension or forfeiture of any license, certification, or accreditation necessary for such HMO Subsidiary to carry on its business as then conducted or the termination of any insurance or reimbursement program available to any HMO Subsidiary, or (iv) all correspondence received by the Borrower or any of its Subsidiaries from an HMO Regulator asserting that the Borrower or any of its Subsidiaries are not in compliance in all material respects with HMO Regulations or threatening action against the Borrower or any of its Subsidiaries under the HMO Regulations.

(f) Within the period for delivery of the annual and quarterly financial statements provided in Sections 7.01(a) and 7.01(b), written notification of Investments during such fiscal quarter by the Borrower or any Restricted Subsidiary in any HMO Subsidiary that, individually or in the aggregate in any fiscal year of the Borrower, exceed ten percent (10%) of the Company Action Level or the relevant state’s risk-based capital threshold, as applicable (in each case as determined in accordance with SAP at the immediately preceding fiscal-year-end determination thereof) of such HMO Subsidiary; provided that, to the extent such Investments, individually or in the aggregate, materially deviate from the business plan and budget delivered pursuant to Section 7.02(c), written notification of such Investments shall be provided not later than 15 days following the end of the calendar month during which such Investments are made.

(g) As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, a schedule setting forth in reasonable detail the reinsurance arrangements maintained by each of the HMO Subsidiaries of the Borrower as of the end of such fiscal year (with any changes subsequent to the end of such fiscal year described therein).

(h) Promptly upon knowledge thereof, notify the Administrative Agent of the occurrence of any Event of Default (as defined in the Master Lease) under the Master Lease, and so long as such Event of Default (as defined in the Master Lease) is continuing, provide copies of any written notices provided by LeaseCo under the Master Lease.

(i) Promptly upon knowledge thereof, notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(j) Promptly (x) upon knowledge thereof, notify the Administrative Agent of any event of default under any Joint Venture Agreement and (y) provide the Administrative Agent with copies of any material notices received from any Joint Venture or from any other member in any Joint Venture.

Each notice pursuant to Sections 7.03(a) through (e) (other than (d)) and (h) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Taxes

Pay and discharge as the same shall become due and payable, all material Taxes imposed or levied upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party.

7.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b) Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(c) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d) Preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, nothing in this Section 7.05(d) shall prohibit any of the transactions permitted in Sections 8.04 and 8.05 or otherwise prevent the Borrower and its Restricted Subsidiaries from discontinuing the preservation or renewal of any registered patents, trademarks, trade names and service marks if such discontinuance is, in the judgment of its board of directors or similar body, desirable in the conduct of its business.

7.06 Maintenance of Properties

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Use the standard of care typical in the industry in the operation and maintenance of its Facilities.

Notwithstanding the foregoing, nothing in this Section 7.06 shall prohibit any of the transactions permitted in Sections 8.04 and 8.05 or otherwise prevent the Borrower and its Restricted Subsidiaries from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is, in the judgment of its board of directors or similar body, desirable in the conduct of its business.

7.07 Maintenance of Insurance

(a) Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Borrower or any Subsidiary, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates; provided that the Borrower and its Restricted Subsidiaries may reduce the amount of insurance required to be maintained above to the extent the Borrower and its Restricted Subsidiaries establish a self-insurance program providing insurance coverage in lieu of such insurance. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent (i) ten (10) days (in the case of any insurance policy provided by Steadfast Insurance Corporation or American Guarantee and Liability Insurance Company or any Affiliate thereof) or (ii) in the case of any other insurance policy thirty (30) days (or ten (10) days in case of cancellation because of non-payment) prior written notice before any such policy or policies shall be altered (to the extent the relevant insurance carrier, as a matter of policy, provides notices of alterations in its policies to such loss payees or mortgagees, as the case may be) or canceled.

(b) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Insurance Laws.

7.08 Compliance with Laws

Except to the extent the failure to do so would not have or would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Restricted Subsidiaries to, (a) comply with all requirements of Law, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property (including, without limitation, Environmental Laws and ERISA); (b) conform with and duly observe in all material respects all applicable laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Borrower and its Restricted Subsidiaries ; (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicare Provider Agreements and Medicaid Provider Agreements; (d) ensure that (i) billing policies, arrangements, protocols and instructions will materially comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel; and (ii) medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)) and the federal Physician Self-Referral Law, commonly known as the “Stark Law” (42 U.S.C. §§ 1395nn and 1396b(s)); and (e) implement policies that are consistent with (i) the Standards for the Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E (the “Privacy Standards”); (ii) the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and C (the “Security Standards”); and (iii) the Standards for Notification in the Case of Breach of Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D (the “Breach Notification Standards” and together with the Privacy and Security Standards, the “HIPAA Standards”) implementing the privacy and security requirements of the Administrative Simplification subtitle of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) set forth at 45 CFR Parts 160 and 164 on or before the date that such HIPAA Standards become applicable to the Borrower and its Restricted Subsidiaries. Further, the Borrower has in place a compliance program for the Borrower and its Restricted Subsidiaries which is reasonably designed to provide effective internal controls that promote adherence to, prevent and detect material violations of, any Laws applicable to the Borrower and its Restricted Subsidiaries, and which includes the implementation of internal audits and monitoring on a regular basis to monitor compliance with the compliance program and with Laws.

7.09 Books and Records

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

7.10 Inspection Rights

(a) Permit representatives and independent contractors of the Administrative Agent and if any Event of Default shall have occurred and be continuing, any Lender (concurrently with the Administrative Agent’s exercise of its rights under this Section 7.10) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, senior officers, and independent public accountants (provided that, so long as no Event of Default exists, the Borrower will be provided an opportunity to attend such meetings), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) absent the existence of an Event of Default (x) only the Administrative Agent on behalf of the Lenders may exercise the rights under this Section 7.10 and (y)

the Administrative Agent may make only one (1) such visit during any fiscal year, which such visit shall be at the Borrower’s expense and (ii) when an Event of Default has occurred and is continuing the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

(b) At a date designated by the Borrower no later than 30 days following each delivery of financial statements pursuant to Section 7.01(a) or (b) during normal business hours, the Borrower will participate, and will cause key management personnel of the Borrower to participate, in one (1) telephonic conference call with the Lenders during any fiscal quarter.

7.11 Use of Proceeds

On the Closing Date, the proceeds of the Term Loans shall be used (i) to finance, in part, the Transaction, (ii) to pay fees and expenses in connection with the Transaction and (iii) for working capital or general corporate purposes; provided that in no event shall proceeds of the Loans be used in contravention of any Law (including the FCPA and any sanctions administered or enforced by OFAC) or any Loan Document.

7.12 Additional Subsidiaries; Additional Guarantors

(a) Within thirty (30) days (or such longer period as the Administrative Agent shall reasonably determine) after the acquisition or formation of any direct or indirect Restricted Subsidiary (or after any non-Wholly Owned Subsidiary (including any Joint Venture) becomes a Wholly Owned Subsidiary) of the Borrower (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Restricted Subsidiary) or any Subsidiary of the Borrower ceasing to be an Excluded Subsidiary:

(i) notify the Administrative Agent thereof in writing, together with (A) jurisdiction of formation, (B) number of shares of each class of Capital Stock outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Restricted Subsidiary, (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto and (E) a statement as to whether such Subsidiary is an HMO Subsidiary;

(ii) if such Restricted Subsidiary is a Material Domestic Subsidiary other than an Excluded Subsidiary, cause such Person to (1) become a Guarantor by executing and delivering to the Administrative Agent a Non-Tenant Joinder Agreement or Tenant Joinder Agreement, as applicable, or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, (2) deliver to the Administrative Agent documents of the types referred to in Section 5.01(f) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (1)), all in form, content and scope reasonably satisfactory to the Administrative Agent and (3) take all actions required by the Collateral Documents or reasonably requested by the Administrative Agent to perfect the security interests granted by such Guarantor under the Collateral Documents as more fully set forth in Section 7.14 and subject to the deadlines and grace periods set forth therein; and

(iii) if such Restricted Subsidiary is an HMO Subsidiary that is prohibited from providing a full and unconditional guaranty of the Obligations, to the extent permitted by applicable state law, (A) cause such Person to issue an Intercompany Note, in an amount equal to 75% of the maximum amount permitted under applicable law or such lesser amount approved by the

Required Lenders, to the Borrower and deliver Intercompany Security Documents to the Borrower, and (B) deliver the Collateral Assignment Documents to the Administrative Agent with respect to such Intercompany Note and Intercompany Security Documents, and (C) deliver to the Administrative Agent documents of the types referred to in Section 5.01(f) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of such Collateral Assignment Documents), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) If at any time any Subsidiary that is not a Guarantor provides a guarantee of the Borrower’s obligations in respect of the ABL Facility or the 2026 Notes, then promptly (and in any event within ten (10) Business Days (or such longer period as the Administrative Agent shall reasonably determine)) cause such Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a Non-Tenant Joinder Agreement or Tenant Joinder Agreement, as applicable, or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Section 5.01(f) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) If any HMO Subsidiary or Restricted Subsidiary thereof or any Joint Venture that was not required to become a Guarantor thereafter ceases to be prohibited from providing a full and unconditional guaranty of the Obligations (other than by reason of the references to “HMO Subsidiary” in the definition of “Excluded Subsidiary”), such HMO Subsidiary or Restricted Subsidiary shall within 30 days (or such longer period as the Administrative Agent shall reasonably determine) become a Guarantor and otherwise comply with the requirements of Section 7.12(a)(ii).

7.13 ERISA Compliance

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, in any case except, where the failure to do so would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

7.14 Pledged Assets

Each Loan Party will (a) (i) cause all of its owned Real Property and personal Property (including, without limitation, its rights in each Intercompany Note and the Intercompany Security Documents) consisting of Collateral, other than Excluded Property, to be subject at all times from and after ninety days after the Closing Date (or such other date as may be agreed to by the Administrative Agent subject to Section 5.01(g)) to first priority (subject to the terms of the Intercreditor Agreement), perfected Liens (subject to Permitted Liens) in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties (as defined in the applicable Security Agreement) to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, (ii) with respect to any such Property, other than Excluded Property, acquired subsequent to the Closing Date, within 90 days of acquisition (or such later date as may be agreed to by the Administrative Agent), cause such Property to be subject to first priority (subject to the terms of the Intercreditor Agreement), perfected Liens in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties (as defined in the applicable Security Agreement) to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens, (iii) register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by the Administrative Agent reasonably necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens other than Permitted Liens, (iv) deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens (subject to Permitted Liens) on the Collateral pursuant to the Collateral Documents, (v) during the continuance of an Event of Default, upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent may require in connection with such exercise and (vi) if the Administrative Agent or the Required Lenders determine that they are required by Law to have appraisals prepared in respect of the owned Real Property of any Loan Party constituting Collateral and having a fair market value in excess of $5,000,000, provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA or such other applicable Laws; provided, however, that the Loan Parties shall not be responsible for the cost of obtaining more than one (1) appraisal per calendar year for any individual owned Real Property site and (b) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate Mortgage Instruments, UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports (limited to Phase Is), a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each owned Real Property constituting Collateral and having a fair market value in excess of $5,000,000 (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Loan Party relating thereto) and if such owned Real Property is located in a flood hazard area, evidence of insurance required pursuant to Section 7.07, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.01(f) all in form, content and scope (and prepared by vendors selected by the Borrower) reasonably satisfactory to the Administrative Agent. Without limiting the generality of the above, so long as it is not otherwise Excluded Property, the Loan Parties will cause (i) 100% of the issued and outstanding Capital Stock of (x) each Material Domestic Subsidiary, (y) each Joint Venture (solely with respect to any Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly Owned Subsidiary) and (z) the ETMC JV, in each case owned by the Borrower or any Guarantor (other than the Capital Stock of an HMO Subsidiary if such pledge is prohibited by law or not approved by the applicable Governmental Authority), (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Borrower or any Guarantor to be subject at all times from and after ninety days after the Closing Date or later date of a Loan Party’s acquisition thereof (or such other date as may be agreed to by the Administrative Agent) to a first priority (subject to the terms of the Intercreditor Agreement), perfected Lien (subject to Permitted Liens) in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, (iii) (A) all intercompany loans permitted by Sections 8.02(g) and (ee) to be evidenced by Intercompany Notes (and in the case of intercompany loans permitted by Section 8.02(g), secured by Intercompany Security Documents) and (B) its rights in all such Intercompany Notes (and in the case of intercompany loans permitted by Section 8.02(g), Intercompany Security Documents) to be pledged to the Administrative Agent pursuant to the Collateral Assignment Documents and such other security documents as the Administrative Agent may reasonably request and (iv) the applicable Loan Parties to execute and deliver an account control agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to the Pledged ETMC Distribution Account within ninety (90) days after the Closing Date (with time periods to be extended with the consent of the Administrative Agent).

Notwithstanding the foregoing, the parties hereto agree the Loan Parties shall not be required to comply with the terms of this Section 7.14 with respect to Subsidiaries created subsequent to the Closing Date until the documentation described in Section 7.12(a) is delivered or required to be delivered with respect to such Subsidiary.

7.15 Annual Appraisals

Deliver to the Administrative Agent as and when required under Section 2.3(a)(ii) of the Relative Rights Agreement, an appraisal of the Option Assets (as defined in the Relative Rights Agreement) conducted by an MAI Appraiser (as defined in the Master Lease) mutually acceptable to the Administrative Agent and LeaseCo.

7.16 Change in Nature of Business

Not enter into any business, either directly or through any Restricted Subsidiary, except for those businesses of the same general type as those in which the Borrower and its Restricted Subsidiaries are engaged on the Closing Date (after giving effect to the Transaction) or which are reasonably related, supplemental or ancillary thereto and any business related, supplement or ancillary thereto.

7.17 Post-Closing Matters

The applicable Loan Parties shall obtain and deliver to the Administrative Agent the items set forth on Schedule 7.17, within the time periods set forth on such Schedule (unless waived or extended by the Administrative Agent in its discretion).

7.18 Compliance with Terms of Master Lease

Make all payments and otherwise perform all obligations in respect of the Master Lease, keep such Master Lease in full force and effect and not allow such Master Lease to lapse or be terminated or any rights to renew such Master Lease to be forfeited or cancelled, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries (excluding the ETMC JV other than with respect to Section 8.16) to, directly or indirectly:

8.01 Liens

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document (including, without limitation, pursuant to any Loan Document with respect to the Ventas Purchase Option Term Loans); provided the Ventas Purchase Option Term Loans shall not be secured by Liens on any assets or property of Parent, the Borrower or any Restricted Subsidiary other than on the equity interests of the Tenant Subsidiaries;

(b) Liens existing on the Closing Date and listed on Schedule 8.01 and any renewals or extensions thereof not any less favorable (taken as a whole) to the Lenders; provided that the property covered thereby is not increased (other than as a result of the appreciation in value of such property) and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) Liens (other than Liens imposed under ERISA) for Taxes, assessments or governmental charges or levies not overdue for more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not overdue for more than 60 days or, if overdue for more than 60 days, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting Real Property which do not materially detract from the value of the Real Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than sixty consecutive days during which execution is not effectively stayed;

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within 90 days after the acquisition thereof;

(j) leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of the Borrower or any Restricted Subsidiary;

(k) any interest or title of a lessor, sublessor, licensor or licensee under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or licensing agreements permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (A) Governmental Reimbursement Program Costs and (B) other actions or claims pertaining to the same or related matters or other Medical Reimbursement Programs; provided that the Borrower, in each case, shall have established adequate reserves for such claims or actions;

(p) Liens of sellers of goods to the Borrower and any of its Restricted Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(q) Liens in favor of the Borrower or any Loan Party on the assets of each HMO Subsidiary or Non-Guarantor Restricted Subsidiary in accordance with the terms hereof to secure the applicable Intercompany Note of such HMO Subsidiary or Non-Guarantor Restricted Subsidiary;

(r) Liens on the assets of the Captive Insurance Subsidiary created or deemed to exist in connection with the self-insurance program of the Captive Insurance Subsidiary;

(s) Liens in favor of the Administrative Agent pursuant to Collateral Assignment Documents;

(t) zoning, building codes and other land use Laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over the Real Property which are not violated by the current use or occupancy of the Real Property or the ordinary conduct of the business of the applicable Person, or any violation which would not have a Material Adverse Effect;

(u) Liens securing obligations incurred in connection with Permitted IRB Transactions;

(v) Liens related to industrial revenue bonds and similar securities to the extent such Liens attach to Property that is not Collateral, so long as the Borrower and its Restricted Subsidiaries hold all the securities, bonds, notes or other evidence of Indebtedness issued in respect thereof;

(w) Liens existing on Property or any asset at the time of acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any Property or asset of any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property or assets of the Borrower or any Restricted Subsidiary (other than proceeds) and (iii) such Lien shall secure only those obligations which it secured on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount not in excess of fees and expenses, including premium and defeasance costs associated therewith) or result in a decreased average weighted life thereof;

(x) (a) Liens securing obligations in respect of Indebtedness permitted under Section 8.03(p)(a), that are either (1) subject to the Intercreditor Agreement or (2) with respect to any cash flow revolving facility that refinances the ABL Credit Agreement, with respect to Indebtedness that is secured by Collateral on a pari passu or junior Lien basis and is subject to an Acceptable Intercreditor Agreement and (b) Liens securing obligations in respect of the Ventas Purchase Option ABL Loans permitted under Section 8.03(p)(b); provided that the Ventas Purchase Option ABL Loans shall not be secured by Liens on any assets or property of Parent, the Borrower or any Restricted Subsidiary other than on the equity interests of the Tenant Subsidiaries;

(y) other Liens securing obligations in an amount not to exceed the greater of (A) $100,000,000 and (B) 30% of Consolidated EBITDA in the aggregate at any time outstanding;

(z) Liens securing obligations in respect of Indebtedness permitted under Section 8.03(r) so long as such Liens attach only to Property or assets of the BSA Entities;

(aa) (i) any rights of LeaseCo pursuant to the Relative Rights Agreement and (ii) Liens on security deposits and similar deposits pursuant to Section 4.3 of the Master Lease;

(bb) Liens in favor of providers of (i) Cash Management Services (as defined in the ABL Credit Agreement); (ii) products under agreements relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk; (iii) commercial credit card and merchant card services; or (iv) other banking products or services as may be requested by any Loan Party or Restricted Subsidiary, other than Letters of Credit (as defined in the ABL Credit Agreement), (x) securing Obligations incurred in connection with credit card and merchant card processing servicing arrangements, or (y) subject to a subordination agreement executed by such provider and the Administrative Agent, which provides that such Liens are subordinated to the Liens securing the Obligations;

(cc) Liens securing obligations in respect of Indebtedness permitted under Section 8.03 (f), (u), (v) and (w); and

(dd) Liens on sums payable by Loan Parties or their Restricted Subsidiaries under insurance policies securing Indebtedness incurred in the ordinary course of business under financing arrangements related to the payment of premiums and deductibles under insurance policies.

Notwithstanding the foregoing, in no event shall the Borrower or any of its Restricted Subsidiaries (excluding the ETMC JV) create, incur, assume or permit to exist any Lien (i) on the leasehold interest in the Master Lease securing any Indebtedness unless the Administrative Agent, for the benefit of the Secured Parties (as defined in the applicable Security Agreement), shall have been granted a Lien on such property that ranks senior to the Lien on such property granted to secure such other Indebtedness, (ii) on the Collateral (as defined in the applicable Security Agreement) in violation of the Relative Rights Agreement and/or the Master Lease, as applicable, or (iii) on any Excluded ETMC Account (other than Liens permitted by Section 8.01(a) (so long as a Lien is granted for the benefit of all Lenders), (c), (d), (e), (f), (m), (n), (s) (so long as a Lien is granted for the benefit of all Lenders) and (bb)) unless a Lien is also granted for the benefit of the Lenders on a senior priority basis .

8.02 Investments

Make any Investments, except:

(a) Investments held by the Borrower or such Restricted Subsidiary in the form of cash or Cash Equivalents;

(b) Investments existing as of the Closing Date and set forth in Schedule 8.02 and any renewals, refinancings and extensions thereof on terms and conditions not materially less favorable (taken as a whole) to the Lenders;

(c) (i) Investments in any Person that is a Loan Party (other than an ETMC Loan Party), (ii) Investments by any Loan Party in any newly formed Restricted Subsidiary that becomes a Loan Party (other than an ETMC Loan Party), (iii) Investments by any ETMC Loan Party in any Loan Party or any other ETMC Loan Party, (iv) [reserved], (v) Investments by any Non-Guarantor Restricted Subsidiary in any Loan Party, any other Non-Guarantor Restricted Subsidiary or any ETMC Loan Party, and (vi) Investments by any ETMC Loan Party in any newly formed Subsidiary that becomes an ETMC Loan Party;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 8.03;

(f) Investments subsequent to the Closing Date in the form of equity or capital contributions in HMO Subsidiaries, Non-Guarantor Restricted Subsidiaries or Joint Ventures using cash invested in the Parent by the Sponsor Group and/or Ventas and immediately passed through by the Parent to the applicable HMO Subsidiary, Non-Guarantor Restricted Subsidiary or Joint Venture;

(g) Investments consisting of any intercompany loan made in accordance with Section 7.12(a)(iii) (it being understood and agreed that the consideration giving rise to each such intercompany loan shall not be cash consideration but rather the surplus value contributed to the applicable HMO Subsidiary by the Borrower); provided that (x) each such intercompany loan is evidenced by an Intercompany Note and secured by the assets of the applicable HMO Subsidiary pursuant to the Intercompany Security Documents and such other documentation reasonably satisfactory to the Administrative Agent and (y) the rights of the applicable lender under each such Intercompany Note and Intercompany Security Documents have been pledged to the Administrative Agent pursuant to documentation reasonably satisfactory to the Administrative Agent;

(h) so long as immediately before and immediately after giving effect to such Investment, no Event of Default has occurred and is continuing, Investments in a Joint Venture, together with all other Investments made by the Borrower or any Restricted Subsidiary pursuant to this Section 8.02(h) in an aggregate amount at the time of such Investment not to exceed the greater of (A) $100,000,000 and (B) 30% of Consolidated EBITDA in the aggregate outstanding at any one time; provided that if such Investment is in the form of a loan, (x) each such intercompany loan is evidenced by an Intercompany Note, (y) the Loan Parties shall take commercially reasonable efforts to have such Intercompany Note secured by the assets of the applicable Non-Guarantor Restricted Subsidiary or Joint Venture pursuant to the Intercompany Security Documents and such other documentation reasonably satisfactory to the Administrative Agent and (y) the rights of the applicable lender under each such Intercompany Note and, if applicable, Intercompany Security Document have been pledged to the Administrative Agent pursuant to documentation reasonably satisfactory to the Administrative Agent;

(i) Investments subsequent to the Closing Date in Non-Guarantor Restricted Subsidiaries or any ETMC Subsidiary, together with all other Investments made by the Borrower or any Restricted Subsidiary pursuant to this Section 8.02(i) and all other Investments in Non-Guarantor Restricted Subsidiaries and ETMC Subsidiaries made pursuant to Section 8.02(j) not to exceed the greater of (A) $80,000,000 and (B) 25% of Consolidated EBITDA in the aggregate outstanding at any one time; provided that if such Investment is in the form of a loan (x) each such intercompany loan is evidenced by an Intercompany Note and the Loan Parties shall take commercially reasonable efforts to have such Intercompany Note secured by the assets of the applicable Non-Guarantor Restricted Subsidiary or ETMC Subsidiary pursuant to the Intercompany Security Documents and such other documentation reasonably satisfactory to the Administrative Agent and (y) the rights of the applicable lender under each such Intercompany Note and Intercompany Security Document (if applicable) have been pledged to the Administrative Agent pursuant to documentation reasonably satisfactory to the Administrative Agent;

(j) Permitted Acquisitions;

(k) Investments in the Captive Insurance Subsidiary in an amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which the Captive Insurance Subsidiary is formed and other Investments in the Captive Insurance Subsidiary to cover reasonable general corporate and overhead expenses of the Captive Insurance Subsidiary;

(l) loans and advances in the ordinary course of business to employees of the Borrower or any of its Restricted Subsidiaries so long as the aggregate principal amount of such advances outstanding at any time shall not exceed $10,000,000;

(m) Investments consisting of non-cash consideration received in connection with a sale of assets permitted under Section 8.05;

(n) Investments arising from endorsements for collection or deposit in the ordinary course of business;

(o) so long as immediately before and immediately after giving effect to such Investment, no Event of Default has occurred and is continuing, Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this Section 8.02(o) that are at that time outstanding, not to exceed the greater of (x) $80,000,000 and (y) 25% of Consolidated EBITDA in the aggregate outstanding at any one time (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(p) so long as immediately before and immediately after giving effect to such Investment, no Event of Default has occurred and is continuing, other Investments in an amount not to exceed the greater of (A) $100,000,000 and (B) 30% of Consolidated EBITDA in the aggregate at any time outstanding;

(q) [reserved];

(r) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(s) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(t) licenses or sublicenses in the ordinary course of business that do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Material Domestic Subsidiary;

(u) so long as immediately before and after giving effect to such Investment, no Event of Default has occurred and is continuing, other Investments in an amount not to exceed the Borrower’s Portion of Excess Cash Flow immediately prior to the time of the making of any Investment; provided that after giving pro forma effect thereto, the Consolidated Leverage Ratio (calculated on a pro forma basis) is not greater than 4.75:1.00;

(v) additional Investments to the extent that payment for such Investments is made solely with net proceeds of any Equity Issuance of Qualified Capital Stock of the Borrower (or Parent, to the extent such cash proceeds are contributed to the Borrower) after the Closing Date that are not used for any other purpose;

(w) Investments made in connection with Permitted IRB Transactions;

(x) Investments consisting of Physician Support Obligations made by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(y) the purchase of up to 15% of the outstanding Capital Stock of Physicians Surgical Hospitals, LLC and Physicians Surgical Real Estate, LLC;

(z) Investments made by any Non-Guarantor Restricted Subsidiary into any other Non-Guarantor Restricted Subsidiary (including intercompany Indebtedness);

(aa) Investments consisting of extensions of credit or other Indebtedness owing by any BSA Entity permitted by Section 8.03(r);

(bb) the purchase of any equity interest of any BSA Entity pursuant to a put or call option in respect of such BSA Entity’s equity interests set forth in the Organization Documents of such BSA Entity so long as such BSA Entity becomes a Wholly Owned Subsidiary after giving effect to such purchase;

(cc) cash management transactions between any Loan Party and the BSA Entities;

(dd) Investments in the form of unsecured Guarantees by a Loan Party or any of its Restricted Subsidiaries that manages any hospital of such hospital’s obligation to repurchase Self-Pay Accounts that have been disposed of pursuant to clause (x)(B) of the definition of “Disposition”;

(ee) Investments consisting of (i) the intercompany loan evidenced by the Required Payment Intercompany Note in an aggregate principal amount not to exceed $205,000,000 (excluding any interest paid in kind) at any time outstanding; (ii) intercompany loans (collectively, the “Working Capital Intercompany Loans”) from a Loan Party to AHS East Texas in an aggregate principal amount not to exceed $46,000,000 (excluding any interest paid in kind) at any time outstanding and any Investments from an ETMC Loan Party to any ETMC Subsidiary which Investments are made solely with the proceeds of the Working Capital Intercompany Loans; and (iii) an intercompany loan from AHS East Texas to AHS Legacy Operations, LLC in an aggregate principal amount not to exceed $25,000,000 (excluding any interest paid in kind) at any time outstanding; provided (x) each such intercompany loan is evidenced by an Intercompany Note and such other documentation reasonably requested by the Administrative Agent and (y) the rights of the applicable Loan Party under each such Intercompany Note have been pledged to the Administrative Agent pursuant to documentation reasonably satisfactory to the Administrative Agent;

(ff) subject to Section 8.16, the ETMC Subsidiaries may make Investments in the ETMC JV with cash generated from the operations of such ETMC Subsidiaries to the extent required by the ETMC JV Agreement;

(gg) so long as immediately before and after giving effect to such Investment, no Event of Default has occurred and is continuing, additional Investments; provided that after giving pro forma effect thereto, the Consolidated Leverage Ratio (calculated on a pro forma basis) is not greater than 2.95:1.00;

(hh) Investments to the extent constituting Approved Hospital Swaps;

(ii) Investments pursuant to any customary buy/sell arrangements in favor of investors or joint venture parties in connection with syndications of healthcare facilities, including, without limitation, Hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers;

(jj) distributions or payments in connection with a Securitization Transaction in an aggregate amount not to exceed, together with all Investments pursuant to Section 8.02(kk) and Dispositions pursuant to clause (xviii) of the definition of “Dispositions”, the greater of (A) $75,000,000 and (B) 25.0% of Consolidated EBITDA, provided that no distributions of ABL Priority Collateral shall be permitted by this clause (jj);

(kk) any Investment in a Receivable Subsidiary or other Person, pursuant to the terms and conditions of a Securitization Transaction and any right to receive distributions or payments of fees related to a Securitization Transaction and any right to purchase assets of a Receivables Subsidiary in connection with a Securitization Transaction in an aggregate amount not to exceed, together with all Investments pursuant to Section 8.02(jj) and Dispositions pursuant to clause (xviii) of the definition of “Dispositions”, the greater of (A) $75,000,000 and (B) 25.0% of Consolidated EBITDA, provided that no distributions of ABL Priority Collateral shall be permitted by this clause (kk); and

(ll) after (or concurrently with) the consummation of the Ventas Purchase Option, Investments in the Tenant Subsidiaries in an amount not to exceed the amount of Investments in such Tenant Subsidiaries immediately prior to the consummation of the Ventas Purchase Option.

8.03 Indebtedness

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents (including, without limitation, in connection with the Ventas Purchase Option Term Loans in an amount not to exceed the Ventas Purchase Option Term Loan Amount);

(b) Indebtedness of the Borrower and its Restricted Subsidiaries set forth in Schedule 8.03 (and renewals, refinancings and extensions thereof (not exceeding the principal amount of the Indebtedness so renewed, refinanced or extended) on terms and conditions not materially less favorable (taken as a whole) to the applicable debtor(s) or to the Lenders);

(c) intercompany Indebtedness permitted under Section 8.02;

(d) obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract entered into in the ordinary course of business and not for speculative purposes;

(e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Restricted Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of the greater of (A) $120,000,000 and (B) 40% of Consolidated EBITDA at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (other than for interest, premiums, penalties and fees);

(f) Securitization Transactions (solely in respect of Collateral of a type that would not constitute ABL Priority Collateral) in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $75,000,000 and (B) 25% of Consolidated EBITDA;

(g) intercompany Indebtedness incurred under the LHP Cash Management Transfer System;

(h) Indebtedness under performance bonds, surety bonds, letter of credit obligations to provide security for workers’ compensation claims and bank overdrafts, in each case in the ordinary course of business;

(i) Indebtedness in the form of trade payables and accrued expenses incurred in the ordinary course of business;

(j) other Indebtedness in an aggregate principal amount not to exceed the greater of (A) $100,000,000 and (B) 30% of Consolidated EBITDA at any one time outstanding;

(k) Indebtedness of the Borrower or any other Loan Party in the form of loans from the Captive Insurance Subsidiary in an aggregate principal amount at any time outstanding not to exceed twenty percent (20%) of the total assets of the Captive Insurance Subsidiary, as shown on the most recent balance sheet of the Captive Insurance Subsidiary in accordance with GAAP;

(l) Earn-Out Obligations not to exceed $10,000,000 in the aggregate at any one time outstanding;

(m) Guarantees by the Borrower or its Restricted Subsidiaries of Indebtedness permitted to be incurred by such Borrower or Restricted Subsidiary in accordance with the provisions of this Agreement; provided that in the event such Indebtedness that is being Guaranteed is Subordinated Indebtedness, then any related Guarantee of the Borrower or a Loan Party shall be subordinated in right of payment to the Term Loans;

(n) Indebtedness of the Loan Parties incurred in the ordinary course of business under financing arrangements related to the prepayment of premiums and deductibles under the Loan Parties’ insurance policies;

(o) Indebtedness of Non-Guarantor Restricted Subsidiaries, together with any Indebtedness incurred by Non-Guarantor Restricted Subsidiaries pursuant to Section 8.03(u) and to Section 8.03(v) below not to exceed the greater of (A) $100,000,000 and (B) 30% of Consolidated EBITDA at any one time outstanding;

(p) (a) Indebtedness incurred pursuant to the ABL Facility by the Borrower or any Loan Party in an aggregate principal amount of commitments, loans or letters of credit thereunder (without any duplication thereof) not to exceed (A) the greater of (x) $225,000,000 (plus any incremental facilities permitted thereunder as in effect on the Closing Date in an amount not to exceed $100,000,000) less the aggregate principal amount of commitments in respect of the Ardent ABL Facility Silo terminated in connection with the Ventas Purchase Option and (y) the Borrowing Base (as defined in the ABL Facility as in effect on the Closing Date; provided that after giving effect to the Ventas Purchase Option, this clause (y) shall no longer include the Borrowing Base in respect of the Ardent ABL Facility Silo); provided that such Indebtedness is either (1) subject to the terms of the Intercreditor Agreement in the capacity of “ABL Obligations” or (2) with respect to any cash flow revolving facility that refinances the ABL Credit Agreement, such Indebtedness is secured by Collateral on a pari passu or junior Lien basis and is subject to an Acceptable Intercreditor Agreement and (b) after consummation of the Ventas Purchase Option, Indebtedness assigned to the Ventas Assignees under the ABL Facility in an amount equal to the Ventas Purchase Option ABL Amount (the “Ventas Purchase Option ABL Loans”) (provided that the guarantees in respect of such Indebtedness by Parent, Borrower and Loan Parties thereunder shall be subordinated to the Non-Ventas Purchase Option Term Loans);

(q) Indebtedness incurred in connection with Permitted IRB Transactions;

(r) Indebtedness of the BSA Entities in an amount not to exceed at any one time outstanding $30,000,000; provided that such Indebtedness shall not be guaranteed in any respect by Parent, the Borrower or any Guarantor (other than any BSA Entity) except to the extent permitted by Section 8.02;

(s) [reserved];

(t) Unsecured Indebtedness incurred pursuant to the 2026 Notes Indenture by the Borrower or any Loan Party in an aggregate principal amount thereunder not to exceed $475,000,000 and refinancings and replacements thereof so long as (i) such unsecured refinancing or replacement Indebtedness shall mature no earlier than the maturity date of the 2026 Notes, (ii) such unsecured refinancing or replacement Indebtedness shall not contain any amortization or mandatory prepayment provisions (other than customary offer to purchase provisions consistent with the offer to purchase provisions contained in the 2026 Notes Indenture) and (iii) the other terms and provisions of such unsecured refinancing or replacement Indebtedness shall not be more restrictive to the Borrower and its Restricted Subsidiaries, taken as a whole, than the 2026 Notes Indenture as in effect on the Closing Date;

(u) (i) Indebtedness secured by Liens that are pari passu with or junior to the Liens securing the Term Loans so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Senior Secured Net Leverage Ratio on a Pro Forma Basis is not greater than 3.25:1.00; provided that for purposes of this clause (i), net cash proceeds of Indebtedness incurred at such time shall not be netted against the applicable amount of Consolidated Indebtedness for purposes of such calculation of the Senior Secured Net Leverage Ratio and (ii) unsecured Indebtedness so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, (A) the Consolidated Leverage Ratio on a Pro Forma Basis is not greater than 4.75:1.00 or (B) the Fixed Charge Coverage Ratio is not less than 2.00:1.00 (provided that for purposes of this clause (ii), net cash proceeds of Indebtedness incurred at such time shall not be netted against the applicable amount of Consolidated Indebtedness for purposes of such calculation of the Consolidated Leverage Ratio); provided, that the aggregate principal amount of such Indebtedness incurred by Non-Guarantor Restricted Subsidiaries, together with any Indebtedness incurred by Non-Guarantor Restricted Subsidiaries pursuant to Section 8.03(o) and Section 8.03(v) shall not exceed at any time outstanding, the greater of (A) $100,000,000 or (B) 30% of Consolidated EBITDA; provided, further, that (I) such Indebtedness shall be subject to the Maturity and Weighted Average Life to Maturity Limitations, (II) if secured, such Indebtedness shall be secured only by Collateral either on a pari passu or junior Lien on the Collateral, (III) in the case of term loans secured on a pari passu basis with the Liens securing the Term Loans, such Indebtedness shall be subject to the MFN Provisions and (IV) such Indebtedness shall be on terms and pursuant to documentation (including an Acceptable Intercreditor Agreement if applicable) reasonably satisfactory to the Borrower and the lenders proving such Indebtedness (provided that to the extent such terms and documentation are not consistent with this Agreement (except as they relate to maturity, Weighted Average Life to Maturity or interest rates), they shall not be more favorable, taken as a whole (as reasonably determined by the Borrower), to the lenders providing such Indebtedness than the terms of the Term Loans (other than with respect to terms and conditions applicable after the maturity of the Term Loans) unless such more favorable terms are added for the benefit of the Term Loans, which shall not require the consent of the Lenders and any such Indebtedness may contain any financial maintenance covenants, so long as such covenants are also added for the benefit of the Lenders, which shall not require consent of the Lenders);

(v) assumed Indebtedness of a Restricted Subsidiary acquired after the Closing Date or a person merged or consolidated with the Borrower or any Restricted Subsidiary after the Closing Date and Indebtedness otherwise incurred by the Borrower or any Restricted Subsidiary in connection with the acquisition of assets or equity interests (including a Permitted Acquisition), where such acquisition, merger or consolidation is not prohibited by this Agreement; provided that in the case of assumed Indebtedness, such Indebtedness is not incurred in contemplation of such acquisition or merger; provided, further, that, (x) such Indebtedness is secured by Liens that are pari passu with or junior to the Liens securing the Term Loans and immediately after giving effect to such acquisition, merger or consolidation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof, the Senior Secured Net Leverage Ratio on a Pro Forma Basis is (A) not greater than 3.25:1.00 or (B) no greater than the Senior Secured Net Leverage Ratio in effect immediately prior thereto (provided that for purposes of this clause (x), net cash proceeds of Indebtedness incurred at such time shall not be netted against the applicable amount of Consolidated Indebtedness for purposes of such calculation of the Senior Secured Net Leverage Ratio) or (y) such Indebtedness is unsecured and immediately after giving effect to such acquisition, merger or consolidation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof, either (i) the Consolidated Leverage Ratio on a Pro Forma Basis is (A) not greater than 4.75:1.00 or (B) no greater than the Consolidated Leverage Ratio in effect immediately prior thereto (provided that for purposes of this clause (y), net cash proceeds of Indebtedness incurred at such time shall not be netted against the applicable amount of Consolidated Indebtedness for purposes of such calculation of the Consolidated Leverage Ratio) or (ii) the Fixed Charge Coverage Ratio is (A) not less than 2.00:1.00 or (B) not less than Fixed Charge Coverage Ratio in effect immediate prior thereto; provided, further, that the aggregate amount of such Indebtedness incurred Non-Guarantor Restricted Subsidiaries, together with any Indebtedness incurred by Non-Guarantor Restricted Subsidiaries pursuant to Section 8.03(o) and Section 8.03(u) shall not exceed at any time outstanding, the greater of (A) $100,000,000 or (B) 30% of Consolidated EBITDA; provided, further, that (I) such incurred Indebtedness shall be subject to the Maturity and Weighted Average Life to Maturity Limitations, (II) if secured, such Indebtedness shall be secured only by either a pari passu or junior Lien on the Collateral, (III) in the case of term loans secured on a pari passu basis with the Liens securing the Term Loans, such Indebtedness shall be subject to the MFN Provisions and (IV) such incurred Indebtedness shall be on terms and pursuant to documentation (including an Applicable Intercreditor Agreement if applicable) reasonably satisfactory to the Borrower and the lenders proving such Indebtedness (provided that to the extent such terms and documentation are not consistent with this Agreement (except as they relate to maturity, Weighted Average Life to Maturity or interest rates), they shall not be more favorable, taken as a whole (as reasonably determined by the Borrower), to the lenders providing such Indebtedness than the terms of the Term Loans (other than with respect to terms and conditions applicable after the maturity of the Term Loans) unless such more favorable terms are added for the benefit of the Term Loans, which shall not require the consent of the Lenders and any such Indebtedness may contain any financial maintenance covenants, so long as such covenants are also added for the benefit of the Lenders, which shall not require consent of the Lenders);

(w) Attributable Indebtedness of the Borrower or any Restricted Subsidiary arising from a Permitted Sale Leaseback; and

(x) Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of Joint Ventures of the Borrower or any Restricted Subsidiary not in excess of the greater of (A) $120,000,000 and (B) 40% of Consolidated EBITDA at any one time outstanding.

Notwithstanding the foregoing, in no event shall the Borrower or any of its Restricted Subsidiaries (excluding the ETMC JV) create, incur, assume or suffer to exist any Indebtedness or any Guarantee in violation of the Relative Rights Agreement and/or the Master Lease, as applicable.

Notwithstanding the foregoing, any Indebtedness incurred pursuant to this Section 8.03 that is subordinated in right of payment to the Term Loans shall comply with the definition of “Subordinated Indebtedness”.

8.04 Fundamental Changes

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) any Loan Party (other than any ETMC Loan Party) may merge, dissolve into or consolidate with any other Loan Party (other than any ETMC Loan Party); provided that if the Borrower is a party thereto, the Borrower shall be the continuing or surviving corporation, (b) any Foreign Subsidiary may be merged, dissolved into or consolidated with or into any Loan Party; provided that such Loan Party shall be the continuing or surviving corporation, (c) any Foreign Subsidiary may be merged, dissolved into or consolidated with or into any other Foreign Subsidiary, (d) any non-Loan Party or ETMC Loan Party may be merged, dissolved into or consolidated with or into any Loan Party; provided that such Loan Party shall be the continuing or surviving corporation, (e) any non-Loan Party may be merged, dissolved into or consolidated with or into any other non-Loan Party, (f) any Restricted Subsidiary may merge with any Person that is not a Loan Party in connection with an Acquisition permitted hereunder; provided that any Loan Party shall be the continuing or surviving corporation, (g) any ETMC Loan Party may be merged, dissolved into or consolidated with or into any other ETMC Loan Party, (h) any Restricted Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding-up, as applicable, could not reasonably be expected to have a Material Adverse Effect or otherwise result in a Default or Event of Default hereunder and (i) nothing in this Section 8.04 shall prohibit any transaction of the type excluded from the definition of “Disposition” by virtue of clauses (i) through (xvii) of the definition of “Disposition” or any Disposition otherwise permitted under Section 8.05. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, (x) the Parent may convert into a “C” corporation” and/or (y) so long as no Event of Default exists or would result therefrom, the Borrower may merge (the “Permitted Merger”) with and into the Parent in connection with an initial public offering of the common stock or common equity interests of the Borrower or any direct or indirect parent entity of the Borrower; provided that (A) the Parent shall continue to be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Parent shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to this Agreement confirmed that its Guarantee shall apply to the Parent’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to each Security Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Parent’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument or agreement reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Parent’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any other Loan Document comply with this Agreement and (y) and an opinion of counsel stating that this Agreement and certain other Loan Documents reasonably requested by the

Administrative Agent, as modified by the applicable supplements set forth above, are enforceable against the Borrower and the other applicable Loan Parties, in each case after giving effect to the Permitted Merger ; provided, further, that if the foregoing are satisfied, the Parent will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that such Borrower agrees to provide any documentation and other information about the Parent as shall have been reasonably requested in writing by any Lender through an Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and antimoney laundering rules and regulations, including Title III of the USA Patriot Act;

8.05 Dispositions

Make any Disposition (other than any Approved Hospital Swap) unless (i) (a) at least 75% of the total consideration received by the Borrower or such Restricted Subsidiary in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and the total consideration paid shall be in an amount not less than the fair market value of the Property disposed of, (b) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, (c) the aggregate net book value of all of the assets (excluding assets subject to a Permitted Sale Leaseback) sold or otherwise Disposed of by the Borrower and its Restricted Subsidiaries (excluding any Dispositions of any ETMC Subsidiaries that are Excluded Subsidiaries) in all such transactions in any fiscal year of the Borrower shall not exceed $70,000,000 and (d) in the case of any Disposition (excluding any Dispositions of any ETMC Subsidiaries that are Excluded Subsidiaries) where the aggregate net book value of all of the assets sold or otherwise disposed of exceeds $20,000,000, no later than five (5) Business Days prior to such Disposition, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower specifying the anticipated date of such Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Disposition or (ii) such Disposition is pursuant to the Relative Rights Agreement.

8.06 Restricted Payments

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) (i) (A) each Restricted Subsidiary may make Restricted Payments (directly or indirectly) to any Loan Party (other than an ETMC Loan Party) and (B) each ETMC Subsidiary may make Restricted Payments (directly or indirectly) to any Loan Party; (ii) any non-Loan Party may make cash dividends on a pro rata basis to the holders of its Capital Stock, (iii) any BSA Entity may make Restricted Payments on a pro rata basis to the holders of any equity interests therein and (iv) subject to Section 8.16, each ETMC Subsidiary may make Restricted Payments (directly or indirectly) using cash generated from its operations to the ETMC JV to the extent required by the ETMC JV Agreement;

(b) Parent and each of its Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Capital Stock (other than Disqualified Capital Stock) of such Person;

(c) the Borrower or any Restricted Subsidiary may make Restricted Payments to the Parent (or any parent entity thereof that controls the Borrower) so that the Parent (or any parent entity thereof that controls the Borrower) may consummate the repurchase of Capital Stock held by employees, former employees, directors, former directors, officers, former officers, consultants or former consultants of the Parent or any of its Subsidiaries in an amount not to exceed $15,000,000 in the aggregate during any fiscal year of the Borrower (which will increase to $30,000,000 following the consummation of an initial Public Equity Offering by the Borrower or any direct or indirect parent entity of the Borrower) (with unused amounts in any fiscal year being carried over to the next succeeding fiscal years), subject to a maximum payment in any fiscal year of $30,000,000 (which will increase to $60,000,000 following the consummation of an initial Public Equity Offering by the Borrower or any direct or indirect parent entity of the Borrower); provided, however, that no Event of Default shall have occurred and be continuing at the time of any such distribution or payment or result therefrom;

(d) with respect to any taxable period for which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group (a “Tax Group”) of which any parent entity of the Borrower is the common parent, the portion of any federal, state and/or local income taxes, as applicable, of such Tax Group that is attributable to the taxable income of Borrower and its applicable Subsidiaries (reduced by any dividends or distributions made by the Borrower prior to the Closing Date with respect to such Taxes for such taxable period); provided that the amount of such payments made in respect of any taxable period in the aggregate shall not exceed the amount that the Borrower and/or its applicable Subsidiaries would have been required to pay if the Borrower and such Subsidiaries had been a stand-alone Tax Group for all relevant taxable periods; provided, further, that the amount of such payments attributable to the taxable income of any Unrestricted Subsidiary shall be limited to the amount actually paid by such Unrestricted Subsidiary to the Borrower or any other Loan Party for the purposes of paying such consolidated, combined or similar taxes;

(e) the Borrower or any Restricted Subsidiary may make distributions to the Parent (or any parent entity thereof that controls the Borrower) in any fiscal year so that the Parent (or any parent entity thereof that controls the Borrower) may pay (A)(i) any Sponsor Fees in an amount not to exceed $5,000,000 in any fiscal year and (ii) any customary transaction fees; provided, however, that (x) no Default or Event of Default shall have occurred and be continuing at the time of any such distribution or payment or result therefrom and (y) after giving pro forma effect thereto, the Consolidated Leverage Ratio (calculated on a pro forma basis) is not greater than 3.50:1.00; provided that, if at any time any such Sponsor Fees and transaction fees are not permitted to be paid as a result of the failure to satisfy the foregoing clauses (x) and/or (y) or otherwise elected to be deferred, then then (1) such amounts shall continue to accrue, and (2) any such amounts that have accrued but which were not permitted to, or were elected not to, be paid may be paid in any subsequent period so long as the conditions set forth in clauses (x) and (y) above are satisfied at the time of the making of such payments, (B) reasonable out-of-pocket expenses of the Sponsor and (C) indemnity payments to the Sponsor;

(f) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Borrower and any Restricted Subsidiary may make additional Restricted Payments to the Parent (or any parent entity thereof that controls the Borrower) the proceeds of which may be utilized by the Parent (or any parent entity thereof that controls the Borrower) to make additional Restricted Payments in an amount not to exceed the Borrower’s Portion of Excess Cash Flow, calculated immediately prior to the making of such Restricted Payment; provided that after giving pro forma effect thereto, the Consolidated Leverage Ratio (calculated on a pro forma basis) is not greater than 4.75:1.00;

(g) additional Restricted Payments to the extent made solely with the net proceeds of any substantially concurrent Equity Issuance of Qualified Capital Stock of the Borrower (or Parent, to the extent such cash proceeds are contributed to the Borrower) after the Closing Date that are not used for any other purpose;

(h) the declaration and payment by the Borrower of dividends on the common stock or common equity interests of the Borrower or any direct or indirect parent entity of the Borrower following the consummation of an initial Public Equity Offering of such common stock or common equity interests, in an amount not to exceed 6% of the proceeds received by or contributed to the Borrower or any direct or indirect parent entity of the Borrower in or from any public offering in any fiscal year, other than public offerings with respect to the Borrower’s or such parent’s common stock registered on Form S-4 or Form S-8 and other than any public sale the proceeds of which were used to finance a Restricted Payment pursuant to Section 8.06(g) or Investments pursuant to Section 8.02(v).

(i) the Borrower and any Restricted Subsidiary may make distributions to (A) the Parent (or any parent entity thereof that controls the Borrower) in connection with expenses required to maintain the Parent’s or such parent entity’s corporate existence and provided that no Event of Default has occurred and is continuing, reasonable general corporate overhead expenses to the extent such expenses are attributable to the ownership or operation of the Parent and its Subsidiaries, which such expenses in the aggregate do not to exceed $2,000,000 in any fiscal year and (B) the Parent (or any parent entity thereof that controls the Borrower) for the payment of insurance premiums, costs, expenses and deductibles as part of a common arrangement for purchasing insurance by Parent (or such other parent entity) for the benefit of itself and its Restricted Subsidiaries to the extent the proceeds thereof are promptly used by Parent (or such other parent entity) to promptly pay premiums, costs, expenses and deductibles of insurance obtained by Parent (or such other parent entity) for the benefit of the Borrower and its Restricted Subsidiaries; provided that such Restricted Payments shall not exceed the aggregate amount of premiums, costs, expenses and deductibles that are attributable solely to the Borrower and its Restricted Subsidiaries; provided, further, that such Restricted Payments shall not in any event exceed the aggregate amount that the Borrower and its Restricted Subsidiaries would have been required to pay as a stand-alone insured entity;

(j) any Loan Party and any Restricted Subsidiary may make cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(k) so long as immediately before and after giving effect to such Restricted Payments, no Event of Default has occurred and is continuing, make additional Restricted Payments; provided that after giving pro forma effect thereto, the Consolidated Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 2.50:1.00;

(l) payments made to cash-out Class C Units of Parent pursuant to their terms in connection with an initial public offering of common stock or other common equity interests of the Borrower or any direct or indirect parent entity thereof;

(m) (i) following a public offering of the common stock or common equity interests of the Borrower or any direct or indirect parent entity of the Borrower, make Restricted Payment to pay listing fees and other costs and expenses attributable to being a public company, of any direct or indirect parent entity of the Borrower, and (ii) fees and expenses, other than to Affiliates of Parent or the Borrower, related to any unsuccessful public offering of the common Stock or common equity interests of the Borrower or any direct or indirect parent entity of the Borrower; and

(n) other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this Section 8.06(l) and prepayments of Subordinated Indebtedness pursuant to Section 8.13(b)(ii) shall not to exceed $40,000,000; provided, however, that no Event of Default shall have occurred and be continuing at the time of any such distribution or payment or result therefrom.

8.07 [Reserved]

8.08 Transactions with Affiliates

Enter into or permit to exist any transaction or series of transactions with any Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) transactions expressly permitted by Section 7.07, 8.01, 8.02, 8.03, 8.04, 8.05, 8.06, 8.13, 8.16 and 8.17, (d) normal and reasonable compensation, reimbursement of expenses and indemnification of officers, directors, employees and consultants, (e) any Equity Issuance, (f) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable (taken as a whole) to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an Affiliate, (g) Equity Issuances of the Capital Stock of the Parent to a member of the Sponsor Group or Ventas pursuant to Sections 8.02(v), and 8.06(g), (h) the consummation of the Transaction, (i) performance under any employment contracts, collective bargaining agreements, stock option plans, employee benefit plans, related trust agreements or similar arrangement of the Loan Parties and the Restricted Subsidiaries in the ordinary course of business, (j) any transaction solely among Loan Parties and their Restricted Subsidiaries expressly permitted hereunder; (k) any assignment of the Loans to any Non-Debt Fund Affiliate or Purchasing Borrower Party; (l) reimbursement of expenses and indemnification of the Sponsor Group; (m) cash management transactions between any Loan Party and the BSA Entities; (n) management agreements (including, without limitation, with respect to the ETMC Subsidiaries and AHS Management Company, Inc., the JV Management Agreement, JV Clinical Management Agreement and the JV Sub-Management Agreement to be entered into among any Affiliate of Parent and officers and employees of the Borrower or any Restricted Subsidiary; provided that such management agreements shall (i) include compensation to be paid by such Affiliate to the Borrower or its Restricted Subsidiaries for services received on arms-length terms, (ii) relate only to any provision of services by officers and employees of the Borrower and its Restricted Subsidiaries to such Affiliate, (iii) not in the good faith judgment of the Borrower interfere in any material respect with the management, business or operations of the Borrower and its Restricted Subsidiaries and (iv) not permit the allocation of more than 25% of the time of any officers and employees in the aggregate to all such Affiliates, (o) pursuant to the Master Lease (and any guaranty thereof) and the Relative Rights Agreement including the exercise of the Ventas Purchase Option, and (p) with respect to the ETMC Subsidiaries and AHS Management Company, Inc., pursuant to the ETMC JV Agreement.

8.09 Burdensome Agreements

(a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party, (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement, the other Loan Documents and the Ventas Purchase Option Amendment (only as it applies to

Tenant Subsidiaries), (2) the ABL Credit Agreement, the Loan Documents (as defined in the ABL Credit Agreement) and the Ventas Purchase Option Amendment (as defined in the ABL Credit Agreement) (only as it applies to Tenant Subsidiaries), (3) the Subordinated Indebtedness Documents, the 2026 Notes Indenture (and/or any other Indebtedness incurred pursuant to Section 8.03(t)) and the ETMC JV Agreement (provided the terms of Section 8.16(b) are complied with), (4) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), (u) and (v); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (5) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (6) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 pending the consummation of such sale, (7) Contractual Obligations of any Person that becomes a Restricted Subsidiary after the date hereof; provided that such Contractual Obligations existed at the time such Person becomes a Restricted Subsidiary and was not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (8) with respect to any non-Wholly Owned Subsidiary, customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in Joint Venture Agreements, (9) any document or instrument governing Indebtedness permitted to be incurred pursuant to Section 8.03(r) or 8.03(j), so long as, for purposes of this clause (9), neither the Parent, the Borrower nor any other Loan Party has obligations in respect of such Indebtedness, or (10) pursuant to the Master Lease (and any guaranty thereof) and the Relative Rights Agreement. The foregoing shall not apply to customary restrictions and conditions contained in agreements relating to a Securitization Transaction.

(b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the holders of the Obligations) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05, pending the consummation of such sale, (iv) Contractual Obligations of any Person that becomes a Restricted Subsidiary after the date hereof; provided that such Contractual Obligations existed at the time such Person becomes a Restricted Subsidiary and was not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (v) with respect to any non-Wholly Owned Subsidiary, customary supermajority voting provisions and customary provisions with respect to the pledge, disposition or distribution of assets or property, in each case contained in Joint Venture Agreements, (vi) any document or instrument governing Indebtedness permitted to be incurred pursuant to Section 8.03(r) or 8.03(j), so long as, for purposes of this clause (vi), neither the Parent, the Borrower nor any other Loan Party has obligations in respect of such Indebtedness and (vii) any agreement with LeaseCo, including the Relative Rights Agreement, or the Ventas Assignee. The foregoing shall not apply to customary restrictions and conditions contained in agreements relating to a Securitization Transaction.

8.10 [Reserved]

8.11 [Reserved]

8.12 [Reserved]

8.13 Prepayment of Subordinated Indebtedness, Etc.

(a) (i) Amend or modify any of the terms of any Subordinated Indebtedness in a manner materially adverse to the Lenders without the consent of the Administrative Agent, or (ii) amend or modify any terms of the ABL Facility, except in accordance with the terms of the Intercreditor Agreement or if the ABL Facility is refinanced with a cash flow revolver the Acceptable Intercreditor Agreement entered into in connection therewith.

(b) Make any payments with respect to any Subordinated Indebtedness other than (i) regularly scheduled principal and interest payments and so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower and its Restricted Subsidiaries may make additional payments (including prepayments) with respect to Subordinated Indebtedness in an amount not to exceed the Borrower’s Portion of Excess Cash Flow, calculated immediately prior to the making of such payment; provided that after giving pro forma effect thereto, the Consolidated Leverage Ratio (calculated on a pro forma basis) is not greater than 4.75:1.00, (ii) other payments with respect to Subordinated Indebtedness in an aggregate amount, which, when taken together with all other payments of Subordinated Indebtedness pursuant to this Section 8.13(b)(ii) and Restricted Payments made pursuant to Section 8.06(l), shall not to exceed the greater of (x) $80,000,000 and (y) 25% of Consolidated EBITDA; provided that that no Default or Event of Default shall have occurred and be continuing at the time of any such payment or result therefrom and (iii) additional payments with respect to Subordinated Indebtedness so long as immediately after giving effect to such Restricted Payments, (A) no Event of Default has occurred and is continuing and (B) the Consolidated Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 2.95:1.00.

(c) Notwithstanding the foregoing, neither the Borrower nor any of its Restricted Subsidiaries shall make any payment (other than any payment-in-kind) in respect of any Subordinated Indebtedness while any Event of Default has occurred and is continuing.

8.14 Organization Documents; Fiscal Year; Amendments to Master Lease

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders, without the prior written consent of the Administrative Agent.

(b) Change its fiscal year without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

(c) Amend, modify or change the Master Lease in a manner that would require consent of the Administrative Agent pursuant to Section 3.1(b) of the Relative Rights Agreement without the prior written consent of the Administrative Agent or the Required Lenders.

8.15 Limitations on Parent

Notwithstanding any other provisions of this Agreement or any other Loan Document to the contrary, Parent agrees not to engage in any material business activities other than (i) owning any Capital Stock of (x) the Borrower and (y) its other Subsidiaries that are not Subsidiaries of the Borrower and, in each case, activities incidental or related thereto, (ii) granting Liens on all of the Capital Stock of the Borrower owned by Parent to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents and pursuant to the ABL Documents and secured Indebtedness permitted pursuant to Section 8.03(u) and (v), (iii) in connection with any public offering of its common stock or any other issuance of its Capital Stock not otherwise prohibited by this Article VIII, (iv) incurring liabilities under the Loan Documents, the ABL Documents, 2026 Note Indenture, the Master Lease, Indebtedness permitted under Section 8.03(t), (u) and (v), and the Subordinated Indebtedness Documents and performing its obligations thereunder (including with respect to any indemnity obligations), (v) paying taxes in the ordinary course of business, (vi) paying corporate, administrative and operating expenses in the ordinary course of business, (vii) making Restricted Payments permitted hereunder, (viii) taking actions required by applicable law or otherwise necessary or advisable to maintain its corporate existence and perform its obligations under its Capital Stock and Organization Documents, (ix) owning any deposit accounts in connection with any of the foregoing, (x) any activities incidental to any of the foregoing, (xi) guaranteeing the Indebtedness or obligations of its Subsidiaries pursuant to transactions otherwise permitted under this Agreement (other than with respect to Indebtedness for borrowed money); provided that the Parent shall use commercially reasonable efforts to have such guarantee provided by a Subsidiary in lieu of the Parent providing such guarantee, (xii) making an Equity Issuance and (xiii) the consummation an initial Public Equity Offering. Notwithstanding the foregoing or anything the contrary set forth in in any Loan Document, in the event that the Borrower merges with and into the Parent pursuant to the Permitted Merger, this Section 8.15 and any other similar provision in any Loan Document that restricts the actions of the Parent solely with respect to it being a holding company shall automatically have no force and effect immediately after giving effect to such merger.

8.16 Limitations on the ETMC JV

Notwithstanding any other provisions of this Agreement or any other Loan Document to the contrary, the Loan Parties agree:

(a)

to cause the ETMC JV not to engage in any business activities (including, without limitation, having any operations, making Investments, incurring Indebtedness or Liens, entering into agreements, making Dispositions or making any Restricted Payments) other than (i) receiving cash distributions from its equity holders the proceeds of which (less amounts permitted to make payments pursuant to clauses (ii) and (iii) hereof) are promptly used to make distributions to its equity holders in accordance with this Section 8.16; (ii) paying taxes in the ordinary course of business and paying corporate, administrative and operating expenses in the ordinary course of business; (iii) taking actions required by applicable law or otherwise necessary or advisable to maintain its corporate existence and perform its obligations under the ETMC JV Agreement in respect of managing and governing the business of the ETMC Subsidiaries and the UT Tyler Properties (and not for the avoidance of doubt, any of its own independent business or operations) (including, without limitation, entering into and performing its obligations under each of (x) the contracts, documents, transactions and agreements expressly contemplated under the ETMC JV Agreement as in effect on the Closing Date which are necessary for the ETMC JV to maintain its existence and to manage and govern the business of the ETMC Subsidiaries and UT Tyler Properties, and (y) any other contracts, documents, transactions or agreements between or among the ETMC JV and (A) any Loan Party, Subsidiary and/or Affiliate thereof, (B) UT Tyler and/or any Affiliate thereof or (C) any Governmental Authority, in each case, which are necessary for the ETMC JV to maintain its existence and to manage and govern the business of the ETMC Subsidiaries and UT Tyler Properties); and (iv) owning any deposit accounts in connection with any of the foregoing;

(b)

not to (i) amend, supplement or modify the ETMC JV Agreement in a manner that is materially adverse to the Lenders, or (ii) cause the Loan Parties and their Subsidiaries to consent to any action or otherwise cause or require the ETMC JV to take any action (or refrain from taking any action) that is materially adverse to the Lenders, in each case of clauses (i) and (ii), without the consent of the Required Lenders;

(c)

to cause the ETMC JV (i) to distribute all cash and other property held by or owned by the ETMC JV to its equity holders on a quarterly basis (other than cash or property to be used by the ETMC JV for a purpose permitted by clause (ii) or (iii) of Section 8.16(a)), (ii) to distribute all cash or other property (other than cash or property to be used by the ETMC JV for a purpose permitted by clause (ii) or (iii) of Section 8.16(a)) received from the Borrower or any of its Subsidiaries within 5 business days of the receipt of such cash to its equity holders, and (iii) to make the cash distributions required by clauses (i) and (ii) above in accordance with the terms of the ETMC JV Agreement;

(d)	that the sole manager of the ETMC JV shall at all times be a Loan Party;

(e)

to cause the ETMC JV to pay and discharge as the same shall become due and payable, all material Taxes imposed or levied upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the ETMC JV;

(f)

to cause the ETMC JV to (i) preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; (ii) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; and (iii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(g)

to cause AHS East Texas and its successors and assigns (and/or any other Subsidiary (other than the ETMC JV) that directly owns any equity interests of or directly receives any distributions from the ETMC JV) to maintain a separate account which holds all cash or other property received from the ETMC JV (a “Pledged ETMC Distribution Account”) free of any Liens (other than Liens permitted by Section 8.01 (a), (c), (d), (e), (f), (m), (n), (s) and (bb));

(h)

to prohibit (notwithstanding anything to the contrary set forth herein) each ETMC Subsidiary from making any Investment, Disposition, dividend or other distribution to the ETMC JV other than Investments, Dispositions, dividends or other distributions from the Adjusted Earnings for the Ardent Facilities; and

(i)

except to the extent the failure to do so would not have or would not reasonably be expected to have a Material Adverse Effect, to (a) comply with all requirements of Law, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property; (b) conform with and duly observe in all material respects all applicable laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business; (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently contemplated.

8.17 Required Payment Intercompany Note

The Loan Parties further agree not to cancel, or forgive or reduce any required payment of interest or principal under, the Required Payment Intercompany Note or to otherwise amend, refinance or replace the Required Payment Intercompany Note in a manner materially adverse to the Lenders without the consent of the Required Lenders.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default

Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 7.03(a), 7.05(a), 7.11, or Article VIII (or Parent fails to perform or observe Section 8.15) or (ii) the Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.01, 7.02(b), 7.02(c), 7.03(b), 7.03(c) or 7.10 and, in the case of this clause (ii), such default shall continue for five (5) or more Business Days; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of a Responsible Officer of a Loan Party becoming aware of such default or notice thereof by the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein or in any other Loan Document shall be incorrect or misleading in any material respect when made; or

(e) Cross-Default. (i) The Borrower or any Restricted Subsidiary (other than the ETMC JV) (A) fails to make any payment when due (whether at scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee (other than any Guarantee of the Master Lease, which shall be subject to clause (l) below) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that an event of default under the ABL Credit Agreement (and after giving effect to the consummation of the Ventas Purchase Option, this proviso shall only apply to the LHP/ETMC ABL Facility Silo) shall not constitute an Event of Default unless and until earlier of (i) 45 days after such event of default (during which period the event of default is not waived or cured) and (ii) the date on which the lenders under the ABL Credit Agreement have actually declared all such obligations under the ABL Credit Agreement to be immediately due and payable in accordance with the terms of the ABL Credit Agreement and such declaration has not been rescinded by the lenders under the ABL Credit Agreement on or before such date); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary (other than the ETMC JV) is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Restricted Subsidiary (other than the ETMC JV) is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary (other than the ETMC JV) as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding or a Loan Party takes any action indicating its consent to, approval of or acquiescence in any of the foregoing; or

(g) Inability to Pay Debts; Attachment. The Borrower or any Subsidiary (i) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Governmental Authority contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Master Lease. (i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in the Master Lease the effect of which is to cause, or permit the parties thereto, to cause the Master Lease to be terminated and a party to the Master Lease has declared a termination of the Master Lease prior to its scheduled term or (ii) LeaseCo shall exercise its right to disposess any Tenant Subsidiary from any portion of the Premises (as defined in the Master Lease as in effect on the Closing Date) pursuant to the Master Lease and such dispossession is in respect of a Premises or a group of Premises that have (x) assets that constitute 25% or more of all consolidated assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recently ended four fiscal quarters for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.01(b), (y) generate 25% or more of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.01(b) or (z) generate 25% or more of the gross revenue of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.01(b); or

(m) HMO Event. An HMO Event shall remain unremedied for forty-five (45) days after the occurrence thereof (or such lesser period of time, if any, as the HMO Regulator administering the HMO Regulations shall have imposed for the cure of such HMO Event); or

(n) Exclusion Event. There shall occur an Exclusion Event that would result in a Material Adverse Effect; or

(o) Collateral Documents. Any Collateral Document or financing statement after delivery thereof pursuant to Section 5.01, Section 7.14 or Section 7.17 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in, subject only to Permitted Liens, any Collateral with a fair market value in excess of $20,000,000 or any such Loan Party shall so state in writing; or

(p) Licensure. Any Governmental Authority shall have revoked any license, permit, certificate or qualification that is necessary under applicable law for each Loan Party and its Restricted Subsidiaries to own their respective properties and to conduct their respective business (including without limitation such permits as are required under such federal, state and other health care laws, and under such HMO or similar licensure laws, including the HMO Regulations, and such insurance laws and regulations, as are applicable thereto), regardless of whether such license, permit, certificate or qualification was held by or originally issued for the benefit of a Loan Party, a tenant or any other Person and such revocation has, or could reasonably be expected to have, a Material Adverse Effect; or

(q) Triggering Event. A Triggering Event shall have occurred; or

(r) Ventas Purchase Option Term Loans and Ventas Purchase Option ABL Loans. Parent or any of its Subsidiaries (A) fails to make any payment when due (whether at scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Ventas Purchase Option Term Loans or the Ventas Purchase Option ABL Loans, in each case, after the expiration of any applicable grace period, or (B) fails to observe or perform any other agreement or condition relating to the Ventas Purchase Option Term Loans or the Ventas Purchase Option ABL Loans or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, after the expiration of any applicable grace period, the effect of which default or other event is to cause, or to permit the holder or holders of the Ventas Purchase Option Term Loans or the Ventas Purchase Option ABL Loans to cause, with the giving of notice if required, the Ventas Purchase Option Term Loans or the Ventas Purchase Option ABL Loans, as applicable, to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem the Ventas Purchase Option Term Loans or the Ventas Purchase Option ABL Loans, as applicable, to be made, prior to its stated maturity.

9.02 Remedies upon Event of Default

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions and will provide written notice thereof to the Borrower:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.

9.03 Application of Funds

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the other Loans and fees, premiums and scheduled periodic payments, and any interest accrued thereon, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and breakage, termination or other payment and any interest accrued thereon, ratably among the Lenders and Barclays in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE X

ADMINISTRATIVE AGENT

10.01 Appointment and Authorization of Administrative Agent

Each Lender hereby irrevocably appoints, designates and authorizes Barclays to act as the Administrative Agent and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

10.02 Delegation of Duties

The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.03 Liability of Administrative Agent

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

10.04 Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

10.05 Notice of Default

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

10.06 Credit Decision; Disclosure of Information by Administrative Agent

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

10.07 Indemnification of Administrative Agent

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 10.07 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

10.08 Administrative Agent in Its Individual Capacity

Barclays and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Barclays were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Barclays or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that neither the Administrative Agent nor Barclays shall be under any obligation to provide such information to them.

With respect to its Loans, Barclays shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Barclays in its individual capacity.

10.09 Successor Administrative Agent

The Administrative Agent may resign as Administrative Agent upon thirty days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated without any other or further act or deed. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10 Administrative Agent May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.11 Collateral and Guaranty Matters

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release or subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is transferred or to be transferred to a Person that is not a Loan Party as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, any Involuntary Disposition or any sale, transfer or other disposition described in the definition of “Disposition”, (iii) pursuant to the Intercreditor Agreement or the Relative Rights Agreement or (iv) as approved in accordance with Section 11.01;

(b) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01;

(c) to release any Guarantor from its obligations under the Guaranty, as permitted hereunder or if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(d) to assign the Liens on (i) the Capital Stock of the Tenant Subsidiaries and (ii) any assets or property of the Tenant Subsidiaries under Loan Documents to the Ventas Assignee upon the consummation of the Ventas Purchase Option and the Ventas Purchase Option Assignment;

(e) to assign the guarantees provided by the Tenant Subsidiaries to the Ventas Assignee upon consummation of the Ventas Purchase Option and the Ventas Purchase Option Assignment; and

(f) to release the Liens on the assets and properties of the Tenant Subsidiaries subject to the Ventas Asset Purchase upon consummation of the Ventas Asset Purchase.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

Notwithstanding anything to the contrary herein, each Lender acknowledges and agrees that upon the consummation of the Ventas Purchase Option and the Ventas Purchase Option Assignment, the Term Loans held by such Lenders shall no longer receive the benefit of any guarantees or Collateral from the Tenant Subsidiaries.

10.12 Other Agents; Joint Lead Arrangers; Joint Book Runners and Managers

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “joint lead arranger,” “joint book runner,” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

10.13 No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Joint Book Runners are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Joint Book Runners, on the other hand, (B) the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Joint Book Runner is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Joint Book Runner has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Joint Book Runners and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Joint Book Runner has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by applicable law, the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Joint Book Runners with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.14 Exculpatory Provisions

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

10.15 Rights as Lender

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.16 Withholding Taxes

To the extent required by any applicable law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Sections 3.01 and 3.04 and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.16. The agreements in this Section 10.16 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Agreement and the repayment, satisfaction or discharge of all other obligations.

10.17 Intercreditor Agreement; Relative Rights Agreement

(a) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AND THE RELATIVE RIGHTS AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE RELATIVE RIGHTS AGREEMENT.

(b) THE PROVISIONS OF THIS SECTION 10.17 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THE RELATIVE RIGHTS AGREEMENT, THE FORM OF EACH OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT AND THE RELATIVE RIGHTS AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE RELATIVE RIGHTS AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT AND THE RELATIVE RIGHTS AGREEMENT.

(c) EACH LENDER ACKNOWLEDGES THAT IT WILL BE AUTOMATICALLY BOUND BY THE TERMS AND CONDITIONS OF THE RELATIVE RIGHTS AGREEMENT AS A CONDITION OF BECOMING A HOLDER OF CERTAIN OBLIGATIONS THEREUNDER AND ACKNOWLEDGES AND AGREES THAT THE RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT AND LENDERS (AS DESCRIBED IN THE RELATIVE RIGHTS AGREEMENT) ARE SUBJECT TO THE RELATIVE RIGHTS AGREEMENT AND, WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO AND CONSENTS TO THE PURCHASE RIGHT SET FORTH IN SECTION 2.6 THEREOF AND AGREES TO EXECUTE ANY DOCUMENTS DEEMED APPROPRIATE BY THE ADMINISTRATIVE AGENT IN CONNECTION THEREWITH.

(d) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO BARCLAYS BANK PLC, AS ADMINISTRATIVE AGENT PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT HEREUNDER, ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

Subject to the terms of the Intercreditor Agreement and Section 2.14,2.16, 2.17 and 2.18, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in Commitments or mandatory prepayments of Term Loans (other than a mandatory prepayment required by Section 2.05(b)(iv)) is not considered an extension or increase in Commitments of any Lender);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees, premiums or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly and adversely affected thereby;

(f) except in connection with a Disposition permitted under Section 8.05 or as required by the Intercreditor Agreement or the Relative Rights Agreement, release all or substantially all of the Collateral without the written consent of each Lender;

(g) release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Loan Documents without the written consent of each Lender; or

(h) change Section 11.07 in any manner that would impose any additional restriction on the ability of the Lenders to assign their respective rights and obligations without the written consent of each Lender directly affected thereby;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (iii) no amendment, waiver or consent shall without the consent of the Lenders holding more than 50% of the outstanding Term Loans, extend the time for, or reduce the amount, or otherwise alter the manner of application of proceeds in respect of the Term Loans on account of the mandatory prepayment provisions of clauses (ii), (iii) and (iv), inclusive, of Section 2.05(b) or the application provisions of Section 2.05(b)(vii).

Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) this Agreement and the other Loan Documents may be amended to give effect to any Incremental Term Loans without the consent of the Lenders to the extent set forth in Section 2.14.

For the avoidance of doubt, each Non-Debt Fund Affiliate shall be entitled to approve or disapprove any amendment, waiver or consent described in the first proviso to this Section 11.01 that directly affects such Non-Debt Fund Affiliate or requires the approval of all Lenders.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans; provided, however that each Non-Debt Fund Affiliate agrees that it shall not exercise its voting rights during any bankruptcy or insolvency proceeding except to the extent necessary to protect its rights from becoming disproportionately disadvantaged during the course of such bankruptcy or insolvency proceeding, as determined in the reasonable discretion of the applicable Non-Debt Fund Affiliate, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, omissions, defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document. The Collateral Documents and related documents executed in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such Security Agreement or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary in this Section 11.01, the Relative Rights Agreement may be amended in the manner set forth therein.

Notwithstanding anything to the contrary in this Section 11.01, this Agreement and the other Loan Documents may be amended on the date the Ventas Purchase Option Assignment is consummated to affect the amendments contemplated by Section 2.18 with the consent of the Borrower, the Administrative Agent and the Ventas Assignee; provided that no such amendments may directly affect the Term Loan Lenders holding Non-Ventas Purchase Option Term Loans.

11.02 Notices and Other Communications; Facsimile Copies

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications shall be made to the applicable address, facsimile number or electronic mail address set forth for the applicable party on Schedule 11.02 or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other parties.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(c) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 Attorney Costs, Expenses and Taxes

The Borrower agrees to pay or reimburse (a) the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and reasonable and documented out-of-pocket costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement and (b) the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes (other than income or franchise taxes) related thereto, and other reasonable and out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 11.04 shall be payable within thirty days after written demand therefor with reasonably detailed supporting backup documentation. The agreements in this Section 11.04 shall survive the termination of the Commitments and repayment of all other Obligations.

11.05 Indemnification by the Borrower

Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, partners, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its Affiliates, its creditors or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (a) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or (ii) such Indemnitee’s material breach of its obligations under any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or thereby or (b) arises from any disputes solely among Indemnitees (other than any claims against an Agent-Related Person in its capacity as the Administrative Agent or arranger or in a similar role under the Term Loans) not involving any act or omission of any Loan Party. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any indirect, special, punitive or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not in any way limit the Borrower’s indemnification obligations pursuant to the immediately preceding sentence. All amounts due under this Section 11.05 shall be payable within thirty days after written demand therefor with reasonably detailed supporting backup documentation; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 11.05. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.06 Payments Set Aside

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

11.07 Successors and Assigns

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 11.07, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 11.07 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 11.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.07 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section 11.07) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default pursuant to Sections 9.01(a) and (f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed and no such consent being required in the case of an assignment to a Lender, an Affiliate of the Lender or an Approved Fund); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans by such assigning Lender; (iii) [reserved]; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (except in the case of an assignment to an Affiliate or an Approved Fund) a processing and recordation fee of $3,500, which fee may be waived by the Administrative Agent in its sole discretion; provided that notwithstanding the foregoing, no Assignment and Assumption shall be required in connection with the Ventas Purchase Option Assignment pursuant to Section 2.18 (provided that the assigning Lenders shall have been deemed to have made all of the representations and warranties required to be made by an assigning Lender pursuant to an Assignment and Assumption to the Ventas Assignees in connection with and simultaneously with such Ventas Purchase Option Assignment pursuant to Section 2.18) and the Ventas Purchase Option Term Loans shall have been deemed to have been automatically assigned from Term Loan Lenders on a pro rata basis to the Ventas Assignee; provided further that payment of such processing and recordation fee shall not be the obligation of the Borrower or any Loan Party. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.07, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption (and subject to clause (j) below), have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this

Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.07.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amount) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower, or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Disqualified Institution to the extent the Borrower has made the list of Disqualified Institutions available to the Lenders on the Platform or another similar electronic system) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans and/or Commitment held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loan, Commitment, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan, Commitment, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan, Commitment, or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder as the owner of such Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Subject to subsection (e) of this Section 11.07, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Section and Section 11.16, and it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.07. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed).

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person or a Disqualified Institution to the extent the Borrower has made (or has caused to be made) the list of Disqualified Institutions available to the Lenders on the Platform or another similar electronic system) approved by the Administrative Agent and so long as no Event of Default pursuant to Sections 9.01(a) and (f) has occurred and is continuing, the Borrower.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Notwithstanding anything to the contrary contained herein, with respect to the Borrower’s consent that is required in connection with this Section 11.07, the Borrower shall be deemed to have consented to any assignment of Term Loans pursuant to this Section 11.07 unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after the Borrower has received notice thereof.

(h) [Reserved].

(i) (A) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Non-Debt Fund Affiliate or Purchasing Borrower Party in accordance with Section 11.07(b); provided that:

(i) no Default or Event of Default has occurred or is continuing or would result therefrom;

(ii) the assigning Lender and Non-Debt Fund Affiliate or Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit N (a “Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(iii) [reserved];

(iv) any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(v) no Purchasing Borrower Party may use the proceeds from the ABL Facility to purchase any Term Loans; and

(vi) no Term Loan may be assigned to a Non-Debt Fund Affiliates pursuant to this Section 11.07(i), if after giving effect to such assignment, Non-Debt Fund Affiliates in the aggregate would own in excess of 20% of all Term Loans then outstanding.

(B) Notwithstanding anything to the contrary in this Agreement, no Non-Debt Fund Affiliate shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, and (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any other such Lender under the Loan Documents.

For the avoidance of doubt, the provisions of this Section 11.07(i) shall not apply to (i) any assignment of the Ventas Purchase Option Term Loans to the Ventas Assignee pursuant to the terms of Section 2.18 or (ii) any Ventas Assignee in respect of the Ventas Assignee in respect of the Ventas Purchase Option Term Loans.

(j) Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the “Required Lenders” have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document:

(i) all Term Loans held by any Non-Debt Fund Affiliate shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(ii) all Term Loans held by Debt Fund Affiliates may not account for more than 50% of the Term Loans of consenting Lenders included in determining whether the “Required Lenders” have consented to any action pursuant to Section 11.01.

Additionally, the Loan Parties and each Non-Debt Fund Affiliate hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable in any material respect to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower. Each Non-Debt Fund Affiliate hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Non-Debt Fund Affiliate’s attorney-in-fact, with full authority in the place and stead of such Non-Debt Fund Affiliate and in the name of such Non-Debt Fund Affiliate, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph.

For the avoidance of doubt, the provisions of this Section 11.07(j) shall not apply to (i) any assignment of the Ventas Purchase Option Term Loans to the Ventas Assignee pursuant to the terms of Section 2.18 or (ii) any Ventas Assignee in respect of the Ventas Assignee in respect of the Ventas Purchase Option Term Loans.

11.08 Confidentiality

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory or self-regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case, except in the case of routine regulatory examinations or audits, the Administrative Agent and the Lenders agree to inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law or regulation); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, or their respective officers, employees, managers advisors (financial and legal) and investors, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 11.07(f) or (iii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.08 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Loan Parties; or (i) to the NAIC or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration, management and assignment of this Agreement, the other Loan Documents, the Commitments, and the Borrowings. For the purposes of this Section 11.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 11.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, nothing in this Section 11.08 shall prohibit the Administrative Agent from posting the list of Disqualified Institutions on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access.

11.09 Setoff

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document, irrespective of whether the Loan Parties are otherwise fully secured and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

11.10 Interest Rate Limitation

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.12 Integration

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13 Survival of Representations and Warranties

All representations and warranties made hereunder and in any other Loan Document shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.14 Severability

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15 [Reserved]

11.16 Replacement of Lenders

Under any circumstances set forth in the second paragraph of this Section 11.16 or elsewhere in this Agreement providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment and outstanding Loans (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower (each such Lender or Eligible Assignee, a “Replacement Lender”). The Borrower shall (x) pay in full all principal, interest, fees, premiums and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), and (y) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans; provided that the failure by such replaced Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such replaced Lender and the mandatory assignment of a replaced Lender’s Commitments and outstanding Loans pursuant to this Section 11.16 shall nevertheless be effective without the execution by such replaced Lender of an Assignment and Assumption.

If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (b) through (g), inclusive, of the first proviso in Section 11.01, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to this Section 11.16 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination.

11.17 Governing Law

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

11.18 Waiver of Right to Trial by Jury

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.19 [Reserved]

11.20 Publicity

The Borrower will not and will not permit its Affiliates to, in the future, issue any press release or other public disclosure using the name of the Administrative Agent, any Lender or any of their respective Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days prior written notice to the Administrative Agent and each affected Lender and without the prior written consent of the Administrative Agent and each affected Lender unless (and only to the extent that) the Borrower or such Affiliate of the Borrower is required to so disclose under law and then, in any event, the Borrower or such Affiliate will consult with the Administrative Agent and each affected Lender before issuing such press release or other public disclosure. The Borrower consents to the publication by the Administrative Agent and each Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Borrower may disclose to third parties that the Borrower has a borrowing relationship with the Administrative Agent and the Lenders. Nothing contained in this Agreement is intended to permit or authorize the Borrower to make any contract on behalf of the Administrative Agent or any Lender.

11.21 USA PATRIOT Act Notice

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.23 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Book Runners and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Book Runners and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or the Joint Book Runners or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or the Joint Book Runners or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent and the Joint Book Runners hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[SIGNATURE PAGES FOLLOW]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Term Loan Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER	AHP HEALTH PARTNERS, INC., a Delaware corporation

	By:	/s/ Ashley M. Crabtree
Name: Ashley M. Crabtree
Title: Vice President and Treasurer

ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company

PARENT	By:	/s/ Ashley M. Crabtree
Name: Ashley M. Crabtree
Title: Vice President and Treasurer

[Signature Page to Term Loan Credit Agreement]

GUARANTORS:	Ardent Legacy Holdings, LLC	RV Properties, LLC
	AHS Legacy Operations LLC	BSA Hospital, LLC
	LHP Hospital Group, Inc.	BSA Health System Management, LLC
	AHS Newco 17, LLC	BSA Health System Holdings, LLC
	AHS Newco 18, LLC	BSA Physicians Group, Inc.
	AHS Oklahoma, Inc.	BSA Harrington Physicians, Inc.
	AHS Hillcrest Healthcare System, LLC	BSA Amarillo Diagnostic Clinic, Inc.
	AHS Management Company, Inc.	LHP Operations Co., LLC
	AHS East Texas Health System, LLC	LHP Management Services, LLC
	BSA Health System of Amarillo, LLC	LHP Texas Physicians, LLC
	AHS New Mexico Holdings, Inc.	LHP Montclair LLC
	AHS Kansas Health System, Inc.	LPH Pascack Valley, LLC
	Southwest Medical Associates, LLC	LHP Pocatello, LLC
	Lovelace Health System, Inc.	LHP HH/Killeen, LLC
	AHS Albuquerque Holdings, LLC	LHP Bay County, LLC
	LHS Services, Inc.	LHP IT Services, LLC
	AHS Claremore Regional Hospital, LLC	LHP Texas MD Services, Inc.
	AHS Oklahoma Heart, LLC	Athens Hospital, LLC
	AHS Cushing Hospital, LLC	Carthage Hospital, LLC
	AHS Oklahoma Orthopedic ACE, LLC	Henderson Hospital, LLC
	AHS Henryetta Hospital, LLC	Jacksonville Hospital, LLC
	AHS Oklahoma Physician Group, LLC	Pittsburg Hospital, LLC
	AHS Hillcrest Medical Center, LLC	Quitman Hospital, LLC
	AHS Management Services of Oklahoma, LLC	Tyler Regional Hospital, LLC
	AHS Pryor Hospital, LLC	Rehabilitation Hospital, LLC
	Bailey Medical Center, LLC	Specialty Hospital, LLC
	AHS Southcrest Hospital, LLC	East Texas Holdings, LLC
	AHS Tulsa Holdings, LLC	ETMC Physician Group, Inc.
East Texas Air One, LLC
East Texas Home Health Services, LLC

By: /s/ Ashley M. Crabtree
Name: Ashley M. Crabtree
Title: Vice President and Treasurer

[Signature Page to Term Loan Credit Agreement]

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Barclays Bank PLC	$825,000,000	100%
Total	$825,000,000	100%

SCHEDULE 5.01

SPECIFIED SPVS

1.	LHP Montclair SPV, LLC

2.	LHP Pascack Valley SPV, LLC

3.	LHP HH/Killeen SPV, LLC

4.	LHP Bay County SPV, LLC

5.	LHP Pocatello SPV, LLC

SCHEDULE 6.10

INSURANCE

[Attached]

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits			Occurrence / Claims Made
Automobile	01/01/18 -01/01/19	Hartford Fire Insurance Company			Limits - Symbol 1, Any Auto	Occurrence
Policy No. 20CSER29802
Named Insured:			$2,000,000		Liability Combined Single Limit
AHP Health Partners, Inc			$75,000		GarageKeepers Legal Liability (BSA)
			$1,000,000		Uninsured/Underinsured Motorist - Each Accident
			$5,000		Auto Medical Payments - Per Person - Owned Private Passenger Autos Only
			Statutory		Personal Injury Protection (or equivalent No-Fault coverage) - Owned Autos Subject to No-Fault
			$100,000		Hired Physical Damage
			ACV	*	Physical Damage - *Actual Cash Value, Stated Amount or Cost To Repair or Replace, Whichever Is Less

Deductibles: (Scheduled units)
			$100,000		Liability (Per Accident)
			$100,000		Physical Damage (per Auto) Except:
			$5,000		Physical Damage (Per Auto) for Units 2008 & Newer
			$75,000		GarageKeepers Legal Liability (BSA)
Number of Vehicles:
158 Power Units

Policy is Part of $20,000,000 Basket Aggregate

Automobile -Medical Transport	03/01/18 - 01/01/19	Markel Insurance Company Policy No. MTA7000293100			Limits - Symbol 1, Any Auto	Occurrence

Named Insured:			$3,000,000		Liability Combined Single Limit
East Texas Health System, LLC			$1,250,000		GarageKeepers Legal Liability (Loc 1 & 2)
			$1,000,000		Uninsured/Underinsured Motorist - Each Accident
			$5,000		Auto Medical Payments - Per Person - Owned Private Passenger Autos Only
			Statutory		Personal Injury Protection (or equivalent No-Fault coverage) - Owned Autos Subject to No-Fault
			$75,000		Hired Physical Damage
			ACV	*	Physical Damage - *Actual Cash Value, Stated Amount or Cost To Repair or Replace, Whichever Is Less

Deductibles: (Scheduled units)
			$0		Liability (Per Accident)
			$3,000		Comprehensive (Per Auto) - Owned Private Passenger Autos Only
			$3,000		Collision (Per Auto) - Owned Private Passenger Autos Only
			$500		Collision (Per Auto) - Owned Private Passenger Autos Only
			$250		GarageKeepers Legal Liability - Comprehensive - Each Auto - Subject to $1,000 Maximum Per Event
			$500		GarageKeepers Legal Liability - Collision - Each Auto
Number of Vehicles:
124 Total Units

Workers Compensation - All Other States	01/01/18 - 01/01/19	Hartford Underwriters Ins Co Policy No. 20WNR29800			Workers Compensation Insurance (Part A)	Occurrence
State: AZ, CA, CO, CT, FL, GA, ID, IN, KS, KY, LA, MA, MI, MO, MS, NC, NE, NJ, NM, NY, OH, OR, PA, SC, TN,
Named Insured:					TX, VA, WA
AHP Health Partners, Inc					Employers Liability Insurance (Part B):
			$1,000,000		Bodily Injury by Accident (Each Accident)
			$1,000,000		Bodily Injury by Disease (Policy Limit)
			$1,000,000		Bodily Injury by Disease (Each Employee)

Deductibles:
			$500,000		Per Loss Event

Payroll Totals:
Total Payroll - $653,178,209 (includes Monopolistic States)

Policy is Part of $20,000,000 Basket Aggregate

Ardent	Aon Risk Services South, Inc.	Page 1

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
Workers Compensation - WI	01/01/18 - 01/01/19	Twin City Fire Insurance Co.		Workers Compensation Insurance (Part A)	Occurrence
		Policy No. 20WBRR29803		State: WI
Named Insured:
AHP Health Partners, Inc				Employers Liability Insurance (Part B):
			$1,000,000	Bodily Injury by Accident (Each Accident)
			$1,000,000	Bodily Injury by Disease (Policy Limit)
			$1,000,000	Bodily Injury by Disease (Each Employee)

Deductibles:
			$500,000	Per Loss Event

Payroll Totals:
WI - $99,160

Workers Compensation - WI	01/20/18 - 01/01/19	The Hartford Underwriters Ins Co		Workers Compensation Insurance (Part A)
		Policy No. 20WEAB2OSU		State: NJ
Named Insured:
MPV New Jersey MD Services PC				Employers Liability Insurance (Part B):
			$1,000,000	Bodily Injury by Accident (Each Accident)
			$1,000,000	Bodily Injury by Disease (Policy Limit)
			$1,000,000	Bodily Injury by Disease (Each Employee)

Deductibles:
			$0	Per Loss Event

Payroll Totals:
NJ - $20,331,418

Excess Workers Compensation - OK	01/01/18 - 01/01/19	Hartford Casualty Insurance Co.		Excess Workers Compensation Insurance (Part A)	Occurrence
Policy No. 20XWES55200
State: OK

Employers Liability Insurance (Part B):
			$1,000,000	Each Accident Bodily Injury
			$1,000,000	Each Employee for Disease
			$1,000,000	Aggregate (Part One and Part Two Combined)

Self-Insured Retention:
			$500,000	Each Accident

Payroll Totals:
OK - $383,213,580

Non-Owned Aviation, General & Heliport Premises Liability	01/01/18 - 01/01/19	StarNet Insurance Company Policy No. BA7100053		Non-Owned Aviation & Heliport Premises Liability	Occurrence

			$25,000,000	Combined Limit Bodily Injury & Property Damage Liability - Including Passengers - Each Occurrence
Named Insured:			$1,000,000	Physical Damage Liability - Each Occurrence
AHP Health Partners, Inc			$25,000	Medical Payments - Each Passenger
			$10,000	Personal Effects Coverage - Each Passenger
			$25,000,000	Aviation Premises Liability - Each Occurrence
			$25,000,000	Personal Injury Liability - Each Offense / Aggregate
			$25,000,000	Charter Referral Liability - Each Occurrence
			$25,000	Family Assistance - Per Passenger / Occurrence
			Included	Contractual Liability
			Included	Broad Knowledge of Occurrence
			$5,000,000	Care Custoday & Control - Any One Aircraft / Any One Occurrence
			$100,000	Fire Legal Liability - Any One Fire
			$25,000,000	Host Liquor Liability - Each Occurrence

Ardent	Aon Risk Services South, Inc.	Page 2

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
			$25,000,000	Unmanned Aerial System - Each Occurrence
			$25,000,000	On-Premises Auto - Each Occurrence
			$25,000,000	Incidental Aviation Products - Each Occurrence / Aggregate
			60	Maximum Seating

Deductibles:
			$2,500	Physical Damage Liability - Each & Every Loss
			$2,500	Care Custoday & Control - Each Aircraft / Each Occurrence

Territorial Limits: Anywhere in the world unless specificlally excluded in the policy

Ardent	Aon Risk Services South, Inc.	Page 3

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
General Liability - Benedict Park	08/04/17 - 08/04/18	Steadfast Insurance Company Policy No. HPC018465702		Commercial General Liability	Claims Made
Named Insured:
AHS Hillcrest Healthcare System, LLC
			$2,000,000	Each Occurrence Limit
			$2,000,000	Personal and Advertising Injury Limit - Any One Person or Organization
			$50,000	Damages to Premises Rented to You Limit - Any One Premises
			$5,000	Medical Expense - Any One Person
			$2,000,000	General Aggregate Limit
			$2,000,000	Products-Completed Operations Aggregate Limit

Deductibles:
			$25,000	Each Occurrence - Bodily Injury and Property Damage
			$25,000	Each Person or Organization
Retro Date: 9/26/2014

Professional & General Liability - St. Francis	11/01/17 - 11/01/18	Zurich American Insurance Company Policy No. HPC027261400		Professional and General Liability - Primary

Named Insured:				Professional Liability	Claims Made
St. Francis Health Center			$200,000	Each Medical Incident
			$600,000	Aggregate
				Proceedings Expense Reimbursement	Claims Made
			$30,000	Disciplinary Proceeding Expense Reimbursement
			$30,000	HIPAA Proceeding Expense Reimbursement
			$60,000	Annual Aggregate
				General Liability	Occurrence
			$3,000,000	General Aggregate (Other than Products-Completed Operations)
			$3,000,000	Products-Completed Operations Aggregate
			$1,000,000	Personal & Advertising Injury
			$1,000,000	Each Occurrence
			$1,000,000	Each Abusive Act
			$50,000	Damages to Rented Premises
			$5,000	Medical Expense
				Crisis Management	Occurrence
			$100,000	Reimbursement - Evacuation
			$100,000	Reimbursement - Disinfection
			$100,000	Reimbursement - Public Relations

Allocated Loss Adjustment Expense
Will not contribute to the erosion of the Limits of Liability or the deductible

Deductibles / Self Insured Retentions:
			$5,000	Each Medical Incident
			$5,000	Each Occurrence / Each Offense
			$25,000	Each Abusive Act Retention
			$15,000	Each Evacuation / Disinfection / Public Relations Event
Retro Date: 9/30/1986

Physicians Professional Liability - OPG Contract Physicians	02/14/18 - 02/14/19	The Medical Protective Company of Ft. Wayne Indiana		Professional Liability - Primary
Policy No. 826075

Named Insured:				Professional Liability	Occurrence
Physicians Under Contract to AHS			$1,000,000	Per Occurrence
Oklahoma Physician Group LLC			$3,000,000	Aggregate

Ardent	Aon Risk Services South, Inc.	Page 4

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
				Disciplinary & Licensure Coverage	Occurrence
			$25,000	Disciplinary & Licensure Coverage - Single Proceeding
			$100,000	Aggregate - All Proceedings
				Cyber Liability	Claims Made
			$50,000	Per Claim & Aggregate - Applicable to Individual Physician

Covered Location
Hillcrest Medical Center Tulsa, 1120 S Utica Ave, Tulsa, OK 74104
Additional Insured
Adel E Ghuloom
Professional Services
Only rendered by the insured or additional insureds for and on behalf of AHS Oklahoma Physician Group LLC

Ardent	Aon Risk Services South, Inc.	Page 5

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
Umbrella	01/01/18 - 01/01/19	Steadfast Insurance Company Policy No. HPC008259403		Limits:	Claims Made - PL
Named Insured:			$22,000,000	Specific Loss Limit	Occurrence - GL
AHP Health Partners, Inc			$22,000,000	Health Care Professional Liability Aggregate
			$22,000,000	Healthcare Umbrella Liability Aggregate
Allocated Loss Adjustment Expenses Erode the Limits of Liability - Professional & General Liability

			$100,000	Retained Limit

			$100,000	Crisis Management and E-Discovery Defense and Expense - Aggregate Reimbursement Limit
$15,000 Retained Limit Crisis Management

Underlying Limits of Liability:
Self Insured Retention (PL/GL) - $3,000,000 No Aggregate Except:
Physicians Surgical Hospitals, LLC - (PL/GL) $500,000
Amarillo Surgery and Endoscopy, LP (PL) - $1,000,000 Each Medical Incident / $3,000,000 Aggregate

Amarillo Surgery and Endoscopy, LP (GL) - $1,000,000 Each Occurrence Incident / $2,000,000 Aggregate
Abusive Act Liability $3,000,000 Each Abusive Act / No Aggregate
Automobile Liability - $2,000,000 CSL Including Ambulances
Employers Liability - $1,000,000/$1,000,000/$1,000,000 All Except TX
Employers Liability - $5,000,000 CSL - Per Covered Employee - TX BSA
Employers Liability - $5,000,000 CSL - Per Covered Employee - TX LHP
Non-Owned Aircraft Liability - $25,000,000 Each Occurrence
Aviation Premises Liability - $25,000,000 Each Occurrence Aviation Premises / Personal Injury & $25,000 Medical
Payments
Employee Benefits Liability $3,000,000 Each Act, Error or Omission

Retro Dates:
AHS Legacy Operations, LLC; Ardent Legacy Holdings, Inc.; Ardent Legacy Acquisitions, Inc.; EGI-AM Holdings,
LLC; Ardent Medical Services, Inc. - 7/1/1993
Hillcrest Medical Center; Oklahoma Physician Group; AHS Medical Holdings LLC fka Ardent Health Services, LLC -
08/12/2004
Lovelace Medical Center Downtown; Lovelace Rehabilitation Hospital; Lovelace Westside Hospital; Lovelace
Women’s Hospital - 09/06/2002
Cushing Regional Hospital - 09/01/2004
Henryetta Medical Center - 09/28/2004
Bailey Medical Center - 11/21/2006
AHS Oklahoma Heart, LLC - 04/16/2008
Claremore Regional Hospital; Hillcrest Hospital South - 09/01/2011
Roswell Regional Hospital - 02/01/2012
Southwest Medical Associates, Inc. - 10/19/2012
AHS Amarillo Health System, LLC; BSA Health System of Amarillo, LLC; BSA Physician Holding Company, LLC;
BSA Harrington Physicians, Inc.; BSA Health System Holdings, LLC; BSA Hospital, LLC; BSA Physicians Group,
Inc.; Physicians Surgical Hospitals, LLC; Physician Surgical Real Estate, LLC - 01/01/2013

Lovelace Retail Pharmacies; Lovelace Medical Center Gibson (Discontinued Operation Closed 06/30/2007) -
01/16/2013
Lovelace Medical Group - 07/01/2013
BSA Amarillo Diagnostic Clinic, Inc - 05/01/2014
BSA Health System Management, LLC - 04/10/2015
LHP Hospital Group, Inc. - 08/01/2017
AHS Kansas Health System, Inc. - 11/01/2017

Minimum Earned Premium - 25%

Excess Liability	01/01/18 - 01/01/19	Illinois Union Insurance Company XHLG21686396015		Limits:	Claims Made - PL Occurrence - GL
			$20,000,000	Each Loss Event

Ardent	Aon Risk Services South, Inc.	Page 6

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
			$20,000,000	Aggregate Limit

Underlying Limits of Liability:
$22,000,000 Each Loss Event
$22,000,000 Healthcare Professional Liability Aggregate Limit
$22,000,000 Other Coverage Aggregate Limit
$22,000,000 applies excess of a $3,000,000 SIR unless otherwise noted in the Schedule of Underlying
Expenses Erode the Limit of Liability

Minimum Earned Premium - 25%

Ardent	Aon Risk Services South, Inc.	Page 7

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
Excess Liability	01/01/18 - 01/01/19	Ironshore Specialty Insurance Company 001495405		Limits:	Claims Made - PL
			$25,000,000	Per Claim Limit	Occurrence - GL
			$25,000,000	Aggregate Limit

Underlying Limits of Liability: (Exclusive of Self Insured Retention)
$42,000,000 Per Claim Event
$42,000,000 Aggregate Limit
Dual Towers
$42,000,000 applies excess of a $3,000,000 SIR unless otherwise noted in the Schedule of Underlying
Expenses Erode the Limit of Liability

Minimum Earned Premium - 25%

Excess Liability	01/01/18 - 01/01/19	Allied World National Assurance Company Policy No. C035135002		Limits:	Claims Made - PL Occurrence - GL
			$20,000,000	Specific Loss Limit
			$20,000,000	Other Coverages Aggregate
			$20,000,000	Healthcare Professional Liability Aggregate Limit

Underlying Limits of Liability: (Exclusive of Self Insured Retention)
$67,000,000 Specific Loss Limit
$67,000,000 Other Coverages Aggregate
$67,000,000 Healthcare Professional Liability Aggregate Limit
$67,000,000 applies excess of a $3,000,000 SIR unless otherwise noted in the Schedule of Underlying
Expenses Erode the Limit of Liability

Minimum Earned Premium - 35%

Employers Indemnity - TX	01/01/18 - 01/01/19	Great American E&S Insurance Company		Insured:	Occurrence
		Policy No. ECA3719744		BSA Health Systems of Amarillo, LLC dba BSA Health System
Named Insured:				AHP Health Partners, Inc. (See Named Insured Schedule on Policy)
BSA Health Systems of Amarillo, LLC
dba BSA Health System				Self-Insured Retention:
			$250,000	Accidental Bodily Injury - per occurrence

Limits:
			$5,000,000	Combined Single Limit - per Covered Person
			$25,000,000	Combined Single Limit - per Covered Occurrence

Maximum Coverage Period: 156 weeks subsequent to each occurrence
Weekly Indemnity (not to exceed) 75% up to $1,000
Elimination Period 7 Days

Payroll Totals:
TX - $142,907,753

Ardent	Aon Risk Services South, Inc.	Page 8

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
Employers Indemnity - TX Named Insured:	01/01/18 - 01/01/19	North American Sepcialty Policy No. EPG100012600		Insured: Ardent LHP Hospital Group, Inc. (See Named Insured Schedule on Policy)	Occurrence
Ardent LHP Hospital Group
AHS East TX Health System			$500,000	Self-Insured Retention: Accidental Bodily Injury - per occurrence
			$500,000	Occupational Disease or Cumulative Trauma per employee per occurrence

Limits:
			$5,000,000	Maximum Limit per Employee
			$25,000,000	Combined Single Limit - per Covered Occurrence

Maximum Coverage Period: 260 weeks subsequent to each occurrence
Weekly Indemnity (not to exceed) $1,000
Elimination Period 0 Days

Annual Payroll Totals:
TX - LHP - $31,896,521
TX - ETHS - $319,780,405

Ardent	Aon Risk Services South, Inc.	Page 9

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
Directors & Officers, Employment Practices, & Fiduciary Liability	08/04/17-08/04/18	Westchester Fire Insurance Company Policy No. DONG2513350A003	$10,000,000	Limits of Liability: Directors & Officers Liability	Claims Made
			$15,000,000	Fiduciary Liability
Named Insured:			$5,000,000	Employee Practice Liability

Ardent Health Partners, LLC				Retentions: $250,000 D&O; $750,000 D&O Anti-Trust
				$25,000 Fiduciary
				$1,000,000 EPLI

				Continuity Date: 08/04/15

Excess Directors & Officers Liability	08/04/17-08/04/18	National Union Fire Insurance Co of Pittsburgh, PA	$10,000,000	Limits of Liability: Excess of $10,000,000	Claims Made

		Policy No. 018111568		Continuity Date: 08/04/15

Excess Directors & Officers Liability	08/04/17-08/04/18	Arch Insurance Company Inc Policy No. PCX930030102	$10,000,000	Limits of Liability: Excess of $20,000,000	Claims Made

				Continuity Date: 08/04/15

Excess Directors & Officers Liability	08/04/17-08/04/18	Beazley Insurance Company Inc		Limits of Liability:	Claims Made
		Policy No. V1C24A170201	$10,000,000	Excess of $30,000,000

				Continuity Date: 08/04/15

Excess Directors & Officers - Side A Liability	08/04/17-08/04/18	Allied World National Assurance Co		Limits of Liability:	Claims Made
		Policy No. 03102677	$10,000,000	Excess of $40,000,000

				Continuity Date: 08/04/16

Excess Employment Practices Liability	08/04/17-08/04/18	National Union Fire Insurance Co		Limits of Liability:	Claims Made
		of Pittsburgh, PA
		Policy No. 018111566	$5,000,000	Excess of $5,000,000

				Continuity Date: 08/04/15

Excess Fiduciary Liability	08/04/17-08/04/18	National Union Fire Insurance Co of Pittsburgh, PA		Limits of Liability:	Claims Made
		Policy No. 018111566	$10,000,000	Excess of $15,000,000

				Continuity Date: 08/04/15

Security & Privacy Liability	01/01/18-01/01/19	Steadfast Insurance Company Policy No. SPR583441205	$10,000,000	Limits of Liability: Security & Privacy Liability Coverage - Each Claim & Aggregate	Claims Made
Named Insured:			$10,000,000	Regulatory Proceeding Defense Coverage - Each Proceeding & Aggregate
AHP Health Partners, Inc			$10,000,000	All Loss - Each Regulatory Proceeding & Aggregate
			$10,000,000	Privacy Breach Costs - Each Event & Aggregate
			$10,000,000	Cyber Extortion Threat & Reward Payments - Each Cyber Extortion Threat
			$100,000	Cyber Extortion Reward Payment Coverage (not subject to retention)
			$10,000,000	Internet Media Liability - All Loss Each Claim & Aggregate (including Defense Expenses)
			$10,000,000	Digital Asset Replacement Expense - Each Security Event
			$10,000,000	Maximum Policy Aggregate - All Coverages Purchased

				Retention:
			$1,000,000	Each Claim

Ardent	Aon Risk Services South, Inc.	Page 10

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
				Retro Date: 10/31/12 Except BSA & PSH 1/1/13, Ardent LHP Hospital Group, Inc 5/1/13;
				Digital Asset Protection 8/14/15

Excess Privacy & Security Liability	01/01/18-01/01/19	Greenwich Insurance Company Policy No. MTE903167503	$10,000,000	Limits of Liability: Excess of $10,000,000	Claims Made

				Retro Date: 01/01/15

Ardent	Aon Risk Services South, Inc.	Page 11

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits			Occurrence / Claims Made
Excess Privacy & Security Liability	01/01/18-01/01/19	Liberty Mutual Insurance Underwriters Inc			Limits of Liability:	Claims Made
		Policy No. EO5NAA27VX003		$10,000,000	Excess of $20,000,000

Retro Date: 01/01/15

Excess Privacy & Security Liability	01/01/18-01/01/19	Continental Casualty Company			Limits of Liability:	Claims Made
		Policy No. 596642510		$10,000,000	Excess of $30,000,000

Retro Date: 01/01/18

Commercial Crime Named Insured: Ardent Health Partners, LLC	08/04/17-08/04/18	Zurich American Insurance Company Policy No. FID532715813	$ $ $ $	15,000,000 5,000,000 15,000,000 15,000,000	Limits of Liability: Employee Theft Client’s Property Forgery or Alteration On Premises	Claims Made
				$15,000,000	In Transit
				$15,000,000	Computer Fraud
				$15,000,000	Money Orders & Counterfeit Paper Currency
				$15,000,000	Funds Transfer Fraud
				$100,000	Investigative Expenses
Deductibles:
				$250,000	Employee Theft
				$250,000	Forgery or Alteration
				$250,000	On Premises
				$250,000	In Transit
				$250,000	Computer Fraud
				$1,000	Money Orders & Counterfeit Paper Currency
				$250,000	Funds Transfer Fraud
				N/A	Expense Coverage

Retro Date: 8/12/2004

Managed Care Errors & Omissions Liability	03/01/18-03/01/19	Ironshore Specialty Ins Company			Limits of Liability:	Claims Made
Policy No. 003475600
Managed Care E&O
				$3,000,000	Each Claim or Related Claims
Named Insured: HealthFirst TPA, Inc.				$3,000,000	Aggregate for all Claims or Related Claims Private Information Protection Event Expense Reimbursement
				$250,000	Maximum Aggregate for all Expenses

Retentions
				$25,000	Managed Care E&O - Each Claim
				$0	Private Information Protection Event
Retro Date: 03/01/18

Insurance Agents Errors & Omissions Liability	03/01/18-03/01/19	Endurance American Specialty Ins Company			Limits of Liability:	Claims Made
Policy No. APL10012640400
Insurance Services Liability
				$1,000,000	Each Claim
Named Insured: RFA, Inc.				$3,000,000	Aggregate

Disciplinary Proceeding Coverage

Ardent	Aon Risk Services South, Inc.	Page 12

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
			$25,000	Each Proceeding / Aggregate

Retention
			$25,000	Each Claim

Retro & Prior & Pending Litigation Date: 03/01/18

Ardent	Aon Risk Services South, Inc.	Page 13

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits			Occurrence / Claims Made
Pollution Liability Named Insured: AHP Health Partners, Inc.	10/15/15 - 10/15/18	Ironshore Indemnity Inc. Policy No. 002547000	$ $ $	25,000,000 1,000,000 1,000,000	Pollution Liability Site Liability - Each Incident / Policy Aggregate Disinfection Event Expense - Each Incident / Policy Aggregate Evacuation Expenses - Each Incident / Policy Aggregate	Claims Made
Storage Tanks
				$1,000,000	Per Occurrence
				$2,000,000	Annual Policy Aggregate

				$10,000	Deductible - Each Claim
Tanks Locations: LMCD, HHNM, Henryetta, LWH, LRH, HMC, LWoM, Cushing, BMC, Claremore, Southcrest, LRHR, BSA

Retro Date: See Site Specific Retro Date Endorsement
Minimum Earned Premium - 100%

All-Risk Property	01/01/18-01/01/19	American Home Assurance Co			All Risk Property	Occurrence
Named Insured: AHP Health Partners, Inc.		Policy No. 061818870		$1,000,000,000	Per Occurrence Sub-Limits:
				$200,000,000	Per Occurrence and Annual Aggregate for the peril of Earth Movement except; excludes property in California,
Alaska, Hawaii, Puerto Rico, New Madrid, Pacific Northwest
				$10,000,000	Per Occurrence and Annual Aggregate for the peril of Earth Movement in California, Alaska, Hawaii, Puerto Rico
				$25,000,000	Per Occurrence and Annual Aggregate for the peril of Earth Movement in New Madrid, Pacific Northwest
				$150,000,000	Per Occurrence and Annual Aggregate for the peril of Flood Except;
				$200,000,000	Flood Annual Aggregate Except:
				$10,000,000	Per Occurrence and Annual Aggregate for the peril of Flood occurring wholly or partially within Special Flood Hazard Areas (SFHA) as defined by FEMA
The Per Occurrence and Annual Aggregate Limit for the Peril of Flood shall not exceed $200,000,000.
				$100,000,000	Per Occurrence for the peril of Named Storm Except:
				$50,000,000	Per Occurrence and Annual Aggregate for the peril of Named Storm in Texas to North Carolina, Virginia to Maine,
Florida, Hawaii, North Carolina, Puerto Rico, and US Virgin Islands
				$10,000,000	Per Occurrence for Debris Removal or 25% of loss, whichever is less
				$10,000,000	Per Occurrence for Accounts Receivable - Other Than Cyber Perils
				$100,000	Per Occurrence for Arson or Theft Reward
				$1,000,000,000	Per Occurrence for Brands and Labels
				$1,000,000	Per Occurrence for Deferred Payments
				$25,000,000	Per Occurrence for Demolition Coverage B & C - No Sublimit for Coverage A
				$25,000,000	Per Occurrence for Contingent Time Element - Named or Unnamed Supplier / Customer Only
				$5,000,000	Per Occurrence for Electronic Data and Media Other Than Cyber Perils. $100,000 Per Occurrence / Aggregate
for Cyber Perils, subject to 24 hour waiting period and 60 days maximum period of indemnity

				$125,000,000	Per Occurrence for Equipment Breakdown
				$25,000,000	Per Occurrence for Errors and Omissions
				$5,000,000	Per Occurrence for Expediting Expenses
				$1,000,000	Per Occurrence for Fine Arts
				$1,000,000	Per Occurrence for Fire Brigade Charges and Extinguishing Expenses
				$10,000,000	Per Occurrence for Fungus, Mold or Spore
				$250,000	Per Occurrence for Home Healthcare Medical Equipment
				$500,000	Per Occurrence for Installation Coverage
				$10,000,000	Per Occurrence for Land and Water Clean-Up
				$5,000,000	Per Occurrence for Leasehold Interest, subject to 12 month time period
				$100,000	Per Occurrence for Locks and Keys
				$5,000,000	Per Occurrence for Machinery or Equipment Startup Option - Applicable to a separate occurrence only
				$25,000,000	Per Occurrence for Miscellaneous Unnamed Locations
				$5,000,000	Per Conveyance for Mobile Medical and Diagnostic Equipment
				$100,000	Per Occurrence for Money and Securities
				$25,000,000	Per Occurrence for Newly Acquired Property with values excess of $10,000,000 for a period of 120 days, if not reported

Ardent	Aon Risk Services South, Inc.	Page 14

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
			$25,000,000	Per Occurrence for Newly Acquired Property with values equal to or less than of $10,000,000 (will be reported at renewal)
			$100,000	Per Occurrence for Outdoor Property
			$1,000,000,000	Per Occurrence for Pair or Sets
			$1,000	Per Patient for Personal Property of a Patient or Patient’s Visitor, Subject to Maximum of $100,000
			$1,000,000,000	Per Occurrence for Preservation of Property
			$250,000	Per Occurrence for Prizes and Giveaways
			$100,000	Per Occurrence for Professional Fees
			$100,000	Per Occurrence for Railroad Rolling Stock
			$100,000	Per Occurrence for Research Animals
			$25,000,000	Per Occurrence for Service Interruption
			$1,000,000	Per Occurrence for Spoilage
			$1,000,000,000	Per Occurrence for Terrorism
			$5,000,000	Per Occurrence for Transit
			$5,000,000	Per Occurrence for Upgrade to Green or 25% of direct physical loss - whichever is less
			$10,000,000	Per Occurrence for Valuable Papers & Records
			30	Days, subject to a maximum of $10,000,000 Attraction Property
			$50,000	Per Occurrence for Contractual Penalties
			30	Days, subject to a maximum of $250,000 Crisis Management
			$2,500,000	Per Occurrence for Evacuation Expenses
			180	Days Extended Period of Indemnity
			$10,000,000	Per Occurrence for Extra Expense
			$100,000	Per Occurrence for Fundraising Expense
			90	Days Per Occurrence for Ingress / Egress, Max $10,000,000; qualifying period 24 hours
			90	Days Per Occurrence for Interruption by Civil or Military Authority, Max $10,000,000; qualifying period 24 hours
			$100,000	Per Occurrence for Logistics Extra Cost
			$2,500,000	Per Occurrence for Patient and Tenant Relocation Expense
			$100,000	Per Occurrence for Professional Employee Replacement Expense
			12	Months, subject to a maximum of $1,000,000,000 Per Occurrence for Rental Value
			$25,000,000	Per Occurrence for Radioactive Contamination
			$5,000,000	Per Occurrence for Research and Development Expense
			$15,000,000	Per Occurrence for Royalties
			$1,000,000	Per Occurrence for Soft Costs
			$250,000	Per Item Contractor’s Equipment subject to max per occurrence of $15,000,000
			90	Days Per Occurrence for Ordinary Payroll - Maximum Operations & Construction Period of Indemnity 12 Months
			$25,000,000	Per Occurrence for Service Interruption. A qualifying period of 24 hours applies to this coverage.

Deductibles

			$100,000	Per Occurrence Except :
			$250,000	Per Occurrence Water Damage as respects locations that have not competed Water Damage Mitigation Training
			$100,000	Per Occurrence Earth Movement, except 5% of Total Insurable Values at the time of the loss at each location involved in the loss or damage, subject to a minimum deductible of $250,000 any one occurrence for locations in CA, HI, AK and PR or:
except 2% of Total Insurable Values at the time of the loss at each location involved in the loss or damage, subject to a minimum deductible of $250,000 any one occurrence for locations in Pacific Northwest Earthquake Zone Counties and New Madrid Earthquake Zone Counties
			$100,000	Per Occurrence Flood, except loss at any location wholly or partially within Special Flood Hazard Areas (SFHA)
			$500,000	Per Occurrence Flood for loss or damage to Buildings, $500,000 for loss or damage to Contents, $100,000 for all other cause of loss at any location wholly or partiall within Special Flood Hazard Areas (SFHA)
			$100,000	Per Occurrence Hail, except 3% of Total Insurable Values at the time of the loss at each location involved in the loss or damage, subject to a minimum deductible of $100,000 any one occurrence for locations in Tier 1 High Hazard Hail Zone. Subject to maximum deductible of $5,000,000 per occurrence or:
except 1% of Total Insurable Values at the time of the loss at each location involved in the loss or damage, subject to a minimum deductible of $100,000 any one occurrence for locations in Tier 2 High Hazard Hail Zone. Subject to maximum deductible of $5,000,000 per occurrence.
			$100,000	Per Occurrence Named Storm, except 5% of Total Insurable Values at the time of the loss at each location involved in the loss or damage arising out of a Named Storm and subject to a minimum deductible of $250,000 any one occurrence

Ardent	Aon Risk Services South, Inc.	Page 15

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
			$100,000	Equipment Breakdown
All-Risk Property	03/01/18-03/01/19	XL Insurance America, Inc.		All Risk Property	Occurrence
Named Insured:		Policy No. US00083141PR18A	$750,000,000	Per Occurrence
AHS East Texas Health System, LLC				Sub-Limits:
			$10,000,000	Accidental Interruption of Services
			$5,000,000	Accounts Receivable
			$250,000	Brands & Labels
			Included	Business Interruption - 365 Consecutive Days Ordinary Payroll
			$1,000,000	Civil or Military Authority
			$5,000,000	Contingent Time Element - Scheduled Locations
			$1,000,000	Contingent Time Element - Unscheduled Locations
			Included	Course of Construction
			$500,000	Crisis Management - 30 Consecutive Days
			$25,000,000	Debris Removal or 25% of loss, whichever is less
			$1,000,000	Decontamination Costs
			$250,000	Deferred Payments
			$25,000,000	Demolition & Increased Cost of Construction
			$100,000,000	Earth Movement - Per Occurrence & Aggregate - 168 Consecutive Hours
			$2,500,000	Electronic Data, Programs & Software - 24 Hour Waiting Period
			$150,000,000	Equipment Breakdown except:
Perishable Goods $500,000; Contamination $500,000
			$2,500,000	Errors & Omissions
			$500,000	Expediting Expenses
			$10,000,000	Extra Expense
			$500,000	Fine Arts - Not to Exceed $25,000 Per Item
			$500,000	Fire Department Service Charges & Extinguishing Expenses
			$100,000,000	Flood - Per Occurrence & Aggregate - 72 Consecutive Hours - except $50,000,000 High or Moderate Hazard Zones - 72 Consecutive Hours
			$500,000	Home Healthcare Medical Equipment
			$1,000,000	Impounded Water
			$1,000,000	Ingress/Egress - Limited to 90 days and located within 1 mile
			30 Days	Interruption by Communicable Disease - Limited to $250,000 - 48 Hour Waiting Period
			$250,000	Land & Water Contamination Clean-up, Removal & Disposal - Per Occurrence/Aggregate
			$1,000,000	Leasehold Interest
			$500,000	Mobile Medical Equipment
			Included	Named Storm - 72 Consecutive Hours
			$10,000,000	Newly Acquired Locations - 120 Consecutive Days
			$10,000,000	Off Premises Service Interruption (Property Damage & Time Element Combined) - 24 Hour Waiting Period
			$10,000,000	Off Premises Storage for Property under Construction
			$10,000,000	Off Premises Services
			$1,000,000	Outdoor Property except:
$50,000 Per Item for Plants, shrubs, lawns, trees
			$100,000	Professional Fees & Claims Preparation Costs
			$1,000,000	Protection & Preservation of Property
			$250,000	Protection of Patients
			$500,000	Radioactive Contamination
			Included	Rental Value
			$1,000,000	Research & Development
			$1,000,000	Research Animals - $100,000 per animal
			$1,000,000	Royalties
			$1,000,000	Soft Costs
			$1,000,000	Tax Treatment of Certain Profits
			$250,000	Temporary Removal of Property
			$1,000,000	Tenants Prohibited Access - 48 Hour Waiting Period
			$2,000,000	Transit
			$10,000,000	Unnamed/Unreported Locations
			$25,000,000	Valuable Papers & Records

Ardent	Aon Risk Services South, Inc.	Page 16

AHP Health Partners, Inc Summary of Insurance Term: 2018 - 2019

Coverage	Term	Insurer / Policy Number	Limits		Occurrence / Claims Made
Deductibles

			$100,000	Per Occurrence Except :
			$100,000	Earth Movement
			$100,000	Flood, except for all loss arising from damage in high hazard flood zones:
The maximum amount recoverable through the National Flood Insurance Program (whether purchased or not) or $1,500,000 per occurrence, whichever is greater
			$100,000	Named Storm, except for all loss from an occurrence in High Hazard Wind Zones:
Property Damage 5% plus Time Element 5% of Total Insurable Values subject to a combined minimum of $100,000 per occurrence

ILLEGIBLE his Schedule of Policies provides a generalized and abbreviated description of the principal features of your insurance program and should be used for reference only. Premiums are as of binding date and do not include taxes, surcharges or fee ILLEGIBLE

Please refer to the Policy form itself for a complete description of the coverage(s).

Specific questions on all policy terms and conditions should be referred to your Aon Account Executive.

Ardent	Aon Risk Services South, Inc.	Page 17

SCHEDULE 6.13

SUBSIDIARIES

[Attached]

SCHEDULE 6.13

SUBSIDIARIES

Subsidiaries of AHP Health Partners, Inc.:

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
AccessDirect - A Preferred Provider Network, Inc. Type of Entity: Corporation Organizational I.D. Number: 0156080900	Texas (12/06/1999)	1,000 authorized and issued $1.00 par value	100% Stockholder: East Texas Holdings, LLC	None.	No.

Advanced Imaging Centers of Amarillo, LLP Type of Entity: Limited Liability Partnership Organizational I.D. Number: 028542880	Texas (12/02/2010)	N/A	Partner: BSA Health System Holdings LLC Ownership: (a) High Plains Joint Investment Group-1, LLP: 49% (b) BSA Health System Holdings LLC: 51%	None	No.

AHS Acquisitions, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 5724489	Delaware (04/07/2015)	1,000 units	100% Member: AHS Legacy Operations, LLC	None	No.

[1]

This column only identifies Subsidiaries that are “Excluded” pursuant to clause (ix) of the definition of “Excluded Subsidiaries”. For the avoidance of doubt, other Subsidiaries may qualify as “Excluded Subsidiaries” pursuant to the remaining clauses of such definition.

1

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
AHS Albuquerque Holdings, LLC Type of Entity: Limited Liability Company	New Mexico (04/24/2002)	1,000 Units	100% Member: AHS New Mexico Holdings, Inc.	None	No.

AHS Claremore Regional Hospital, LLC (formerly AHS Newco 10, LLC: Name changed 06/28/11) Type of Entity: Limited Liability Company Organizational I.D. Number: 3911585	Delaware (02/06/2009) Qualification: Oklahoma (07/05/2011)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS Cushing Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 3793000 Owns: Cushing Regional Hospital/acquired on 08/01/04	Delaware (04/20/2004) Qualification: Oklahoma (05/03/2004)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS East Texas Health System, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 802814041	Texas (09/13/2017)	N/A	100% Member: AHS Legacy Operations, LLC	None	No.

2

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
AHS Henryetta Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 3793001 Owns: Henryetta Medical Center/acquired on 08/01/04	Delaware (04/20/2004) Qualification: Oklahoma (05/03/2004)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS Hillcrest Healthcare System, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 4653278	Delaware (12/06/2009)	1,000 Units	100% Member: AHS Oklahoma, Inc.	None	No.

AHS Hillcrest Medical Center, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 3792995 Owns: Hillcrest Medical Center/acquired on 08/01/04	Delaware (04/20/2004) Qualification: Oklahoma (05/03/2004)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS Kansas Health System, Inc. (formerly AHS Newco 16, Inc., name changed June 28, 2017) Type of Entity: Corporation Organizational I.D. Number: 3911555	Delaware (01/12/2005) Kansas (08/01/2017)	1,000 Units	100% Member: AHS Legacy Operations, LLC	None	No.

AHS Legacy Operations, LLC (formerly AHS Newco 14, LLC) Type of Entity: Limited Liability Company Organizational I.D. Number: 4653282	Delaware (02/06/2009)	1,000 Units	100% Member: Ardent Legacy Holdings, LLC	None	No.

3

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
AHS Management Company, Inc. Type of Entity: Corporation Organizational I.D. Number: 2911271	Tennessee (06/09/1998) Qualifications: New Mexico (06/23/1998) Oklahoma (04/23/2004) Louisiana Missouri	No Par Value Shares Issued: 1,000 Shares Authorized: 1,000	100% Stockholder: AHS Legacy Operations, LLC	None	No.

AHS Management Services of Oklahoma, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 3792993	Delaware (04/20/2004) Qualification: Oklahoma (05/03/2004)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS New Mexico Holdings, Inc. Type of Entity: Corporation Organizational I.D. Number: 2249720	New Mexico (04/24/2002)	$.01 Par Value Shares Issued: 100 Shares Authorized: 1,000	100% Stockholder: AHS Legacy Operations, LLC	None	No.

AHS Newco 17, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 5230428	Delaware (12/2020/12)	1,000 Units	100% Member: AHS Legacy Operations, LLC	None	No.

AHS Newco 18, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 5230293	Delaware (12/20/2012)	1,000 Units	100% Member: AHS Legacy Operations, LLC	None	No.

4

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
AHS Oklahoma, Inc. (formerly known as AHS Newco 19, Inc., Name Changed 2/5/16) Type of Entity: Limited Liability Company Organizational I.D. Number: 5230291	Delaware (12/21/2012)	1,000 units	100% Member: AHS Legacy Operations, LLC	None	No.

AHS Oklahoma Cardiology ACE LLC (formerly AHS Newco 8, LLC) Type of Entity: Limited Liability Company Organizational I.D. Number: 3911580	Delaware (01/13/2005) Qualification: Oklahoma (02/05/2009)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS Oklahoma Heart, LLC (formerly AHS Lovelace Leasing, LLC and AHS Newco 3, LLC) Type of Entity: Limited Liability Company Organizational I.D. Number: 3911552	Delaware (01/13/2005) Qualification: Oklahoma (04/07/2008) Kansas	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS Oklahoma Orthopedic ACE, LLC (formerly AHS Newco 7, LLC) Type of Entity: Limited Liability Company Organizational I.D. Number: 3911561	Delaware (01/13/2005) Qualification: Oklahoma (02/05/2009)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS Oklahoma Physician Group, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 3792976	Delaware (04/20/2004) Qualification: Oklahoma (05/03/2004)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

5

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
AHS Pryor Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6310604	Delaware (02/18/2017) Qualification: Oklahoma (03/02/2017)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS PSO, LLC (formerly AHS Newco 15, LLC, Name Changed 2/5/16) Type of Entity: Limited Liability Company Organizational I.D. Number: 4653284	Delaware (02/06/2009)	1,000 Units	100% Member: AHS Legacy Operations, LLC	None	No.

AHS Southcrest Hospital, LLC (formerly AHS Newco 11, LLC; Name changed 06/28/2011) Type of Entity: Limited Liability Company Organizational I.D. Number: 4653274	Delaware (01/13/2005) Qualification: Oklahoma (07/05/2011)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS Tulsa Holdings, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 3792979	Delaware (04/20/2004) Qualification: Oklahoma (05/03/2004)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

AHS Tulsa Regional Medical Center, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 3792999	Delaware (04/20/2004) Qualification: Oklahoma (05/03/2004)	1,000 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

6

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Amarillo Surgery and Endoscopy, LP Type of Entity: Limited Partnership Organizational I.D. Number: 800550208	Texas (09/27/2005)	N/A	Partner: Amarillo Surgery and Endoscopy GP, LLC Ownership: (a) Doctors: 49% (b) BSA Health System Holdings LLC: 50% limited partner, BSA Amarillo Surgery and Endoscopy GP, LLC 1% general partner	None	No.

Ardent Legacy Holdings, LLC	Delaware (8/04/2015)	1,000 Units	100% Member: AHP Health Partners, Inc.	None	No

Athens Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669764	Delaware (12/19/2017) Qualification: Texas (01/12/18)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

7

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Bailey Medical Center, LLC (formerly AHS Bailey Medical Center, LLC.; Name changed 12/30/04) Type of Entity: Limited Liability Company Organizational I.D. Number: 3846423	Delaware (08/24/2004) Qualification: Oklahoma (08/27/2004)	566 Units	100% Member: AHS Hillcrest Healthcare System, LLC	None	No.

BSA Amarillo Diagnostic Clinic, Inc. Type of Entity: Corporation Organizational I.D. Number: 801878548	Texas (11/05/2013)	1,000 Units	100% Member: BSA Health System of Amarillo, LLC	None	No.

BSA Amarillo Surgery and Endoscopy GP, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 801692606	Texas (12/03/2012)	N/A	100% Member: BSA Health System Holdings LLC	None	No.

BSA Harrington Physicians, Inc. Type of Entity: Non-Profit Health Organization Organizational I.D. Number: 801677135	Texas (10/30/2012)	1,000 Units	100% Stock holder: BSA Health System of Amarillo, LLC	None	No.

BSA Health System of Amarillo, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 801670220	Texas (10/16/2012)	1,000 Units	100% Member: AHS Legacy Operations, LLC	None	No.

8

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
BSA Health System Holdings LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 801687639	Texas (11/20/2012)	1,000 Units	100% Member: BSA Health System of Amarillo, LLC	None	No.

BSA Health System Management, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 802136374	Texas (1/8/2015)	1,000 Units	100% Member: BSA Health System of Amarillo, LLC	None	No.

BSA Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 801685805	Texas (11/16/2012)	1,000 Units	100% Member: BSA Health System of Amarillo, LLC	None	No.

BSA Physicians Group, Inc. Type of Entity: Corporation Organizational I.D. Number: 801677126	Texas (10/30/2012)	1,000 Units	100% Stockholder: BSA Health System of Amarillo, LLC	None	No.

Carthage Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669768	Delaware (12/19/2017) Qualification: Texas (01/24/18)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

9

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Centralized Credentialing Services, Inc. Type of Entity: Corporation Organizational I.D. Number: 0800033121	Texas (12/04/2001)	1,000 authorized and issued $1.00 par value	100% Stockholder: East Texas Holdings, LLC	None.	No.

Cyber Management, L.L.C. Type of Entity: Limited Liability Company Organizational I.D. Number: 0800631593	Texas (03/23/2006)	N/A	50% Stockholder: East Texas Holdings, LLC Ownership: East Texas Holdings, LLC – 50% JTMP Risk Retention Group, Ltd. - 1%; LGRDS, Ltd.- 49%	None.	No.

CyberKnife, Ltd. Type of Entity: Private Limited Company Organizational I.D. Number: 0800631599	Texas (03/23/2006)	N/A	49.5% Stockholder: East Texas Holdings, LLC Ownership: East Texas Holdings, LLC – 49.5% Cyber Management, LLC – 1.0% JTMP Risk Retention Group, Ltd. - 1%; LGRDS, Ltd.- 48.5%	None.	No.

10

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
East Texas Air One, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669770	Delaware (12/19/2017) Qualification: Texas (01/26/2018)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

East Texas Health System, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 802814032	Texas (09/13/2017)	N/A	70% Member: AHS East Texas Health System, LLC Ownership: East Texas Health System, LLC – 70% University of Texas Health Science Center at Tyler – 30%	None	No.

East Texas Holdings, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6639724	Delaware (11/30/2017) Qualification: Texas (01/26/2018)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

East Texas Home Health Services, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669776	Delaware (12/19/2017) Qualification: Texas (01/24/2018)	N/A	100% Member: East Texas Holdings, LLC	None.	No.

11

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
ETMC EMS Type of Entity: Non-Profit Corporation Organizational I.D. Number: 0802387635	Texas (02/08/2016)	N/A	100% Stockholder: East Texas Holdings, LLC	None.	No.

ETMC Physician Group, Inc. Type of Entity: Corporation Organizational I.D. Number: 802851249	Texas (11/01/2017)	N/A	100% Stockholder: East Texas Holdings, LLC	None.	No.

HealthFirst TPA, Inc. Type of Entity: Corporation Organizational I.D. Number: 0116550600	Texas (09/10/1990)	1,000 authorized and issued No par value	100% Stockholder: East Texas Holdings, LLC	None.	No.

Henderson Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669776	Delaware (12/19/2017) Qualification: Texas (01/24/18)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

Jacksonville Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669779	Delaware (12/19/2017) Qualification: Texas (01/24/2018)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

12

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
LHS Services, Inc. Type of Entity: Corporation Organizational I.D. Number: 2880607	New Mexico (05/18/2007)	No Par Value Shares Issued: 50,000 Shares Authorized: 100,000	100% Stockholder: Lovelace Health System, Inc.	None	No.

Lovelace Health System, Inc.

(formerly Lovelace Sandia Health System, Inc.: Name changed 05/16/06) (formerly Lovelace Health Systems, Inc.; Name changed 10/17/03)

Type of Entity: Corporation

Organizational I.D. Number: 1244839

	New Mexico (10/29/1984) Qualification: Texas Indiana	Par Value: $1.00 Shares Issued: 19,700 Shares Authorized: 500,000	100% Stockholder: AHS New Mexico Holdings, Inc.	None	No.

Lovelace UNM Rehabilitation Hospital, LLC Type of Entity: Limited liability company Organizational I.D. Number: 1038413	New Mexico (02/08/2017)	N/A	51% Member: Lovelace Health System, Inc. Ownership: Lovelace Health System, Inc. – 51% University of New Mexico Medical Group, Inc. – 49%	None	No.

MM Solutions, Inc. Type of Entity: Corporation Organizational I.D. Number: 0156081000	Texas (12/06/1999)	1,000 authorized and issued $1.00 par value	100% Stockholder: East Texas Holdings, LLC	None.	No.

13

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Physicians Surgical Hospitals, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 800823358	Texas (06/01/2007)	N/A	Member: BSA Health System Holdings LLC Ownership: (a) Doctors: 41.55667% (b) BSA Health System Holdings LLC: 58.44333%	None	No.

Physician Surgical Real Estate, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 800823365	Texas (05/31/2007)	N/A	Member: BSA Health System Holdings LLC Ownership: (a) Doctors: 41.55667% (b) BSA Health System Holdings LLC: 58.44333%	None	No.

Pittsburg Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669780	Delaware (12/19/2017) Qualification: Texas (01/12/2018)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

Quitman Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669783	Delaware (12/19/2017) Qualification: Texas (01/12/2018)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

14

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Rehabilitation Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669784	Delaware (12/19/2017) Qualification: Texas (01/26/18)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

RFA, Inc. Type of Entity: Corporation Organizational I.D. Number: 0123895400	Texas (07/271992)	50,000 authorized No par value	100% Stockholder: East Texas Holdings, LLC	`None.	No.

RV Properties, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 3911557	Delaware (01/13/2005) Qualification: Oklahoma (08/15/2008)	1,000 Units	100% Member: AHS Tulsa Holdings, LLC	None	No.

Southwest Medical Associates, LLC Type of Entity: Limited liability company Organizational I.D. Number: 1038413	New Mexico (11/26/1979)	$1 Par Value Shares Issued: 1,000 Shares Authorized: 50,000	100% Stockholder: AHS New Mexico Holdings, Inc.	None	No.

Specialty Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669787	Delaware (12/19/2017) Qualification: Texas (01/26/2018)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

15

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Topeka Health System, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6459642	Delaware (6/28/2017) Qualification: Kansas (07/31/2017)	N/A	70% Member: AHS Kansas Health System, Inc. Ownership: AHS Kansas Health System, Inc. – 70% University of Kansas Hospital Authority – 30%	None.	No.

Topeka Holdings, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6459660	Delaware (6/28/2017) Qualification: Kansas (07/31/2017)	N/A	100% Member: Topeka Health System, LLC	None.	No.

Topeka Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6459656	Delaware (6/28/2017) Qualification: Kansas (07/31/2017)	N/A	100% Member: Topeka Health System, LLC	None.	No.

Topeka Physician Group, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6459673	Delaware (6/28/2017) Qualification: Kansas (07/31/2017)	N/A	100% Member: Topeka Hospital, LLC	None.	No.

16

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Tulsa Spine & Specialty Hospital, L.L.C. Type of Entity: Limited Liability Company Organizational I.D. Number: 3500655580	Oklahoma (11/13/2000)	N/A	51% Member: AHS Tulsa Holdings, LLC Ownership: AHS Tulsa Holdings, LLC – 51% TSSH Holding Company, LLC – 49%	None	No

Tyler Regional Hospital, LLC Type of Entity: Limited Liability Company Organizational I.D. Number: 6669788	Delaware (12/19/2017) Qualification: Texas (01/12/2018)	N/A	100% Member: AHS East Texas Health System, LLC	None.	No.

LHP Hospital Group, Inc.	Delaware (10/5/17)	Shares Issued: 100 Shares Authorized: 1000	100% Stockholder: AHS Legacy Operations, LLC	None.	No.

LHP Operations Co., LLC	Delaware (3/29/10)	100% of the Membership Interests	100% Stockholder: LHP Hospital Group, Inc.	None.	No.

4 George, LLC	Delaware (11/14/07)	N/A	100% Member: Montclair Hospital, LLC	None.	No.

17

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
22 Walnut Crescent, LLC	Delaware (11/14/07)	N/A	100% Member: Montclair Hospital, LLC	None.	No.
Bay County Health System, LLC	Delaware (2/23/12)	154,000 Units	Units 123, 200 (80%) Member: LHP Bay County, LLC

Option to Purchase (Call) between Sacred Heart Health System LLC and LHP Bay County, LLC, dated April 1, 2012.

Option to Sell Upon Triggering Event between Sacred Heart Health System LLC and LHP Bay County, LLC, dated April 1, 2012.

No.

Bay County Sacred Heart Leasing Co., Inc.	Florida (02/15/12)	Shares Issued: 100 Shares Authorized: 100	100% Stockholder: Bay County Health System, LLC	None.	No.

HH/Killeen Health System, LLC	Delaware (6/7/10)	N/A	80% Member: LHP HH/Killeen, LLC	Option to Purchase between LHP HH/Killeen, LLC and Seton Healthcare dated December 20, 2010.	No.

18

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Option to Sell between LHP HH/Killeen, LLC and Seton Healthcare dated December 20, 2010. Option to Purchase or Sell Upon Triggering Event between LHP HH/Killeen, LLC and Seton Healthcare dated December 20, 2010. Option to Purchase (Call) between LHP HH/Killeen, LLC and Seton Healthcare dated December 20, 2010.

LHP Bay County, LLC	Delaware (2/23/12)	100% of the Membership Interests	100% Member: LHP Operations Co., LLC	None.	No.

19

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
LHP HH/Killeen, LLC	Delaware (6/7/10)	100% of the Membership Interests	100% Member: LHP Operations Co., LLC	None.	No.

LHP IT Services, LLC	Delaware (12/10/12)	100% of the Membership Interests	100% Member: LHP Management Services, LLC	None.	No.

LHP Management Services, LLC	Delaware (11/26/08)	100% of the Membership Interests	100% Member: LHP Operations Co., LLC	None.	No.

LHP Montclair, LLC	New Jersey (10/18/11)	100% of the Membership Interests	100% Member: LHP Operations Co., LLC	None.	No.

LHP Pascack Valley, LLC	New Jersey (1/16/09)	100% of the Membership Interests	100% Member: LHP Operations Co., LLC	None.	No.

LHP Pocatello, LLC	Delaware (11/20/08)	100% of the Membership Interests	100% Member: LHP Operations Co., LLC	None.	No.

LHP Southwest Connecticut, LLC	Delaware (4/15/11)	100% of the Membership Interests	100% Member: LHP Operations Co., LLC	None.	No.

20

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
LHP Texas MD Services, Inc.	Texas (6/16/11)	N/A	100% Member: LHP Texas Physicians, LLC	None.	No.

LHP Texas Physicians, LLC	Texas (6/15/11)	100% of the Membership Interests	100% Member: LHP Operations Co., LLC	None.	No.

Montclair Health Services, LLC	New Jersey (10/18/11)	N/A	100% Member: Montclair Health System, LLC	None.	No.

Montclair Health System LLC	New Jersey (10/18/11)	N/A	80% Member: LHP Montclair, LLC	Option to Purchase (Call) between HackensackUMC and LHP Montclair, LLC dated July 3, 2012. Option to Purchase between HackensackUMC and LHP Montclair, LLC dated July 3, 2012.	No.

Montclair Hospital, LLC	Delaware (09/13/06)	N/A	100% Member: Montclair Health System, LLC	None.	No.

21

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Pascack Valley Health Services, LLC	New Jersey (01/16/09)	N/A	100% Member: Pascack Valley Health System, LLC	None.	No.

Pascack Valley Health System, LLC	New Jersey (01/16/09)	N/A	65% Member: LHP Pascack Valley, LLC	Option to Purchase (Call) between Hackensack University Medical Center and LHP Pascack Valley, LLC dated March 23, 2012. Option to Purchase between Hackensack University Medical Center and LHP Pascack Valley, LLC dated March 23, 2012.	No.

Pascack Valley Hospital, LLC	New Jersey (01/16/09)	N/A	100% Member: Pascack Valley Health System, LLC	None.	No.

PHS MD #1, LLC	Delaware (09/01/09)	N/A	100% Member: Pocatello Health Services, LLC	None.	No.

22

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
PHS MD #2, LLC	Delaware (09/01/09)	N/A	100% Member: Pocatello Health Services, LLC	None.	No.

Pocatello Health Services, LLC	Delaware (11/20/08)	N/A	100% Member: Pocatello Health System, LLC	None.	No.

Pocatello Health System, LLC	Delaware (11/20/08)	Units 1,000	Units: 770 (77%) Member: LHP Pocatello, LLC	Option to Purchase between LHP Pocatello, LLC and Portneuf Heath Care Foundation, Inc. dated February 1, 2009.	No.

Pocatello Hospital, LLC	Delaware (11/20/08)	Units 47,582	Units 46,863.5 (98.49%) Member: Pocatello Health System, LLC	None.	No.

Portneuf Quality Alliance, LLC	Delaware (08/13/13)	N/A	100% Member: Pocatello Health System, LLC	None.	No.

Portneuf ASC, LLC	Delaware (05/26/17)	N/A	100% Pocatello Health System, LLC	None.	No.

23

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
LHP Sherman/Grayson, LLC	Texas (03/01/10)	N/A	100% Member: LHP Operations Co., LLC	None.	No.

Sherman/Grayson Health System, LLC	Texas (03/01/10)	Class A Units: 254.38855 Class B Units: 91.44385	Class A Units: 172.57037 (49.9%) Class B Units: None Member: LHP Sherman/ Grayson, LLC	Option to purchase by Texas Health Resources upon certain triggering events pursuant to amended and restated operating agreement by and among Texas	No.
Health Resources and LHP Sherman/Grayson, LLC, dated as of April 15, 2010.

Harker Heights Investors, LP	Florida (02/08/11)	N/A	19.55% HH/Killeen Health System, LLC	Option to purchase by HH/Killeen Health System, LLC upon certain	No.
triggering events pursuant to the agreement of limited partnership by and among Harker Heights GP, LP, and Healthcare Developers of America, LLC, dated as of December 1, 2010.

24

Name, Type of Entity and Organizational Identification Number	Jurisdiction of Incorporation/Formation And any Qualification(s)	Number of Shares of each Class of Capital Stock Issued, Authorized and Outstanding	Number and % of Outstanding Shares of each Class	Options	HMO Subsidiary	Excluded[1]
Seton Urgent Care, LLC	Delaware (11/17/16)	N/A	33.33% HH/Killeen Health System, LLC	Option to sell by Premier Health Consultants, L.L.C. upon certain triggering events pursuant to operating agreement by and among Premier Health Consultants, L.L.C., HH/Killeen Health System, LLC and Keystone Administration Management, LLC, dated as of January 1, 2017.	No.

25

SCHEDULE 6.17

IP RIGHTS

Patents and Trademarks

Patents

None.

Trademarks

Mark	Serial No. Filing Date	Reg. No. Reg. Date	Status	Registrant

	85074166 June 29, 2010	4001157 July 26, 2011	Registered	LHP Operations Co., LLC

	85074087 June 29, 2010	4109619 March 6, 2012	Registered	LHP Operations Co., LLC

	85072622 June 28, 2010	4001142 July 26, 2011	Registered	LHP Operations Co., LLC

CULTURE COLLABORATION CAPITAL	85072609 June 28, 2010	3922661 February 22, 2011	Registered	LHP Operations Co., LLC

LHP	85072605 June 28, 2010	3922660 February 22, 2011	Registered	LHP Operations Co., LLC

LHP HOSPITAL GROUP, INC.	85072596 June 28, 2010	3922659 February 22, 2011	Registered	LHP Operations Co., LLC

ARDENT HEALTH SERVICES	78218487 February 25, 2003	3072711 March 28, 2006	Registered	AHS Management Company, Inc.

OKLAHOMA	74293578	1776856	Registered	AHS Oklahoma

Mark	Serial No. Filing Date	Reg. No. Reg. Date	Status	Registrant
HEART LOGO	July 13, 1992	June 15, 1993		Heart, LLC

EVERY DAY, EVERY DECISION	86557823 03/09/2015	4831669 10/13/2015	Registered	AHS Management Company Inc.

HILLCREST	85582398 03/28/2012	4234078 10/30/2012	Registered	AHS Management Company Inc.

OKLAHOMA SPINE & ORTHOPEDIC INSTITUTE	85183629 11/23/2010	4018549 08/30/2011	Registered	AHS Management Company Inc.

ARDENT	78227069 03/18/2003	3125592 08/08/2006	Registered	AHS Management Company Inc.

ARDENT HEALTH SERVICES	78227060 03/18/2003	3125591 08/08/2006	Registered	AHS Management Company Inc.

THE DON & SYBIL HARRINGTON CANCER CENTER	78773992 12/15/2005	3203704 01/30/2007	Registered	BSA Health System of Amarillo, LLC

HEART HOSPITAL OF NEW MEXICO	76358955 01/15/2002	2671784 01/07/2003	Registered	Lovelace Health System, Inc.

HEART HOSPITAL OF NEW MEXICO	76358881 01/15/2002	2629543 10/01/2002	Registered	Lovelace Health System, Inc.

FIRST IN EAST TEXAS, SECOND TO NONE.	78743518 10/31/2005	3221822 3/27/2007	Registered	AHS East Texas Health System, LLC

ETMC	78656261 6/22/2005	3257770 7/3/2007	Registered	AHS East Texas Health System, LLC

WE CARE FOR EAST TEXAS	87295098 1/10/2017	5275498 8/29/2017	Registered	AHS East Texas Health System, LLC

Copyrights

Claimant	Title	Registration No.	Registration Date
BSA Health System of Amarillo, LLC	HCC preliminary cancer risk assessment program	TX0004890073	10/28/1998

BSA Health System of Amarillo, LLC	Preliminary cancer risk assessment program	TX0004445526	12/19/1996

BSA Health System of Amarillo, LLC	Breast self-exam guide	TXu000539128	09/21/1992

BSA Health System of Amarillo, LLC	Navigating the maze of cancer care; a patient’s guide to cancer treatment	TXu000937829	02/28/2000

Licenses

None.

SCHEDULE 6.22

COLLECTIVE BARGAINING AGREEMENTS AND MULTIEMPLOYER PLANS

1. Collective Bargaining Agreement between International Union of Operating Engineers Local 68-68A-68B, AFL CIO and Hackensack UMC Mountainside Hospital, dated September 9, 2017 through September 8, 2019.

2. Collective Bargaining Agreement between District 1199J National Union of Hospital and Healthcare Employees AFSCME, AFL CIO and Hackensack UMC Mountainside Hospital dated July 1, 2016 through June 30, 2018.

3. HackensackUMC Mountainside is obligated to contribute to the District 1199J New Jersey Benefit Fund for Hospital and Health Care Employees pursuant to the Agreement, dated as of July 1, 2013, and the Memorandum of Agreement and Side Letter of Agreement, dated as of July 12, 2013, each between HackensackUMC Mountainside and District 1199J National Union of Hospital and Healthcare employees AFSCME, AFL, which plan is a “multiemployer plan” as defined in Section 3(37) of ERISA.

SCHEDULE 6.24(a)

ACCREDITATION

The following hospitals are not accredited by The Joint Commission or Det Norske Veritas Healthcare:

a.	Hillcrest Hospital Cushing

b.	Lovelace Regional Hospital (Roswell)

c.	Hillcrest Hospital Henryetta

d.	Lovelace Rehabilitation Hospital (accredited by the Commission on Accreditation of Rehabilitation Facilities)

e.	Panhandle Surgical Hospital

f.	Quail Creek Surgical Hospital

g.	Hillcrest Hospital Pryor

h.	UT Health Quitman

i.	UT Health Pittsburg

SCHEDULE 7.17

POST CLOSING ITEMS

1.

Within 60 days of the Closing Date, the Borrowers shall deliver to the Administrative Agent certificates of insurance in respect of general liability and property insurance and an endorsement to each certificate of insurance naming the Administrative Agent as additional insured with respect to general liability, and as loss payee with respect to property insurance, each in form and substance reasonably acceptable to the Administrative Agent.

2.

Within 90 days of the Closing Date, the Loan Parties shall deliver to Administrative Agent all Deposit Account Control Agreements required under Section 7.14 of the Credit Agreement, Section 5(e)(ii) of the Non-Tenant Subsidiary Security Agreement and Section 5(e)(ii) of the Tenant Subsidiary Security Agreement.

3.	Within five Business Days of the Closing Date, the Loan Parties shall deliver to the Administrative Agent the following stock certificates and the stock powers associated therewith:

Issuer	Owner	Shares
AHS Kansas Health System, Inc.	AHS Legacy Operations, LLC	1000 Units, Certificate No. 1

AHS Legacy Operations, LLC	Ardent Legacy Holdings, LLC	1,000 Units, Certificate No. 4

AHS Oklahoma, Inc.	AHS Legacy Operations, LLC	1,000 Units Certificate No. 1

AHS Hillcrest Healthcare System, LLC	AHS Oklahoma Inc.	1,000 Units, Certificate No. 4

BSA Health System Management, LLC	BSA Health System of Amarillo, LLC	1,000 Units, Certificate No. 2

LHP Hospital Group, Inc.	AHP Health Partners, Inc.	100 Common Shares, Certificate No. 2

LHP Bay County, LLC	LHP Operations Co., LLC	100% Membership Interests, Certificate No. 003

LHP HH/Killeen, LLC	LHP Operations Co., LLC	100% Membership Interests, Certificate No. 003

Issuer	Owner	Shares
LHP Montclair, LLC	LHP Operations Co., LLC	100% Membership Interests, Certificate No. 002

LHP Pascack Valley, LLC	LHP Operations Co., LLC	100% Membership Interests, Certificate No. 002

LHP Pocatello, LLC	LHP Operations Co., LLC	100% Membership Interests, Certificate No. 004

AHS Claremore Regional Hospital, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 4

AHS Cushing Hospital, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 3

AHS Henryetta Hospital, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 3

AHS Hillcrest Medical Center, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 3

AHS Management Services of Oklahoma, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 3

AHS Oklahoma Heart, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 4

AHS Oklahoma Orthopedic ACE, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 4

AHS Oklahoma Physician Group, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 3

AHS Southcrest Hospital, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 4

AHS Tulsa Holdings, LLC	AHS Hillcrest Healthcare System, LLC	1,000 Units Certificate No. 4

RV Properties, LLC	AHS Tulsa Holdings, LLC	1,000 Units Certificate No. 3

AHP Health Partners, Inc.	Ardent Health Partners, LLC	9,474.2376 Shares Certificate No. 1

Ardent Legacy Holdings, LLC	AHP Health Partners, LLC	1,000 Units Certificate No. 3

SCHEDULE 8.01

LIENS EXISTING ON THE CLOSING DATE

Liens pursuant to equipment financing and pharmaceutical arrangements in effect on the Closing Date as evidenced by and to the extent set forth in the following UCC financing statements:

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
HH/Killeen Health System, LLC	Texas SOS	Siemens Medical Solutions USA, Inc.	April 25, 2012	12-0013006588

HH/Killeen Health System, LLC	Texas SOS	McKesson Corp.	May 11, 2012	12-0015209212

HH/Killeen Health System, LLC	Texas SOS	Karl Storz Endoscopy – America, Inc.	June 26, 2012	12-0020385011

LHP Hospital Group, Inc.	Texas SOS	Prime Alliance Bank Med One Capital Funding, LLC	December 7, 2012	12-0038321646

LHP Operations CO, LLC

LHP Hospital Group, Inc.	Texas SOS	Optum Bank, Inc.	June 20, 2013	13-0019721347

LHP Operations CO, LLC		Med One Capital Funding, LLC

LHP HH/Killeen, LLC		Med One Capital Funding – Texas, L.P.

HealthFirst TPA	Texas SOS	Pitney Bowes Global Financial Services LLC	9/17/13	13-0029530720

LHP Texas MD Services, Inc.	Texas SOS	Xerox Financial Services	September 23, 2013	13-0030267991

LHP Hospital Group, Inc.	Texas SOS	First Guaranty Bank	October 1, 2013	13-0031479593

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
LHP Operations CO, LLC		Med One Capital Funding, LLC Med One Capital Funding – Texas, L.P.

LHP Hospital Group, Inc.	Texas SOS	First Guaranty Bank	October 1, 2013	13-0031479735

MB Financial Bank, N.A.

Med One Capital Funding, LLC

Med One Capital Funding – Texas, L.P.

LHP Hospital Group, Inc.	Texas SOS	Republic Bank. Inc.	October 3, 2013	13-0031777362

LHP Operations CO, LLC		Med One Capital Funding, LLC

LHP Hospital Group, Inc. and its wholly-owned subsidiary LHP Operations Co., LLC		Med One Capital Funding – Texas, L.P.

HealthFirst TPA	Texas SOS	Pitney Bowes Global Financial Services LLC	2/28/14	14-0006424657

LHP Hospital Group. Inc.	Texas SOS	Prime Alliance Bank	March 20, 2014	14-0008766507

LHP Operations CO, LLC		Med One Capital Funding, LLC

LHP Hospital Group, Inc. and its wholly-owned subsidiary LHP Operations Co., LLC		Med One Capital Funding – Texas, L.P.

BSA Hospital, LLC	Texas SOS	Draeger Medical, Inc.	07/14/2014	14-0022618872

BSA HOSPITAL, LLC	Texas SOS	Olympus America Inc.	12/19/2014	14-0039695118

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
BSA Hospital, LLC	TX-SOS	Ortho-Clinical Diagnostics, Inc.	12/18/2015	15-0039923082

BSA Hospital, LLC	TX-SOS	Stryker Finance	06/09/2016	16-0018922312

BSA Harrington Physicians, Inc.	TX-SOS	ASD SPECIALTY Healthcare, Inc	11/29/2016	16-0038769868

BSA Hospital, LLC	TX-SOS	Stryker Finance	12/29/2016	16-0042071708

HH/Killeen Health System, LLC	Texas SOS	FFF Enterprises, Inc.	January 12, 2017	17-0001377511

BSA Amarillo Diagnostic Clinic, Inc	TX-SOS	Integrated Commercialization Solutions, Inc.	03/17/2017	17-0009063460

ETMC Physician Group, Inc dba ut health east texas physicians 3 south	TX-SOS	Datamax inc	03/06/2018	18-0007515411

AHS OKLAHOMA HEART, LLC	DE-SOS	General Electric Capital Corporation	11/14/2008	2008 3822218

AHS Hillcrest Medical Center, LLC	DE-SOS	General Electric Capital Corporation	11/14/2008	2008 3822275

Heart Hospital of New Mexico, LLC Amended to Lovelace Health System, Inc.	NM-SOS	Siemens Financial Services, Inc.	06/08/2009	20090009000A

Lovelace Health System, Inc.	New Mexico SOS	Siemens Financial Services, Inc.	6/9/09	20090009141H

Lovelace Health System, Inc.	New Mexico SOS	Siemens Financial Services, Inc.	6/9/09	20090009142J

Lovelace Health System, Inc.	New Mexico SOS	Siemens Financial Services, Inc.	9/3/09	20090013900F

Lovelace Health System, Inc.	New Mexico SOS	Siemens Financial Services, Inc.	9/3/09	20090013901G

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
Lovelace Health System, Inc.	New Mexico SOS	Siemens Financial Services, Inc.	12/28/09	20090019573H

Bay County Health System, LLC	Florida SOS (Secured Transaction Registry)	Regions Equipment Finance, Ltd.	June 18, 2009	200900718232

Bay County Health System, LLC	Florida SOS (Secured Transaction Registry)	Regions Equipment Finance Corporation	December 10, 2009	200901651298

Pocatello Health System	Delaware SOS	Siemens Financial Services, Inc.	April 24, 2009	20091301032

AHS Hillcrest Medical Center, LLC	Delaware SOS	Cardinal Health	05/03/2010	20101533680

Pocatello Health System	Delaware SOS	Siemens Financial Services	August 30, 2010	20103033978

LHP Hospital Group, Inc. LHP Operations Co, LLC	DE-SOS	Republic Bank	07/26/2011	2011 2886383

LHP HH/Killeen, LLC		Med One Capital Funding – Texas, L.P.

		Med One Capital Funding, LLC

		Republic Bank Assigned to First Guaranty Bank

Lovelace Health System. Inc.	New Mexico SOS	GE HFS, LLC	12/19/11	20110021093M

Lovelace Health System. Inc.	NM-SOS	General Electric Capital Corporation	12/19/2011	20110021101M

		Assigned to GE HFS, LLC

Lovelace Health System, Inc.	New Mexico SOS	GE HFS, LLC	12/19/11	20110021106F

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
Lovelace Health System, Inc.	New Mexico SOS	GE HFS, LLC	12/20/11	20110021161G

Pocatello Hospital, LLC	Delaware SOS	Banc of America Leasing & Capital, LLC	August 18, 2011	20113208538

Pocatello Hospital, LLC	DE-SOS	Optumhealth Bank, Inc.	04/02/2012	2012 1270588

Portneuf Medical Center		Med One Capital Funding, LLC
added LHP Operations Co, LLC Added LHP Hospital Group, Inc.		Med One Capital Funding – Texas, L.P.

LHP Hospital Group, Inc. LHP Operations Co, LLC	DE-SOS	PRIME Alliance Bank Med One Capital Funding, LLC	12/06/2012	2012 4721264

Pocatello Hospital, LLC Portneuf Medical Center	Idaho SOS	OptumHealth Bank, Inc.	April 3, 2012	201211055123

LHP Operations CO, LLC LHP Hospital Group. Inc.

Seton Medical Center Harker Heights HH/Killeen Health System, LLC	Delaware SOS	Med One Capital Funding – Texas, L.P. Med One Capital Funding, LLC Optumhealth Bank, Inc.	May 2, 2012	20121705468

Bay County Health System, LLC	Delaware SOS	Mountain West Bank	May 31, 2012	20122099424

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
HH/Killeen Health System, LLC	Delaware SOS	Banc of America Leasing & Capital, LLC	August 15, 2012	20123155894

Pocatello Hospital, LLC	Delaware SOS	Kingsbridge Holdings, LLC	August 29, 2012	20123354471

AHS SOUTHCREST HOSPITAL, LLC	Delaware SOS	Siemens Diagnostic Finance Co. LLC	10/17/2012	20124001592

Pocatello Health System	Delaware SOS	Beverly Bank & Trust Company N.A.	December 6, 2012	20124716918

AHS PRYOR HOSPITAL, LLC	Delaware SOS	General Electric Credit Corporation of Tennessee	11/16/17	2013 1112698

LHP Hospital Group, Inc. LHP Operations Co, LLC LHP HH/Killeen, LLC	DE-SOS	Optum Bank, Inc. Med One Capital Funding, LLC Med One Capital Funding – Texas, L.P.	06/19/2013	2013 2353119

LHP Hospital Group, Inc. LHP Operations Co, LLC	DE-SOS	Republic Bank	09/30/2013	2013 3805117

		Med One Capital Funding – Texas, L.P.

		Med One Capital Funding, LLC

		Republic Bank Assigned to First Guaranty Bank

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
LHP Hospital Group, Inc. LHP Operations Co, LLC Added Bay Medical Center, L.L.C.	DE-SOS	Republic Bank, Inc. Med One Capital Funding – Texas, L.P. Med One Capital Funding, LLC Republic Bank, Inc. Assigned to First Guaranty Bank Republic Bank, Inc. amended to MB Financial Bank, N.A.	09/30/2013	2013 3805562

LHP Hospital Group, Inc. LHP Operations Co, LLC LHP HOSPITAL Group, Inc. and its wholly owned SUBSIDIARY LHP Operations Co., LLC	DE-SOS	Republic Bank, Inc. Med One Capital Funding – Texas, L.P. Med One Capital Funding, LLC	10/02/2013	2013 3847994

Bay County Health System	Florida SOS (Secured Transaction Registry)	Pitney Bowes Global Financial Services LLC	April 10, 2013	201308807102

Pocatello Hospital, LLC	Delaware SOS	Great America Financial Services Corporation	August 2, 2013	20133062081

Bay County Health System, LLC	Delaware SOS	Americorp Financial, LLC	September 26, 2013	20133766293

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
AHS Hillcrest Medical Center, LLC	Delaware SOS	Megadyne Financial Services	12/19/2013	20135042529

LHP Hospital Group, Inc.	DE-SOS	PRIME Alliance Bank	03/20/2014	2014 1100684

LHP Operations Co, LLC LHP HOSPITAL Group, Inc. and its wholly owned SUBSIDIARY LHP Operations Co., LLC		Med One Capital Funding – Texas, L.P. Med One Capital Funding, LLC

LHP Hospital Group, Inc.	DE-SOS	Med One Capital Funding, LLC	08/19/2014	2014 3334356

		Optum Bank, Inc.

SOUTHWEST MEDICAL ASSOCIATES	New Mexico SOS	Ed’s Refrigeration	11/21/2014	20140023981A

AHS Hillcrest Medical Center, LLC	DE-SOS	General Electric Capital Corporation	0527/2014	20142051597

		Assigned to GE HFS, LLC

Lovelace Health System, Inc.	New Mexico SOS	Guaranty Bank and Trust Company	12/3/15	20150035877A

Pocatello Health System	Delaware SOS	Intouch Technologies, Inc.	September 30, 2015	20154398631

Lovelace Health System, Inc.	New Mexico SOS	Zimmer US, Inc.	7/29/16	20160043703A

Lovelace Health System, Inc.	New Mexico SOS	Associated Bank, N. A.	12/27/16	20160048078E

Bay County Health System, LLC	Florida SOS (Secured Transaction Registry)	Heartland Business Credit	July 28, 2016	201608306311

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
AHP Health Partners, Inc.	DE-SOS	VTR Lonestar, LLC	03/13/2017	2017 1657482

AHS HILLCREST HEALTHCARE SYSTEM, LLC	DE-SOS	Stryker Finance	06/27/2017	2017 4221245

AHS PRYOR HOSPITAL, LLC	Delaware SOS	ASD Specialty Healthcare, LLC	11/16/17	2017 7632138

Lovelace Health System, Inc.	New Mexico SOS	Stryker Flex Financial, a division of Stryker Sales Corporation	4/18/17	20170051604I

Lovelace Health System, Inc.	New Mexico SOS	ASD Specialty Healthcare, LLC	10/12/17	20170057682A

Tyler Regional Hospital, LLC	DE-SOS	FFF Enterprises, Inc. Assigned to Wells Fargo Capital Finance, LLC	03/20/2018	2018 1917356

AHS Pryor Hospital, LLC	DE-SOS	C T CORPORATION system, as representative	03/21/2018	2018 1945712

AHS Pryor Hospital, LLC	DE-SOS	C T CORPORATION system, as representative	03/30/2018	2018 2186993

Bay County Health System, LLC Ardent LHP Hospital Group, Inc.	DE-SOS	Leasing Associates of Barrington, Inc.	05/09/2018	2018 3149982

Lovelace Health System, Inc.	New Mexico SOS	GE HFS, LLC	1/2/18	20180060035H

Lovelace Health System, Inc.	NM-SOS	Stryker Finance	02/27/2018	20180061832B

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number
Lovelace Health System, Inc.	NM-SOS	Olympus America Inc.	03/15/2018	20180062388C

Pascack Valley Health System, LLC	New Jersey SOS	U.S. Bank, N.A.	March 12, 2013	50465473

Pascack Valley Health System, LLC	New Jersey SOS	U.S. Bank, N.A.	April 3, 2013	50484212

Pascack Valley Health System, LLC	New Jersey SOS	Olympus America Inc.	April 5, 2013	50487004

Pascack Valley Health System, LLC	New Jersey SOS	Olympus America Inc.	April 5, 2013	50487011

Montclair Health System LLC	New Jersey SOS	Baytree National Bank & Trust Company	July 19, 2013	50576791

Montclair Health System LLC	New Jersey SOS	Baytree National Bank & Trust Company	July 19, 2013	50576832

Pascack Valley Health System, LLC	New Jersey SOS	Olympus America Inc.	August 16, 2013	50597114

Pascack Valley Health System, LLC	New Jersey SOS	General Electric Capital Corporation	May 21, 2014	50840274

Pascack Valley Hospital, LLC Hackensack UMC at Pascack Valley	New Jersey SOS	Lakeland Bank	July 28, 2014	50905560

Montclair Health System LLC	New Jersey SOS	Stryker Flex Financial, A Division of Stryker Sales Corporation	January 22, 2016	51512682

Idaho Medical Imaging, LLC Pocatello Hospital, LLC	Idaho SOS	Key Equipment Finance Inc.	October 8, 2008	B 200810551725

SCHEDULE 8.02

INVESTMENTS EXISTING ON THE CLOSING DATE

Joint Ventures:

1.	Lovelace IP, LLC

a.	Members:

i.	33%: Lovelace Health System, Inc.

ii.	33%: Lovelace Clinic Foundation

iii.	33%: Lovelace Respiratory Research Institute

2.	Amarillo Surgery and Endoscopy, LP

a.	Partners:

i.	49% Doctors

ii.	1% BSA Amarillo Surgery and Endoscopy GP, LLC

iii.	50% BSA Health System Holdings, LLC

3.	Panhandle Nuclear Rx Ltd.

a.	Stockholders:

i.	66.67%: BSA Health System Holdings LLC

ii.	33.33%: Amarillo Diagnostic Clinic Rx, Inc.

4.	Advanced Imaging Centers of Amarillo, LLP

a.	Partners:

i.	49%: High Plains Joint Investment Group-1, LLP

ii.	51%: BSA Health System Holdings, LLC

5.	Physicians Surgical Hospitals, LLC

a.	Members:

i.	41.55667%: Doctors

ii.	58.44333%: BSA Health System Holdings, LLC

6.	Physician Surgical Real Estate, LLC

a.	Members:

i.	41.55667%: Doctors

ii.	58.44333%: BSA Health System Holdings, LLC

7.	FMC Services, LLC

a.	Partners:

i.	50%: BSA Health System Holdings, LLC

ii.	50%: Family Medicine Centers, L.P.

8.	FMC-Lubbock, LLC

a.	Members:

i.	4.397647% - Moody Chisholm

ii.	2.512941% - Janice Hodges

iii.	15.077647% - Shawn Riley Homes LLC

iv.	4.397647% - Gross Family Limited Partnership

v.	13.807059% - Edgesource, LTD

vi.	6.0% - Ronnie Atkins

vii.	13.807059% - Edgemark, LTD.

viii.	40% - BSA Health System Holdings LLC

9.	Amarillo Legacy Medical ACO, LLC

a.	Members:

i.	33.3%: BSA Hospital, LLC

ii.	64.7%: Amarillo Medical Specialists, LLP

iii.	2.0%: Cardiology Center of Amarillo, LLP

10.	ER on Soncy Real Estate Holdings, LLC

a.	Members:

i.	10%: BSA Health System Holdings, LLC

ii.	90%: Emergencare Operator, LLC

11.	ER on Soncy, LLC

a.	Members:

i.	10%: BSA Health System Holdings, LLC

ii.	90%: Emergencare Operator, LLC

12.	Camden, Ltd.

a.	Members:

i.	15.74%: BSA Health System Holdings, LLC

ii.	1.0%: Sitka Bay, LLC

iii.	25.063%: Dana L. Madison

iv.	25.063%: Ronald E. Madison

v.	1.654%: Carla B. Blacksher

vi.	7.87%: Edgemark, Ltd.

vii.	7.87%: Edgesource, Ltd.

viii.	15.74% High Plains Enterprises Corporation

13.	Topeka Health System, LLC

a.	Members:

i.	75%: AHS Kansas Health System, Inc.

ii.	25%: University of Kansas Hospital Authority

14.	Pocatello Health System, LLC

a.	Members:

i.	77%: LHP Pocatello, LLC

ii.	23%: Portneuf Health Care Foundation, Inc.

15.	HH/Killeen Health System, LLC

a.	Members:

i.	80%: LHP HH/Killeen, LLC

ii.	20%: Seton Healthcare

16.	Pascack Valley Health System, LLC

a.	Members:

i.	65%: LHP Pascack Valley, LLC

ii.	35%: Hackensack University Medical Center North

17.	Bay County Health System, LLC

a.	Members:

i.	80%: LHP Bay County, LLC

ii.	20%: Sacred Heart Health System, Inc.

18.	Montclair Health System, LLC

a.	Members:

i.	80%: LHP Montclair, LLC

ii.	20%: HackensackUMC

19.	East Texas Health System, LLC

a.	Members:

i.	70%: AHS East Texas Health System, LLC

ii.	30%: University of Texas Health Science Center @ Tyler

20.	CVC Cardiac Cath Lab, LLC

a.	Members:

i.	20%: East Texas Holdings, LLC

ii.	80%: Tyler CVC Ventures II, PLLC

21.	Cyber Management, LLC

a.	Members:

i.	50%: East Texas Holdings, LLC

ii.	1%: JTMP Risk Retention Group, Ltd.

iii.	49%: LGRDS, Ltd.

22.	CyberKnife, Ltd.

a.	Members:

i.	49.5%: East Texas Holdings, LLC

ii.	1%: Cyber Management, LLC

iii.	1%: JTMP Risk Retention Group, Ltd.

iv.	48.5%: LGRDS, Ltd.

23.	Lovelace UNM Rehabilitation Hospital, LLC

a.	Members:

i.	51%: Lovelace Health System, Inc.

ii.	49%: UNM Medical Group, Inc.

24.	Tulsa Spine and Specialty Hospital, LLC

a.	Members:

i.	51%: AHS Tulsa Holdings, LLC

ii.	49%: Doctors

25.	Heck and Mourning GP

a.	Members:

i.	48.05%: AHS Tulsa Holdings, LLC

ii.	51.5%: Doctors

Other Investments:

1.	Limited Guaranty by BSA Health System Holdings, LLC in favor of Amarillo National Bank for $3,500,000 term loan extended to ER on Soncy Real Estate Holdings, LLC in an amount of $350,000.

2.	Limited Guaranty by BSA Health System Holdings, LLC in favor of Amarillo National Bank for $1,840,000 term loan extended to Amarillo Surgery and Endoscopy, L.P. in an amount of $938,400.

3.	$2,000,000 intercompany note between Lovelace Health System, Inc. and Lovelace UNM Rehabilitation Hospital, LLC.

4.	Committed investments in Topeka Health System, LLC by Ardent Legacy or its subsidiaries totaling $37,500,000.00, of which $33,100,000 has been funded.

5.

Guaranty dated December 14, 2010, by LHP Hospital Group, Inc. (Guarantor), pertaining to the contingent obligation relating to repayment of Ad Valorem Tax refunds as described in Paragraph 5(d) of the Economic Development Incentive Agreement dated December 14, 2010 between City of Harker Heights, TX, and HH/Killeen Health System, LLC.

6.	Guaranty Agreement between LHP Hospital Group, Inc. and HH/Killeen Health System, LLC dated December 20, 2010.

7.	Letter from LHP Bay County, LLC to PricewaterhouseCoopers dated March 31, 2016 confirming contractual financial support of Bay County Health System, LLC.

SCHEDULE 8.03

INDEBTEDNESS EXISTING ON THE CLOSING DATE

1.	Obligations with balance of $7,193,430 related to the administrative review by the West Virginia Bureau for Medical Services as described in the Administrative Review Decision dated April 25, 2005.

2.	Capital leases in the amounts of $51,206. Lessor: GE Capital Corporation. Lessee: AHS Hillcrest Medical Center, LLC.

3.	Capital lease in the amount of $603,135. Lessors: Asset Finance Group, Inc. Lessee: Ardent Legacy Acquisitions, Inc.

4.	Insurance Premium Financing in the amount of $3,885,994 with AFCO. Borrower: AHS Legacy Operations, LLC.

5.	Insurance Premium Financing in the amount of $603,502 with BankDirect Capital Finance. Borrower: Lovelace Health Systems, Inc. and Southwest Medical Associates, LLC.

6.	Various capital leases in the amount of $175,425. Lessors: Teletrack and Olympus. Lessee: Baptist St. Anthony’s Health System.

7.	Capital leases in the amounts of $629,689. Lessors: GE and Arthrex. Lessee: Physicians Surgical Hospitals, LLC.

8.	Various loans in the amount of $316,436. Lender: Happy State Bank. Borrower: Advanced Imaging Center of Amarillo, LLP.

9.	Line of credit in the amount of $211,783. Lender: FirstBank Southwest. Borrower: Advanced Imaging Centers.

10.	Mortgage in the amount of $1,817,131. Lender: Amarillo National Bank. Borrower: Amarillo Surgery & Endoscopy.

11.	Capital lease in the amount of $89,400. Lessor: Olympus America, Inc. Borrower: Amarillo Surgery & Endoscopy.

12.	Line of credit in the amount of $4,000,000. Lender: Amarillo National Bank. Borrower: Physicians Surgical Hospitals, LLC.

13.	Loan in the amount of $152,720. Lender: Bank SNB. Borrower: Tulsa Spine & Specialty Hospital, LLC.

14.	Letter from LHP Bay County, LLC to PricewaterhouseCoopers dated March 31, 2016 confirming contractual financial support of Bay County Health System, LLC.

15.

Capital Contribution Promissory Note, dated as of March 23, 2012, by LHP Pascack Valley, LLC in favor of Pascack Valley Health System, LLC with an aggregate principal amount of up to $86,003,000, as amended, restated, supplemented or otherwise modified from time to time.

16.

Capital Contribution Promissory Note, dated February 1, 2009 by LHP Pocatello, LLC in favor of Pocatello Health System, LLC with an aggregate principal amount of up to $141,378,500, as amended, restated, supplemented or otherwise modified from time to time.

17.	Capital lease obligations in the principal amount of $1,247,862 between LHP Pocatello, LLC as Debtor and Specialty Properties LLC, as Creditor.

18.

$1,302,876 aggregate amount outstanding under a Purchase and Sale Agreement, dated as of September 12, 2007, by and between Slate Mountain LLC and Diversified Holdings, LLC, as assumed by Pocatello Hospital, LLC on February 1, 2009, and the following documents executed in connection therewith: (i) the Deed of Trust Note dated October 1, 2007 by Slate Mountain, LLC, in favor of Diversified Holdings, LLC, as assigned to Pocatello Health Services, LLC pursuant to that certain Assignment and Assumption Agreement dated April, 2009, by and between Bannock County, Idaho, The Board of Governors of Portneuf Medical Center, Slate Mountain, LLC, Pocatello Health Services, LLC, Pocatello Health System, LLC and Diversified Holdings, LLC, and as guaranteed by that certain Unconditional Guaranty by Pocatello Health System, LLC in favor of Diversified Holdings, LLC dated April, 2009, as amended by that certain First Amendment to Deed of Trust, among Diversified Holdings, LLC, Slate Mountain, LLC, and Pocatello Health Services, LLC, dated April 29, 2009 and (ii) the Limited Liability Company Borrowing Certificate of Pocatello Health Services, LLC to Diversified Holdings, LLC and DDC, LLC dated April, 2009.

19.

Guaranty dated December 14, 2010, by LHP Hospital Group, Inc. (Guarantor), pertaining to the contingent obligation relating to repayment of Ad Valorem Tax refunds as described in Paragraph 5(d) of the Economic Development Incentive Agreement dated December 14, 2010 between City of Harker Heights, TX, and HH/Killeen Health System, LLC.

20.	Guaranty Agreement between LHP Hospital Group, Inc. and HH/Killeen Health System, LLC dated December 20, 2010.

21.

Master Customer Agreement in the principal amount of $1,363,058 dated as of August 4, 2015 and Customer Repayment Agreement dated as of August 4, 2015 between PSE&G and HackensackUMC at Pascack Valley.

22.	AHS Management Company, Inc. capital lease agreements with Cisco Systems Capital Corporation in the amount of $900,398, dated March 30, 2107 and October 4, 2017.

23.	Those agreements pertaining to those items listed on Schedule 8.01 (Existing Liens), to the extent they may be deemed “Indebtedness”.

24.	Surety bonds totaling $4,240,000.

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

AHP Health Partners, Inc.

One Burton Hills Boulevard

Suite 250

Nashville, TN 37215

Attention: Ashley Crabtree, SVP & Treasurer

Telephone: 615-296-3202

Telecopier: 615-296-6202

Electronic Mail: Ashley.crabtree@ardenthealth.com

Website Address: www.ardenthealth.com

U.S. Taxpayer Identification Number: 81-5314628

with a copy (which shall not constitute notice) to:

Ardent Health Partners, LLC

One Burton Hills Boulevard

Suite 250

Nashville, TN 37215

Attention: Stephen C. Petrovich, SVP & General Counsel

Telephone: 615-296-3384

Telecopier: 615-296-6384

Electronic Mail: Stephen.petrovich@ardenthealth.com

with a copy (which shall not constitute notice) to:

Equity Group Investments

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Attn: Philip G. Tinkler, Jon Wasserman and Chris Nilan

Fax: 312-454-0335

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1 South Dearborn Street

Chicago, IL 60603

Attention: Annie C. Wallis

Telephone: (312) 853-7064

Telecopier: (312) 853-7036

Electronic Mail: awallis@sidley.com

To the Administrative Agent and Collateral Agent:

Barclays Bank PLC

Bank Debt Management

745 7th Avenue

New York NY 10019

Attention: Peter Oberrender

Telephone No.: + 1 212 526 6687

Email: Peter.oberrender@barclays.com and ltmny@barclays.com

To the Administrative Agent with respect to Borrowing/Continuation requests:

Barclays Bank PLC

700 Prides Crossing

Newark, Delaware 19713

Attention: Curt Wilson

Telephone No.: +1 302 286 1984

E-mail: curt.wilson@barclays.com

With a copy to:

E-mail: 12145455230@tls.ldsprod.com

Exhibit B-1

FORM OF NON-TENANT SUBSIDIARY PLEDGE AGREEMENT

[See attached.]

Execution Version

NON-TENANT SUBSIDIARY PLEDGE AGREEMENT

THIS NON-TENANT SUBSIDIARY PLEDGE AGREEMENT (this “Pledge Agreement”) dated as of June 28, 2018 is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor” and collectively the “Pledgors”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Term Loan Credit Agreement (as amended, restated, amended and restated, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of the date hereof among AHP Health Partners, Inc., a Delaware corporation (the “Borrower”), Ardent Health Partners, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent, the Lenders have agreed to provide credit facilities to the Borrower;

WHEREAS, this Pledge Agreement is required under the terms of the Credit Agreement; and

WHEREAS, the parties hereto intend that the security interests granted by the parties to this Pledge Agreement shall secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Pledgors under the Credit Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meaning assigned to them in the UCC; provided, that in any event, the following terms shall have the meanings assigned thereto in the UCC: Accession, Financial Asset, Proceeds and Security.

(c) As used herein, the following terms shall have the meanings set forth below:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof.

“Borrower” has the meaning set forth in the recitals hereof.

“Control” means “control” as such term is used in Sections 9-314, 9-106 and 8-106 and any successor sections of the UCC.

“Credit Agreement” has the meaning set forth in the recitals hereof.

“Issuer” shall mean any issuer of any of the Pledged Collateral.

“Pledge Agreement” has the meaning set forth in the introductory paragraph hereof.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Pledgor” has the meaning set forth in the introductory paragraph hereof.

“Secured Obligations” means, without duplication, all Obligations and all reasonable documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Obligations (including Attorney Costs) to the extent required to be reimbursed by this Pledge Agreement or the Credit Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of Administrative Agent’s or any other holder of Secured Obligation’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of (x) each Material Domestic Subsidiary, (y) each Joint Venture (solely with respect to any Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly Owned Subsidiary) and (z) the ETMC JV (in each case, other than (x) the Capital Stock of an HMO Subsidiary if such pledge is prohibited by law or not approved by the applicable Governmental Authority and (y) any Tenant Subsidiary) including the Capital Stock set forth on Schedule 2(a) attached hereto and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary that is not a Tenant Subsidiary including the Capital Stock set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Sections 2(b) and 2(c) below, the “Pledged Shares”), including, but not limited to, the following:

(A) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

2

(B) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

(b) Additional Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of (x) each other Material Domestic Subsidiary and (y) each Joint Venture (solely with respect to any Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly-Owned Subsidiary) (including, without limitation, any Person that hereafter becomes a Material Domestic Subsidiary or a Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly-Owned Subsidiary, but specifically excluding (x) any HMO Subsidiary if such pledge is prohibited by law or not approved by the applicable Governmental Authority to the extent such approval is required and (y) any Tenant Subsidiary) and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the Voting Equity and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person that hereafter becomes a direct (first tier) Foreign Subsidiary that is not a Tenant Subsidiary, including, without limitation, the certificates (or other agreements or instruments) representing such Capital Stock.

(c) Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Capital Stock to the Administrative Agent as collateral security for the Secured Obligations. Upon delivery to the Administrative Agent, such additional Capital Stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Capital Stock.

The “Pledged Collateral” shall not include any Excluded Property.

3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations.

4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a) Each Pledgor shall deliver to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor in existence on the Closing Date, each of which is set forth on Schedule 2(a) and (ii) promptly (and in any event within ten (10) Business Days or such later date as agreed by Administrative Agent) upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent), all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the holders of the Secured Obligations pursuant hereto. All such certificates shall be delivered to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 4(a) attached hereto.

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(b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock split, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the holders of the Secured Obligations, shall segregate it from such Pledgor’s other property and shall deliver it promptly (and in any event within thirty (30) days) (or such longer period as agreed to by the Administrative Agent) to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Schedule 4(a), to be held by the Administrative Agent (or with respect to any ABL Priority Collateral, by the ABL Collateral Agent) as Pledged Collateral and as further collateral security for the benefit of the holders of Secured Obligations.

(c) Financing Statements. Each Pledgor authorizes the Administrative Agent to file one or more financing statements (with collateral descriptions broader and/or less specific than the description of the Collateral contained herein, including describing Pledged Collateral as “all assets” or words of similar effect) disclosing the Administrative Agent’s security interest in the Pledged Collateral. Each Pledgor agrees to execute and deliver to the Administrative Agent such financing statements and other filings as may be reasonably requested by the Administrative Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that in each case, other than with respect to the Excluded Property:

(a) Authorization of Pledged Shares. The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b) Title. Each Pledgor has valid title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor. As of the Closing Date, the Pledged Shares constitute at least the percentage of all of the issued and outstanding capital of each Material Domestic Subsidiary as shown on Schedule 2(a).

(c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any applicable law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

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(d) Pledgor’s Authority. No authorization, approval or action by, and no notice (subject to Section 10(e)(ii)) or filing with, any Governmental Authority or with the issuer of any Pledged Shares is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Administrative Agent or the holders of the Secured Obligations of their rights and remedies hereunder (except as have already been under or obtained or as may be required by laws affecting the offering and sale of securities and laws relating to the ownership and operation of healthcare facilities and related activities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Pledged Collateral. The taking of possession by the Administrative Agent of the certificates representing the Pledged Shares constituting “securities” under Article 8 of the UCC and all other certificates constituting “securities” under Article 8 of the UCC and instruments constituting Pledged Collateral will perfect and establish the first priority (subject to the terms of the Intercreditor Agreement) of the Administrative Agent’s security interest in the Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

(f) Partnership and Membership Interests. None of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

6. Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations remains outstanding and until all Commitments have been terminated, such Pledgor shall in each case, other than with respect to the Excluded Property:

(a) Books and Records. Maintain its books and records (and shall use its reasonable efforts to cause the issuer of the Pledged Shares of such Pledgor to maintain its books and records) to reflect the security interest granted in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, pursuant to this Pledge Agreement.

(b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all action reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest (subject to the terms of the Intercreditor Agreement) in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

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(d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any contractual restriction with respect to any of the Pledged Collateral of such Pledgor that would materially adversely affect the holders of the Secured Obligations hereunder other than pursuant hereto or as may be permitted under the Credit Agreement.

(e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(f) Issuance or Acquisition of Capital Stock. Not, without executing and delivering, or causing to be executed and delivered, to the Administrative Agent (subject to the terms of the Intercreditor Agreement) such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Capital Stock required by the Credit Agreement to be pledged hereunder consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g) Actions with Respect to Pledged Collateral. Not take any action that would cause the membership interests of the Pledged Collateral to be or become a security governed by Article 8, and shall not cause the limited liability company to “opt in” or to take any other action seeking to establish any membership interest of the Pledged Collateral as a “security” or to become certificated unless such certificates are delivered to Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) with transfer powers executed in blank within five (5) days (or such later date as agreed by Administrative Agent) after issuance.

7. Advances by Holders of the Secured Obligations. On failure of any Pledgor to perform any of the covenants and agreements contained herein in a material respect, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment when due and payable of any insurance premiums or taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the holders of the Secured Obligations may make for the protection of the security hereof or may be compelled to make by operation of applicable law. All such sums and out-of-pocket amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are demanded at the Default Rate specified in Section 2.08 of the Credit Agreement for Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the holders of the Secured Obligations on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The holders of the Secured Obligations may make any payment hereby authorized in accordance with any bill or statement procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill or statement or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

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8. Pledge Acknowledgment and Control Agreement.

(a) Each of the undersigned Issuers, hereby acknowledges and agrees to the provisions of this Pledge Agreement. Each Issuer represents and warrants to Administrative Agent that (i) this Pledge Agreement has been duly and validly authorized, executed and delivered by such Issuer and constitutes the legal, valid and binding obligation of such Issuer enforceable against such Issuer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by moratorium laws from time to time in effect and general equitable principles; (ii) as of the date hereof, Pledgors are the owners of record of the Pledged Shares issued by such Issuer, and the Pledged Shares represent all of the Capital Stock of Pledgors in such Issuer; (iii) such Issuer has no knowledge of any pledge of, or grant of security interest in, or adverse claims to, the Pledged Shares issued by such Issuer (other than in favor of Administrative Agent or Permitted Liens); (iv) the execution, delivery and performance by the parties to this Pledge Agreement in accordance with its terms will not violate the governing documents of such Issuer or any other agreements or documents restricting the transfer or encumbrance of the Pledged Shares to which such Issuer is a party; and (v) such Issuer has registered the Lien of Administrative Agent in the Pledged Shares issued by such Issuer in the books and records of such Issuer.

(b) Each Issuer will not recognize, acknowledge or permit the pledge, transfer, grant of Control or other disposition of the Pledged Shares issued by Issuer (or any portion thereof) other than to or as requested by Administrative Agent or as otherwise expressly permitted pursuant to the Credit Agreement. Each Pledgor hereby directs each Issuer to, and each Issuer hereby agrees to, during the existence of an Event of Default, subject to the terms of the Intercreditor Agreement, comply with instructions originated by the Administrative Agent with respect to the Pledged Shares without further consent of any Pledgor. It is the intention of the foregoing to grant Control to Agent to the extent the same may be applicable to the Pledged Shares.

(c) During the existence of an Event of Default each Issuer shall promptly comply with the instructions of Administrative Agent, subject to the terms of the Intercreditor Agreement, with respect to the Pledged Shares issued by such Issuer without the further consent or action of any Pledgor, including, without limitation, instructions as to the transfer or other disposition of such Pledged Shares, to pay and remit to Administrative Agent or its nominee all dividends, distributions and other amounts payable to Pledgor in respect of such Pledged Shares (upon redemption of such Pledged Interests, dissolution of any Issuer or otherwise), and to transfer to, and register such Pledged Shares in the name of, Administrative Agent or its nominee or transferee.

(d) Each Pledgor hereby directs each Issuer, and each Issuer hereby agrees, (i) not to take any action to cause any Pledged Shares that represent a membership interest in the Issuer to be or become a “security” within the meaning of, or to be governed by, Article 8 (Investment Securities) of the UCC as in effect under the laws of any state having jurisdiction (ii) not to “opt in” or to take any other action seeking to establish any Pledged Shares that represent a membership interest in the Issuer as a “security” and (iii) not to certificate any membership interest of the Pledged Collateral unless such certificates are delivered to Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) with executed transfer powers within five (5) days (or such later date as agreed by Administrative Agent) after issuance.

(e) Each Issuer acknowledges and agrees that upon the delivery of any certificates representing the Pledged Shares issued by such Issuer endorsed to Administrative Agent or in blank, or to the extent the Pledged Shares are not represented by certificates, upon the execution and delivery of this Pledge Agreement by the parties hereto, Administrative Agent shall have Control over such Pledged Shares.

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9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, subject to the terms of the Intercreditor Agreement, the Administrative Agent and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by applicable law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Pledged Collateral.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 9 and without notice, the Administrative Agent may, in its sole discretion and subject to applicable law and the terms of the Intercreditor Agreement, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any holder of the Secured Obligations may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant

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jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate specified in Section 2.08 of the Credit Agreement for Base Rate Loans, together with Attorney Costs. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

10. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, to the extent permitted by applicable law, each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

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(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(x) subject to Section 10(e)(ii), to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Performance by the Administrative Agent of Obligations. If any Pledgor fails to perform any agreement or obligation contained herein in any material respect, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgors on a joint and several basis pursuant to Section 26 hereof.

(c) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(d) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

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(e) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii) Upon the occurrence and during the continuance of an Event of Default and upon three (3) Business Days’ notice to the applicable Pledgor, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(f) Dividend Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) Upon the occurrence and during the continuance of an Event of Default:

(A) all rights of a Pledgor to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

(B) all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be promptly (and in any event within five (5) Business Days) paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent, subject to the terms of the Intercreditor Agreement, as Pledged Collateral and as further collateral security for the Secured Obligations.

(g) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien (subject to the terms of the Intercreditor Agreement) on all Pledged Collateral not expressly released or substituted.

11. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

12. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement and the other documents relating to the Secured Obligations, as applicable, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion in accordance with applicable law, notwithstanding any entry to the contrary upon any of its books and records.

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13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the Commitments have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Loan Documents). Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the holders of the Secured Obligations shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, Attorney Costs) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 28, 2018, as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among the Administrative Agent, Barclays Bank PLC, as ABL Collateral Agent and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Pledge Agreement, the terms of the Intercreditor Agreement shall govern and control.

15. Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

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18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

20. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

21. Waiver of Right to Trial by Jury. EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

24. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

25. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default and during the continuation thereof, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Pledge Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

26. Joint and Several Obligations of Pledgors.

(a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

[Signature Pages Follow]

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Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

Ardent Health Partners, LLC

AHP Health Partners, Inc.

Ardent Legacy Holdings, LLC

AHS Legacy Operations LLC

LHP Hospital Group, Inc.

AHS Newco 17, LLC

AHS Newco 18, LLC

AHS Oklahoma, Inc.

AHS Hillcrest Healthcare System, LLC

AHS Management Company, Inc.

AHS East Texas Health System, LLC

BSA Health System of Amarillo, LLC

AHS New Mexico Holdings, Inc.

AHS Kansas Health System, Inc.

AHS Albuquerque Holdings, LLC

AHS Oklahoma Heart, LLC

AHS Cushing Hospital, LLC

AHS Oklahoma Orthopedic ACE, LLC

AHS Henryetta Hospital, LLC

AHS Management Services of Oklahoma, LLC

AHS Pryor Hospital, LLC

BSA Health System Management, LLC

BSA Health System Holdings, LLC

BSA Physicians Group, Inc.

BSA Harrington Physicians, Inc.

BSA Amarillo Diagnostic Clinic, Inc.

LHP Operations Co., LLC

LHP Management Services, LLC

LHP Texas Physicians, LLC

LHP Montclair LLC

LHP Pascack Valley, LLC

LHP Pocatello, LLC

LHP HH/Killeen, LLC

LHP Bay County, LLC

LHP IT Services, LLC

LHP Texas MD Services, Inc.

Athens Hospital, LLC

Carthage Hospital, LLC

Henderson Hospital, LLC

Jacksonville Hospital, LLC

Pittsburg Hospital, LLC

By:

ARDENT LEGACY HOLDINGS, LLC	PITTSBURG HOSPITAL, LLC
AHS LEGACY OPERATIONS LLC	QUITMAN HOSPITAL, LLC
LHP HOSPITAL GROUP, INC.	TYLER REGIONAL HOSPITAL, LLC
AHS NEWCO 17, LLC	REHABILITATION HOSPITAL, LLC
AHS NEWCO 18, LLC	SPECIALTY HOSPITAL, LLC
AHS OKLAHOMA, INC.	AHS OKLAHOMA ORTHOPEDIC ACE, LLC
AHS HILLCREST HEALTHCARE SYSTEM, LLC	AHS HENRYETTA HOSPITAL, LLC
AHS MANAGEMENT COMPANY, INC.	AHS MANAGEMENT SERVICES OF OKLAHOMA, LLC
BSA HEALTH SYSTEM OF AMARILLO, LLC	AHS PRYOR HOSPITAL, LLC
AHS NEW MEXICO HOLDINGS, INC.	BSA HEALTH SYSTEM MANAGEMENT, LLC
AHS KANSAS HEALTH SYSTEM, INC.	BSA HEALTH SYSTEM HOLDINGS, LLC
AHS ALBUQUERQUE HOLDINGS, LLC	BSA PHYSICIANS GROUP, INC.
LHS SERVICES, INC.	BSA HARRINGTON PHYSICIANS, INC.
AHS OKLAHOMA HEART, LLC	BSA AMARILLO DIAGNOSTIC CLINIC, INC.
AHS CUSHING HOSPITAL, LLC	LHP OPERATIONS CO., LLC
LHP TEXAS MD SERVICES, INC.	LHP MANAGEMENT SERVICES, LLC
ATHENS HOSPITAL, LLC	LHP TEXAS PHYSICIANS, LLC
CARTHAGE HOSPITAL, LLC	LHP MONTCLAIR LLC
HENDERSON HOSPITAL, LLC	LHP PASCACK VALLEY, LLC
JACKSONVILLE HOSPITAL, LLC	LHP POCATELLO, LLC
LHP HH/KILLEEN, LLC
LHP BAY COUNTY, LLC
LHP IT SERVICES, LLC
EAST TEXAS HOLDINGS, LLC
ETMC PHYSICIAN GROUP, INC.
EAST TEXAS AIR ONE, LLC
EAST TEXAS HOME HEALTH SERVICES, LLC,

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

Schedule 2(a)

Pledged Stock

See attached.

Schedule 4(a)

Form of Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following shares of capital stock of                                                                                  , a                     corporation:

Number of Shares                                              Certificate Number

and irrevocably appoints                                 its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

[HOLDER]

By:
Name:
Title:

Exhibit B-2

FORM OF TENANT SUBSIDIARY PLEDGE AGREEMENT

[See attached.]

Execution Version

TENANT SUBSIDIARY PLEDGE AGREEMENT

THIS TENANT SUBSIDIARY PLEDGE AGREEMENT (this “Pledge Agreement”) dated as of June 28, 2018 is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor” and collectively the “Pledgors”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, together with its successors and assigns (including pursuant to Section 15), the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Term Loan Credit Agreement (as amended, restated, amended and restated, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of the date hereof among AHP Health Partners, Inc., a Delaware corporation (the “Borrower”), Ardent Health Partners, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent, the Lenders have agreed to provide credit facilities to the Borrower;

WHEREAS, this Pledge Agreement is required under the terms of the Credit Agreement; and

WHEREAS, the parties hereto intend that the security interests granted by the parties to this Pledge Agreement shall secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Pledgors under the Credit Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meaning assigned to them in the UCC; provided, that in any event, the following terms shall have the meanings assigned thereto in the UCC: Accession, Financial Asset, Proceeds and Security.

(c) As used herein, the following terms shall have the meanings set forth below:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof.

“Borrower” has the meaning set forth in the recitals hereof.

“Control” means “control” as such term is used in Sections 9-314, 9-106 and 8-106 and any successor sections of the UCC.

“Credit Agreement” has the meaning set forth in the recitals hereof.

“Issuer” shall mean any issuer of any of the Pledged Collateral.

“Pledge Agreement” has the meaning set forth in the introductory paragraph hereof.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Pledgor” has the meaning set forth in the introductory paragraph hereof.

“Secured Obligations” means (x) so long as the Relative Rights Agreement is in effect, the Tenant Guaranteed Obligations and all reasonable documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Tenant Guaranteed Obligations (including, without limitation, Attorney Costs) to the extent required to be reimbursed by this Pledge Agreement or the Credit Agreement, (y) at any time after (i) the consummation of the Ventas Purchase Option and assignment of the Ventas Purchase Option Term Loans pursuant to Section 2.18 of the Credit Agreement and (ii) the Ventas Purchase Option Collateral Assignment, the Obligations with respect to the Ventas Purchase Option Term Loans and all reasonable documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Obligations with respect to the Ventas Purchase Option Term Loans (including, without limitation, Attorney Costs) to the extent required to be reimbursed by this Pledge Agreement or the Credit Agreement and (z) at any other time, all Obligations and all reasonable documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Obligations (including, without limitation, Attorney Costs) to the extent required to be reimbursed by this Pledge Agreement or the Credit Agreement.

“Tenant Guaranteed Obligations” means the Obligations that are guaranteed by the Tenant Subsidiaries pursuant to Article IV of the Credit Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of Administrative Agent’s or any other holder of Secured Obligation’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Shares. (i) (A) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor that is a Tenant Subsidiary of (x) each Material Domestic Subsidiary and (y) each Joint Venture (solely with respect to any Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly Owned Subsidiary) (in each case, other than the Capital Stock of an HMO Subsidiary if such pledge is prohibited by law or not approved by the applicable Governmental Authority) including the Capital Stock set forth on Schedule 2(a) attached hereto and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the

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issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary including the Capital Stock set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto and (B) one hundred percent (100%) (or if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock of each Tenant Subsidiary owned by such Pledgor that is not a Tenant Subsidiary) (collectively, together with the Capital Stock described in Sections 2(a)(A), 2(b) and 2(c) below, the “Pledged Shares”), including, but not limited to, the following:

(A) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

(B) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

(b) Additional Shares. (i) (A) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor that is a Tenant Subsidiary of (x) each other Material Domestic Subsidiary and (y) each Joint Venture (solely with respect to any Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly-Owned Subsidiary) (including, without limitation, any Person that hereafter becomes a Material Domestic Subsidiary or a Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly-Owned Subsidiary, but specifically excluding any HMO Subsidiary if such pledge is prohibited by law or not approved by the applicable Governmental Authority to the extent such approval is required) and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the Voting Equity and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person that hereafter becomes a direct (first tier) Foreign Subsidiary and (B) one hundred percent (100%) (or if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock of each Tenant Subsidiary owned by such Pledgor that is not a Tenant Subsidiary) including, in each case, without limitation, the certificates (or other agreements or instruments) representing such Capital Stock.

(c) Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Capital Stock to the Administrative Agent as collateral security for the Secured Obligations. Upon delivery to the Administrative Agent, such additional Capital Stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Capital Stock.

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The “Pledged Collateral” shall not include any Excluded Property.

3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations.

4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a) Each Pledgor shall deliver to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor in existence on the Closing Date, each of which is set forth on Schedule 2(a) and (ii) promptly (and in any event within ten (10) Business Days or such later date as agreed by Administrative Agent) upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent), all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the holders of the Secured Obligations pursuant hereto. All such certificates shall be delivered to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 4(a) attached hereto.

(b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock split, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the holders of the Secured Obligations, shall segregate it from such Pledgor’s other property and shall deliver it promptly (and in any event within thirty (30) days) (or such longer period as agreed to by the Administrative Agent) to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Schedule 4(a), to be held by the Administrative Agent (or with respect to any ABL Priority Collateral, by the ABL Collateral Agent) as Pledged Collateral and as further collateral security for the benefit of the holders of Secured Obligations.

(c) Financing Statements. Each Pledgor authorizes the Administrative Agent to file one or more financing statements (with collateral descriptions broader and/or less specific than the description of the Collateral contained herein, including describing Pledged Collateral as “all assets” or words of similar effect) disclosing the Administrative Agent’s security interest in the Pledged Collateral. Each Pledgor agrees to execute and deliver to the Administrative Agent such financing statements and other filings as may be reasonably requested by the Administrative Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

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5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that in each case, other than with respect to the Excluded Property:

(a) Authorization of Pledged Shares. The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b) Title. Each Pledgor has valid title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor. As of the Closing Date, the Pledged Shares constitute at least the percentage of all of the issued and outstanding capital of each Material Domestic Subsidiary as shown on Schedule 2(a).

(c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any applicable law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice (subject to Section 10(e)(ii)) or filing with, any Governmental Authority or with the issuer of any Pledged Shares is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Administrative Agent or the holders of the Secured Obligations of their rights and remedies hereunder (except as have already been obtained or as may be required by laws affecting the offering and sale of securities and laws relating to the ownership and operation of healthcare facilities and related activities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Pledged Collateral. The taking of possession by the Administrative Agent of the certificates representing the Pledged Shares constituting “securities” under Article 8 of the UCC and all other certificates constituting “securities” under Article 8 of the UCC and instruments constituting Pledged Collateral will perfect and establish the first priority (subject to the terms of the Intercreditor Agreement) of the Administrative Agent’s security interest in the Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

(f) Partnership and Membership Interests. None of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

6. Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations remains outstanding and until all Commitments have been terminated, such Pledgor shall, in each case, other than with respect to the Excluded Property:

(a) Books and Records. Maintain its books and records (and shall use its reasonable efforts to cause the issuer of the Pledged Shares of such Pledgor to maintain its books and records) to reflect the security interest granted in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, pursuant to this Pledge Agreement.

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(b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all action reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest (subject to the terms of the Intercreditor Agreement) in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any contractual restriction with respect to any of the Pledged Collateral of such Pledgor that would materially adversely affect the holders of the Secured Obligations hereunder other than pursuant hereto or as may be permitted under the Credit Agreement.

(e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(f) Issuance or Acquisition of Capital Stock. Not, without executing and delivering, or causing to be executed and delivered, to the Administrative Agent (subject to the terms of the Intercreditor Agreement) such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Capital Stock required by the Credit Agreement to be pledged hereunder consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g) Actions with Respect to Pledged Collateral. Not take any action that would cause the membership interests of the Pledged Collateral to be or become a security governed by Article 8, and shall not cause the limited liability company to “opt in” or to take any other action seeking to establish any membership interest of the Pledged Collateral as a “security” or to become certificated unless such certificates are delivered to Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) with transfer powers executed in blank within five (5) days (or such later date as agreed by Administrative Agent) after issuance.

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7. Advances by Holders of the Secured Obligations. On failure of any Pledgor to perform any of the covenants and agreements contained herein in a material respect, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment when due and payable of any insurance premiums or taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the holders of the Secured Obligations may make for the protection of the security hereof or may be compelled to make by operation of applicable law. All such sums and out-of-pocket amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are demanded at the Default Rate specified in Section 2.08 of the Credit Agreement for Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the holders of the Secured Obligations on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The holders of the Secured Obligations may make any payment hereby authorized in accordance with any bill or statement procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill or statement or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Pledge Acknowledgment and Control Agreement.

(a) Each of the undersigned Issuers, hereby acknowledges and agrees to the provisions of this Pledge Agreement. Each Issuer represents and warrants to Administrative Agent that (i) this Pledge Agreement has been duly and validly authorized, executed and delivered by such Issuer and constitutes the legal, valid and binding obligation of such Issuer enforceable against such Issuer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by moratorium laws from time to time in effect and general equitable principles; (ii) as of the date hereof, Pledgors are the owners of record of the Pledged Shares issued by such Issuer, and the Pledged Shares represent all of the Capital Stock of Pledgors in such Issuer; (iii) such Issuer has no knowledge of any pledge of, or grant of security interest in, or adverse claims to, the Pledged Shares issued by such Issuer (other than in favor of Administrative Agent or Permitted Liens); (iv) the execution, delivery and performance by the parties to this Pledge Agreement in accordance with its terms will not violate the governing documents of such Issuer or any other agreements or documents restricting the transfer or encumbrance of the Pledged Shares to which such Issuer is a party; and (v) such Issuer has registered the Lien of Administrative Agent in the Pledged Shares issued by such Issuer in the books and records of such Issuer.

(b) Each Issuer will not recognize, acknowledge or permit the pledge, transfer, grant of Control or other disposition of the Pledged Shares issued by Issuer (or any portion thereof) other than to or as requested by Administrative Agent or as otherwise expressly permitted pursuant to the Credit Agreement. Each Pledgor hereby directs each Issuer to, and each Issuer hereby agrees to, during the existence of an Event of Default, subject to the terms of the Intercreditor Agreement, comply with instructions originated by the Administrative Agent with respect to the Pledged Shares without further consent of any Pledgor. It is the intention of the foregoing to grant Control to Agent to the extent the same may be applicable to the Pledged Shares.

(c) During the existence of an Event of Default each Issuer shall promptly comply with the instructions of Administrative Agent, subject to the terms of the Intercreditor Agreement, with respect to the Pledged Shares issued by such Issuer without the further consent or action of any Pledgor, including,

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without limitation, instructions as to the transfer or other disposition of such Pledged Shares, to pay and remit to Administrative Agent or its nominee all dividends, distributions and other amounts payable to Pledgor in respect of such Pledged Shares (upon redemption of such Pledged Interests, dissolution of any Issuer or otherwise), and to transfer to, and register such Pledged Shares in the name of, Administrative Agent or its nominee or transferee.

(d) Each Pledgor hereby directs each Issuer, and each Issuer hereby agrees, (i) not to take any action to cause any Pledged Shares that represent a membership interest in the Issuer to be or become a “security” within the meaning of, or to be governed by, Article 8 (Investment Securities) of the UCC as in effect under the laws of any state having jurisdiction (ii) not to “opt in” or to take any other action seeking to establish any Pledged Shares that represent a membership interest in the Issuer as a “security” and (iii) not to certificate any membership interest of the Pledged Collateral unless such certificates are delivered to Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) with executed transfer powers within five (5) days (or such later date as agreed by Administrative Agent) after issuance.

(e) Each Issuer acknowledges and agrees that upon the delivery of any certificates representing the Pledged Shares issued by such Issuer endorsed to Administrative Agent or in blank, or to the extent the Pledged Shares are not represented by certificates, upon the execution and delivery of this Pledge Agreement by the parties hereto, Administrative Agent shall have Control over such Pledged Shares.

9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, subject to the terms of the Intercreditor Agreement, the Administrative Agent and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by applicable law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Pledged Collateral.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 9 and without notice, the Administrative Agent may, in its sole discretion and subject to applicable law and the terms of the Intercreditor Agreement, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any holder of the Secured Obligations may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such

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Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate specified in Section 2.08 of the Credit Agreement for Base Rate Loans, together with Attorney Costs. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

10. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, to the extent permitted by applicable law, each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

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(iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(x) subject to Section 10(e)(ii), to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Performance by the Administrative Agent of Obligations. If any Pledgor fails to perform any agreement or obligation contained herein in any material respect, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgors on a joint and several basis pursuant to Section 26 hereof.

(c) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

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(d) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

(e) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii) Upon the occurrence and during the continuance of an Event of Default and upon three (3) Business Days’ notice to the applicable Pledgor, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(f) Dividend Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) Upon the occurrence and during the continuance of an Event of Default:

(A) all rights of a Pledgor to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

(B) all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be promptly (and in any event within five (5) Business Days) paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent, subject to the terms of the Intercreditor Agreement, as Pledged Collateral and as further collateral security for the Secured Obligations.

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(g) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien (subject to the terms of the Intercreditor Agreement) on all Pledged Collateral not expressly released or substituted.

11. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

12. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement and the other documents relating to the Secured Obligations, as applicable, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion in accordance with applicable law, notwithstanding any entry to the contrary upon any of its books and records.

13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the Commitments have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Loan Documents). Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the holders of the Secured Obligations shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, Attorney Costs) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 28, 2018, as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among the Administrative Agent, Barclays Bank PLC, as ABL Collateral Agent and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Pledge Agreement, the terms of the Intercreditor Agreement shall govern and control.

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15. Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent and each of the Grantors party hereto and each holder of Secured Obligations by its acceptance of benefits of this Pledge Agreement and the security interest created hereunder, hereby acknowledges and agrees to (x) the automatic assignment by the Administrative Agent of the lien and security interest granted to the Administrative Agent pursuant to this Pledge Agreement to the Ventas Purchase Option Term Loan Agent, for the benefit of the Ventas Assignees, in respect of the Ventas Purchase Option Term Loans and (y) the automatic resignation of BARCLAYS BANK PLC, as administrative under this Pledge Agreement and automatic succession of the Ventas Purchase Option Term Loan Agent, as administrative agent under this Pledge Agreement, in each case of clauses (x) and (y) upon the consummation of the Ventas Purchase Option and assignment of the Ventas Purchase Option Term Loans pursuant to Section 2.18 of the Credit Agreement (collectively, the “Ventas Purchase Option Collateral Assignment”). The Administrative Agent and each of the Pledgors party hereto agree to enter into an amendment, supplement or other modification to this Pledge Agreement, as the Administrative Agent or the Ventas Purchase Option Term Loan Agent shall reasonably request to effect the Ventas Purchase Option Collateral Assignment. For the avoidance of doubt, the consummation of the Ventas Purchase Option Collateral Assignment, shall not affect any other rights or security interests granted to BARCLAYS BANK PLC, as administrative agent under any other Loan Document.

16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

20. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

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(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

21. Waiver of Right to Trial by Jury. EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

24. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

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25. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default and during the continuation thereof, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Pledge Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

26. Joint and Several Obligations of Pledgors.

(a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

[Signature Pages Follow]

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Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

Southwest Medical Associates, LLC
Lovelace Health System, Inc.
AHS Claremore Regional Hospital, LLC
AHS Oklahoma Physician Group, LLC
AHS Hillcrest Medical Center, LLC
Bailey Medical Center, LLC
AHS Southcrest Hospital, LLC
AHS Tulsa Holdings, LLC
RV Properties, LLC
BSA Hospital, LLC
LHS Services, Inc.
AHS New Mexico Holdings, Inc.
AHS Hillcrest Healthcare System, LLC
BSA Health System of Amarillo, LLC

By:
Name: ]
Title: ]

Accepted and agreed to as of the date first above written.

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

Schedule 2(a)

Pledged Stock

See attached.

Schedule 4(a)

Form of Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following shares of capital stock of                                                                  , a                          corporation:

Number of Shares                                                  Certificate Number

and irrevocably appoints                                                                       its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

[HOLDER]

By:
Name:
Title:

Exhibit C-1

FORM OF NON-TENANT SUBSIDIARY SECURITY AGREEMENT

[See attached.]

Execution Version

NON-TENANT SUBSIDIARY PLEDGE AGREEMENT

THIS NON-TENANT SUBSIDIARY PLEDGE AGREEMENT (this “Pledge Agreement”) dated as of June 28, 2018 is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor” and collectively the “Pledgors”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Term Loan Credit Agreement (as amended, restated, amended and restated, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of the date hereof among AHP Health Partners, Inc., a Delaware corporation (the “Borrower”), Ardent Health Partners, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent, the Lenders have agreed to provide credit facilities to the Borrower;

WHEREAS, this Pledge Agreement is required under the terms of the Credit Agreement; and

WHEREAS, the parties hereto intend that the security interests granted by the parties to this Pledge Agreement shall secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Pledgors under the Credit Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meaning assigned to them in the UCC; provided, that in any event, the following terms shall have the meanings assigned thereto in the UCC: Accession, Financial Asset, Proceeds and Security.

(c) As used herein, the following terms shall have the meanings set forth below:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof. “Borrower” has the meaning set forth in the recitals hereof.

“Control” means “control” as such term is used in Sections 9-314, 9-106 and 8-106 and any successor sections of the UCC.

“Credit Agreement” has the meaning set forth in the recitals hereof.

“Issuer” shall mean any issuer of any of the Pledged Collateral.

“Pledge Agreement” has the meaning set forth in the introductory paragraph hereof.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Pledgor” has the meaning set forth in the introductory paragraph hereof.

“Secured Obligations” means, without duplication, all Obligations and all reasonable documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Obligations (including Attorney Costs) to the extent required to be reimbursed by this Pledge Agreement or the Credit Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of Administrative Agent’s or any other holder of Secured Obligation’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of (x) each Material Domestic Subsidiary, (y) each Joint Venture (solely with respect to any Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly Owned Subsidiary) and (z) the ETMC JV (in each case, other than (x) the Capital Stock of an HMO Subsidiary if such pledge is prohibited by law or not approved by the applicable Governmental Authority and (y) any Tenant Subsidiary) including the Capital Stock set forth on Schedule 2(a) attached hereto and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary that is not a Tenant Subsidiary including the Capital Stock set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Sections 2(b) and 2(c) below, the “Pledged Shares”), including, but not limited to, the following:

(A) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

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(B) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

(b) Additional Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of (x) each other Material Domestic Subsidiary and (y) each Joint Venture (solely with respect to any Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly-Owned Subsidiary) (including, without limitation, any Person that hereafter becomes a Material Domestic Subsidiary or a Joint Venture that would otherwise qualify as a Material Domestic Subsidiary if such Joint Venture were a Wholly-Owned Subsidiary, but specifically excluding (x) any HMO Subsidiary if such pledge is prohibited by law or not approved by the applicable Governmental Authority to the extent such approval is required and (y) any Tenant Subsidiary) and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the Voting Equity and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person that hereafter becomes a direct (first tier) Foreign Subsidiary that is not a Tenant Subsidiary, including, without limitation, the certificates (or other agreements or instruments) representing such Capital Stock.

(c) Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Capital Stock to the Administrative Agent as collateral security for the Secured Obligations. Upon delivery to the Administrative Agent, such additional Capital Stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Capital Stock.

The “Pledged Collateral” shall not include any Excluded Property.

3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations.

4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a) Each Pledgor shall deliver to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor in existence on the Closing Date, each of which is set forth on Schedule 2(a) and (ii) promptly (and in any event within ten (10) Business Days or such later date as agreed by Administrative Agent) upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent), all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the holders of the Secured Obligations pursuant hereto. All such certificates shall be delivered to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 4(a) attached hereto.

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(b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock split, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the holders of the Secured Obligations, shall segregate it from such Pledgor’s other property and shall deliver it promptly (and in any event within thirty (30) days) (or such longer period as agreed to by the Administrative Agent) to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Schedule 4(a), to be held by the Administrative Agent (or with respect to any ABL Priority Collateral, by the ABL Collateral Agent) as Pledged Collateral and as further collateral security for the benefit of the holders of Secured Obligations.

(c) Financing Statements. Each Pledgor authorizes the Administrative Agent to file one or more financing statements (with collateral descriptions broader and/or less specific than the description of the Collateral contained herein, including describing Pledged Collateral as “all assets” or words of similar effect) disclosing the Administrative Agent’s security interest in the Pledged Collateral. Each Pledgor agrees to execute and deliver to the Administrative Agent such financing statements and other filings as may be reasonably requested by the Administrative Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that in each case, other than with respect to the Excluded Property:

(a) Authorization of Pledged Shares. The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b) Title. Each Pledgor has valid title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor. As of the Closing Date, the Pledged Shares constitute at least the percentage of all of the issued and outstanding capital of each Material Domestic Subsidiary as shown on Schedule 2(a).

(c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any applicable law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

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(d) Pledgor’s Authority. No authorization, approval or action by, and no notice (subject to Section 10(e)(ii)) or filing with, any Governmental Authority or with the issuer of any Pledged Shares is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Administrative Agent or the holders of the Secured Obligations of their rights and remedies hereunder (except as have already been under or obtained or as may be required by laws affecting the offering and sale of securities and laws relating to the ownership and operation of healthcare facilities and related activities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Pledged Collateral. The taking of possession by the Administrative Agent of the certificates representing the Pledged Shares constituting “securities” under Article 8 of the UCC and all other certificates constituting “securities” under Article 8 of the UCC and instruments constituting Pledged Collateral will perfect and establish the first priority (subject to the terms of the Intercreditor Agreement) of the Administrative Agent’s security interest in the Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

(f) Partnership and Membership Interests. None of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

6. Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations remains outstanding and until all Commitments have been terminated, such Pledgor shall in each case, other than with respect to the Excluded Property:

(a) Books and Records. Maintain its books and records (and shall use its reasonable efforts to cause the issuer of the Pledged Shares of such Pledgor to maintain its books and records) to reflect the security interest granted in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, pursuant to this Pledge Agreement.

(b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all action reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest (subject to the terms of the Intercreditor Agreement) in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

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(d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any contractual restriction with respect to any of the Pledged Collateral of such Pledgor that would materially adversely affect the holders of the Secured Obligations hereunder other than pursuant hereto or as may be permitted under the Credit Agreement.

(e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(f) Issuance or Acquisition of Capital Stock. Not, without executing and delivering, or causing to be executed and delivered, to the Administrative Agent (subject to the terms of the Intercreditor Agreement) such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Capital Stock required by the Credit Agreement to be pledged hereunder consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g) Actions with Respect to Pledged Collateral. Not take any action that would cause the membership interests of the Pledged Collateral to be or become a security governed by Article 8, and shall not cause the limited liability company to “opt in” or to take any other action seeking to establish any membership interest of the Pledged Collateral as a “security” or to become certificated unless such certificates are delivered to Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) with transfer powers executed in blank within five (5) days (or such later date as agreed by Administrative Agent) after issuance.

7. Advances by Holders of the Secured Obligations. On failure of any Pledgor to perform any of the covenants and agreements contained herein in a material respect, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment when due and payable of any insurance premiums or taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the holders of the Secured Obligations may make for the protection of the security hereof or may be compelled to make by operation of applicable law. All such sums and out-of-pocket amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are demanded at the Default Rate specified in Section 2.08 of the Credit Agreement for Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the holders of the Secured Obligations on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The holders of the Secured Obligations may make any payment hereby authorized in accordance with any bill or statement procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill or statement or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

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8. Pledge Acknowledgment and Control Agreement.

(a) Each of the undersigned Issuers, hereby acknowledges and agrees to the provisions of this Pledge Agreement. Each Issuer represents and warrants to Administrative Agent that (i) this Pledge Agreement has been duly and validly authorized, executed and delivered by such Issuer and constitutes the legal, valid and binding obligation of such Issuer enforceable against such Issuer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by moratorium laws from time to time in effect and general equitable principles; (ii) as of the date hereof, Pledgors are the owners of record of the Pledged Shares issued by such Issuer, and the Pledged Shares represent all of the Capital Stock of Pledgors in such Issuer; (iii) such Issuer has no knowledge of any pledge of, or grant of security interest in, or adverse claims to, the Pledged Shares issued by such Issuer (other than in favor of Administrative Agent or Permitted Liens); (iv) the execution, delivery and performance by the parties to this Pledge Agreement in accordance with its terms will not violate the governing documents of such Issuer or any other agreements or documents restricting the transfer or encumbrance of the Pledged Shares to which such Issuer is a party; and (v) such Issuer has registered the Lien of Administrative Agent in the Pledged Shares issued by such Issuer in the books and records of such Issuer.

(b) Each Issuer will not recognize, acknowledge or permit the pledge, transfer, grant of Control or other disposition of the Pledged Shares issued by Issuer (or any portion thereof) other than to or as requested by Administrative Agent or as otherwise expressly permitted pursuant to the Credit Agreement. Each Pledgor hereby directs each Issuer to, and each Issuer hereby agrees to, during the existence of an Event of Default, subject to the terms of the Intercreditor Agreement, comply with instructions originated by the Administrative Agent with respect to the Pledged Shares without further consent of any Pledgor. It is the intention of the foregoing to grant Control to Agent to the extent the same may be applicable to the Pledged Shares.

(c) During the existence of an Event of Default each Issuer shall promptly comply with the instructions of Administrative Agent, subject to the terms of the Intercreditor Agreement, with respect to the Pledged Shares issued by such Issuer without the further consent or action of any Pledgor, including, without limitation, instructions as to the transfer or other disposition of such Pledged Shares, to pay and remit to Administrative Agent or its nominee all dividends, distributions and other amounts payable to Pledgor in respect of such Pledged Shares (upon redemption of such Pledged Interests, dissolution of any Issuer or otherwise), and to transfer to, and register such Pledged Shares in the name of, Administrative Agent or its nominee or transferee.

(d) Each Pledgor hereby directs each Issuer, and each Issuer hereby agrees, (i) not to take any action to cause any Pledged Shares that represent a membership interest in the Issuer to be or become a “security” within the meaning of, or to be governed by, Article 8 (Investment Securities) of the UCC as in effect under the laws of any state having jurisdiction (ii) not to “opt in” or to take any other action seeking to establish any Pledged Shares that represent a membership interest in the Issuer as a “security” and (iii) not to certificate any membership interest of the Pledged Collateral unless such certificates are delivered to Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Collateral Agent) with executed transfer powers within five (5) days (or such later date as agreed by Administrative Agent) after issuance.

(e) Each Issuer acknowledges and agrees that upon the delivery of any certificates representing the Pledged Shares issued by such Issuer endorsed to Administrative Agent or in blank, or to the extent the Pledged Shares are not represented by certificates, upon the execution and delivery of this Pledge Agreement by the parties hereto, Administrative Agent shall have Control over such Pledged Shares.

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9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, subject to the terms of the Intercreditor Agreement, the Administrative Agent and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by applicable law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Pledged Collateral.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 9 and without notice, the Administrative Agent may, in its sole discretion and subject to applicable law and the terms of the Intercreditor Agreement, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any holder of the Secured Obligations may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant

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jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate specified in Section 2.08 of the Credit Agreement for Base Rate Loans, together with Attorney Costs. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

10. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, to the extent permitted by applicable law, each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

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(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(x) subject to Section 10(e)(ii), to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Performance by the Administrative Agent of Obligations. If any Pledgor fails to perform any agreement or obligation contained herein in any material respect, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgors on a joint and several basis pursuant to Section 26 hereof.

(c) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(d) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

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(e) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii) Upon the occurrence and during the continuance of an Event of Default and upon three (3) Business Days’ notice to the applicable Pledgor, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(f) Dividend Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) Upon the occurrence and during the continuance of an Event of Default:

(A) all rights of a Pledgor to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

(B) all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be promptly (and in any event within five (5) Business Days) paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent, subject to the terms of the Intercreditor Agreement, as Pledged Collateral and as further collateral security for the Secured Obligations.

(g) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien (subject to the terms of the Intercreditor Agreement) on all Pledged Collateral not expressly released or substituted.

11. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

12. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement and the other documents relating to the Secured Obligations, as applicable, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion in accordance with applicable law, notwithstanding any entry to the contrary upon any of its books and records.

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13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the Commitments have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Loan Documents). Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the holders of the Secured Obligations shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, Attorney Costs) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 28, 2018, as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among the Administrative Agent, Barclays Bank PLC, as ABL Collateral Agent and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Pledge Agreement, the terms of the Intercreditor Agreement shall govern and control.

15. Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

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18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

20. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

21. Waiver of Right to Trial by Jury. EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

24. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

25. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default and during the continuation thereof, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Pledge Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

26. Joint and Several Obligations of Pledgors.

(a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

[Signature Pages Follow]

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Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

Ardent Health Partners, LLC

AHP Health Partners, Inc.

Ardent Legacy Holdings, LLC

AHS Legacy Operations LLC

LHP Hospital Group, Inc.

AHS Newco 17, LLC

AHS Newco 18, LLC

AHS Oklahoma, Inc.

AHS Hillcrest Healthcare System, LLC

AHS Management Company, Inc.

AHS East Texas Health System, LLC

BSA Health System of Amarillo, LLC

AHS New Mexico Holdings, Inc.

AHS Kansas Health System, Inc.

AHS Albuquerque Holdings, LLC

AHS Oklahoma Heart, LLC

AHS Cushing Hospital, LLC

AHS Oklahoma Orthopedic ACE, LLC

AHS Henryetta Hospital, LLC

AHS Management Services of Oklahoma, LLC

AHS Pryor Hospital, LLC

BSA Health System Management, LLC

BSA Health System Holdings, LLC

BSA Physicians Group, Inc.

BSA Harrington Physicians, Inc.

BSA Amarillo Diagnostic Clinic, Inc.

LHP Operations Co., LLC

LHP Management Services, LLC

LHP Texas Physicians, LLC

LHP Montclair LLC

LHP Pascack Valley, LLC

LHP Pocatello, LLC

LHP HH/Killeen, LLC

LHP Bay County, LLC

LHP IT Services, LLC

LHP Texas MD Services, Inc.

Athens Hospital, LLC

Carthage Hospital, LLC

Henderson Hospital, LLC

Jacksonville Hospital, LLC

Pittsburg Hospital, LLC

By:

ARDENT LEGACY HOLDINGS, LLC	PITTSBURG HOSPITAL, LLC
AHS LEGACY OPERATIONS LLC	QUITMAN HOSPITAL, LLC
LHP HOSPITAL GROUP, INC.	TYLER REGIONAL HOSPITAL, LLC
AHS NEWCO 17, LLC	REHABILITATION HOSPITAL, LLC
AHS NEWCO 18, LLC	SPECIALTY HOSPITAL, LLC
AHS OKLAHOMA, INC.	AHS OKLAHOMA ORTHOPEDIC ACE, LLC
AHS HILLCREST HEALTHCARE SYSTEM, LLC	AHS HENRYETTA HOSPITAL, LLC
AHS MANAGEMENT COMPANY, INC.	AHS MANAGEMENT SERVICES OF OKLAHOMA, LLC
BSA HEALTH SYSTEM OF AMARILLO, LLC	AHS PRYOR HOSPITAL, LLC
AHS NEW MEXICO HOLDINGS, INC.	BSA HEALTH SYSTEM MANAGEMENT, LLC
AHS KANSAS HEALTH SYSTEM, INC.	BSA HEALTH SYSTEM HOLDINGS, LLC
AHS ALBUQUERQUE HOLDINGS, LLC	BSA PHYSICIANS GROUP, INC.
LHS SERVICES, INC.	BSA HARRINGTON PHYSICIANS, INC.
AHS OKLAHOMA HEART, LLC	BSA AMARILLO DIAGNOSTIC CLINIC, INC.
AHS CUSHING HOSPITAL, LLC	LHP OPERATIONS CO., LLC
LHP TEXAS MD SERVICES, INC.	LHP MANAGEMENT SERVICES, LLC
ATHENS HOSPITAL, LLC	LHP TEXAS PHYSICIANS, LLC
CARTHAGE HOSPITAL, LLC	LHP MONTCLAIR LLC
HENDERSON HOSPITAL, LLC	LHP PASCACK VALLEY, LLC
JACKSONVILLE HOSPITAL, LLC	LHP POCATELLO, LLC
LHP HH/KILLEEN, LLC
LHP BAY COUNTY, LLC
LHP IT SERVICES, LLC
EAST TEXAS HOLDINGS, LLC
ETMC PHYSICIAN GROUP, INC.
EAST TEXAS AIR ONE, LLC
EAST TEXAS HOME HEALTH SERVICES, LLC,

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

Schedule 2(a)

Pledged Stock

See attached.

Schedule 4(a)

Form of Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following shares of capital stock of                                    , a                              corporation:

Number of Shares               Certificate Number

and irrevocably appoints                                                               its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

[HOLDER]

By:
Name:
Title:

Exhibit C-2

FORM OF TENANT SUBSIDIARY SECURITY AGREEMENT

[See attached.]

EXECUTION VERSION

TENANT SUBSIDIARY TERM LOAN SECURITY AGREEMENT

THIS TENANT SUBSIDIARY TERM LOAN SECURITY AGREEMENT (this “Security Agreement”) dated as of June 28, 2018 is by and among the Tenant Subsidiaries identified as “Grantors” on the signature pages hereto and such other Tenant Subsidiaries as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, together with its successors and assigns (including pursuant to Section 13, the “Administrative Agent”), for the holders of the Secured Obligations referenced below.

W I T N E S S E T H

WHEREAS, pursuant to that certain Term Loan Credit Agreement (as amended, restated, amended and restated, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of the date hereof among AHP Health Partners, Inc., a Delaware corporation (the “Borrower”), Ardent Health Partners, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent, the Lenders have agreed to provide credit facilities to the Borrower;

WHEREAS, this Security Agreement is required under the terms of the Credit Agreement; and

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meaning assigned to them in the UCC; provided, that in any event, the following terms shall have the meanings assigned thereto in the UCC: Accession, Account, As-Extracted Collateral, Bank, Chattel Paper, Commercial Tort Claim, Commingled Goods, Deposit Account, Document, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Securities Account, Securities Intermediary, Software, Supporting Obligation and Tangible Chattel Paper.

(c) As used herein, the following terms shall have the meanings set forth below:

“ABL Control Agreement” has the meaning provided in Section 5 hereof.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof. “Borrower” has the meaning set forth in the recitals hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming any Grantor as licensor or licensee, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

“Credit Agreement” has the meaning set forth in the recitals hereof.

“Grantor” has the meaning set forth in the introductory paragraph hereof.

“Indemnified Party” has the meaning provided in Section 7 hereof.

“Patent License” means any written agreement providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

“Patents” means (a) all letters patent of the United States and all reissues and extensions thereof, including, without limitation, any letters patent referred to in Schedule 6.17 to the Credit Agreement, and (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

“Receivables” shall mean any Grantor’s right to payment with respect to any (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC.

“Surviving Grantor” has the meaning provided in Section 5 hereof.

“Secured Obligations” means (x) so long as the Relative Rights Agreement is in effect, the Tenant Guaranteed Obligations and all reasonable documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Tenant Guaranteed Obligations (including, without limitation, Attorney Costs) to the extent required to be reimbursed by this Security Agreement or the Credit Agreement, (y) at any time after (i) the consummation of the Ventas Purchase Option and assignment of the Ventas Purchase Option Term Loans pursuant to Section 2.18 of the Credit Agreement and (ii) the Ventas Purchase Option Collateral Assignment, the Obligations with respect to the Ventas Purchase Option Term Loans and all reasonable documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Obligations with respect to the Ventas Purchase Option Term Loans (including, without limitation, Attorney Costs) to the extent required to be reimbursed by this Security Agreement or the Credit Agreement and (z) at any other time, all Obligations and all reasonable documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Obligations (including, without limitation, Attorney Costs).

“Security Agreement” has the meaning set forth in the introductory paragraph hereof.

“Tenant Guaranteed Obligations” means the Obligations that are guaranteed by the Grantors pursuant to Article IV of the Credit Agreement.

“Third Party Payor” shall mean any Governmental Authority, insurance company, health maintenance organization, preferred provider organization or similar entity that is obligated to make payments with respect to a Receivable.

“Trademark License” means any written agreement providing for the grant by or to a Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

“Trademarks” means (a) all trademarks, trade names, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state or territory thereof, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement, and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of Administrative Agent’s or any other holder of Secured Obligation’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code that is material to the business of the Grantors, taken as a whole.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Collateral”):

(a) all Accounts;

(b) all cash and currency;

(c) all Chattel Paper;

(d) those Commercial Tort Claims individually in excess of $10,000,000 identified on Schedule 2(d) attached hereto;

(e) all Copyrights;

(f) all Copyright Licenses;

(g) all Deposit Accounts;

(h) all Documents;

(i) all Equipment;

(j) all Fixtures;

(k) all General Intangibles;

(l) all Goods;

(m) all Instruments;

(n) all Inventory;

(o) all Investment Property;

(p) all Letter-of-Credit Rights;

(q) all Patents;

(r) all Patent Licenses;

(s) all Software;

(t) all Supporting Obligations;

(u) all Trademarks;

(v) all Trademark Licenses;

(w) all other personal property of such Grantor of whatever type or description; and

(x) to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to (solely to the extent a Lien thereon has not been granted to the ABL Administrative Agent):

(A) any Capital Stock of any HMO Subsidiary if the pledge of such Capital Stock is prohibited by law or not approved by the applicable Governmental Authority, (B) Voting Stock of any Foreign Subsidiary in excess of sixty-five percent (65%) of all outstanding Voting Stock of such Foreign Subsidiary and (C) any other Excluded Property.

The Grantors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3. Provisions Relating to Accounts.

(a) Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of the Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any holder of the Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of the Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b) At any time after the occurrence and during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications, (ii) upon the Administrative Agent’s reasonable request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of the Grantors may communicate with account debtors on the Accounts to the extent necessary to verify with them the existence, amount and terms of any Accounts.

4. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:

(a) Legal Name; Chief Executive Office. Other than as set forth on Schedule 4(a) attached hereto, in the five years preceding the date hereof no Grantor has (i) changed its name, (ii) changed its state of formation or (iii) been party to a merger, consolidation or other change in structure.

(b) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(c) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

(d) Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Farm Products, Manufactured Homes or Standing Timber.

(e) Accounts. With respect to each Account of a Grantor that is not Excluded Property, (i) such Account and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) such Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein and (iii) if such Account is evidenced by any Instrument or Chattel Paper and the value of which, in the aggregate, exceeds $5,000,000, such Account has, to the extent reasonably requested by the Administrative Agent, been endorsed over and delivered to, or submitted to the control of, the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Administrative Agent).

(f) Inventory. No Inventory of a Grantor that is Collateral is held by any Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement, unless such Grantor has perfected a purchase money security interest therein.

(g) Copyrights, Patents and Trademarks.

(i) Schedule 6.17 to the Credit Agreement includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses registered or applied for with the United States Copyright Office or the United States Patent and Trademark Office and owned by any Grantor in its own name, or to which any Grantor is a party, as of the date hereof.

(ii) To the best of each Grantor’s knowledge, each Copyright, Patent and Trademark of such Grantor is valid, enforceable and has not been abandoned except as would not reasonably be expected to have a Material Adverse Effect.

(iii) Except as set forth in Schedule 6.17 to the Credit Agreement, as of the date hereof, none of the Copyrights, Patents and Trademarks of any Grantor is the subject of any licensing or similar arrangement.

(iv) Except as set forth on Schedule 6.17 to the Credit Agreement, as of the date hereof, to the best of each Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark of any Grantor except as would not reasonably be expected to have a Material Adverse Effect.

(v) Except as set forth on Schedule 6.17 to the Credit Agreement, no action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Grantor, or that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(vi) [Reserved].

(vii) No Grantor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of any Grantor hereunder.

(h) Deposit Accounts. As of the date hereof, no Grantor has any Deposit Accounts other than the Deposit Accounts listed on Schedule 4(h) hereto.

(i) Evidence of Indebtedness. Attached hereto as Schedule 4(i) is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness (other than “accounts” and “general intangibles,” as such terms are defined in Section 9-102 of the UCC) held by each Grantor as of June 28, 2018, in each case, other than Excluded Property, including all intercompany notes between or among any two or more Grantors but excluding any such promissory notes, instruments tangible chattel paper, electronic chattel paper and other evidence of indebtedness the value of which, in the aggregate, does not exceed $5,000,000. All such promissory notes, instruments, tangible chattel paper, electronic chattel paper and other evidence of indebtedness listed on Schedule 4(i) have been delivered to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Administrative Agent) accompanied by instruments of transfer or assignment duly executed in blank.

5. Covenants. Each Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the Commitments have been terminated, such Grantor shall, in each case, other than with respect to Excluded Property:

(a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein other than Permitted Liens. Nothing in this Security Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is, in the judgment of its board of directors (or the equivalent thereof), desirable in the conduct of its business.

(b) Instruments/Tangible Chattel Paper/Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper, and the value of all such property constituting Collateral subject to a Document not previously delivered to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Administrative Agent) exceeds $5,000,000 in the aggregate for all Grantors, the Grantor acquiring such Instrument or Tangible Chattel Paper or owning such Collateral shall promptly (and in any event within 30 days) deliver such Collateral to the Administrative Agent (or with respect to any ABL Priority Collateral, to the ABL Administrative Agent) accompanied by the statement of transfer or assignment duly executed in blank and (i) ensure that such Instrument, Tangible Chattel Paper or Document is duly endorsed in a manner satisfactory to the Administrative Agent and (ii) ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(c) Change in Structure, Location or Type. Not, without providing ten days prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) (i) change its name or state of formation (including as a result of any merger other than any merger permitted by the Credit Agreement that includes solely a Grantor merging into another Grantor (the “Surviving Grantor”) without a change in the name or state of formation of the Surviving Grantor and the Surviving Grantor has granted a perfected security interest in its Collateral pursuant to this Security Agreement that is not affected by such merger), (ii) change the location of its chief executive office, (iv) change its identity or organizational structure or (v) change its organizational identification number, if any. Each Grantor shall take all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the holders of the Secured Obligations in the Collateral, if applicable.

(d) Perfection of Security Interest. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary, appropriate or convenient (i) to assure to the Administrative Agent the effectiveness and priority of its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) [Reserved], (C) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Schedule 5(f)(i) attached hereto, (D) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 5(f)(ii) attached hereto and (E) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(f)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, each Grantor authorizes the Administrative Agent to file one or more financing statements (with collateral descriptions broader and/or less specific than the description of the Collateral contained herein, such as “all assets” or “all personal property”) disclosing the Administrative Agent’s security interest in any or all of the Collateral of such Grantor, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose after the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement, to sign in the name of such Grantor any notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the Commitments have been terminated. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the reasonable request of the Administrative Agent, then the Administrative Agent may execute any and all such reasonably requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Grantor’s agents and the Administrative Agent so reasonably requests, such Grantor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s reasonable request, instruct them to hold all such Collateral for the account of the holders of the Secured Obligations and subject to the Administrative Agent’s instructions. Each Grantor agrees to maintain its books and records to reflect the security interest of the Administrative Agent in the Collateral.

(e) Securities Accounts and Deposit Accounts. (i) As of the date hereof, no Grantor has any Securities Accounts or Deposit Accounts other than those listed on Schedule 4(h).

(ii) With respect to each Deposit Account and Securities Account subject to a control agreement for the benefit of the ABL Administrative Agent (the “ABL Control Agreement”), the applicable Grantor shall deliver to the Administrative Agent a duly executed control agreement, in form reasonably satisfactory to the Administrative Agent, granting to the Administrative Agent “control” within the meaning of the UCC over such Deposit Account or Securities Account at the time it enters into such ABL Control Agreement in substantially the same form as the ABL Control Agreement.

(f) Reserved.

(g) Treatment of Accounts. Not grant or extend the time for payment of any Account in excess of $5,000,000, or compromise or settle any such Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case other than as customary in the ordinary course of a Grantor’s business or as required by law.

(h) Covenants Relating to Copyrights. Other than any Copyright that such Grantor deems not material to the conduct of its business:

(i) Not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) [Reserved]; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by a Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any material Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder.

(iii) Whenever a Grantor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Copyright with the United States Copyright Office, such Grantor shall report such filing to the Administrative Agent at the time an Excess Cash Certificate is delivered for the relevant period. Upon reasonable request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the security interest of the Administrative Agent and the holders of the Secured Obligations in such Copyright.

Nothing in this Security Agreement shall prevent any Grantor from discontinuing the use of any Copyright or pursuing the application for any such Copyright if such discontinuance is, in the judgment of such Grantor, desirable in the conduct of its business.

(i) Covenants Relating to Patents and Trademarks. Other than any Patent or Trademark that such Grantor deems not material to the conduct of its business:

(i) (A) Continue to use each registered Trademark in order to maintain such registered Trademark in full force free from any claim of abandonment for non-use, (B) [Reserved]; (C) not adopt or use any mark that is confusingly similar or a colorable imitation of such registered Trademark unless the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (D) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Trademark may become invalidated.

(ii) Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated to the public.

(iii) [Reserved].

(iv) Whenever a Grantor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or achieve registration of a Trademark with the United States Patent and Trademark Office, such Grantor shall report such filing or registration to the Administrative Agent at the time an Excess Cash Certificate is delivered for the relevant period. Upon reasonable request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the security interest of the Administrative Agent and the holders of the Secured Obligations in any Patent or registered Trademark and the goodwill and general intangibles of a Grantor relating thereto or represented thereby.

(v) Take reasonable steps, including in any proceeding before the United States Patent and Trademark Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vi) Promptly notify the Administrative Agent and the holders of the Secured Obligations after it learns that any Patent or registered Trademark included in the Collateral is infringed, misappropriated or diluted by a third party or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder without the prior written consent of the Administrative Agent.

Nothing in this Security Agreement shall prevent any Grantor from discontinuing the use of any Trademark or Patent or pursuing the application of any such Patent or Trademark if such discontinuance is, in the judgment of such Grantor, desirable in the conduct of its business.

(j) Insurance. Insure, repair and replace the Collateral of such Grantor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Administrative Agent hereunder.

(k) Commercial Tort Claims. Promptly notify the Administrative Agent in writing of the initiation of any Commercial Tort Claim in excess of $10,000,000 before any Governmental Authority by or in favor of such Grantor or any of its Restricted Subsidiaries (including brief details thereof) and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

(l) Reserved.

(m) Electronic Chattel Paper. As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Administrative Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $5,000,000 in the aggregate for all Grantors. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

6. Advances by Holders of the Secured Obligations. On failure of any Grantor to perform any of the covenants and agreements contained herein in a material respect, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment when due and payable of any insurance premiums or taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the holders of the Secured Obligations may make for the protection of the security hereof or that may be compelled to make by operation of applicable law. All such sums and out-of-pocket amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 24 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are demanded at the Default Rate specified in Section 2.08 of the Credit Agreement for Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the holders of the Secured Obligations on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The holders of the Secured Obligations may make any payment hereby authorized in accordance with any bill or statement procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill or statement or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof subject to the terms of the Intercreditor Agreement, the Administrative Agent and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by applicable law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by applicable law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, subject in each case to any and all mandatory legal requirements. Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Administrative Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Administrative Agent and the holders of the Secured Obligations with respect to the Secured Obligations, the Grantors shall pay the Administrative Agent and each of the holders of the Secured Obligations all reasonable documented out-of-pocket costs and expenses incurred by the Administrative Agent or any such holder of the Secured Obligations, including, but not limited to, Attorney Costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the holders of the Secured Obligations or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the holders of the Secured Obligations shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any holder of the Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the holders of the Secured Obligations may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the holders of the Secured Obligations may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof subject to the terms of the Intercreditor Agreement, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder and in each case in compliance with and to the extent permitted under applicable law, including without limitation, federal Medicare, state Medicaid, Tricare and similar programs, (i) each Grantor will promptly upon reasonable request of the Administrative

Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts; provided, however, that each Grantor and the Administrative Agent must comply with assignments of payments to providers as set forth in 42 U.S.C. Section 1395, as may be amended or any subsequent changes thereto. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Administrative Agent and the holders of the Secured Obligations shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Administrative Agent and the holders of the Secured Obligations from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and Attorney Costs suffered or incurred by the Administrative Agent or the holders of the Secured Obligations (each, an “Indemnified Party”) arising out of their maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence, bad faith or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

(c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. Notwithstanding the foregoing, prior to receiving information from Grantors under this Security Agreement that contains patient information subject to: (i) state and federal privacy laws, (ii) the Drug Abuse Prevention, Treatment and Rehabilitation Act, 42 U.S.C. 290ee-3 et seq., or (iii) the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. 1320d et seq., (iv) HIPAA Standards and (v) regulations promulgated pursuant to the foregoing statutes, the Administrative Agent agrees to execute an agreement reasonably satisfactory to the Administrative Agent that complies with the requirements relating to “business associates” as set forth in 45 CFR 502(e)(1) and any applicable Laws.

(d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. The rights and remedies of the Administrative Agents and the holders of the Secured Obligations under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the holders of the Secured Obligations may have.

(e) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 24 hereof), together with interest thereon at the Default Rate specified in Section 2.08 of the Credit Agreement for Base Rate Loans, together with the reasonable documented out-of-pocket costs of collection and Attorney Costs. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, to the extent permitted by applicable law, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing or relating to such Collateral;

(v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(ix) to adjust and settle claims under any insurance policy relating thereto;

(x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(xi) to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate; and

(xii) to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

9. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

10. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement and the other documents relating to the Secured Obligations, as applicable, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

11. Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Loan Documents). Upon such payment and termination, this Security Agreement and the liens and security interests of the Administrative Agent hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable documented out-of-pocket costs and expenses (including, without limitation, Attorney Costs) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

12. Intercreditor Agreement and Relative Rights Agreement Govern.

(a) Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 28, 2018, as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among the Administrative Agent, the ABL Collateral Agent, and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b) Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Relative Rights Agreement (as defined in the Credit Agreement). In the event of any conflict between the terms of the Relative Rights Agreement and this Security Agreement, the terms of the Relative Rights Agreement shall govern and control.

13. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent and each of the Grantors party hereto and each holder of Secured Obligations by its acceptance of benefits of this Security Agreement and the security interest created hereunder, hereby acknowledges and agrees to (x) the automatic assignment by the Administrative Agent of the lien and security interest granted to the Administrative Agent pursuant to this Security Agreement to the Ventas Purchase Option Term Loan Agent, for the benefit of the Ventas Assignees, in respect of the Ventas Purchase Option Term Loans and (y) the automatic resignation of BARCLAYS BANK PLC, as administrative under this Security Agreement and automatic succession of the Ventas Purchase Option Term Loan Agent, as administrative agent under this Security Agreement, in each case of clauses (x) and (y) upon the consummation of the Ventas Purchase Option and assignment of the Ventas Purchase Option Term Loans pursuant to Section 2.18 of the Credit Agreement (collectively, the “Ventas Purchase Option Collateral Assignment). The Administrative Agent and each of the

Grantors party hereto agree to enter into an amendment, supplement or other modification to this Security Agreement, as the Administrative Agent or the Ventas Purchase Option Term Loan Agent shall reasonably request to effect the Ventas Purchase Option Collateral Assignment. For the avoidance of doubt, the consummation of the Ventas Purchase Option Collateral Assignment, shall not affect any other rights or security interests granted to BARCLAYS BANK PLC, as administrative agent under any other Loan Document.

14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder except as provided in the Credit Agreement.

15. Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which were so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart. Delivery of any executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

18. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

19. Waiver of Right to Trial by Jury. EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

20. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

21. Entirety. This Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

22. Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

23. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

24. Joint and Several Obligations of Grantors.

(a) Subject to subsection (c) of this Section 24, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b) Subject to subsection (c) of this Section 24, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

25. Nonexclusive License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under the Loan Documents with respect to Collateral at such time as the Administrative Agent is lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation) to use any of the Authorizations or the Facility Provider Agreements (as each such term is defined in the Relative Rights Agreement) necessary for the entitlement to and collection of any Collateral or exercise of remedies against any Collateral.

26. Joinder Grantors. Pursuant to Section 7.12 of the Credit Agreement certain Tenant Subsidiaries are required to deliver a Tenant Joinder Agreement. Upon execution and delivery, by a Tenant Subsidiary of a Tenant Joinder Agreement, such Tenant Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Tenant Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

Southwest Medical Associates, LLC

Lovelace Health System, Inc.

AHS Claremore Regional Hospital, LLC

AHS Oklahoma Physician Group, LLC

AHS Hillcrest Medical Center, LLC

Bailey Medical Center, LLC

AHS Southcrest Hospital, LLC

AHS Tulsa Holdings, LLC

RV Properties, LLC

BSA Hospital, LLC

LHS Services, Inc.

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

SCHEDULE 2(d)

COMMERCIAL TORT CLAIMS

SCHEDULE 4(a)

CHANGE OF NAME, STATE OF FORMATION AND CORPORATE STRUCTURE; TRADE NAMES

SCHEDULE 4(h)

DEPOSIT ACCOUNTS

SCHEDULE 4(i)

INTERCOMPANY NOTES

SCHEDULE 5(f)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Term Loan Security Agreement dated as of June 28, 2018 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively the “Grantors”) and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown on Schedule 1 attached hereto to the Administrative Agent for the benefit of the holders of the Secured Obligations.

The undersigned Grantor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the copyrights and copyright applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Grantor]

By:
Name:
Title:

Acknowledged and Accepted:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name: Title:

SCHEDULE 5(f)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent & Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Term Loan Security Agreement dated as of June 28, 2018 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively the “Grantors”) and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the patents and patent applications set forth on Schedule 1 attached hereto to the Administrative Agent for the benefit of the holders of the Secured Obligations.

The undersigned Grantor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the patents and patent applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Grantor]

By:
Name:
Title:

Acknowledged and Accepted:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name: Title:

SCHEDULE 5(f)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent & Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Term Loan Security Agreement dated as of June 28, 2018 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively the “Grantors”) and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications set forth on Schedule 1 attached hereto, together with the associated goodwill, to the Administrative Agent for the benefit of the holders of the Secured Obligations. The foregoing shall not include any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the grant of security interest and lien.

The undersigned Grantor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the trademarks and trademark applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Grantor]

By:
Name:
Title:

Acknowledged and Accepted:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name: Title:

Exhibit D

FORM OF LOAN NOTICE

Date: __________, 20[     ]

To:	Barclays Bank PLC, as Administrative Agent

Re:	Term Loan Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of June 28, 2018 among AHP Health Partners, Inc., a Delaware corporation (the “ Borrower”), Ardent Health Partners, LLC a Delaware limited liability company, as parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent and the other parties thereto. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

☐	A Borrowing of Term Loans

☐	A conversion or continuation of Term Loans

1.	On _______________, 20[ ] (which is a Business Day).

2.	In the amount of $__________.

3.	Comprised of __________ (Type of Loan requested).

4.	For Eurodollar Rate Loans: with an Interest Period of __________ months.

[The Borrower hereby represents and warrants that in the case of the Borrowing on the Closing Date, each of the conditions set forth in Section 5.01 of the Credit Agreement has been satisfied on and as of the Closing Date.]1

[The Borrower hereby represents and warrants no Default or Event of Default [pursuant to Sections 9.01(a) or (f)]2 has occurred and is continuing and the [representations and warranties of the Borrower and each other Loan Party contained in Article VI] ]3[Specified Representations [and the “acquisition agreement representations” (or similar representations)]]4 of the Credit Agreement or any other Loan

1 To be included for the Borrowing on the Closing Date.

2 To be included in the case of Incremental Term Loans incurred to make a Permitted Acquisition or a Permitted Investment.

3 To be included for Incremental Term Loans other than those requested for the purposes set forth in Footnote 4 below.

4 To be included in the case of Incremental Term Loans incurred to make a Permitted Acquisition or a Permitted Investment.

Footnote continued on next page.

Document are and correct in all material respects on and as of the date of Borrowing of the Term Loans, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that to the extent that any representation and warranty is qualified as to “materiality” or “Material Adverse Effect”, such representation and warranty shall be true and correct in all respects on such respective dates, and except that for purposes of hereof, the representations and warranties contained in clause (a) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement.]5

AHP HEALTH PARTNERS, INC., as Borrower

By:
Name:
Title:

Footnote continued from previous page.

5 To be included for Borrowings of Incremental Term Loans.

Exhibit E

FORM OF PREPAYMENT NOTICE

Date: ________________, __________

To:	Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) under that certain Term Loan Credit Agreement dated as of June 28, 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AHP Health Partners, Inc., a Delaware corporation (the “Borrower”), Ardent Health Partners, LLC a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent and the other parties thereto.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby notifies you, pursuant to Section 2.05 of the Credit Agreement, of the prepayment specified below:

1.	On [(a Business Day)].

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan to be prepaid]

[It is hereby understood that the prepayment is conditioned upon the consummation of the transaction contemplated by the on [Date], including the effectiveness of the                    .1]2

1 Insert applicable language.

2 To be included for a Prepayment Notice conditioned upon the occurrence or non-occurrence of any event.

AHP HEALTH PARTNERS, INC., a Delaware corporation

By:
Name:
Title:

Exhibit H

FORM OF TERM NOTE

$[                        ]

[            ], 20[     ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [                                ] or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), on the ]DOLLARS ($[ Maturity Date, the principal amount of [                     ]) made by the Lender to the Borrower under that certain Term Loan Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of June 28, 2018 among the Borrower, Ardent Health Partners, LLC a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent and the other parties thereto. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of Term Loan until the Maturity Date with respect to the Term Loans, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

AHP HEALTH PARTNERS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit I

FORM OF EXCESS CASH CERTIFICATE

Financial Statement Date: __________, 20[     ]

To:	Barclays Bank PLC, as Administrative Agent

Re:	Term Loan Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of June 28, 2018 among AHP Health Partners, Inc., a Delaware corporation (the “ Borrower”), Ardent Health Partners, LLC a Delaware limited liability company, as parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent and the other parties thereto. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the _______________ of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate on behalf of the Borrower to the Administrative Agent, and that:

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Ultimate Parent and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it where non-compliance would result in a Default.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or any other certificate or document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Excess Cash Certificate, the representations and warranties contained in subsection (a) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement, including the statements in connection with which this Excess Cash Certificate is delivered subject with respect to the most recent financial statement furnished pursuant to clause (b) of Section 7.01 of the Credit Agreement, to the absence of footnotes and to normal year-end audit adjustments.

5. The Borrower’s Portion of Excess Cash Flow at the end of such period was $[             ], as computed on Schedule 2.

[Use following paragraph 6 if there are any Commercial Tort Claims in excess of $10,000,000 initiated by the Borrower or any of its Subsidiaries]

6. There are Commercial Tort Claims before any Governmental Authority by or in favor of the Borrower or any of its Subsidiaries. [Provide brief details of the Commercial Tort Claims initiated].

7. Attached as Schedule 3 is the minimum statutory capital requirement of each HMO Subsidiary as of the applicable fiscal quarter end.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 20__.

AHP HEALTH PARTNERS, INC., a Delaware corporation

By:
Name:
Title:

Schedule 1

[Attach financial statements required by Section 7.01(a) of the Credit Agreement]

Schedule 2

[1. Borrower’s Portion of Excess Cash Flow

(A) Excess Cash Flow for the most recently completed fiscal year ending on or about [ ] (as shown on Annex I hereto):	$	[	]

(B) Percentage not required to be used to prepay Loans pursuant to the Credit Agreement		[	]%

(C) Subtotal [(A) multiplied by (B)]:	$	[	]

(D) The amount in (C) above previously used for (i) Restricted Payments pursuant to Section 8.06(f) of the Credit Agreement, (ii) Investments pursuant to Section 8.02(u) of the Credit Agreement and Permitted Acquisitions pursuant to clause (v)(x) of the definition thereof or prepayments of Subordinated Indebtedness pursuant to Section 8.13(b) of the Credit Agreement:

	$	[	]

(E) Borrower’s Portion of Excess Cash Flow [(C) minus (D)]	$	[	]

Annex I

Excess Cash Flow

($ in 000’s)

Excess Cash Flow for the most recently ended Fiscal Year[8]

Consolidated EBITDA or such fiscal year (as shown or Annex II hereto)	$[ ]

- Consolidated Capital Expenditures (excluding any BSA Entities Future Capital Expenditures deducted in calculating Excess Cash Flow for the prior fiscal year period) for such fiscal year to the extent not financed by an incurrence of Indebtedness or issuance of Capital Stock	$[ ]

- the cash portion of Consolidated Interest Charges for such fiscal year	$[ ]

- Federal, state and other taxes to the extent the same are paid in cash during such period by or on behalf of Parent and its Subsidiaries on a consolidated basis for such fiscal year	$[ ]

- Consolidated Scheduled Funded Indebtedness Payments (other than payments in respect of intercompany debt pursuant to Section 8.02(ee) of the Credit Agreement) made in cash for such fiscal year to the extent not financed by an incurrence of Indebtedness or issuance of Capital Stock	$[ ]

- increases in Consolidated Working Capital for such fiscal year	$[ ]

- to the extent otherwise included in Consolidated EBITDA for such fiscal year, insurance proceeds received by the Borrower or any of its Restricted Subsidiaries during such fiscal year that have been applied to repair, restore or replace the applicable property or asset or to acquire Real Property, equipment or other tangible assets to be used or useful in the business of the Borrower and its Restricted Subsidiaries, or in respect of which a written contract or agreement for such repair, replacement, restoration or acquisition has been entered into for the application of such insurance proceeds	$[ ]

- the aggregate amount of all Sponsor Fees and transaction fees paid in cash during such fiscal year as permitted under Section 8.06(e) of the Credit Agreement	$[ ]

- all other cash items added back to Consolidated EBITDA pursuant to clauses (iv) and (vi) through (xvi) of the definition of Consolidated EBITDA during such fiscal year	$[ ]

- the amount of Restricted Payments paid during such fiscal year as permitted under Section 8.06 (c), (d), (e) and (h) of the Credit Agreement to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries during such fiscal year	$[ ]

[8]	Commencing on or around December 31, 2019.

- the aggregate amount of all proceeds received in respect of intercompany dispositions for such fiscal year to the extent otherwise increasing Excess Cash Flow for such fiscal year (such that intercompany dispositions shall have a neutral impact on Excess Cash Flow) and the amount of mandatory prepayments of Term Loans during such fiscal year as a result of Dispositions or Involuntary Dispositions	$[ ]

- the aggregate amount of Acquisitions made during such fiscal year as permitted pursuant to Section 8.02 of the Credit Agreement to the extent such Acquisitions were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries, and except to the extent such Acquisitions were financed with the proceeds of Indebtedness, Equity Issuances or Dispositions of the Borrower and its Restricted Subsidiaries	$[ ]

- cash payments by the Borrower and its Subsidiaries in respect of discontinued operations during such period to the extent increasing Consolidated EBITDA	$[ ]

- BSA Entities Future Capital Expenditures in an amount not to exceed $7,500,000	$[ ]

- cash expenditure made by the Borrower or any Restricted Subsidiary (that is not funded by the issuance of equity interests of Borrower or Parent or an incurrence of Indebtedness) for the purchase of Capital Stock of a Joint Venture in connection with the exercise of put/call provisions in such Joint Venture’s Joint Venture Agreement

+ cash payments received by the Borrower and its Restricted Subsidiaries in respect of discontinued operations during such period to the extent decreasing Consolidated EBITDA	$[ ]

+ decreases in Consolidated Working Capital for such fiscal year	$[ ]

+ any unutilized BSA Entities Future Capital Expenditures from the prior fiscal year period.	$[ ]

Annex I

Excess Cash Flow

($ in 000’s)

Excess Cash Flow for the most recently ended Fiscal Year[8]

Consolidated EBITDA or such fiscal year (as shown or Annex II hereto)	$[ ]

- Consolidated Capital Expenditures (excluding any BSA Entities Future Capital Expenditures deducted in calculating Excess Cash Flow for the prior fiscal year period) for such fiscal year to the extent not financed by an incurrence of Indebtedness or issuance of Capital Stock	$[ ]

- the cash portion of Consolidated Interest Charges for such fiscal year	$[ ]

- Federal, state and other taxes to the extent the same are paid in cash during such period by or on behalf of Parent and its Subsidiaries on a consolidated basis for such fiscal year	$[ ]

- Consolidated Scheduled Funded Indebtedness Payments (other than payments in respect of intercompany debt pursuant to Section 8.02(ee) of the Credit Agreement) made in cash for such fiscal year to the extent not financed by an incurrence of Indebtedness or issuance of Capital Stock	$[ ]

- increases in Consolidated Working Capital for such fiscal year	$[ ]

- to the extent otherwise included in Consolidated EBITDA for such fiscal year, insurance proceeds received by the Borrower or any of its Restricted Subsidiaries during such fiscal year that have been applied to repair, restore or replace the applicable property or asset or to acquire Real Property, equipment or other tangible assets to be used or useful in the business of the Borrower and its Restricted Subsidiaries, or in respect of which a written contract or agreement for such repair, replacement, restoration or acquisition has been entered into for the application of such insurance proceeds	$[ ]

- the aggregate amount of all Sponsor Fees and transaction fees paid in cash during such fiscal year as permitted under Section 8.06(e) of the Credit Agreement	$[ ]

- all other cash items added back to Consolidated EBITDA pursuant to clauses (iv) and (vi) through (xvi) of the definition of Consolidated EBITDA during such fiscal year	$[ ]

- the amount of Restricted Payments paid during such fiscal year as permitted under Section 8.06 (c), (d), (e) and (h) of the Credit Agreement to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries during such fiscal year	$[ ]

[8]	Commencing on or around December 31, 2019.

Annex II

Consolidated EBITDA

($ in 000’s)

Consolidated EBITDA	Quarter Ended [ ]	Quarter Ended [ ]	Quarter Ended [ ]	Quarter Ended [ ]	LTM Period

Consolidated Net Income - for any period, without duplication, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the net income from continuing operations of the Borrower and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; provided that there shall be excluded any income (or loss) of any Person other than the Borrower or any Restricted Subsidiary or that is accounted for by the equity method, or noncontrolling interest method, of accounting, but any such income so excluded shall be included in such period or any later period to the extent of any cash or Cash Equivalents paid as dividends or distributions in the relevant period to the Borrower or any Restricted Subsidiary (other than the

ETMC JV) of the Borrower. For the avoidance of doubt, “Consolidated Net Income” shall not include any income allocable to minority interests in any Subsidiaries (including, without limitation, income attributable to ETMC Subsidiaries which is allocated or which will be allocated to unaffiliated third parties).

+ Consolidated Interest Expense for such period,

+ the provision for federal, state, local and foreign income taxes payable by the Borrower and its Restricted Subsidiaries for such period

+ the amount of depreciation and amortization expense for such period

+ any non-recurring fees, charges and cash expenses made or incurred in connection with the Transaction, Investments, Dispositions, Restricted Payments, fundamental changes and incurrences of Indebtedness permitted under the Credit Agreement and issuances of Capital Stock and dispositions not prohibited under the Credit Agreement (whether or not consummated)

+ any other non-cash charges, impairments or write-offs for such period (except to the extent such charges, impairments or write-offs relate to a cash payment in a future period)

+ non-recurring or extraordinary cash expenses in respect of severance payments and other costs associated with any restructuring of the Borrower and its Restricted Subsidiaries’ operations

+ expenses and charges related to prior periods in an aggregate amount not to exceed $15,000,000 for any such period during the term of the Credit Agreement

+ all non-recurring or extraordinary charges, expenses or losses in such period, and, without duplication, any charges or expenses paid or payable by the Borrower or its Restricted Subsidiaries in cash during such measurement period in connection with the integration of Epic Systems IT

+ the amount of any non-controlling or minority interest expense consisting of Restricted Subsidiary income attributable to non-controlling interests of third parties in any Restricted Subsidiaries deducted (and not added back) in such period in calculating Consolidated Net Income

+ Sponsor Fees and transaction fees permitted under the Credit Agreement (whether paid or accrued)

+ all fees and expenses and one-time payments reasonably incurred and payable in connection with any amendment, restatement, waiver, consent, supplement or other modification to the Credit Agreement, the ABL Facility, the 2026 Notes Indenture or any other Indebtedness

+ charges, losses or expenses to the extent indemnified or insured or reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that, such Person in good faith expects to receive reimbursement for such charges, losses or expenses within the next four fiscal quarters

+ letter of credit fees

+ the amount of net cost savings, synergies and operating expense reductions projected by the Borrower in good faith to be realized as a result of specified actions taken or to be taken (such cost savings, synergies or operating expense reductions to be calculated on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, synergies or operating expense reductions are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 24 months after the date of determination to take such action and (C) the aggregate amount of such add backs of cost savings, synergies or operating expense reductions do not exceed 25% of Consolidated EBITDA for the period of the four fiscal quarters most recently ended calculated on a pro forma basis (before giving effect to such add backs); provided, however, that subclauses (B) and (C) of the immediately preceding proviso shall not apply to cost savings, synergies or operating expense reductions in connection with the ETMC Acquisition and the Topeka Acquisition.

+ upfront fees or charges arising from any Securitization Transaction for such period, and any other amounts for such period comparable to or in the nature of interest under any Securitization Transaction, and losses on dispositions or sale of assets in connection with any Securitization Transaction for such period, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income

+ fees and expenses and non-cash mark-to-market losses relating to any Swap Contracts permitted under the Credit Agreement

+ any expenses, charges or other costs related to any Equity Issuance

+ any expenses, charges or other costs related to internal reorganizations or restructurings

+ expenses relating to retention bonuses paid in connection with acquisitions, recapitalizations and other financing transactions

- non-recurring or extraordinary gains in such period

Schedule 3

[Set forth the minimum statutory Capital requirement for each HMO Subsidiary.]

Exhibit J-1

FORM OF NON-TENANT SUBSIDIARY JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) dated as of                 , 20[        ] is by and between                     , a                     (the “New Subsidiary”), and Barclays Bank PLC, in its capacity as Administrative Agent under that certain Term Loan Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), AHP Health Partners, Inc., a Delaware corporation (the “Borrower”), Ardent Health Partners, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent and the other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Non-Tenant Subsidiary Security Agreement and a “Grantor” for all purposes of the Non-Tenant Subsidiary Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Non-Tenant Subsidiary Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Non-Tenant Subsidiary Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as defined in the Non-Tenant Subsidiary Security Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Non-Tenant Subsidiary Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Non-Tenant Subsidiary Security Agreement).

3. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Non-Tenant Subsidiary Pledge Agreement and a “Pledgor” for all purposes of the Non-Tenant Subsidiary Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Non-Tenant Subsidiary Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Non-Tenant Subsidiary Pledge Agreement. Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as defined in the Non-Tenant Subsidiary Pledge Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Capital Stock identified on Schedule 7 hereto and all other Pledged Collateral (as defined in the Non-Tenant Subsidiary Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Non-Tenant Subsidiary Pledge Agreement).

4. The New Subsidiary hereby represents and warrants to the Administrative Agent that:

(a) The New Subsidiary’s exact legal name and state of formation are as set forth on the signature pages hereto.

(b) The New Subsidiary’s chief executive office is located at the location set forth on Schedule 1 hereto.

(c) Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state of formation, or been party to a merger, consolidation or other change in structure.

(d) Schedule 3 hereto includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof. None of the Copyrights, Patents and Trademarks of the New Subsidiary set forth in Schedule 3 hereto is the subject of any licensing or franchise agreement, except as set forth on Schedule 3 hereto.

(e) Schedule 4 hereto includes all Commercial Tort Claims in excess of $5,000,000 before any Governmental Authority by or in favor of the New Subsidiary.

(f) Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof.

(g) Schedule 6 hereto lists all locations in the United States of tangible personal property that is owned or leased by the New Subsidiary as of the date hereof.

(h) Schedule 7 hereto includes all Subsidiaries of the New Subsidiary, including number of shares of outstanding Capital Stock, the certificate number(s) of the certificates evidencing such Capital Stock and the percentage of such Capital Stock owned by the New Subsidiary.

5. The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

6. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Section 4.04 of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

7. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

J-1-2

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BARCLAYS BANK PLC as Administrative Agent

By:
Name:
Title:

J-1-3

Schedule 1

Location of Chief Executive Office

Schedule 2

Changes in Legal Name or State of Formation;

Mergers, Consolidations and Other Changes in Structure

Schedule 3

IP Rights

Schedule 4

Commercial Tort Claims

Schedule 5

Real Property Locations

Schedule 6

Tangible Personal Property Locations

Schedule 7

Pledged Stock

Exhibit J-2

FORM OF TENANT SUBSIDIARY JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) dated as of                     , 20[ ] is by and between                     , a                     (the “New Subsidiary”), and Barclays Bank PLC, in its capacity as Administrative Agent under that certain Term Loan Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), AHP Health Partners, Inc., a Delaware corporation (the “Borrower”), Ardent Health Partners, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent and the other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Tenant Subsidiary Security Agreement and a “Grantor” for all purposes of the Tenant Subsidiary Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Tenant Subsidiary Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Tenant Subsidiary Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as defined in the Tenant Subsidiary Security Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Tenant Subsidiary Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Tenant Security Agreement).

3. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Tenant Subsidiary Pledge Agreement and a “Pledgor” for all purposes of the Tenant Subsidiary Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Tenant Subsidiary Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Tenant Subsidiary Pledge Agreement. Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as defined in the Tenant Subsidiary Pledge Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Capital Stock identified on Schedule 7 hereto and all other Pledged Collateral (as defined in the Tenant Subsidiary Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Tenant Subsidiary Pledge Agreement).

4. The New Subsidiary hereby represents and warrants to the Administrative Agent that:

(a) The New Subsidiary’s exact legal name and state of formation are as set forth on the signature pages hereto.

(b) The New Subsidiary’s chief executive office is located at the location set forth on Schedule 1 hereto.

(c) Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state of formation, or been party to a merger, consolidation or other change in structure.

(d) Schedule 3 hereto includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof. None of the Copyrights, Patents and Trademarks of the New Subsidiary set forth in Schedule 3 hereto is the subject of any licensing or franchise agreement, except as set forth on Schedule 3 hereto.

(e) Schedule 4 hereto includes all Commercial Tort Claims in excess of $5,000,000 before any Governmental Authority by or in favor of the New Subsidiary.

(f) Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof.

(g) Schedule 6 hereto lists all locations in the United States of tangible personal property that is owned or leased by the New Subsidiary as of the date hereof.

(h) Schedule 7 hereto includes all Subsidiaries of the New Subsidiary, including number of shares of outstanding Capital Stock, the certificate number(s) of the certificates evidencing such Capital Stock and the percentage of such Capital Stock owned by the New Subsidiary.

5. The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

6. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Section 4.04 of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

7. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

J-2-3

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BARCLAYS BANK PLC as Administrative Agent

By:
Name:
Title:

J-2-3

Schedule 1

Location of Chief Executive Office

Schedule 2

Changes in Legal Name or State of Formation;

Mergers, Consolidations and Other Changes in Structure

Schedule 3

IP Rights

Schedule 4

Commercial Tort Claims

Schedule 5

Real Property Locations

Schedule 6

Tangible Personal Property Locations

Schedule 7

Pledged Stock

Exhibit K

FORM OF INTERCOMPANY NOTE

[$            ]                         , 20[        ]

FOR VALUE RECEIVED, [                    ], a [                    ] (the “Company”), promises to pay to the order of AHP HEALTH PARTNERS, INC., a Delaware corporation (the “Holder”), the Principal Sum (defined below), together with interest thereon as set forth below.

1. Definitions. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. For purposes of this Promissory Note, the following terms shall have the meanings specified below:

(a) “Credit Agreement” shall mean, collectively, (i) that Term Loan Credit Agreement dated as of June 28, 2018 by and among the Holder, as borrower, Ardent Health Partners, LLC, as parent, the guarantors identified therein, the lenders identified therein and Barclays Bank PLC, as administrative agent (in such capacity, the “Term Loan Administrtive Agent”), and the other parties party thereto, as the same may be amended, modified, supplemented, extended, increased, refinanced, restated or replaced from time to time and (ii) that ABL Credit Agreement dated as of June 28, 2018 by and among the Holder and certain of its subsidiaries, as borrower, Ardent Health Partners LLC, as parent, the guarantors identified therein, the lenders identified therein and Barclays Bank PLC, as administrative agent (in such capacity, the “ABL Administrative Agent” and, together with the Term Loan Administrative Agent, the “Credit Agreement Agents”), and the other parties party thereto, as the same may be amended, modified, supplemented, extended, increased, refinanced, restated or replaced from time to time.

(b) “Maturity Date” shall have the meaning assigned to such term in Section 3 hereof.

(c) “Obligations” shall have the meaning assigned to such term in the Credit Agreement.

(d) “Principal Sum” means [$        ].

(e) “Responsible Officer” means the chief executive officer, president, chief financial officer controller or treasurer of the Company.

2. Interest. Interest shall accrue on the Principal Sum from the date hereof at the rate of [                    ] percent per annum (        %) (calculated on the basis of a 365 day year). Interest shall be due and payable on [                    ].

3. Maturity Date. The Principal Sum plus all accrued interest shall be due and payable on [                    ] (the “Maturity Date”), unless accelerated sooner pursuant to Section 6. The Principal Sum shall not be subject to any scheduled amortization installments.

4. Prepayments. Subject to Section 6, the Company shall not make, and the Holder shall not accept, any prepayment (voluntary or mandatory) prior to the Maturity Date.

5. Events of Default. The occurrence of any of the following events shall constitute an Event of Default (each an “Event of Default”):

(a) the Company shall fail to pay within five (5) days of when required to be paid herein, any principal, interest or other amounts under this Promissory Note; or

(b) the Company shall fail to perform or observe any covenant or agreement contained in this Promissory Note or in any Intercompany Security Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of a Responsible Officer of the Company becoming aware of such default or notice thereof by the Holder; or

(c) the occurrence of an “Event of Default” under, and as defined in, the Credit Agreement, the effect of which is to cause the “Obligations” (as defined in the Credit Agreement) to be accelerated, demanded due or to otherwise become due and payable.

6. Remedies. Upon the occurrence of an Event of Default, the Holder may take any or all of the following actions:

(a) declare the Principal Sum and all accrued interest to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(b) exercise all rights and remedies available to it and the Holder under the Intercompany Security Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Holder under the Bankruptcy Code of the United States, the Principal Sum and all accrued interest shall automatically become due and payable, in each case without further act of the Holder.

7. Assignment. The Holder will, immediately upon receipt of this Promissory Note, grant a security interest in, and collateral assign, all of its rights and benefits under this Promissory Note to the Credit Agreement Agents as collateral security for the Obligations. The Holder may not assign this Promissory Note, in whole or in part, to any other party without the consent of the Credit Agreement Agents (and any purported assignment or transfer without such consent shall be void). The Company may not assign this Promissory Note, in whole or in part, to any party without the consent of the Credit Agreement Agents (and any purported assignment or transfer without such consent shall be void).

8. Amendments. This Promissory Note may not be amended, waived, modified or supplemented without the prior written consent of the parties hereto.

9. Third Party Beneficiary Rights. The holders of the Obligations have made loans and other extensions of credit to the Holder in reliance on the provisions of this Promissory Note, including, without limitation, the provisions of Sections 4, 5, 6 and 7. The holders of the Obligations are third party beneficiaries of this Promissory Note including, without limitation, the provisions of Sections 4, 5, 6 and 7. Accordingly, the Credit Agreement Agents shall be entitled to enforce the provisions of this Promissory Note including, without limitation, the provisions of Sections 4, 5, 6 and 7, against the Holder and/or the Company.

10. Interest Rate Limitations. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under this Promissory Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be refunded to the Company.

11. Severability. In the event any one or more of the provisions contained in this Promissory Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

12. Counterparts. This Promissory Note may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

13. Governing Law. This Promissory Note shall be construed in accordance with and governed by the laws of the State of [insert applicable state law] (other than the conflicts of law principles thereof). Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Promissory Note.

14. Applicable Law Limitations. [Holder to insert provision providing for a reduction in the Principal Sum if and to the extent necessary to comply with state law statutory capital requirements].

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed as of the day and year first above written.

[ ],
a [ ]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

AHP HEALTH PARTNERS, INC., a Delaware corporation

By:
Name:
Title:

Exhibit M

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[3]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[4]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[5]	Select as appropriate.
[6]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.     Assignor[s]:

2.     Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.     Borrower(s):

4.	Administrative Agent: Barclays Bank PLC, as the Term Loan administrative agent under the Credit Agreement.

5.

Credit Agreement: Term Loan Credit Agreement, dated as of June 28, 2018 among AHP Health Partners, Inc., a Delaware corporation, as Borrower, Ardent Health Partners, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent.

6.	Assigned Interest:

Assignor[s][7]	Assignee[s][8]	Facility Assigned[9]	Aggregate Amount of Commitment/ Loans for all Lenders[10]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[11]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.     Trade Date:                                                              ]12

Effective Date:                                              , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[7]	List each Assignor, as appropriate.
[8]	List each Assignee, as appropriate.
[9]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loans”, etc.).
[10]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][13] Accepted:

BARCLAYS BANK PLC, as Administrative Agent

By:
Title:

[Consented to:][14]

By:
Title:

[13]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[14]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                                                                                          ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.07(b) of the Credit Agreement (subject to such consents, if any, as may be required under Sections 11.07(b)(iii) or 11.07(g) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a foreign lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE 1

ADMINISTRATIVE QUESTIONNAIRE

[On file with the Administrative Agent]

Exhibit N

FORM OF LENDER ASSIGNMENT AND ASSUMPTION

Reference is made to the Term Loan Credit Agreement, dated as of June 28, 2018 (as amended from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among AHP Health Partners, Inc., a Delaware corporation (the “Borrower”), Ardent Health Partners, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein and Barclays Bank PLC, as Administrative Agent and the other parties thereto.

The Assignor identified on Schedule I hereto (the “Assignor”) and the Assignee identified on Schedule I hereto (the “Assignee”) agree as follows:

The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), (i) the interest described in Schedule I hereto in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule I hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule I hereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

The Assignee represents and warrants that (a) it is legally authorized to enter into this Assignment and Assumption, (b) it is an Non-Debt Fund Affiliate or a Purchasing Borrower Party and (c) no Default or Event of Default pursuant to Sections 9.01(a) and (f) of the Credit Agreement has occurred or is continuing or would result from the assignment and assumption contemplated hereby.

The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) does not have any material non-public information (“MNPI”) with respect to any of the Parent, the Borrower or any Guarantor or any of their Subsidiaries or the securities of any of the foregoing Persons that either (A) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to any of the Parent, the Borrower or any Guarantor or any of their Subsidiaries or the securities of any of the foregoing Persons) or (B) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material, (i) to a Term Loan Lender’s decision to assign Term Loans to the Assignee, (ii) to the market price of the Term Loans or (iii) for purposes of United States Federal and state securities laws; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including its obligations pursuant to Section 11.08 of the Credit Agreement.

The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule I hereto (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.

Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement, to the extent of the Assigned Interest, have the rights and obligations of a Lender under the Credit Agreement and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Accepted for Recordation in the Register:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

SCHEDULE I

Assignor[s][1][5]	Assignee[s][1][6]	Facility Assigned[17]	Principal Amount of Commitment/Loans for all Lenders[18]	Effective Date	CUSIP Number
$
$
]

[15]	List each Assignor, as appropriate.
[16]	List each Assignee, as appropriate.
[17]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.
[18]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

Exhibit O-1

FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the TERM LOAN CREDIT AGREEMENT entered into as of June 28, 2018 among AHP HEALTH PARTNERS, INC., a Delaware corporation (the “Borrower”), ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein, BARCLAYS BANK PLC, as Administrative Agent and the other parties thereto (the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[        ]

Exhibit O-2

FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the TERM LOAN CREDIT AGREEMENT entered into as of June 28, 2018 among AHP HEALTH PARTNERS, INC., a Delaware corporation (the “Borrower”), ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein, BARCLAYS BANK PLC, as Administrative Agent and the other parties thereto (the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[        ]

Exhibit O-3

FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the TERM LOAN CREDIT AGREEMENT entered into as of June 28, 2018 among AHP HEALTH PARTNERS, INC., a Delaware corporation (the “Borrower”), ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein, BARCLAYS BANK PLC, as Administrative Agent and the other parties thereto (the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) and Section 11.07(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[        ]

Exhibit O-4

FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the TERM LOAN CREDIT AGREEMENT entered into as of June 28, 2018 among AHP HEALTH PARTNERS, INC., a Delaware corporation (the “Borrower”), ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company, as Parent, the Guarantors identified therein, the Lenders identified therein, BARCLAYS BANK PLC, as Administrative Agent and the other parties thereto (the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) and Section 11.07(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned’s or its partners/members.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[        ]

Exhibit P

FORM OF INTERCREDITOR AGREEMENT

[See attached.]

EXECUTION VERSION

INTERCREDITOR AGREEMENT

by and between

BARCLAYS BANK PLC,

as ABL Collateral Agent

and

BARCLAYS BANK PLC,

as Term Collateral Agent

Dated as of June 28, 2018

-i-

-ii-

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of June 28, 2018 between BARCLAYS BANK PLC (“Barclays”), in its capacity as collateral agent under the ABL Credit Agreement referred to below (the “ABL Collateral Agent”) for the ABL Secured Parties (as defined below), and BARCLAYS BANK PLC, in its capacity as administrative agent under the Term Loan Credit Agreement referred to below (the “Term Collateral Agent”) for the Term Loan Secured Parties (as defined below).

RECITALS

A. AHP Health Partners, Inc., a Delaware corporation (the “Company”) and AHS East Texas Health System, LLC, a Texas limited liability company (“AHS East Texas”) are party to that certain senior secured asset based revolving credit facility, dated as of June 28, 2018 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including without limitation to add new loans thereunder or increase the amount of loans thereunder), the “ABL Credit Agreement”), among the Company, AHS East Texas, Ardent Health Partners, LLC, a Delaware limited liability company (“Parent”), the guarantors and borrowers party thereto, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent and the other parties named therein.

B. The Company is party to that certain senior secured term loan credit facility, dated as of June 28, 2018 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including without limitation to add new loans thereunder or increase the amount of loans thereunder), the “Term Loan Credit Agreement”), among the Company, Parent, the guarantors party thereto, the Lenders party thereto from time to time, BARCLAYS BANK PLC, as Administrative Agent, and the other parties named therein.

C. The Company and the other Grantors have consented to this Agreement pursuant to the Consent of Company and Grantors in the form of Exhibit A hereto (the “Consent”).

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the ABL Credit Agreement or the Term Loan Credit Agreement, as applicable, in each case as in effect on the Closing Date. All terms used in this Agreement that are defined in Article 1, 8 or 9 of the UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the UCC. In addition, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any ABL Obligations (other than, upon the exercise of and consummation of the Ventas Purchase Option pursuant to the Relative Rights Agreement, any assets and property of any Grantor securing the Ventas Purchase Option ABL Loans).

“ABL Collateral Agent” means Barclays, in its capacity as collateral agent for the ABL Secured Parties under the ABL Credit Agreement and the other ABL Documents entered into pursuant to the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement and any other agent or representative of the ABL Secured Parties under the ABL Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such ABL Collateral Agent is not Barclays, such ABL Collateral Agent shall have become a party to this Agreement and the other applicable ABL Security Documents.

“ABL Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“ABL Default” means an “Event of Default” (as defined in the ABL Credit Agreement).

“ABL DIP Financing” has the meaning assigned to that term in Section 6.1.

“ABL Documents” means the credit, guaranty and security documents governing the ABL Obligations, including, without limitation, the ABL Credit Agreement, the ABL Security Documents, the other Loan Documents (as defined in the ABL Credit Agreement) and documentation entered into by any Grantor relating to ABL Secured Bank Product Obligations, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement.

“ABL Non-Tenant Subsidiary Security Agreement” means the Security Agreement, dated as of the date hereof, executed in favor of the ABL Collateral Agent by each of the Loan Parties (other than any Tenant Subsidiaries), as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

“ABL Obligations” means all “Obligations,” as such term is defined in the ABL Credit Agreement, including all Obligations outstanding under the ABL Credit Agreement and the other ABL Documents and any ABL Secured Bank Product Obligations (other than, upon the exercise of and consummation of the Ventas Purchase Option pursuant to the Relative Rights Agreement, any “Obligations”, as such term is defined in the ABL Credit Agreement, in respect of Ventas Purchase Option ABL Loans). “ABL Obligations” shall include all interest, fees, expenses and other amounts accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue, regardless of whether a claim therefor is allowed or allowable in any such Insolvency or Liquidation Proceeding) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Document whether or not the claim for such interest, fees, expenses and other amounts is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” means any and all of the following assets and property of any Grantor now-owned or hereafter acquired:

(a) all Accounts,

(b) all Chattel Paper,

(c) all Deposit Accounts and Securities Accounts (other than identifiable cash proceeds of the Term Priority Collateral),

(d) to the extent evidencing, securing, governing, or otherwise reasonably related to the assets described in the foregoing subclauses (a), (b) and (c), all General Intangibles (other than Capital Stock of the Company and its Subsidiaries and Intellectual Property), Investment Property (other than Capital Stock of the Company and its Subsidiaries), Instruments, Commercial Tort Claims, Supporting Obligations, and letters of credit and Letter-of-Credit Rights,

(e) all books and records and contract rights related to the foregoing; and

(f) all proceeds and products of the property and assets described in clauses (a) through (e) above, and proceeds of business interruption insurance;

provided that immediately following the consummation of the Ventas Purchase Option pursuant to the Relative Rights Agreement, any assets and property of any Tenant Subsidiary securing the Ventas Purchase Option ABL Loans shall not constitute ABL Priority Collateral under this Agreement.

“ABL Secured Bank Product Obligations” means all obligations listed in clause (ii) of the definition of Obligations in the ABL Credit Agreement.

“ABL Secured Parties” means, as of any date of determination, the holder of ABL Obligations as of such date.

“ABL Security Agreements” means the ABL Tenant Subsidiary Security Agreement and the ABL Non-Tenant Subsidiary Security Agreement.

“ABL Security Documents” means the ABL Security Agreements and the other Collateral Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Standstill Period” has the meaning set forth in Section 2.6(a)(i).

“ABL Tenant Subsidiary Security Agreement” means the Security Agreement, dated as of the date hereof, executed in favor of the ABL Collateral Agent by each of the Tenant Subsidiaries that is a Loan Party, as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

“Access Period” means for each parcel of Mortgaged Property, the period, after the commencement of an Enforcement Period by the ABL Collateral Agent, which begins on the earlier of (a) the day on which the ABL Collateral Agent provides the Term Collateral Agent with the written notice of its election to request access pursuant to Section 3.1(a) and (b) the fifth Business Day after the Term Collateral Agent provides the ABL Collateral Agent with notice that the Term Collateral Agent (or its agent) has obtained possession or control of such parcel and ends on the earlier of (i) the 180th day after the date (the “Initial Access Date”) on which the ABL Collateral Agent, or its designee, initially obtains the ability to have access to, or use, such Mortgaged Property plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Property (provided that if the ABL Collateral Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, if as of the commencement of such stay or other prohibition less than 90 days remain in the 180-day period, the 180-day period shall be extended so that it continues to the date that is 90 days following the date such stay is lifted or prohibition removed), and (ii) the termination of such Enforcement Period.

“Accounts” means all “accounts” as such term is defined in the UCC and shall include all credit card receivables and all other rights to payment arising from services rendered or from the sale, lease, use or other disposition of inventory, whether such rights to payment constitute payment intangibles, Letter of Credit Rights or any other classification of property, or are evidenced in whole or in part by instruments, chattel paper or documents.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the ABL Collateral Agent and the Term Collateral Agent.

“Agreement” has the meaning assigned to that term in the introduction to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Business Day” means a day that is a “Business Day” under both the Term Loan Credit Agreement and the ABL Credit Agreement.

“Capital Stock” means the interest, whether voting or non-voting, and whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be, of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest, in each case including all warrants, options beneficial interests, participations or other rights to acquire any of the foregoing.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Term Collateral.

“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Company” has the meaning set forth in the recitals to this Agreement.

“Credit Documents” means the ABL Documents and the Term Loan Documents.

“Deposit Account” has the meaning set forth in the UCC.

“Discharge of ABL Obligations” means, except to the extent otherwise provided in Section 5.3, (A) termination of all commitments of the ABL Secured Parties under the ABL Documents and (B) with respect to (i) any ABL Obligations (other than contingent indemnification and contingent expense reimbursement obligations, in each case, for which no claims have been asserted), payment in full in cash of all ABL Obligations, with respect to any outstanding ABL Secured Bank Product Obligations, providing for arrangements acceptable to the holders thereof and, with respect to letters of credit outstanding under the ABL Documents, either (x) cancellation and return to the ABL Collateral Agent of all letters of credit outstanding under the ABL Documents or (y) delivery of cash collateral or a backstop letter of credit in respect thereof in a manner consistent with the ABL Credit Agreement; and (ii) any ABL Obligations that are contingent in nature for which claims have been asserted (other than ABL Obligations consisting of L/C Obligations or ABL Secured Bank Product Obligations of a Borrower or Guarantor), the depositing of cash with the ABL Collateral Agent in an amount equal to 100% of any such ABL Obligations that have been liquidated or, if such ABL Obligations are unliquidated and represent a claim which has been asserted against the ABL Collateral Agent or an ABL Secured Party and for which an indemnity has been provided by the Borrowers in any of the ABL Documents, in an amount that is equal to such claim or the ABL Collateral Agent’s good faith estimate of such claim; provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Obligations that constitute an exchange or replacement for or a Refinancing of such ABL Obligations.

“Discharge of Term Loan Obligations” means, except to the extent otherwise provided in Section 5.3, (A) termination of all commitments of the Term Loan Secured Parties under the Term Loan Documents and (B) with respect to (i) any Term Loan Obligations (other than contingent indemnification and contingent expense reimbursement obligations, in each case, for which no claims have been asserted) and payment in full in cash of all Term Loan Obligations; and (ii) any Term Loan Obligations that are contingent in nature for which claims have been asserted, the depositing of cash with the Term Collateral Agent in an amount equal to 100% of any such Term Obligations that have been liquidated or, if such Term Loan Obligations are unliquidated and represent a claim which has been asserted against the Term Collateral Agent or a Term Loan Secured Party and for which an indemnity has been provided by the Borrowers in any of the Term Loan Documents, in an amount that is equal to such claim or the Term Collateral Agent’s good faith estimate of such claim; provided that the Discharge of Term Loan Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Term Loan Obligations that constitute an exchange or replacement for or a Refinancing of such Term Loan Obligations.

“Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

“Enforcement” means, collectively or individually for one or both of the ABL Collateral Agent and the Term Collateral Agent, when an ABL Default or Term Loan Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, or conduct any Going Out of Business Sale with respect to, any material amount of Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Documents, the Term Loan Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor following an ABL Default or a Term Loan Default, as applicable, in connection with which the ABL Collateral Agent or the Term Collateral Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves (or the increase or release thereof), collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the provisions of the ABL Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Collateral Agent, the exercise by the ABL Collateral Agent of its control of any ABL Priority Collateral that consists of a Deposit Account or Securities Account that is subject to any “control agreement” to which the ABL Collateral Agent is a party or any “cash dominion event” or mandatory prepayment event under the ABL Documents), (v) [reserved] (vi) the cessation of lending pursuant to the provisions of the ABL Documents, including upon the occurrence of a default, the existence of an over-advance or the failure to satisfy conditions precedent, (vii) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (viii) the consent by the ABL Collateral Agent to disposition by any Grantor of any of the ABL Priority Collateral, (ix) the consent of the Term Collateral Agent to disposition by any Grantor of any Term Priority Collateral, (x) the acceleration of the Term Loan Obligations or the ABL Obligations and (xi) the exercise by an ABL Secured Party of the right of offset with respect to Secured Bank Product Obligations.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Term Loan Default has occurred and is continuing, by either the ABL Collateral Agent or the Term Collateral Agent, as applicable, to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default.

“Enforcement Period” means the period of time following the receipt by either the ABL Collateral Agent or the Term Collateral Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Term Collateral Agent, the Discharge of Term Loan Obligations, (b) in the case of an Enforcement Period commenced by the ABL Collateral Agent, the Discharge of ABL Obligations, (c) the ABL Collateral Agent or the Term Collateral Agent (as applicable) agreeing in writing to terminate the Enforcement Period, and (d) the date on which the ABL Default or the Term Loan Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Collateral Agent or the Term Collateral Agent, as applicable, or waived in writing.

“Goods” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired goods, as defined in Article 9 of the UCC.

“Grantors” means Parent, the Company and each Subsidiary that is party to an ABL Security Document or a Term Security Document.

“Indebtedness” has the meaning provided in the ABL Credit Agreement and the Term Loan Credit Agreement as in effect on the date hereof.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, in each case, except as permitted under the ABL Credit Agreement or the Term Loan Credit Agreement;

(c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy;

(e) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of any Grantor;

(f) any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, trustee or other similar proceeding with respect to any Grantor or any property or Indebtedness of any Grantor; or

(g) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof; (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof; (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof; (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For the purpose of this Agreement, each Grantor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Lien Priority” means with respect to any Lien of the ABL Collateral Agent, the ABL Secured Parties, the Term Collateral Agent or the Term Loan Secured Parties on the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Mortgaged Property” means any real property which shall now or hereafter be subject to a mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted (or purported to be granted) to secure any Term Loan Obligations.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions contravene or are inconsistent with the provisions of this Agreement, including any Plan of Reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization is consented to by the ABL Collateral Agent or the Collateral Agent, as applicable, representing the holders of the Liens entitled to the benefit of such contravened intercreditor provisions, in either case, in accordance with Section 1126(c) of the Bankruptcy Code.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including either Agent), the ABL Secured Parties, the Term Loan Secured Parties or any of them or their respective Affiliates, arising from or in connection with the ABL Documents or the Term Loan Documents, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors. “Obligations” shall include all interest, fees, expenses and other amounts accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue regardless of whether a claim therefor is allowed or allowable in any such Insolvency or Liquidation Proceeding) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Document or Term Document, whether or not the claim for such interest, fees, expenses and other amounts is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Party” means the ABL Collateral Agent or the Term Collateral Agent, and “Parties” means collectively the ABL Collateral Agent and the Term Collateral Agent.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of dispositive plan of arrangement or restructuring proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the UCC, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, including any increase in the principal amount of the loans and commitments provided thereunder, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Relative Rights Agreement” means the Relative Rights Agreement, dated as of June 28, 2018, among the entities listed in the Schedule of Landlords attached thereto, Barclays Bank PLC, as administrative agent under the Term Loan Credit Agreement, Barclays Bank PLC as administrative agent under the ABL Credit Agreement, Barclays Bank PLC, as collateral agent under the ABL Credit Agreement and U.S. Bank National Association, as trustee under the 2026 Notes Indenture (as defined in the ABL Credit Agreement).

“Secured Party” means the ABL Secured Parties or the Term Loan Secured Parties, and “Secured Parties” means collectively the ABL Secured Parties and the Term Loan Secured Parties.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Specified ABL Collateral” has the meaning assigned to that term in Section 2.4.

“Subsidiary” has the meaning given such term by the ABL Credit Agreement and the Term Loan Credit Agreement, each as in effect on the date hereof.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“Term Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Term Loan Obligations (other than, upon the exercise of and consummation of the Ventas Purchase Option pursuant to the Relative Rights Agreement, any assets and property of any Grantor securing the Ventas Purchase Option Term Loans).

“Term Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Term Loan Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Term Loan Default” means an “Event of Default” as defined in the Term Loan Credit Agreement.

“Term Loan DIP Financing” has the meaning assigned to that term in Section 6.1.

“Term Loan Documents” means the Term Loan Credit Agreement, the Term Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Term Loan Obligations, including any intercreditor or joinder agreement among holders of Term Loan Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Term Loan Obligations” means all “Obligations,” as such term is defined in the Term Loan Credit Agreement, including all Obligations outstanding under the Term Loan Credit Agreement and the other Term Loan Documents (other than, upon the exercise of and consummation of the Ventas Purchase Option pursuant to the Relative Rights Agreement, any “Obligations”, as such term is defined in the Term Loan Credit Agreement, in respect of Ventas Purchase Option Term Loans). “Term Loan Obligations” shall include all interest, fees, expenses and other amounts accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue regardless of whether a claim therefor is allowed or allowable in any such Insolvency or Liquidation Proceeding) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Loan Document, whether or not the claim for such interest, fees, expenses and other amounts is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Term Loan Secured Parties” means, as of any date of determination, the holder of Term Loan Obligations as of such date.

“Term Non-Tenant Subsidiary Security Agreement” means the Security Agreement, dated as of the date hereof, executed in favor of the Term Collateral Agent by each of the Loan Parties (other than any Tenant Subsidiaries), as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

“Term Priority Collateral” means any and all of the following assets and property of any Grantor now-owned or hereafter acquired, all present and future intercompany debt of the Company and its Subsidiaries, all Real Estate Assets, Intellectual Property, Goods, Capital Stock of the Company and its Subsidiaries, any Intercompany Note (as such term is defined in the Term Loan Credit Agreement as in effect on the date hereof) and Intercompany Security Documents (as such term is defined in the Term Loan Credit Agreement as in effect on the date hereof), all other Term Collateral (other than ABL Priority Collateral) and all proceeds and products thereof; provided that immediately following the consummation of the Ventas Purchase Option pursuant to the Relative Rights Agreement, any Capital Stock of the Tenant Subsidiaries held by any Grantor, and any other assets and property of any Tenant Subsidiary securing the Ventas Purchase Option Term Loans, shall not constitute Term Priority Collateral under this Agreement.

“Term Security Agreements” means the Term Tenant Subsidiary Security Agreement and the Term Non-Tenant Subsidiary Security Agreement.

“Term Security Documents” means the Term Security Agreements, the other “Collateral Documents” (as defined in the Term Loan Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Standstill Period” has the meaning set forth in Section 2.5(a)(i).

“Term Tenant Subsidiary Security Agreement” means the Security Agreement, dated as of the date hereof, executed in favor of the Term Collateral Agent by each of the Tenant Subsidiaries that is a Loan Party, as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the perfection, effect of perfection or non-perfection, priority of, or remedies with respect to, Liens of any Party are governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such perfection, publication, priority or remedies and for purposes of definitions related to such provisions.

Section 1.2 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Unless expressly stated otherwise herein, any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation (other than contingent indemnification obligations), or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Collateral Agent or the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Term Collateral Agent or any Term Loan Secured Parties in respect of all or any portion of the Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Collateral Agent or the Term Collateral Agent (or the ABL Secured Parties or the Term Loan Secured Parties) on any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code, any other Bankruptcy Law or any other applicable law, or of any of the ABL Documents or any of the Term Loan Documents, (iv) whether the ABL Collateral Agent or the Term Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, or (v) any defect or deficiencies in, or failure to perfect, or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction, of the Liens securing the ABL Obligations or Term Loan Obligations or any other circumstance whatsoever, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and the Term Collateral Agent, on behalf of itself the Term Loan Secured Parties, hereby agree that:

(i) any Lien in respect of all or any portion of the ABL Priority Collateral, whether now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations, shall in all respects be senior and prior to all Liens granted to the Term Collateral Agent or the Term Loan Secured Parties on the ABL Priority Collateral; and

(ii) any Lien in respect of all or any portion of the Term Priority Collateral, whether now or hereafter held by or on behalf of the Term Collateral Agent or any Term Loan Secured Party that secures all or any portion of the Term Loan Obligations, shall in all respects be senior and prior to all Liens granted to the ABL Collateral Agent or any ABL Secured Party on the Term Priority Collateral.

Section 2.2 Waiver of Right to Contest Liens. Each of the Term Collateral Agent, on behalf of itself and the Term Loan Secured Parties, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, consents to the granting of Liens in favor of the other to secure the ABL Obligations and the Term Loan Obligations, as applicable, and agrees that no Secured Party will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Secured Parties to secure the payment of the ABL Obligations or any of the Term Loan Secured Parties to secure the payment of the Term Loan Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Term Loan Obligations, including the allowability or priority of the Term Loan Obligations or the ABL Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, or the Term Collateral Agent, on behalf of itself and the Term Loan Secured Parties, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 2.5, 2.6 and 6.1.

Section 2.3 New Liens. So long as neither the Discharge of ABL Obligations nor the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree, subject to Article VI, that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property (other than any Mortgaged Property) to secure any Term Loan Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Loan Obligations.

If any Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing the Obligations of such Grantor, which assets are not also subject to a Lien securing the other Obligations of such Grantor as required by the first sentence of this Section 2.3, then such Secured Party shall, without the need for any further consent of any other Secured Party, and notwithstanding anything to the contrary in any Credit Document, be deemed to hold and have held such Lien for the benefit of the Secured Parties holding Obligations that are required to have a Lien on such assets by the first sentence of this Section 2.3, and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available hereunder, the ABL Collateral Agent, on behalf of the ABL Secured Parties, and the Term Collateral Agent, on behalf of Term Loan Secured Parties, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.1(c).

Section 2.4 Similar Liens. The parties hereto agree that it is their intention that the ABL Collateral and the Term Collateral be identical except for the Mortgaged Property and as provided in Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 7.2, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Collateral Agent or the Term Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Term Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Documents and the Term Loan Documents. Notwithstanding anything herein to the contrary, it is understood and agreed that the provisions of Section 2.3 and this Section 2.4 shall not apply to any cash or cash equivalents that cash collateralizes any letters of credit outstanding under the ABL Documents (any such cash collateral, the “Specified ABL Collateral”) to the extent that such Specified ABL Collateral is held by Barclays (or by any other L/C Issuer under the ABL Credit Agreement) or any Mortgaged Property.

Section 2.5 Exercise of Remedies; Restrictions on Term Collateral Agent and the Term Loan Secured Parties.

(a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Collateral Agent and the other Term Loan Secured Parties:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the Term Standstill Period), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any lockbox agreement or any control agreement with respect to Deposit Accounts or Securities Accounts), landlord waiver or bailee’s letter or similar agreement or arrangement to which the Term Collateral Agent or any Term Loan Secured Party is a party, (B) any right to undertake self-help repossession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure)); provided, however, that the Term Collateral Agent may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which the Term Collateral Agent declared the existence of a Term Loan Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Term Loan Obligations, and demanded payment thereof and (ii) the date on which the ABL Collateral Agent received the Enforcement Notice from the Term Collateral Agent relating to such action; provided, further, however, that neither the Term Collateral Agent nor any other Term Loan Secured Party shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 180-day period, the ABL Collateral Agent or the other ABL Secured Parties (x) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Collateral (prompt written notice of such exercise to be given to the Term Collateral Agent, provided that the failure to give such notice shall not affect the ABL Collateral Agent’s or any other ABL Secured Party’s rights hereunder), or (y) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (during which time the 180-day period shall be tolled) (the period during which the Term Collateral Agent and the other Term Loan Secured Parties may not pursuant to this Section 2.5(a)(i) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Term Standstill Period”);

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Collateral Agent or any other ABL Secured Party relating to the ABL Priority Collateral or any other exercise by the ABL Collateral Agent or any other ABL Secured Party of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the ABL Documents, applicable law, or otherwise;

(iii) subject to their rights under clause (a)(i) above, will not object to the forbearance by the ABL Collateral Agent or the ABL Secured Parties from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;

(iv) except as may be permitted in Section 2.5(c)or Section 3.3, irrevocably, absolutely, and unconditionally waive any and all rights the Term Collateral Agent or the Term Loan Secured Parties may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Collateral Agent or the ABL Secured Parties (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interest of the Term Collateral Agent or the Term Loan Secured Parties. Without limiting the generality of the foregoing, the Term Loan Secured Parties shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Section 2.5(a) and (c) and Section 3.3, acknowledge and agree that no covenant, agreement or restriction contained in the Term Security Documents or any other Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Documents;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Term Loan Obligations of the Term Loan Secured Parties shall attach to any Proceeds resulting from actions taken by the ABL Collateral Agent or any ABL Secured Party with respect to the ABL Priority Collateral in accordance with this Agreement (including the priorities described in Section 2) after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

(b) Until the Discharge of ABL Obligations, and subject to Section 2.5(a)(i), whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent and the other ABL Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral (including, without limitation, exercising remedies under account control agreements and lockbox agreements) without any consultation with, notice to, or the consent of the Term Collateral Agent or any Term Loan Secured Party; provided, however, that the Lien securing the Term Loan Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1(b)) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the ABL Collateral Agent and the ABL Secured Parties may enforce the provisions of the ABL Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the Term Collateral Agent and any Term Loan Secured Party may:

(i) file a claim, proof of claim or statement of interest with respect to the Term Loan Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not inconsistent with the terms of this Agreement and not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Collateral Agent or any of the ABL Secured Parties to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

(iii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Term Loan Secured Parties, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Term Priority Collateral;

(v) vote on any Plan of Reorganization, file any claim or proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote by any Term Loan Secured Party to accept, and any other act by any other Term Loan Secured Party to (directly or indirectly) support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi) exercise any of the rights, powers and/or remedies with respect to any of the ABL Priority Collateral to the extent permitted by Sections 2.5(a)(i) and 3.1(a); and

(vii) take any action described in clauses (iii), (v), (vii), (ix) and (x) of the definition of “Enforcement.”

The Term Collateral Agent, on behalf of the Term Loan Secured Parties, agrees that no Term Loan Secured Party will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to ABL Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 2.5(a)(i), 2.5(c), 3.3 and Article 6 the sole right of the Term Collateral Agent and the Term Loan Secured Parties with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Term Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1(b).

(d) Except as otherwise set forth in this Agreement or otherwise inconsistent with the other provisions of this Agreement, the Term Collateral Agent and the Term Loan Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Term Priority Collateral, in each case, in accordance with the terms of the Term Loan Documents and applicable law; provided, however, that in the event that the Term Collateral Agent or any Term Loan Secured Party becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Term Loan Obligations are subject to this Agreement.

(e) Nothing in this Agreement shall prohibit the receipt by the Term Collateral Agent or any other Term Loan Secured Parties of the required payments of interest, principal and other amounts owed in respect of the Term Loan Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Collateral Agent or any Term Loan Secured Parties of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Term Collateral Agent or the Term Loan Secured Parties may have against the Grantors under the Term Loan Documents.

Section 2.6 Exercise of Remedies; Restrictions on ABL Collateral Agent and the ABL Secured Parties.

(a) Until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent and the other ABL Secured Parties:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the ABL Standstill Period) any rights, powers, or remedies with respect to any Term Priority Collateral (including (A) any right to undertake self-help repossession or nonjudicial disposition of any Term Priority Collateral (including any partial or complete strict foreclosure), or (B) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure)); provided, however, that the ABL Collateral Agent may exercise any or all of such rights, powers, or remedies (other than with respect to any Mortgaged Property) after a period of at least 180 days has elapsed since the later of: (i) the date on which the ABL Collateral Agent declared the existence of an ABL Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Obligations, and demanded payment thereof and (ii) the date on which the Term Collateral Agent received the Enforcement Notice from the ABL Collateral Agent relating to such action; provided, further, however, that neither the ABL Collateral Agent nor the other ABL Secured Parties shall exercise any remedies with respect to the Term Priority Collateral if, notwithstanding the expiration of such 180-day period, the Term Collateral Agent or the Term Loan Secured Parties (x) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the ABL Collateral Agent, provided, that the failure to give such notice shall not affect the Term Collateral Agent’s or any other Term Loan Secured Party’s rights hereunder) or (y) shall have been stayed by operation of law, by any court order or by the Relative Rights Agreement from pursuing any such exercise of remedies (during which time the 180-day period shall be tolled) (the period during which the ABL Collateral Agent and the other ABL Secured Parties may not pursuant to this Section 2.6(a)(i) exercise any rights or remedies with respect to the Term Priority Collateral, the “ABL Standstill Period”); provided, finally, however, that the ABL Collateral Agent, independent in all respects of the preceding provisos, may exercise the rights provided for in Section 3.1 (with respect to any Access Period) and Section 3.2;

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Term Collateral Agent or any other Term Loan Secured Party relating to the Term Priority Collateral or any other exercise by the Term Collateral Agent or any other Term Loan Secured Party of any rights, powers and remedies relating to the Term Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Term Priority Collateral, whether under the Term Loan Documents, applicable law, or otherwise, subject to the Term Collateral Agent’s and the other Term Loan Secured Parties’ obligations under Sections 3.1 and 3.2;

(iii) subject to their rights under clause (a)(i) above, will not object to the forbearance by the Term Collateral Agent or the Term Loan Secured Parties from bringing or pursuing any Enforcement with respect to the Term Priority Collateral;

(iv) except as may be permitted by Section 2.6(c), 3.1(b), (c) and (d), 3.2, or 3.3, irrevocably, absolutely and unconditionally waive any and all rights the ABL Collateral Agent and ABL Secured Parties may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Term Collateral Agent or the Term Loan Secured Parties (a) enforce or collect (or attempt to collect) the Term Loan Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Term Priority Collateral securing the Term Loan Obligations, regardless of whether any action or failure to act by or on behalf of the Term Collateral Agent or Term Loan Secured Parties is adverse to the interest of the ABL Secured Parties. Without limiting the generality of the foregoing, the ABL Secured Parties shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Term Priority Collateral, on the ground(s) that any such disposition of Term Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Sections 2.6(a) and (c) and Sections 3.1 (b), (c) and (d), 3.2, and 3.3, acknowledge and agree that no covenant, agreement or restriction contained in the ABL Security Documents or any other ABL Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Collateral Agent or the Term Loan Secured Parties with respect to the Term Priority Collateral as set forth in this Agreement and the Term Loan Documents;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Secured Parties shall attach to any Proceeds resulting from actions taken by the Term Collateral Agent or any Term Loan Secured Party with respect to the Term Priority Collateral in accordance with this Agreement (including the priorities described in Section 2) after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Term Loan Obligations.

(b) Until the Discharge of Term Loan Obligations has occurred, and subject to Section 2.6(a)(i), whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Collateral Agent and the Term Loan Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Term Priority Collateral by the respective Grantors after a Term Loan Default) determinations regarding the release, disposition, or restrictions with respect to the Term Priority Collateral without any consultation with, notice to, or the consent of the ABL Collateral Agent or any ABL Secured Party subject to the Term Collateral Agent’s and the Term Loan Secured Parties’ obligations under Sections 3.1 and 3.2; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the Term Loan Obligations in accordance with Section 4.1(b)) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights and remedies with respect to the Term Priority Collateral, the Term Collateral Agent and the Term Loan Secured Parties may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Term Collateral Agent’s and the Term Loan Secured Parties’ obligations under Sections 3.1 and 3.2. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Term Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the ABL Collateral Agent and any ABL Secured Party may:

(i) file a claim, proof of claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not inconsistent with the terms of this Agreement and not adverse to the priority status of the Liens on the Term Priority Collateral (other than any Mortgaged Property), or the rights of the Term Collateral Agent or any of the Term Loan Secured Parties to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.1 and 3.2, not enforce) its Lien on any of the Term Priority Collateral;

(iii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the ABL Secured Parties, including any claims secured by the Term Priority Collateral (other than any Mortgaged Property), if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;

(v) vote on any Plan of Reorganization, file any claim or proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote by any ABL Secured Party to accept, and any other act by any ABL Secured Party to (directly or indirectly) support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Term Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi) exercise any of its rights, powers, and/or remedies with respect to any of the Term Priority Collateral (other than any Mortgaged Property) to the extent permitted by Sections 2.6(a)(i), 3.1, and 3.2; and

(vii) take any action described in clauses (i) through (iv), (vii) through (viii) and (x) through (xi) of the definition of “Enforcement.”

The ABL Collateral Agent, on behalf of the ABL Secured Parties, agrees that no ABL Secured Party will take or receive any Term Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Term Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Obligations has occurred, except as expressly provided in Sections 2.6(a)(i), 2.6(c) 3.1, 3.2, 3.3 and Article 6, the sole right of the ABL Collateral Agent and the ABL Secured Parties with respect to the Term Priority Collateral (other than any Mortgaged Property) is to hold a Lien on such Collateral pursuant to the ABL Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1(b).

(d) Except as otherwise set forth in this Agreement or otherwise inconsistent with the other provisions of this Agreement, the ABL Collateral Agent and the ABL Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Documents and applicable law; provided, however, that in the event that the ABL Collateral Agent or any ABL Secured Party becomes a judgment Lien creditor in respect of Term Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(e) Nothing in this Agreement shall prohibit the receipt by the ABL Collateral Agent or any ABL Secured Parties of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Collateral Agent or any ABL Secured Parties of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral (other than any Mortgaged Property) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Secured Parties may have against the Grantors under the ABL Documents.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Collateral Access Rights.

(a) Subject to the provisions of Sections 2.5 and 2.6, either Agent may join (but not exercise any control with respect to) in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral with respect to which such other Agent has a priority Lien in accordance with Section 2.1 and Section 2.2 to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by such other Agent, provided that neither Agent, nor the other ABL Secured Parties or the other Term Loan Secured Parties, as applicable, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance with Section 2.1 and Section 2.2.

(b) If the Term Collateral Agent, or any agent or representative of the Term Collateral Agent, or any receiver, shall, after any Term Loan Default, obtain possession or physical control of any of the Mortgaged Property, the Term Collateral Agent shall promptly notify the ABL Collateral Agent in writing of that fact, and the ABL Collateral Agent shall, within (15) Business Days thereafter, notify the Term Collateral Agent in writing as to whether the ABL Collateral Agent desires to exercise access rights under this Agreement. In addition, if the ABL Collateral Agent, or any agent or representative or the ABL Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Property or any of the tangible Term Priority Collateral located on any premises other than a Mortgaged Property or control over any intangible Term Priority Collateral, following the delivery to the Term Collateral Agent of an Enforcement Notice, then the ABL Collateral Agent shall promptly notify the Term Collateral Agent in writing that the ABL Collateral Agent is exercising its access rights under this Agreement and its rights under Section 3.2 under either circumstance. Upon delivery of such notice by the ABL Collateral Agent to the Term Collateral Agent, the parties shall confer in good faith to coordinate with respect to the ABL Collateral Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights will apply to differing parcels of Mortgaged Property at differing times, in which case, a differing Access Period will apply to each such property.

(c) During any pertinent Access Period, the ABL Collateral Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the applicable parcel of Mortgaged Property that constitutes Term Priority Collateral and to use any Term Priority Collateral located thereon to collect all Accounts included in ABL Priority Collateral, and to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral. The ABL Collateral Agent shall take proper and reasonable care under the circumstances of any Term Priority Collateral that is used by the ABL Collateral Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Collateral Agent or its agents, representatives or designees and the ABL Collateral Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Term Priority Collateral. The ABL Collateral Agent and the ABL Secured Parties shall reimburse the Term Collateral Agent and the Term Loan Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) directly caused by the acts or omissions of Persons under its control; provided, however, that the ABL Collateral Agent and the ABL Secured Parties will not be liable for any diminution in the value of the Mortgaged Property caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Secured Parties or the ABL Collateral Agent have any liability to the Term Loan Secured Parties and/or to the Term Collateral Agent hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Collateral Agent of its rights under this Agreement. The ABL Collateral Agent and the Term Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Collateral Agent to show the Term Priority Collateral to prospective purchasers and to ready the Term Priority Collateral for sale.

(d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Collateral Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Collateral Agent under this Section 3.1 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining in the applicable Access Period. The Term Collateral Agent shall not foreclose or otherwise sell or dispose of any of the Term Priority Collateral during the Access Period unless the buyer agrees in writing to acquire the Term Priority Collateral subject to the terms of this Section 3.1(b), (c) and (d) and Section 3.2 of this Agreement and agrees therein to comply with the terms of this Section 3.1(b), (c) and (d). The rights of ABL Collateral Agent and the ABL Secured Parties under this Section 3.1(b), (c) and (d) and Section 3.2 during the Access Period shall continue notwithstanding such foreclosure, sale or other disposition by the Term Collateral Agent and the Term Collateral Agent agrees that any such foreclosure, sale or other disposition shall be expressly subject to such rights.

(e) The ABL Collateral Agent and the ABL Secured Parties shall have the right to bring an action to enforce their rights under Section 3.1(b), (c) and (d) and Section 3.2, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of Section 3.1(b), (c) and (d) and Section 3.2.

Section 3.2 Term Collateral Rights/Access to Information. For the purposes of enabling the ABL Collateral Agent to exercise rights and remedies under this Agreement during the Enforcement Period, the Term Collateral Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Collateral Agent and its agents, representatives and designees an irrevocable, non-exclusive, royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Term Priority Collateral) to use all of the Term Priority Collateral (including, without limitation, all Intellectual Property) to collect all Accounts included in ABL Priority Collateral, and to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral; provided, however, the royalty-free, rent-free license and lease with respect to the applicable Term Priority Collateral

(other than Intellectual Property) shall be subject to the provisions of Section 3.1 (b), (c) and (d) with respect to any access and use of Term Priority Collateral and shall immediately expire upon the end of the Access Period applicable to such Term Priority Collateral located on any Mortgaged Property; provided, further, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.

Section 3.3 Exercise of Remedies – Set-Off and Tracing of and Priorities in Proceeds. The Term Collateral Agent, on behalf of the Term Loan Secured Parties, acknowledges and agrees that, to the extent the Term Collateral Agent or any Term Loan Secured Party exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(b). The ABL Collateral Agent, on behalf of the ABL Secured Parties, acknowledges and agrees that, to the extent the ABL Collateral Agent or any ABL Secured Party exercises its rights of set-off against any Term Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(b). The ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, and the Term Collateral Agent, for itself and on behalf of the Term Loan Secured Parties, further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited in an account subject to an account control agreement, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the ABL Secured Parties and the Term Loan Secured Parties) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.1(c), the Term Collateral Agent and the Term Loan Secured Parties each hereby (i) consents to the application, prior to the receipt by the ABL Collateral Agent of an Enforcement Notice issued by the Term Collateral Agent, of cash or other Proceeds of Collateral, deposited in accounts subject to an account control Agreement that constitute ABL Priority Collateral to the repayment of ABL Obligations pursuant to the ABL Documents, (ii) agrees that such cash or other Proceeds that were applied to the repayment of the ABL Obligations shall be treated as ABL Priority Collateral and, (iii) unless the ABL Collateral Agent has actual knowledge to the contrary, any claim that payments made to the ABL Collateral Agent through the Deposit Accounts and Securities Accounts that are subject to such account control agreements are Proceeds of or otherwise constitute Term Priority Collateral is waived by the Term Collateral Agent and the Term Loan Secured Parties; provided that after the receipt by the ABL Collateral Agent of an Enforcement Notice issued by the Term Collateral Agent or the commencement of any Insolvency or Liquidation Proceeding, all identifiable proceeds of Term Priority Collateral shall be treated as Term Priority Collateral.

In the event that directly or indirectly some or all of the ABL Priority Collateral and some or all of the Term Priority Collateral are disposed of in a single transaction or series of related transactions in which the aggregate sales price is not allocated between ABL Priority Collateral and Term Priority Collateral being sold (including in connection with or as a result of the sale of the Capital Stock of a Company Subsidiary which shall be treated as a sale of assets), then solely for purposes of this Agreement, the portion of the aggregate sales price determined to be proceeds of the ABL Priority Collateral on the one hand, and Term Priority Collateral on the other hand, shall be allocated based upon, in the case of (i) any ABL Priority Collateral consisting of accounts receivable, no less than the book value as assessed on the date of such disposition, and (ii) all other ABL Priority Collateral and Term Priority Collateral, fair market value of such ABL Priority Collateral and Term Priority Collateral sold.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The Term Collateral Agent, on behalf of the Term Loan Secured Parties, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

(b) Application of Proceeds of Collateral.

(i) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral as a result of the exercise of remedies (including for this purpose any voluntary disposition of ABL Priority Collateral by the Grantors, as approved by the ABL Collateral Agent after an ABL Default) or other Enforcement by either Agent or any ABL Secured Parties or Term Loan Secured Parties, shall be delivered to the ABL Collateral Agent and shall be applied or further distributed by the ABL Collateral Agent to or on account of the ABL Obligations in such order, if any, as specified in the relevant ABL Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver to the Term Collateral Agent any remaining ABL Priority Collateral and Proceeds of ABL Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the Term Collateral Agent to the Term Loan Obligations in such order as specified in the Term Security Documents or as a court of competent jurisdiction may otherwise direct.

(ii) So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Term Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Priority Collateral as a result of the exercise of remedies (including for this purpose any voluntary disposition of Term Priority Collateral by the Grantors, as approved by the Term Collateral Agent after a Term Loan Default) or other Enforcement by either Agent or any Term Loan Secured Parties or ABL Secured Parties, shall be delivered to the Term Collateral Agent and shall be applied by the Term Collateral Agent to the Term Loan Obligations in such order as specified in the relevant Term Loan Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Loan Obligations, the Term Collateral Agent shall deliver to the ABL Collateral Agent any remaining Term Priority Collateral and Proceeds of Term Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements to be applied by the ABL Collateral Agent to the ABL Obligations in such order as specified in the ABL Security Documents or as a court of competent jurisdiction may otherwise direct.

(iii) Notwithstanding the foregoing or anything herein to the contrary, so long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, upon the exercise of and consummation of the Ventas Purchase Option pursuant to the Relative Rights Agreement, all of the Ventas Purchase Option Gross Proceeds Amount (as defined in the Term Loan Credit Agreement as in effect on the date hereof) and any other amounts payable pursuant to Section 2.6 of the Relative Rights Agreement shall be delivered to the ABL Collateral Agent and shall be applied to pay the aggregate principal amount of loans outstanding under the Ardent ABL Facility Silo (as defined in the Term Loan Credit Agreement as in effect on the date hereof). Upon the Discharge of ABL Obligations (solely with respect to the Ardent ABL Facility Silo), the ABL Collateral Agent shall deliver to the Term Collateral Agent any remaining amount of the Ventas Purchase Option Gross Proceeds Amount received or delivered to it pursuant to the preceding sentence, in the same form as received and any other amounts payable pursuant to Section 2.6 of the Relative Rights Agreement to be applied by the Term Collateral Agent to the Term Loan Obligations as specified in the Term Loan Credit Agreement.

(iv) For the avoidance of doubt, in no event shall the amounts received by the ABL Secured Parties in respect of Obligations under the Ardent ABL Facility Silo from the Proceeds of ABL Priority Collateral owned by the Tenant Subsidiaries be reduced as a result of the application of the Cap Amount (as defined in the Relative Rights Agreement), regardless of whether the amount received by the ABL Secured Parties on account of such Collateral exceeds what would be the ABL Secured Parties’ pro rata portion of the aggregate recovery from all Collateral owned by the Tenant Subsidiaries.

(c) Payments Over. So long as neither the Discharge of ABL Obligations nor the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Term Loan Secured Parties or ABL Secured Parties in connection with the exercise of any right, power, or remedy (including set-off) relating to the Collateral, shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Term Loan Secured Parties or the ABL Secured Parties, as applicable, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Term Loan Secured Parties or ABL Secured Parties, as applicable. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Term Loan Obligations.

(d) Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Collateral Agent or the ABL Secured Parties may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Documents and (b) the Term Collateral Agent or the Term Loan Secured Parties may be applied, reversed and reapplied, in whole or in part, to the Term Loan Obligations to the extent provided for in the Term Loan Documents.

Section 4.2 Specific Performance. Each of the ABL Collateral Agent and the Term Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Company or any Grantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Collateral Agent, for and on behalf of itself and the Term Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

OTHER AGREEMENTS

Section 5.1 Releases.

(a) (i) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 2.5(b) or Section 6.8(a) and including for this purpose any voluntary disposition of ABL Priority Collateral by the Grantors, as approved by the ABL Collateral Agent after an ABL Default for purposes of permitting the Grantors to obtain funds to permanently repay the ABL Obligations in whole or in part), or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority

Collateral, so long as such sale, transfer or other disposition is permitted by the ABL Documents (or is otherwise consented to by the requisite ABL Lenders) and by the Term Loan Documents (or is otherwise consented to by the requisite Term Loan Secured Parties), irrespective of whether an ABL Default has occurred and is continuing, the ABL Collateral Agent, on behalf of any of the ABL Secured Parties, releases any of its Liens on any part of the ABL Priority Collateral (or if such Liens are automatically released pursuant to the ABL Documents upon such sale, transfer or other disposition), then the Liens, if any, of the Term Collateral Agent, for the benefit of the Term Loan Secured Parties, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations in accordance with Section 4.1, the Term Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement (including the Lien priorities set forth in Section 2.1). The Term Collateral Agent, on behalf of the Term Loan Secured Parties, promptly shall, at the sole cost and expense of the Grantors, execute and deliver to the ABL Collateral Agent such termination statements, releases and other documents as the ABL Collateral Agent may reasonably request in writing to effectively confirm such release.

(ii) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 2.6(b) or Section 6.8(b) and including for this purpose any voluntary disposition of Term Priority Collateral by the Grantors, as approved by the Term Collateral Agent after a Term Loan Default for purposes of permitting the Grantors to obtain funds to permanently repay the Term Loan Obligations in whole or in part), or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the Term Loan Documents (or is otherwise consented to by the requisite Term Loan Secured Parties) and by the ABL Documents (or is otherwise consented to by the requisite ABL Lenders), irrespective of whether a Term Loan Default has occurred and is continuing, the Term Collateral Agent, on behalf of any of the Term Loan Secured Parties, releases any of its Liens on any part of the Term Priority Collateral (or if such Liens are automatically released pursuant to the Term Loan Documents upon such sale, transfer or other disposition), then the Liens, if any, of the ABL Collateral Agent, for the benefit of the ABL Secured Parties, on the Term Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.1 (b), (c), and (d) and 3.2 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further, that, to the extent the Proceeds of such Term Priority Collateral are not applied to reduce Term Loan Obligations in accordance with Section 4.1, the ABL Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement (including the Lien priorities set forth in Section 2.1). The ABL Collateral Agent, on behalf of the ABL Secured Parties, promptly shall, at the sole cost and expense of the Grantors, execute and deliver to the Term Collateral Agent or such Grantor such termination statements, releases and other documents as the Term Collateral Agent or such Grantor may reasonably request in writing to effectively confirm such release.

(b) Until the Discharge of ABL Obligations and Discharge of Term Loan Obligations shall occur, the ABL Collateral Agent, on behalf of the ABL Secured Parties, and the Term Collateral Agent, on behalf of the Term Loan Secured Parties, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of ABL Obligations and Discharge of Term Loan Obligations shall occur, to the extent that the Agents or the ABL Secured Parties or the Term Loan Secured Parties (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then, in accordance with Section 2.3, the Grantors shall grant a Lien on any such Collateral, subject to the Lien Priority provisions of this Agreement, to the other Agent, for the benefit of the ABL Secured Parties or Term Loan Secured Parties, as applicable.

Section 5.2 Insurance.

(a) Unless and until the Discharge of ABL Obligations has occurred and subject to the terms of, and the rights of the Grantors under, the ABL Documents, the ABL Collateral Agent, on behalf of the ABL Secured Parties, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral. Until the Discharge of ABL Obligations has occurred, (i) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Documents shall be paid to the ABL Collateral Agent for the benefit of the ABL Secured Parties pursuant to the terms of the ABL Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the Term Security Documents, to the Term Collateral Agent for the benefit of the Term Loan Secured Parties to the extent required under the Term Security Documents and then, to the extent the Discharge of Term Loan Obligations has occurred, to the owner of the subject property or such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (ii) if the Term Collateral Agent or any Term Loan Secured Parties shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Collateral Agent in accordance with the terms of Section 4.1(b).

(b) Unless and until the Discharge of Term Loan Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Term Loan Documents, the Term Collateral Agent, on behalf of the Term Loan Secured Parties, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Term Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Term Priority Collateral. Until the Discharge of Term Loan Obligations has occurred, (i) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Term Priority Collateral and to the extent required by the Term Loan Documents shall be paid to the Term Collateral Agent for the benefit of the Term Loan Secured Parties pursuant to the terms of the Term Loan Documents and thereafter, if the Discharge of Term Loan Obligations has occurred, and subject to the rights of the Grantors under the ABL Documents, to the ABL Collateral Agent for the benefit of the ABL Secured Parties to the extent required under the ABL Security Documents and then, to the extent the Discharge of ABL Obligations has occurred, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (ii) if the ABL Collateral Agent or any ABL Secured Parties shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Term Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Term Collateral Agent in accordance with the terms of Section 4.1(b).

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to any policies which insure Collateral hereunder. To the extent any Proceeds are received for business interruption or for any liability or indemnification (other than those Proceeds that are in whole or in part compensation for a casualty loss with respect to the Term Priority Collateral), such Proceeds shall be applied first, to repay the ABL Obligations (to the extent required pursuant to the ABL Documents), second, to the extent no ABL Obligations are outstanding, to repay the Term Loan Obligations (to the extent required by the Term Loan Documents), and third, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.

Section 5.3 Amendments to ABL Documents and Term Loan Documents; Refinancing.

(a) Subject to Sections 5.3(b) and 5.3(c), the ABL Documents and Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The ABL Obligations may be Refinanced without notice to, or the consent of, the Term Collateral Agent or the Term Loan Secured Parties and without affecting the Lien subordination or other provisions of this Agreement, and the Term Loan Obligations may be Refinanced without notice to, or consent of, the ABL Collateral Agent or the ABL Secured Parties and without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the Term Loan Documents or the ABL Documents (as applicable), each as in effect on the date hereof (or, if less restrictive to the Company, as in effect on the date of such amendment or Refinancing) or this Agreement; provided, however, that, in each case, the Company shall deliver a notice to the ABL Collateral Agent or the Term Collateral Agent, as applicable, stating that the Company has entered into new ABL Documents or Term Loan Documents, as the case may be, and that such new ABL Documents and Liens securing such documents are permitted by the existing Term Loan Documents or such new Term Loan Documents and Liens securing such documents are permitted by the existing ABL Documents, as applicable, and identifying the agent under such Credit Documents (the “New Agent”) and (iii) the New Agent shall deliver a joinder to this Agreement, substantially in the form of Exhibit B to the remaining Agent or such other form as is reasonably acceptable to the remaining Agent; provided, further, however, that, (x) if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such joinder is provided and (y) any such amendment, supplement, modification or Refinancing shall not contravene any provision of this Agreement. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Term Loan Obligations.

(b) The ABL Secured Parties will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Documents, whether in a Refinancing or otherwise, that is inconsistent with the terms of this Agreement or modifies the application of proceeds provision thereunder in a manner materially adverse to the Term Loan Secured Parties.

(c) The Term Collateral Agent and the Term Loan Secured Parties will not be entitled to agree (and will not agree) to any amendment to or modification of the Term Loan Documents, whether in a Refinancing or otherwise, that is inconsistent with the terms of this Agreement or modifies the application of proceeds provision thereunder in a manner materially adverse to the ABL Secured Parties.

(d) So long as the Discharge of ABL Obligations has not occurred, the Term Collateral Agent agrees that each applicable Term Security Document that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the ABL Collateral Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Barclays Bank PLC, as Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by Barclays Bank PLC, as Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Barclays Bank PLC, as the ABL Collateral Agent, Barclays

Bank PLC, as Term Collateral Agent, and acknowledged and consented to by the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(e) So long as the Discharge of Term Loan Obligations has not occurred, the ABL Collateral Agent agrees that each applicable ABL Security Document executed on or after the date hereof that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the Term Collateral Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Barclays Bank PLC, as Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Collateral Agent, as ABL Collateral Agent, Barclays Bank PLC, as Term Collateral Agent, and acknowledged and consented to by the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

Section 5.4 Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include, without limitation, Deposit Accounts, Securities Accounts and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Collateral Agent, the collateral agent for the ABL Secured Parties under the ABL Documents or, in the case of the Term Collateral Agent, the collateral agent for the Term Loan Secured Parties under the Term Loan Documents and (ii) gratuitous bailee and agent for the benefit and on behalf of the other Agent (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Documents and the Term Loan Documents (including, without limitation, perfecting by possession, delivery or control), respectively, subject to the terms and conditions of this Section 5.4. The Term Collateral Agent and the Term Loan Secured Parties hereby appoint the ABL Collateral Agent as their agent for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Company and the Subsidiaries. The ABL Collateral Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the Term Collateral Agent and the other Term Loan Secured Parties under each control agreement and that any Proceeds received by the ABL Collateral Agent under any control agreement shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants a security interest in the Pledged Collateral to the ABL Collateral Agent for the benefit of the Term Loan Secured Parties.

(b) Neither Agent shall have any obligation whatsoever to the other Agent, to any other ABL Secured Parties, or to any other Term Loan Secured Parties to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or Proceeds thereof upon a Discharge of ABL Obligations or Discharge of Term Loan Obligations, as applicable, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Documents, the Term Loan Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other ABL Secured Parties or any other Term Loan Secured Parties. Each of the ABL Secured Parties and the Term Loan Secured Parties hereby waives and releases any claims and liabilities they may have against any such Agent arising pursuant to such Agent’s role as gratuitous bailee with respect to such Pledged Collateral.

(d) Upon the Discharge of ABL Obligations or the Discharge of Term Loan Obligations, as applicable, the Agent under the ABL Credit Agreement or Term Loan Documents, as applicable, that have been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of ABL Obligations and the Discharge of Term Loan Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as otherwise required by law. Each Agent further agrees to take all other action reasonably requested by the other Agent, at the sole cost and expense of the Grantors, in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, which has been discharged, to make any delivery to the other Agent under this Section 5.4(d) is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

ARTICLE 6

INSOLVENCY OR LIQUIDATION PROCEEDINGS

Section 6.1 Finance Issues. The Term Collateral Agent, on behalf of the Term Loan Secured Parties, hereby agrees that, until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall consent to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or to permit any Grantor to obtain financing, whether from the ABL Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“ABL DIP Financing”) secured by a Lien on ABL Priority Collateral, then any Term Loan Secured Parties will not object (and will not raise or support any Person in objecting to), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or support any Person in opposing, and will be deemed to have consented to, such Cash Collateral use and/or ABL DIP Financing (and agrees, except as expressly provided below, that the Term Loan Secured Parties will not request adequate protection of their interest in the ABL Priority Collateral as a condition thereto) so long as such Cash Collateral use and/or ABL DIP Financing meets the following requirements: (i) the Term Collateral Agent and the other Term Loan Secured Parties retain a Lien on the Collateral and, with respect to the Term Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the ABL Collateral Agent is granted adequate protection in the form of a Lien on the ABL Priority Collateral, the Term Collateral Agent is permitted to seek a Lien (without objection from the ABL Collateral Agent or any ABL Secured Party) on such ABL Priority Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to such Collateral, such Lien is junior to the Liens thereon securing such ABL DIP Financing and any other Liens thereon in favor of the ABL Collateral Agent), (iii) the terms of the Cash Collateral use and/or the ABL DIP Financing (A) do not require that any Lien of the Term Collateral Agent on the Term Priority Collateral be subordinated to or pari passu with any Lien on the Term Priority Collateral securing such Cash Collateral use and/or ABL DIP Financing, and (B) do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. The Term Collateral Agent shall be required to subordinate and will subordinate its Liens in the ABL Priority Collateral to (1) the Liens securing such ABL DIP Financing and all obligations relating thereto to the extent the Liens of the ABL Secured Parties on the ABL Priority Collateral are subordinated to the Liens thereon securing such ABL DIP Financing, (2) any “carve-out” from the ABL Priority Collateral approved by the ABL Collateral Agent granting administrative priority status or Lien priority to secure repayment of allowed fees and expenses of professionals retained by any debtor or creditors’ committee, and (3) all Liens on the ABL Priority Collateral granted as adequate protection to the ABL Secured Parties, and, accordingly, to the extent the Liens securing such ABL DIP Financing on the ABL Priority Collateral are senior to the Liens thereon securing the ABL Obligations, the Liens of the Term Collateral Agent on the ABL Priority Collateral will be automatically subordinated to the Liens thereon securing the ABL DIP Financing and, consistent with the preceding provisions of this Section 6.1(a), the Term Collateral Agent will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above or Section 6.3 hereof). The Term Collateral Agent, on behalf of itself and the Term Loan Secured Parties, agrees that, except as may be consented to in writing by the ABL Collateral Agent in its sole and absolute discretion, no such Person shall provide to such Grantor any ABL DIP Financing to the extent that the Term Collateral Agent or any Term Loan Secured Parties would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of the ABL Collateral Agent thereon. The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that, except as may be consented to in writing by the Term Collateral Agent in its sole and absolute discretion, no such Persons shall provide to such Grantor any ABL DIP Financing to the extent that the ABL Collateral Agent or any ABL Secured Party would, in connection with such financing, be granted a Lien on the Term Priority Collateral senior to or pari passu with the Liens of the Term Collateral Agent thereon (it being understood that the Term Collateral Agent, on behalf of itself and the Term Loan Secured Parties, agrees that in connection with any ABL DIP Financing a Lien on the Term Priority Collateral that is junior to the Liens of the Term Collateral Agent thereon may be provided without the prior consent of the Term Collateral Agent). The ABL Collateral Agent, on behalf of the ABL Secured Parties, hereby agrees that, until the Discharge of Term Loan Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Collateral Agent shall consent to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Term Priority Collateral or to permit any Grantor to obtain financing, whether from the Term Loan Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“Term Loan DIP Financing”) secured by a Lien on Term Priority Collateral, then any ABL Secured Party will not object (and will not raise or support any Person in objecting to), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or support any Person in opposing, and will be deemed to have consented to such Cash Collateral use and/or Term Loan DIP Financing (and agrees, except as expressly provided below, that the ABL Secured Parties will not request adequate protection of their interest in the Term Priority Collateral as a condition thereto) so long as such Cash Collateral use and/or Term Loan DIP Financing meets the following requirements: (i) the ABL Collateral Agent and the other ABL Secured Parties retain a Lien on the Collateral and, with respect to the ABL Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the Term Collateral Agent is granted adequate protection in the form of a Lien on the Term Priority Collateral, the ABL Collateral Agent is permitted to seek a Lien (without objection from the Term Collateral Agent or any Term Loan Secured Party) on such Term Priority Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to such Collateral, such Lien is junior to the Liens thereon securing such Term Loan DIP Financing and any other Liens thereon in favor of the Term Collateral Agent), (iii) the terms of the Cash Collateral use and/or the Term Loan DIP Financing (A) do not require that any Lien of the ABL Collateral Agent on the ABL Priority Collateral be subordinated to or pari passu with any Lien on the ABL Priority Collateral securing such Cash Collateral use and/or Term Loan DIP Financing, and (B) do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. The ABL Collateral Agent shall be required to subordinate and will subordinate its Liens in the Term Priority Collateral to (1) the Liens securing such Term Loan DIP Financing (and all obligations relating thereto) to the extent the Liens of the Term Loan Secured Parties on the Term Priority Collateral

are subordinated to the Liens thereon securing such Term Loan DIP Financing, (2) any “carve-out” from the Term Priority Collateral approved by the Term Collateral Agent granting administrative priority status or Lien priority to secure repayment of allowed fees and expenses of professionals retained by any debtor or creditors’ committee, and (3) all Liens on the Term Priority Collateral granted as adequate protection to the Term Loan Secured Parties, and, accordingly, to the extent the Liens securing such Term Loan DIP Financing on the Term Priority Collateral are senior to the Liens thereon securing the Term Loan Obligations, the Liens of the ABL Collateral Agent on the Term Priority Collateral will be automatically subordinated to the Liens thereon securing the Term Loan DIP Financing and, consistent with the preceding provisions of this Section 6.1(b), the ABL Collateral Agent will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above or Section 6.3 hereof). The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that except as may be consented to in writing by the Term Collateral Agent in its sole and absolute discretion, no such Person shall provide to such Grantor any Term Loan DIP Financing to the extent that the ABL Collateral Agent or any ABL Secured Party would, in connection with such financing, be granted a Lien on the Term Priority Collateral senior to or pari passu with the Liens of the Term Collateral Agent thereon. The Term Collateral Agent, on behalf of itself and the Term Loan Secured Parties, agrees that except as may be consented to in writing by the ABL Collateral Agent in its sole and absolute discretion, no such Persons shall provide to such Grantor any Term Loan DIP Financing to the extent that the Term Collateral Agent or any Term Loan Secured Party would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of the ABL Collateral Agent thereon (it being understood that the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that in connection with any Term Loan DIP Financing a Lien on the ABL Priority Collateral that is junior to the Liens of the ABL Collateral Agent thereon may be provided without the prior consent of the ABL Collateral Agent).

Section 6.2 Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations, the Term Collateral Agent, on behalf of the other Term Loan Secured Parties, agrees that none of them shall (1) seek (or support any other Person seeking) relief from the automatic stay in Section 362 of the Bankruptcy Code or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Collateral Agent (given or not given in its sole and absolute discretion) or (2) object (or support any other Person objecting) to any motion by the ABL Collateral Agent or the other ABL Secured Parties seeking relief from the automatic stay in Section 362 of the Bankruptcy Code or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral.

(b) Until the Discharge of Term Loan Obligations has occurred, the ABL Collateral Agent, on behalf of the other ABL Secured Parties, agrees that none of them shall (1) seek (or support any other Person seeking) relief from the automatic stay in Section 362 of the Bankruptcy Code or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Priority Collateral (other than to the extent such relief is required to exercise its rights under Sections 3.1 and 3.2), without the prior written consent of the Term Collateral Agent (given or not given in its sole and absolute discretion) or (2) object (or support any other Person objecting) to any motion by the Term Collateral Agent or the other Term Loan Secured Parties seeking relief from the automatic stay in Section 362 of the Bankruptcy Code or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Priority Collateral.

Section 6.3 Adequate Protection.

(a) The Term Collateral Agent, on behalf of itself and the Term Loan Secured Parties, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):

(i) any request by the ABL Collateral Agent or the other ABL Secured Parties for adequate protection with respect to the ABL Priority Collateral; provided that if such adequate protection is granted with respect to any additional assets or property that constitute Term Priority Collateral, (i) a Lien thereon shall also have been created in favor of the Term Loan Secured Parties in respect of such Collateral and (ii) the Lien in favor of the ABL Collateral Agent or the other ABL Secured Parties thereon shall be subordinated to the extent set forth in this Agreement; or

(ii) any objection by the ABL Collateral Agent or the other ABL Secured Parties to any motion, relief, action or proceeding based on the ABL Collateral Agent or the other ABL Secured Parties claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b) The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):

(i) any request by the Term Collateral Agent or the Term Loan Secured Parties for adequate protection with respect to the Term Priority Collateral; provided that if such adequate protection is granted with respect to any additional assets or property that constitute ABL Priority Collateral, (i) a Lien thereon shall also have been created in favor of the ABL Secured Parties in respect of such Collateral and (ii) the Lien in favor of the Term Collateral Agent or the other Term Loan Secured Parties thereon shall be subordinated to the extent set forth in this Agreement; or

(ii) any objection by the Term Collateral Agent or the Term Loan Secured Parties to any motion, relief, action or proceeding based on the Term Collateral Agent or the Term Loan Secured Parties claiming a lack of adequate protection with respect to the Term Priority Collateral.

(c) Consistent with the foregoing provisions in this Section 6.3, and except as expressly set forth in in Section 6.1, in any Insolvency or Liquidation Proceeding:

(i) except as may be consented to in writing by the ABL Collateral Agent in its sole and absolute discretion, no Term Loan Secured Party shall (and each Term Loan Secured Party shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral; provided, however, subject to Section 6.1, Term Loan Secured Parties may (A) seek and obtain adequate protection with respect to its interests in the ABL Priority Collateral in the form of a Lien on additional or replacement Collateral so long as (i) the ABL Secured Parties have also been granted adequate protection in the form of a lien on such Collateral, and (ii) any such Lien of any Term Loan Secured Party on ABL Priority Collateral (and on any Collateral granted as adequate protection for the ABL Secured Parties in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Collateral Agent in such Collateral on the same basis as the other Liens of the Term Collateral Agent on ABL Priority Collateral, and (B) seek and obtain adequate protection in the form of a superpriority administrative expense Claim so long as (i) the ABL Secured Parties have also been granted adequate protection in the form of a superpriority administrative expense claim, and (ii) any such claim with respect to ABL Priority Collateral is subordinated to the claims of the ABL Collateral Agent with respect to such Collateral on the same basis as the other claims of the Term Collateral Agent on ABL Priority Collateral; or

(2) seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by the ABL Collateral Agent in its sole and absolute discretion)

(ii) except as may be consented to in writing by the Term Collateral Agent in its sole and absolute discretion, no ABL Secured Party shall (and each ABL Secured Party shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) seek or otherwise be granted any type of adequate protection in respect of Term Priority Collateral; provided, however, ABL Secured Parties may (A) seek and obtain adequate protection with respect to its interests in the Term Priority Collateral in the form of a Lien on additional or replacement Collateral so long as (i) the Term Loan Secured Parties have also been granted adequate protection in the form of a lien on such Collateral, and (ii) any such Lien of the ABL Secured Parties on Term Priority Collateral (and on any Collateral granted as adequate protection for the Term Loan Secured Parties in respect of their interest in such Term Priority Collateral) is subordinated to the Liens of the Term Collateral Agent in such Collateral on the same basis as the other Liens of the ABL Collateral Agent on Term Priority Collateral, and (B) seek and obtain adequate protection in the form of a superpriority administrative expense Claim so long as (i) the Term Loan Secured Parties have also been granted adequate protection in the form of a superpriority administrative expense claim, and (ii) any such claim with respect to Term Priority Collateral is subordinated to the claims of the Term Collateral Agent with respect to such Collateral on the same basis as the other claims of the ABL Collateral Agent on Term Priority Collateral; or

(2) seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Term Priority Collateral (except as may be consented to in writing by the Term Collateral Agent in its sole and absolute discretion).

(d) Except as otherwise expressly set forth in this Section or in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of (i) the Term Collateral Agent or the Term Loan Secured Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a superpriority administrative expense Claim, cash payment, periodic cash payments or otherwise, other than from Proceeds of ABL Priority Collateral) or (ii) the ABL Collateral Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a superpriority administrative expense Claim, cash payment, periodic cash payments or otherwise, other than from Proceeds of Term Priority Collateral).

Section 6.4 Avoidance Issues. If any ABL Secured Party or Term Loan Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Term Loan Obligations and/or any such payments are avoided or disgorged as a preference, fraudulent conveyance or transfer, or otherwise, as applicable (a “Recovery”), then such ABL Secured Parties or Term Loan Secured Parties shall be entitled to a reinstatement of ABL Obligations or the Term Loan Obligations, as applicable, with respect to all such recovered, disgorged or avoided amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization or otherwise, both on account of ABL Obligations and on account of Term Loan Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan or otherwise and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

Section 6.6 Post-Petition Interest.

(a) Neither the Term Collateral Agent nor any Term Loan Secured Party shall oppose or seek to challenge:

(i) any claim by the ABL Collateral Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of (1) the value of the Lien on the ABL Priority Collateral securing any ABL Secured Party’s claim, without regard to the existence of the Lien of the Term Collateral Agent on behalf of the Term Loan Secured Parties on the ABL Priority Collateral and (2) the value of the Lien on the Term Priority Collateral securing any ABL Secured Party’s claim, after taking into account the existence of the Lien of the Term Collateral Agent on behalf of the Term Loan Secured Parties on the Term Priority Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.6(a)(i); or

(iii) the payment of such interest and fees allowed in accordance with Section 6.6(a)(i) solely from Proceeds of ABL Priority Collateral;

provided that nothing contained in this Section 6.6(a) prohibits the Term Collateral Agent on behalf of the Term Loan Secured Parties from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Term Priority Collateral in any Insolvency or Liquidation Proceeding if such Term Priority Collateral is the source of payment of postpetition expenses payable to the ABL Collateral Agent or any ABL Secured Party.

(b) Neither the ABL Collateral Agent nor any other ABL Secured Party shall oppose or seek to challenge:

(i) any claim by the Term Collateral Agent or any Term Loan Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Loan Obligations consisting of post-petition interest, fees or expenses to the extent of (1) the value of the Lien on the Term Priority Collateral securing any Term Loan Secured Party’s claim, without regard to the existence of the Lien of the ABL Collateral Agent on behalf of the ABL Secured Parties on the Term Priority Collateral and (2) the value of the Lien on the ABL Priority Collateral securing any Term Secured

Party’s claim, after taking into account the existence of the Lien of the ABL Collateral Agent on behalf of the ABL Secured Parties on the ABL Priority Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.6(b)(i); or

(iii) the payment of such interest and fees allowed in accordance with Section 6.6(b)(i) solely from Proceeds of Term Priority Collateral;

provided that nothing contained in this Section 6.6(b) prohibits the ABL Collateral Agent on behalf of the ABL Secured Parties from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding if such ABL Priority Collateral is the source of payment of post-petition expenses payable to the Term Collateral Agent or any Term Loan Secured Party.

Section 6.7 Separate Grants of Security and Separate Classification. The Term Collateral Agent, on behalf of the Term Loan Secured Parties, and the ABL Collateral Agent on behalf of the ABL Secured Parties, acknowledge and intend that: the grants of Liens pursuant to the ABL Security Documents and the Term Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan Secured Parties in respect of the Collateral constitute claims in the same class (rather than separate classes of secured claims subject to the relative priorities set forth in this Agreement), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions in respect or from the Proceeds of ABL Priority Collateral or the Proceeds of Term Priority Collateral, as the case may be, shall be made as if there were separate classes of ABL Obligations and Term Loan Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or the Term Priority Collateral, as applicable, is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such pool of Collateral is non-priority in accordance with Section 2.1 and Section 2.2), the ABL Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from the applicable priority pool of Collateral of such Secured Party (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against the Grantor in the respective Insolvency or Liquidation Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise), before any distribution is made from such pool of priority Collateral in respect of the claims held by the other Secured Parties for whom such pool of Collateral is non-priority, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Creditors amounts otherwise received or receivable by them from such pool of priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries received thereby.

Section 6.8 Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a) Without limiting the ABL Collateral Agent’s and the ABL Secured Parties’ rights under Section 2.5(b), neither the Term Collateral Agent nor any other Term Loan Secured Party shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose (or support, directly or indirectly, any other Person seeking to oppose) any motion by a Grantor that is supported by the ABL Secured Parties (i) for any Disposition of any ABL Priority Collateral free and clear of Liens or other claims, under Section 363 or 1129 of the Bankruptcy Code (or any similar provision under applicable Bankruptcy Law) or otherwise, or (ii) to approve any proposed procedures for the Disposition of any ABL Priority Collateral of any of the Grantors, and the Term Collateral Agent and each other Term Loan Secured Party will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (or any similar provision under applicable Bankruptcy Law) (and otherwise) to any sale of any ABL Priority Collateral supported by the ABL Secured Parties and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce ABL Obligations the Term Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement (including the Lien priorities set forth in Section 2.1).

(b) Without limiting the Term Collateral Agent’s and the Term Loan Secured Parties’ rights under Section 2.6(b), neither the ABL Collateral Agent nor any other ABL Secured Party shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose (or support, directly or indirectly, any other Person seeking to oppose) any motion by a Grantor that is supported by the Term Loan Secured Parties and made subject to Section 3.1(d) (i) for any Disposition of any Term Priority Collateral free and clear of Liens or other claims, under Section 363 or 1129 of the Bankruptcy Code (or any similar provision under applicable Bankruptcy Law) or otherwise, or (ii) to approve any proposed procedures for the Disposition of any Term Priority Collateral of any of the Grantors, and the ABL Collateral Agent and each other ABL Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (or any similar provision under applicable Bankruptcy Law) (and otherwise) to any sale of any Term Priority Collateral supported by the Term Loan Secured Parties and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Term Loan Obligations, the ABL Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement (including the Lien priorities set forth in Section 2.1); provided, further, that the ABL Collateral Agent’s and the ABL Secured Parties’ rights under Sections 3.1 and 3.2 shall survive any such sale or disposition.

Section 6.9 Certain Waivers.

(a) Each Agent, for itself and on behalf of the Secured Parties, agrees not to object to (or support any other Person objecting) and hereby waives any claim it may hereafter have against any Secured Parties arising out of the election under Section 1111(b)(2) of the Bankruptcy Code (or any similar provision under applicable Bankruptcy Law) by any ABL Secured Party (to any claims of such ABL Secured Party in respect of the ABL Priority Collateral) or Term Loan Secured Party (to any claims of such Term Loan Secured Party in respect of the Term Priority Collateral) in or from such Insolvency of Liquidation Proceeding.

(b) Until the Discharge of ABL Obligations has occurred, the Term Collateral Agent and the Term Loan Secured Parties will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code (or any similar provision under applicable Bankruptcy Law) senior to or on a parity with the Liens issued to the ABL Collateral Agent on the ABL Priority Collateral for costs or expenses of preserving or disposing of any such Collateral. Until the Discharge of Term Loan Obligations has occurred, the ABL Collateral Agent or the ABL Secured Parties will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code (or any similar provision under applicable Bankruptcy Law) senior to or on a parity with the Liens issued to the Term Collateral Agent on the Term Priority Collateral for costs or expenses of preserving or disposing of any such Collateral.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Term Loan Secured Parties actually pays over to the ABL Collateral Agent or the ABL Secured Parties under the terms of this Agreement, the Term Loan Secured Parties shall be subrogated to the rights of the ABL Secured Parties; provided, however, that the Term Collateral Agent, on behalf of the Term Loan Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Term Loan Secured Parties that are paid over to the ABL Secured Parties pursuant to this Agreement shall not reduce any of the Term Loan Obligations. Notwithstanding the foregoing provisions of this Section 7.1(a), none of the Term Loan Secured Parties shall have any claim against any of the ABL Secured Parties for any impairment of any subrogation rights herein granted to the Term Loan Secured Parties.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Secured Parties actually pays over to the Term Loan Secured Parties under the terms of this Agreement, the ABL Secured Parties shall be subrogated to the rights of the Term Loan Secured Parties; provided, however, that the ABL Collateral Agent, on behalf of the ABL Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Secured Parties that are paid over to the Term Loan Secured Parties pursuant to this Agreement shall not reduce any of the ABL Obligations. Notwithstanding the foregoing provisions of this Section 7.1(b), none of the ABL Secured Parties shall have any claim against any of the Term Loan Secured Parties for any impairment of any subrogation rights herein granted to the ABL Secured Parties.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Collateral Agent or the Term Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. The Term Collateral Agent represents and warrants to the ABL Collateral Agent that it has the requisite power and authority under the Term Loan Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Loan Secured Parties and that this Agreement shall be binding obligations of the Term Collateral Agent and the Term Loan Secured Parties, enforceable against the Term Collateral Agent and the Term Loan Secured Parties in accordance with its terms. The ABL Collateral Agent represents and warrants to the Term Collateral Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Collateral Agent and the ABL Secured Parties, enforceable against the ABL Collateral Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Collateral Agent and the ABL Collateral Agent, and consented to in writing by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) directly affects or impairs any Grantor’s rights or obligations hereunder, under the ABL Documents or under the Term Loan Documents or (ii) imposes any additional obligation or liability upon any Grantor. Notwithstanding anything in this Section 7.4 to the contrary but subject to Section 5.3, the parties hereto agree that they will at the written request of the Company delivered to each Agent, at the Company’s expense, enter into such amendments to this Agreement as may be necessary to provide for a replacement ABL Collateral Agent in accordance with the ABL Documents, provide for a replacement Term Collateral Agent in accordance with the applicable Term Loan Documents (including for the avoidance of doubt to provide for a replacement Term Collateral Agent assuming such role in connection with any Refinancing of the Term Loan Documents permitted hereunder) and/or secure additional extensions of credit or add other parties holding ABL Obligations or Term Loan Obligations to the extent such Indebtedness does not expressly violate the ABL Credit Agreement or the Term Loan Credit Agreement.

Section 7.5 Addresses for Notices. All notices to the ABL Secured Parties and the Term Loan Secured Parties permitted or required under this Agreement may be sent to the applicable Agent for such Secured Party, respectively, as provided on the signature page hereto or in any joinder hereto or in any written notice of a change of such address delivered by an Agent to the other Agent. The Agents will deliver to the Company copies of all amendments and modifications to this Agreement but failure to deliver copies of such amendments and modifications shall not affect any of the Agents’ rights hereunder or effectiveness of any such amendment or modification. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).

Section 7.6 No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) subject to Section 5.3, remain in full force and effect until the Discharge of ABL Obligations or Discharge of Term Loan Obligations shall have occurred, (b) be binding upon the Parties and their successors and permitted assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, permitted transferees and permitted assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. The parties hereto acknowledge that this Agreement is and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code (or any similar provision under applicable Bankruptcy Law). All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Collateral Agent, any ABL Secured Party, the Term Collateral Agent and any Term Loan Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Loan Obligations, as applicable, to any other Person (other than the Company, any Grantor or any Affiliate of the Company or any Grantor

and any Subsidiary of the Company or any Grantor other than as permitted under each of the ABL Documents or Term Loan Documents, as applicable), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Collateral Agent, the Term Collateral Agent, any ABL Secured Party, or any applicable Term Loan Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 7.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile or “pdf” file thereof, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10 No Third Party Beneficiaries. Except for the Company to the extent provided in Section 7.4, this Agreement is solely for the benefit of the ABL Collateral Agent, the ABL Secured Parties, the Term Collateral Agent and the Term Loan Secured Parties. No other Person (including except to the extent provided in Section 7.4 or Section 7.7, the Company, any Grantor or any Affiliate or Subsidiary of the Company or any Grantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14 VENUE; JURY TRIAL WAIVER. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 7.5 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

(a) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15 Intercreditor Agreement and Relative Rights Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Documents and the Term Loan Documents. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Loan Secured Party or (ii) any Term Loan Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency or Liquidation Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness. The Agents are party to the Relative Rights Agreement and agree that the rights of each Agent with respect to the Collateral may be further restricted by the Relative Rights Agreement.

Section 7.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding.

Section 7.17 Collateral Agents. It is understood and agreed that (a) Barclays is entering into this Agreement in its capacity as collateral agent under the ABL Credit Agreement, and the provisions of Section 12 of the ABL Credit Agreement applicable to the agent thereunder shall also apply to the ABL Collateral Agent hereunder, and (b) Barclays is entering into this Agreement in its capacity as Administrative Agent under the Term Loan Credit Agreement.

Section 7.18 Reliance; No Warranties or Liability.

(a) Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties under its ABL Documents, acknowledges that it and such ABL Secured Parties have, independently and without reliance on the Term Collateral Agent or any Term Loan Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Term Collateral Agent, on behalf of the Term Loan Secured Parties, acknowledges that the Term Loan Secured Parties have, independently and without reliance on the ABL Collateral Agent or any ABL Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit analysis and decision, as applicable, in taking or not taking any action under the Term Loan Documents or this Agreement.

(b) Each of the ABL Collateral Agent and the Term Collateral Agent acknowledges and agrees that none of the other has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or Term Loan Document, as the case may be.

Section 7.19 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Credit Document, the provisions of this Agreement shall govern.

Section 7.20 Information Concerning Financial Condition of the Grantors. Each of the Term Collateral Agent and the ABL Collateral Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Grantors and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The ABL Collateral Agent and the Term Collateral Agent each hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event either the ABL Collateral Agent or the Term Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to any other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, and (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

Section 7.21 Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties and the Term Collateral Agent and the Term Loan Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Documents or any Term Loan Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or the Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Document or any Term Loan Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or the Term Loan Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Collateral Agent, the ABL Obligations, any ABL Secured Party, the Term Collateral Agent, the Term Loan Obligations or any Term Loan Secured Party in respect of this Agreement.

Section 7.22 Waiver of Marshalling. Each Secured Creditor agrees that it will not seek, and hereby waives any right, to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

Section 7.23 Additional Grantors. The Company and each other Grantor on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Subsidiary that is required after the date hereof by any ABL Document or any Term Loan Document, as applicable, to guarantee the Company’s obligations under such document, or grant a Lien on any of its property or assets as collateral security for the obligations to acknowledge and agree to the terms of such agreement by causing such Subsidiary to execute and deliver a consent to each of the ABL Collateral

Agent and the Term Collateral Agent (in substantially the form of Exhibit A attached hereto or such other form reasonably acceptable to the ABL Collateral Agent and the Term Loan Collateral Agent). The parties hereto agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Subsidiary that becomes a Grantor at any time (and any security granted by any such Subsidiary) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BARCLAYS BANK PLC, as ABL Collateral Agent

By:
Name:
Title:

Address for notices:

Barclays Bank PLC
[ ]
[ ]
[ ]
Attention: [ ]

[Signature Page to Intercreditor Agreement]

BARCLAYS BANK PLC as Term Collateral Agent

By:
Name:
Title:

Address for notices:

Attention: Peter Oberrender
Barclays Bank PLC
745 7th Avenue
New York, NY 10019
Telephone: (212) 526-6687

[Signature Page to Intercreditor Agreement]

Exhibit A

CONSENT OF COMPANY AND GRANTORS

Dated: June 28, 2018

Reference is made to the Intercreditor Agreement dated as of June 28, 2018 between Barclays Bank PLC, as ABL Collateral Agent, and Barclays Bank PLC, as Term Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement applicable to it, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no ABL Secured Party or Term Loan Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement provided that such party has not acted in violation of the ABL Security Documents, Term Security Documents or applicable ABL Documents or Term Loan documents. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the ABL Secured Parties and the Term Loan Secured Parties and their respective successors and permitted assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the ABL Credit Agreement.

Exhibit A-1

IN WITNESS WHEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

[GRANTORS]

By:
Name:
Title:

Exhibit A-2

Exhibit B

JOINDER AGREEMENT

The undersigned, [             ], as              (in such capacity, together with its successors and permitted assigns in such capacity, the “[         ] Agent”), under that certain [credit agreement/ other agreement], dated as of [             ], 20[     ], among AHP Health Partners, Inc. (the “Company”), Ardent Health Partners, LLC (the “Parent”), the subsidiaries of the Company party thereto from time to time and the [             ] Agent, hereby (a) agrees to become party as [ABL Collateral Agent/Term Collateral Agent] for the holders of [describe new obligations] under the Intercreditor Agreement dated as of June 28, 2018 (the “Intercreditor Agreement”) among the Company, the other Grantors from time to time party thereto, Barclays Bank PLC, as ABL Collateral Agent, and Barclays Bank PLC, as Term Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein and (b) agrees to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Inter-creditor Agreement as of the date thereof.

The provisions of Sections 7.8 and 7.14 of the Intercreditor Agreement will apply with like effect to this Joinder Agreement.

Exhibit B-1

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of the date first written above.

[ ], as [Agent]

By:
Name:
Title:

Address for notices:

Exhibit B-2

Schedule I to the Joinder

Agreement to the

Intercreditor Agreement

Grantors

[             ]

Exhibit B-3

Exhibit R

FORM OF RELATIVE RIGHTS AGREEMENT

[See attached.]

Execution Version

RELATIVE RIGHTS AGREEMENT

THIS RELATIVE RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 28, 2018 (the “Closing Date”), among Barclays Bank PLC, as administrative agent under the ABL Credit Agreement (such term, and each other term used but not defined in this preamble or in the preliminary statements to this Agreement, having the meaning assigned thereto in Section 1.1), Barclays Bank PLC, as collateral agent under the ABL Credit Agreement, Barclays Bank PLC, as administrative agent under the Term Loan Agreement, U.S. Bank National Association, as trustee under the Indenture, and the Landlord, and acknowledged by each of the parties listed on the Schedule of Tenants attached hereto and incorporated herein by reference (collectively, the “Tenants”) and each of the parties listed on the Schedule of Guarantors attached hereto and incorporated herein by reference (collectively, the “Guarantors”, and together with the Tenants, the “Obligors”).

PRELIMINARY STATEMENTS

The Guarantors, the Tenants and the other borrowers and credit parties party thereto from time to time have entered into that certain ABL Credit Agreement dated as of the Closing Date (as amended, extended, restated, supplemented or otherwise modified, upsized, renewed, refinanced or replaced from time to time, including, for the avoidance of doubt, by a cash flow revolving credit facility, in each case, in accordance with Section 3.1(a), the “ABL Credit Agreement”), with the ABL Agents and the lenders party thereto from time to time, pursuant to which such lenders have made and will make certain extensions of credit available to the Tenants and other credit parties thereunder. Pursuant to that certain Security Agreement dated as of the Closing Date (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, in each case, in accordance with Section 3.1(a), the “ABL Security Agreement”), made by the Guarantors, the Tenants and the other grantors thereunder in favor of the ABL Agents, the ABL Lender Obligations are secured by the Loan Collateral.

The Guarantors, the Tenants and the other credit parties party thereto from time to time have entered into that certain Term Loan Credit Agreement dated as of the Closing Date (as amended, extended, restated, supplemented or otherwise modified, upsized, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a), the “Term Loan Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”), with the Term Loan Agent and the lenders party thereto from time to time, pursuant to which such lenders have made an extension of credit available to the borrowers thereunder. Pursuant to that certain Security Agreement dated as of the Closing Date (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, in each case, in accordance with Section 3.1(a), the “Term Loan Security Agreement” and, together with the ABL Security Agreement, the “Security Agreements”), made by the Guarantors, the Tenants and the other grantors thereunder in favor of the Term Loan Agent, the Term Loan Lender Obligations are secured by the Loan Collateral.

The Guarantors, the Tenants and certain other direct and indirect subsidiaries of the Guarantors party thereto from time to time have entered into that certain Indenture dated as of the Closing Date (together with the senior notes issued thereunder, and in each case as amended, extended, restated, supplemented or otherwise modified, upsized, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a), the “Indenture”), with the Indenture Trustee, pursuant to which AHP Health Partners, Inc. will issue $535 million aggregate principal amount of its unsecured senior notes due 2026 on the Closing Date.

The Tenants and the Landlord are parties to the Master Lease, dated as of August 4, 2015 (as amended, extended, restated, supplemented or otherwise modified, renewed, refinanced or replaced prior to the Closing Date and, thereafter, from time to time, in accordance with Section 3.1(b), the “Master Lease”), pursuant to which the Landlord leased to the Tenants certain real property and real property interests described in the Master Lease, the improvements located thereon and the fixtures located thereon or affixed thereto.

The Creditors desire to enter into this Agreement to set forth their relative rights with respect to the assets of the Guarantors and the Tenants subject to the Liens created by the Security Agreements and the Loan Documents, subject to the Indenture, and subject to the Master Lease, and to enter into certain other agreements relating thereto, all as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings as used in this Agreement:

“ABL Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under the ABL Loan Documents, and its successors, replacements and permitted assigns in such capacity.

“ABL Agents” means, collectively, each of the ABL Administrative Agent and ABL Collateral Agent.

“ABL Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent under the ABL Loan Documents, and its successors, replacements and permitted assigns in such capacity.

“ABL Credit Agreement” has the meaning set forth for such term in the first preliminary statement.

“ABL Lender Obligations” means and includes any and all amounts due, and other obligations of the Tenants, the Guarantors or any of their affiliates, to the ABL Agents under the ABL Loan Documents, whether now existing or hereafter arising under the ABL Credit Agreement or the other ABL Loan Documents (whether before or after the commencement of a Proceeding, or that would have accrued or become due under the terms of the ABL Loan Documents but for the effect of the Proceeding, including, without limitation, interest, fees, charges and premiums and other amounts accruing thereon after the

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commencement of a Proceeding without regard to whether or not such interest is an allowed claim), including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to the lenders under the ABL Credit Agreement by the Tenants, the Guarantors or any of their affiliates, arising under or in connection with this Agreement or the ABL Loan Documents, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, the Obligations (as defined in the ABL Credit Agreement).

“ABL Loan Documents” means the “Loan Documents” (or similar term) as defined in the ABL Credit Agreement (but is not deemed to include this Agreement), together with all amendments, extensions, renewals or supplements, refinancings or replacements thereto, in each case, in accordance with this Agreement.

“ABL Security Agreement” has the meaning set forth for such term in the first preliminary statement.

“Account Collateral” means, collectively, all of the following:

(a) all of the accounts, accounts receivable, payment intangibles, health-care insurance receivables and any other right to the payment of money in whatever form, of any of the Tenants, or any other indebtedness of any Person owing to any of the Tenants (whether constituting an account, chattel paper, document, instrument or general intangible), whether now owned or hereafter acquired, arising from the provision of merchandise, goods or services by the Tenants, or from the operations of any Tenant, in each of the foregoing instances solely from and at any Facility, including the right to payment of any interest or finance charges and other obligations with respect thereto;

(b) all of the rights, titles and interests of any of the Tenants in, to and under all supporting obligations and all other Liens and property subject thereto from time to time securing or purporting to secure any such accounts, accounts receivable, payment intangibles or other indebtedness owing to any of the Tenants;

(c) all of the rights, titles and interests of any of the Tenants in, to and under all guarantees, indemnities and warranties, letter-of-credit rights, supporting obligations, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such accounts, accounts receivable, payment intangibles or other indebtedness owing to any of the Tenants;

(d) all of the now owned or hereafter acquired deposits of any of the Tenants representing Proceeds from the foregoing accounts, accounts receivable, payment intangibles or other indebtedness and any deposit account into which the same may be deposited, all other cash collections and other Proceeds of the foregoing accounts, accounts receivable, payment intangibles or other indebtedness (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible), and all deposit accounts into which the same are deposited;

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(e) all Proceeds (whether constituting accounts, chattel paper, documents, instruments or general intangibles) with respect to the foregoing; and

(f) all books and records with respect to any of the foregoing;

provided that Account Collateral shall exclude in each case any Landlord Exclusive Assets.

“Account Records” has the meaning set forth for such term in Section 3.5.

“Agents” means, collectively, the ABL Agents and the Term Loan Agent.

“Agreement” has the meaning set forth for such term in the preamble.

“Appraisal” means the most recent appraisal of the Option Assets conducted by an Appraiser.

“Appraiser” means an independent appraiser designated pursuant to Section 2.3(a) hereof and meeting the requirements for an “MAI Appraiser” as set forth in Section 9.2.6 of the Master Lease as in effect as of the Closing Date; provided that any other organization referred to therein shall also be approved by the Agents in their reasonable discretion.

“Approvable Transfer” has the meaning set forth for such term in Section 4.2.

“Authorizations” means, with respect to any Facility or Facilities, any and all licenses, permits, certifications, registrations, accreditations, certificates of need, certificates of exemption, approvals, waivers, variances and other authorizations issued by any Governmental Authority necessary or advisable for the use of such Facility(ies) for its primary intended use and receipt of reimbursement or other payments under any governmental payor in which such Facility(ies) participates (including the right to make any change to the nature of the Authorizations, and the right to transfer, move or apply for any of the foregoing).

“Bank Product Debt” has the meaning set forth in the ABL Credit Agreement as in effect on the Closing Date.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in New York, New York, are authorized, or obligated, by applicable law or executive order, to close.

“Cap Amount” means $375,000,000; provided, that solely for purposes of Section 2.6, “Cap Amount” means (a) $375,000,000 (as such amount is reduced pursuant to Section 2.3(a)), minus (b) the pro rata portion of the aggregate amount of principal repayments and prepayments (to the extent not financed with the proceeds of Indebtedness (other than (i) revolving Indebtedness and (ii) intercompany Indebtedness)) of principal in respect of (w) the Term Loan Lender Obligations, (x) the ABL Lender Obligations (other than the ABL Lender Obligations under the ETMC Facility) (to the extent of a corresponding permanent commitment reduction under the ABL Credit Agreement) and (y) any other indebtedness (in the case of revolving indebtedness, a corresponding permanent commitment reduction in respect thereof)

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incurred in compliance with Section 9.9(b) that is subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor, in each case, specifically excluding any such payments in connection with a refinancing or replacement of the Term Loan Lender Obligations, the ABL Lender Obligations (other than the ABL Lender Obligations under the ETMC Facility) or any other obligations in respect of secured indebtedness incurred in compliance with Section 9.9(b) that is subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor, plus (c) the pro rata portion of the aggregate amount of all loans or commitment increases made pursuant to the terms of the Term Loan Documents or the ABL Documents or any other secured indebtedness incurred in compliance with Section 9.9(b) that is subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor; provided that in no event shall the Cap Amount (x) exceed $375,000,000 or (y) be less than the Cap Amount Floor; provided further, that, in connection with any refinancing or replacement of the Term Loan Lender Obligations, the ABL Lender Obligations (other than the ABL Lender Obligations under the ETMC Facility) or any obligations in respect of secured indebtedness incurred in compliance with Section 9.9(b) and subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor, the Cap Amount shall automatically be re-set at $375,000,000. For purposes of this definition, “pro rata portion” shall be equal to (x) the amount of any principal repayment or prepayment as set forth in clause (b) above (to the extent not financed with the proceeds of Indebtedness (other than (i) revolving Indebtedness and (ii) intercompany Indebtedness)) (and, in the case of the ABL Lender Obligations (other than the ABL Lender Obligations under the ETMC Facility) or any other revolving indebtedness, the permanent commitment reduction thereunder) multiplied by (y) a fraction, (i) the numerator of which is the sum of the then outstanding principal amount of (A) the Tenant Lender Obligations (not to exceed, together with amounts included in clause (B), $375,000,000) and (B) the obligations of the Tenants under any other secured indebtedness incurred in compliance with Section 9.9(b) and subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor (not to exceed, together with amounts included in clause (A), $375,000,000), and (ii) the denominator of which is the sum of the then outstanding principal amount of (A) Term Loans under the Term Loan Agreement and commitments under the ABL Credit Agreement (other than the ABL Lender Obligations under the ETMC Facility), and (B) any other secured indebtedness incurred (including revolving commitments) in compliance with Section 9.9(b) that is subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor, in each case of clauses (i) and (ii), calculated as set forth in clause (b) above. The Tenants shall maintain proper books of record and account which reflect any principal repayments or prepayments that would reduce the Cap Amount, and provide a good faith calculation of the then applicable Cap Amount upon request of Landlord or Agent (together with reasonably supporting detail of such calculation).

“Cap Amount Floor” means an amount equal to the lesser of (i) $175,000,000 and (ii) the aggregate amount of ABL Lender Obligations outstanding at the time the Landlord Debt Purchase Option is exercised (other than the ABL Lender Obligations under the ETMC Facility).

“Closing Date” has the meaning set forth for such term in the preamble.

“Control” means, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise. “Controlling” and “Controlled” have the meanings correlative to the foregoing.

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“Credit Agreements” has the meaning set forth for such term in the second preliminary statement.

“Creditor Obligations” means collectively the Lender Obligations, the Indenture Obligations and obligations under any other indebtedness incurred in compliance with Section 9.9(b) with respect to which the creditor is joined hereto.

“Creditors” means, collectively, the Agents, the Indenture Trustee, the Landlord and any other creditor joined hereto pursuant to Section 9.9(b).

“Dispossession” has the meaning set forth for such term in Section 4.1(a).

“Election Notice” has the meaning set forth for such term in Section 2.6(a).

“ETMC Facility” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Facility” has the meaning set forth for such term in the Master Lease.

“Facility Provider Agreements” means provider agreements issued to or held by any Tenant pursuant to which any Facility(ies) are approved or eligible to receive reimbursement under any Third Party Payor Program.

“Fair Market Value” means the fair market value of the Option Assets that a willing, comparable, non-equity buyer would pay, and a willing, comparable lender would accept, at arm’s length for personal property comparable to the Option Assets; provided that in no event shall there be given any value to the Authorizations necessary or desirable for Tenants’ use of any portion of the Premises.

“Federal Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as amended.

“Financed Alterations” means the transactions set forth in Section 6.5.7 of the Master Lease as in effect on the Closing Date and in the Letter Agreement Regarding Kindred Hospital and Lovelace Medical Center Downtown Facilities between Ardent Medical Services Inc. and the Tenants as in effect on the Closing Date.

“Guarantors” has the meaning set forth for such term in the preamble and includes such Person’s successors and permitted assigns, and also includes the Guarantors as debtors-in- possession in a Proceeding under the Federal Bankruptcy Code.

“Indenture” has the meaning set forth for such term in the third preliminary statement.

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“Indenture Obligations” means and includes any and all amounts due, and other obligations of the Tenants, the Guarantors or any of their affiliates, under the Indenture (and any senior notes issued thereunder), whether now existing or hereafter arising under the Indenture (and any senior notes issued thereunder) (whether before or after the commencement of a Proceeding, or that would have accrued or become due under the terms of the Indenture (and any senior notes issued thereunder) but for the effect of the Proceeding, including, without limitation, interest, fees, charges and premiums and other amounts accruing thereon after the commencement of a Proceeding without regard to whether or not such interest is an allowed claim), including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to the noteholders under the Indenture (and any senior notes issued thereunder) by the Tenants, the Guarantors or any of their affiliates, arising under or in connection with this Agreement or the Indenture (and any senior notes issued thereunder), in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon. For the avoidance of doubt, that all Indenture Obligations shall be unsecured.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as trustee under the Indenture, and its successors, replacements and permitted assigns in such capacity.

“Landlord” means, collectively, the entities listed on the Schedule of Landlords attached hereto, and their successors, replacements and permitted assigns in such capacity.

“Landlord Asset Purchase Option” has the meaning set forth for such term in Section 2.3(a).

“Landlord Assignment Provisions” means the terms and conditions related to the Landlord Debt Purchase Option (a) with respect to the Term Loan Agent, including, without limitation, the provisions of Section 2.18 of the Term Loan Agreement, (b) with respect to the ABL Agent, including, without limitation, the provisions of Section 2.17 of the ABL Credit Agreement and (c) for any other indebtedness which is subject to the Landlord Debt Purchase Option, the applicable provisions of the loan documents for such Indebtedness.

“Landlord Debt Purchase Option” has the meaning set forth for such term in Section 2.6(a).

“Landlord Exclusive Assets” means (a) any security deposits, cash collateral, escrows, deposits, reserves, impounds or the like deposited with or held, established or maintained by the Landlord in accordance with the terms of the Lease Documents, and includes any letter of credit issued for the account of any Tenant or the Guarantors to the benefit of the Landlord with respect thereto and (b) in each case, all Proceeds thereof.

“Landlord’s Priority Rent Payments” means the Landlord’s right pursuant to Section 2.3 to receive, at the election of the Landlord, on a first-out priority basis, Proceeds of the Option Assets or an offset against the Option Assets Purchase Price in an aggregate amount for all such receipts and offsets, not to exceed the sum of three (3) months of the Minimum Rent then due under the Lease Documents.

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“Lease Documents” means the Master Lease, any joinders thereto (if applicable), and all agreements, notes, instruments, certificates and other related documents (but is not deemed to include this Agreement), together with all amendments, extensions, renewals or supplements, refinancings or replacements thereto, now or hereafter evidencing, reflecting or securing the liabilities, obligations, indemnities or undertakings of the Tenants pursuant to the Master Lease or delivered in connection therewith.

“Lease Event of Default” means an “Event of Default” (or similar term) as such term is defined in any Lease Document as in effect on the Closing Date.

“Lease Obligations” means and includes any and all amounts due, and other obligations of the Tenants, the Guarantors or any of their affiliates, to the Landlord under the Lease Documents, whether now existing or hereafter arising under the Master Lease or the other Lease Documents (whether before or after the commencement of a Proceeding, or that would have accrued or become due under the terms of the Lease Documents but for the effect of the Proceeding, including, without limitation, all rent, interest, premiums and other amounts accruing thereon after the commencement of a Proceeding without regard to whether or not such interest is an allowed claim), including, without limitation, any and all rent, fees, costs, charges, expenses, reimbursement obligations, penalties, premiums and indemnities owed or owing to the Landlord under the Lease Documents by the Tenants, the Guarantors or any of their affiliates, arising under or in connection with this Agreement or the Lease Documents, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, the Obligations (as defined in the Master Lease).

“Lease Payments” means (a) any payments of rents, impositions or other payments scheduled for payment in accordance with the terms of the Lease Documents, (b) any prepayments of up to three months’ rent under the Lease Documents (and in addition to the Landlord Exclusive Assets, which do not constitute a rent payment for purposes hereof), (c) any payments upon invoices submitted by the Landlord to a Tenant from time to time for payments which relate or pertain to the Lease Documents or the administration thereof or (d) any escrows, deposits, impounds or the like (including the Lease Collateral) deposited with or held, established or maintained by the Landlord in accordance with the terms of the Lease Documents, and any payments made to establish, restore or replenish any such escrows, deposits, impounds or the like and any payment of or from the Landlord Exclusive Assets or any such escrows, deposits, impounds or the like at the direction of the Landlord that is permitted under any Lease Document.

“Lender Obligations” means the ABL Lender Obligations and the Term Loan Lender Obligations.

“Lien” means any charge, claim, community property interest, deed of trust, condition, equitable interest, lien, mortgage, easement, encumbrance, servitude, right of way, option, pledge, purchase agreement, additional sale agreement, security interest, right of first refusal or restriction of any kind, including any restriction on use, transfer, receipt of income or right of exercise of any other attribute of ownership.

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“Loan Collateral” means (a) those assets designated as “Collateral” (or similar term) under the ABL Credit Agreement and the other ABL Loan Documents and/or (b) those assets designated as “Collateral” (or similar term) under the Term Loan Credit Agreement and the other Term Loan Documents; provided, however, that “Loan Collateral” shall not include (i) the Purchased Option Assets, (ii) any Landlord Exclusive Assets, (iii) any Authorizations, (iv) any Facility Provider Agreements, (v) any leasehold mortgage interest or any other claim in the Master Lease or (vi) any real or personal property (including equipment and fixtures) owned by the Landlord.

“Loan Documents” means the ABL Loan Documents and the Term Loan Documents.

“Loan Event of Default” means an “Event of Default” (or similar term) as such term is defined in any ABL Loan Document or Term Loan Document, as the case may be.

“Master Lease” has the meaning set forth for such term in the fourth preliminary statement.

“Minimum Rent” has the meaning set forth for such term in the Master Lease as in effect on the Closing Date (but including, for the avoidance of doubt, any adjustments to such Minimum Rent pursuant to the terms of the Master Lease in effect as of the Closing Date).

“Option Asset Proceeds” has the meaning set forth for such term in Section 2.3(e).

“Option Assets” means that portion of Tenant Personal Property that, (i) pursuant to Section 9.2 of the Master Lease as in effect on the Closing Date, Landlord has an option to purchase and (ii) constitutes Loan Collateral.

“Option Assets Existing Liens” has the meaning set forth for such term in Section 2.3(a).

“Option Assets Purchase” has the meaning set forth for such term in Section 2.3(a).

“Option Assets Purchase Price” has the meaning set forth for such term in Section 2.3(a).

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision, instrumentality or agency thereof.

“Premises” has the meaning set forth for such term in the Master Lease.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

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“Proceeds” means, with respect to any particular item or asset, (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of such asset, (b) whatever is collected on, or distributed on account of, such asset, (c) rights arising out of such asset, (d) to the extent of the value of such asset, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, such asset and (e) to the extent of the value of such asset and to the extent payable to the debtor or secured party with respect thereto, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, such asset, including all “proceeds” as such term is defined in the UCC; provided that “Proceeds” of any Loan Collateral does not include in any event any of the Landlord Exclusive Assets.

“Purchase Option Period” has the meaning set forth for such term in Section 2.3(a).

“Purchase Option Trigger Event” means the occurrence of (i) any event permitting the Landlord to exercise the “Disposition Option” set forth in Section 9.2 of the Master Lease as in effect on the Closing Date or (ii) any Agent’s exercise of material remedies with respect to a Loan Event of Default.

“Purchase Price” has the meaning set forth for such term in Section 2.6(a).

“Purchased Option Assets” means any Option Assets actually purchased by Landlord in accordance with the exercise of its option to purchase such Option Assets, the Agents’ Liens on which have been automatically released pursuant to the terms and conditions set forth in Section 4.3, but excluding Option Asset Proceeds.

“Secured Parties” means “Secured Parties” (or similar term) as defined in the ABL Security Agreement and/or the Term Loan Security Agreement, as the context requires.

“Secured Swap Contracts” has the meaning set forth in the Term Loan Agreement or the ABL Credit Agreement, as the context requires, in each case as in effect on the Closing Date.

“Security Agreements” has the meaning set forth for such term in the second preliminary statement.

“Tenant Creditor Obligations” means, at any time, the proportion of the Creditor Obligations incurred or guaranteed by the Tenants at such time.

“Tenant Guarantees” means the guarantees provided by the Tenants pursuant to the Loan Documents.

“Tenant Lender Obligations” means, at any time, the Tenant Guarantees and the proportion of the Lender Obligations incurred by the Tenants at such time.

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“Tenant Loan Collateral” means (i) the proportion of the Loan Collateral owned by the Tenants, (ii) the Tenants’ right, title or interest with respect to any other Loan Collateral not so owned, and (iii) the proportion of the Loan Collateral comprised of the equity interests of the Tenants owned by the other credit parties under the Loan Documents, and, in each case of clauses (i), (ii) and (iii), pledged in support of the Lender Obligations.

“Tenant Personal Property” has the meaning set forth for such term in the Master Lease as in effect on the Closing Date.

“Tenants” has the meaning set forth for such term in the preamble and includes such Person’s successors and permitted assigns, and also includes any Tenant as each debtor-in-possession in a Proceeding under the Federal Bankruptcy Code.

“Term Loan Agent” means Barclays Bank PLC, in its capacity as administrative agent under the Term Loan Documents, and its successors, replacements and permitted assigns in such capacity.

“Term Loan Agreement” has the meaning set forth for such term in the second preliminary statement.

“Term Loan Documents” means the “Loan Documents” (or similar term) as defined in the Term Loan Agreement (but is not deemed to include this Agreement), together with all amendments, extensions, renewals or supplements, refinancings or replacements thereto, in each case, in accordance with this Agreement.

“Term Loan Lender Obligations” means and includes any and all amounts due, and other obligations of the Tenants, the Guarantors or any of their affiliates, to the Term Loan Agent under the Term Loan Documents, whether now existing or hereafter arising under the Term Loan Agreement or the other Term Loan Documents (whether before or after the commencement of a Proceeding or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Proceeding, including, without limitation, interest, fees, charges and premiums accruing thereon after the commencement of a Proceeding without regard to whether or not such interest is an allowed claim), including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to the lenders or other secured parties under the Term Loan Agreement by the Tenants, the Guarantors or any of their affiliates, arising under or in connection with this Agreement or the Term Loan Documents, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, the Obligations (as defined in the Term Loan Agreement).

“Term Loan Security Agreement” has the meaning set forth for such term in the second preliminary statement.

“Third Party Payor Programs” means any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic care or other goods or services rendered, supplied or administered to any admittee, occupant or patient by or from any governmental authority, governmental payor, bureau, corporation, agency, commercial insurer, non-public entity, “HMO,” “PPO” or other comparable party.

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“Triggering Event” means (i) an ABL Agent having declared the ABL Lender Obligations to be immediately due and payable in accordance with the terms of the ABL Credit Agreement, or such acceleration having otherwise occurred in accordance with the terms of the ABL Loan Documents, (ii) the Term Loan Agent having declared the Term Loan Lender Obligations to be immediately due and payable in accordance with the terms of the Term Loan Agreement, or such acceleration having otherwise occurred in accordance with the terms of the Term Loan Documents, (iii) the Minimum Rent having been in arrears for more than 30 calendar days or (iv) the commencement of a Proceeding with respect to any Tenant or the Guarantors.

“UCC” means the Uniform Commercial Code as in effect on the Closing Date in any applicable jurisdiction.

“Use Period” has the meaning set forth for such term in Section 3.6(b).

“Ventas Assigned Loans” means the loans assigned to the Ventas Assignee in connection with the Landlord Debt Purchase Option and pursuant to the Landlord Assignment Provisions.

“Ventas Assignee” means the Landlord or any affiliate of the Landlord, in each case, to the extent such entity is permitted by applicable law to purchase, hold or receive by assignment, loans in respect of the Term Loan Lender Obligations, ABL Lender Obligations or any other indebtedness which is subject to the Landlord Debt Purchase Option.

1.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all other undefined terms used in this Agreement shall, unless the context otherwise dictates, have the meanings given such terms in the UCC as in effect in the State of New York to the extent the same are used or defined therein. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

(b) The Agreement; Common Terms. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified. The term “including” is not limiting and means “including without limitation.”

ARTICLE II.

RELATIVE RIGHTS AMONG THE CREDITORS IN CERTAIN ASSETS

2.1 Landlord Exclusive Assets.

(a) Each Agent acknowledges that the Landlord has informed the Agents that the Landlord has certain rights, including Liens, in the Landlord Exclusive Assets, and each Agent agrees that it has no right or Lien in the Landlord Exclusive Assets, and that the Landlord

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is entitled to manage the Landlord Exclusive Assets in its sole and absolute discretion, and without any obligation to give any Agent prior notice thereof, and the Landlord will have no liability to any Agent for, and each Agent hereby waives any claim it may now or hereafter have against the Landlord arising out of, any or all actions that the Landlord takes or omits to take with respect to such Landlord Exclusive Assets or any portion thereof. No Agent or Landlord shall directly or indirectly contest or encourage any other Person to contest the validity, perfection, priority or enforceability of the Landlord’s or any Agent’s Liens in the Landlord Exclusive Assets or the Loan Collateral, as applicable.

(b) Notwithstanding any provision in the Credit Agreements, the Security Agreements or any other Loan Documents to the contrary, the Loan Collateral does not include any of the Landlord Exclusive Assets or any assets set forth in the proviso in the definition of “Loan Collateral” and (i) each ABL Agent hereby releases any Lien it may have in the Landlord Exclusive Assets, and any assets set forth in the proviso in the definition of “Loan Collateral” under the ABL Credit Agreement, the ABL Security Agreement or any other ABL Loan Document, and (ii) the Term Loan Agent hereby releases any Lien it may have in the Landlord Exclusive Assets, and any assets set forth in the proviso in the definition of “Loan Collateral” under the Term Loan Agreement, the Term Loan Security Agreement or any other Term Loan Document. Each Agent shall, at the request of the Landlord, execute and deliver such other instruments and documents, and take such further action, as the Landlord may reasonably request to effect or evidence the termination of such Agent’s Lien in the Landlord Exclusive Assets or any assets set forth in the proviso in the definition of “Loan Collateral”, at the sole cost and expense of the Guarantors and the Tenants.

(c) As long as any of the Lease Documents remain in effect or any of the Landlord Obligations are outstanding, except with the prior written consent of the Landlord in each instance, the Agents shall not knowingly receive or accept in any manner any payments in respect of the ABL Loan Documents or the Term Loan Documents, as the case may be, directly from the Landlord Exclusive Assets. In the event and to the extent that an Agent shall receive any payments not otherwise permitted herein, such Agent shall be deemed to have received such payments in trust for the Landlord and shall immediately turn the same over in the form received (subject to endorsement where appropriate) to the Landlord for application to the amounts due under the Lease Documents.

(d) For the avoidance of doubt, nothing in this Agreement shall be construed to modify, delay, excuse, interrupt, stay or alter in any respect any arrangements and agreements between the Landlord and the Guarantors or the Tenants with respect to the exercise by the Landlord of any and all rights pursuant to the Master Lease or the other Lease Documents relating to or pertaining to the Landlord Exclusive Assets, or to any other assets that are not Loan Collateral.

2.2 Loan Collateral.

(a) The Landlord acknowledges that the Agents have informed the Landlord that the Agents have a Lien in the Loan Collateral, and the Landlord agrees (except to the extent of the Landlord’s right to receive the Landlord’s Priority Rent Payments) that it has no right or Lien in the Loan Collateral or the Proceeds thereof, in each case, except as paid to the Landlord pursuant to the terms and conditions hereof.

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(b) The Landlord acknowledges the existence of the Agents’ Liens in the Loan Collateral to the extent set forth in Section 2.2(a).

(c) Notwithstanding any provision in the Lease Documents to the contrary, the Landlord Exclusive Assets do not include any of the Loan Collateral and the Landlord hereby releases any Lien it may have in the Loan Collateral under the Lease Documents. The Landlord shall, at the request of any Agent, execute and deliver such other instruments and documents, and take such further action, as any Agent may reasonably request to effect or evidence the termination of the Landlord’s Lien in the Loan Collateral, at the sole cost and expense of the Guarantors and the Tenants.

(d) Other than as expressly set forth herein, with respect to the Loan Collateral (other than the Option Assets and the Option Asset Proceeds, the management of which is set forth in Section 2.3, and subject to the limited license on Authorizations and Facility Provider Agreements set forth in Section 2.4), the Landlord agrees that the Agents are entitled to manage the Loan Collateral in their sole and absolute discretion, and without any obligation to give the Landlord prior notice thereof, and the Agents will have no liability to the Landlord for, and the Landlord will waive any claim it may now or hereafter have against the Agents arising out of, any or all actions that the Agents take or omit to take with respect to such Loan Collateral or any portion thereof.

(e) For the avoidance of doubt, nothing in this Agreement shall be construed to modify, delay, excuse, interrupt, stay or alter in any respect any arrangements and agreements between the ABL Agents, the Term Loan Agent, the Guarantors and the Tenants or other parties to the Loan Documents with respect to the exercise by the ABL Agents or the Term Loan Agent, as the case may be, of any and all rights pursuant to the ABL Credit Agreement and the other ABL Loan Documents or the Term Loan Agreement and the other Term Loan Documents, as the case may be, relating to or pertaining to the Loan Collateral.

2.3 Option Assets and Option Asset Proceeds.

(a) Subject to the terms of Section 2.3(b), each Agent and the Tenants hereby agree that at any time during the period beginning upon the giving of written notice by the Landlord of its intent to exercise the Landlord Asset Purchase Option following the occurrence of a Purchase Option Trigger Event and ending on the earlier of the date a Loan Event of Default that resulted in such Purchase Option Trigger Event (if any) is cured or waived or three (3) months following the occurrence of such Purchase Option Trigger Event (the “Purchase Option Period”), the Landlord may purchase (the “Landlord Asset Purchase Option”) all (but not less than all) of each Agent’s and the Tenants’ right, title and interest in the Option Assets (an “Option Assets Purchase”) that are located at a particular Facility or more than one Facility, as determined by the Landlord. The Landlord Asset Purchase Option will be exercised at (A) the Fair Market Value of such Option Assets as determined in accordance with Sections 2.3(a)(ii) (excluding, for the avoidance of doubt, any assets included in the Appraisal that are not Tenant Personal Property) and (iii) minus (B) an amount equal to the then current amount of unpaid rent (up to a cap equal to the Landlord’s Priority Rent Payments) minus (C) the amount of any Liens other than the Liens of the ABL Agents and the Term Loan Agent (the “Option Assets Existing Liens”) encumbering the Option Assets (the “Option Assets Purchase Price”). Upon payment of

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the Option Assets Purchase Price to the Agents, (i) the Proceeds of such Option Assets Purchase Price shall be applied to the ABL Lender Obligations or the Term Loan Lender Obligations, as applicable, in accordance with the ABL Loan Documents or the Term Loan Documents, as applicable, and the Cap Amount shall be reduced by the amount of the Option Assets Purchase Price (howsoever the Option Assets Purchase Price is applied) and (ii) each Tenant will transfer good title to all of the Purchased Option Assets, free and clear of any Liens (other than the Option Assets Existing Liens), and each Agent and Tenant will, at the request of the Landlord, execute and deliver such other instruments and documents as the Landlord may reasonably request to effect or evidence release of such Agent’s Liens on the Purchased Option Assets.

(i) Appraisal of Fair Market Value. Unless otherwise waived or extended by the Landlord and each Agent in writing, within 60 days following the end of the previous fiscal year, the Landlord and each Agent will designate (acting together) an Appraiser to determine the Fair Market Value of the Option Assets. The Borrowers (as defined in the Credit Agreements) shall use commercially reasonable efforts to cause the Appraiser so designated (or in the event that the Landlord and each Agent do not so designate an Appraiser within such 60 days, the Appraiser from the previous fiscal year shall be deemed so designated) to deliver an Appraisal that determines (at the sole cost and expense of the Tenants) the Fair Market Value of the Option Assets, such delivery to be completed within 180 days after the end of such previous fiscal year and to include a written report of the methodologies used and factors taken into account in determining such Fair Market Value.

(ii) Appraisal Dispute Resolution Mechanics.

(1) If the Landlord and the Agents (acting together) cannot agree on the identity of the Appraiser pursuant to Section 2.3(a)(ii), then the Landlord and the Agents (acting together) shall each within 10 days after written demand by the other select one Appraiser to participate in the determination of the Fair Market Value of the Option Assets (it being understood that (i) the fees and expenses incurred by the Appraiser selected by the Agents (acting together) in connection with such Appraiser’s determination of the Fair Market Value of the Option Assets under this Section 2.3(a)(ii) shall be borne by the Tenants and (ii) the fees and expenses incurred by the Appraiser selected by the Landlord in connection with such Appraiser’s determination of the Fair Market Value of the Option Assets under this Section 2.3(a)(ii) shall be borne by the Landlord). Within 10 days of such selection, the Appraisers so selected by the parties shall select a third Appraiser (it being understood that the fees and expenses incurred by such third Appraiser in connection with such Appraiser’s determination of the Fair Market Value of the Option Assets under this Section 2.3(a)(ii) shall be borne by the Landlord). The three selected Appraisers shall each determine the Fair Market Value of the Option Assets within 30 days of the selection of the third appraiser. The Tenants shall pay the fees and expenses of any Appraisers retained by such party pursuant to this Section 2.3(a)(ii).

(2) If either of the Landlord or the Agents (acting together) fails to select an Appraiser within the time period set forth in Section 2.3(a)(ii)(1), the Appraiser selected by the other party shall alone determine the Fair Market Value of the Option Assets, in accordance with the provisions of this Section 2.3, and the Fair Market Value of the Option Assets so determined shall be binding upon the parties. If the Appraisers selected by the parties are unable to agree upon a third Appraiser within the time period set forth in

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Section 2.3(a)(ii)(1), then either party may, at Tenant’s expense, request that the American Arbitration Association or any successor organization thereto appoint a third Appraiser meeting the qualifications set forth below within 20 days after such request, and both parties shall be bound by any appointment so made within such 20 day period. If no such third Appraiser shall have been appointed in such manner within such 20 day period or within 90 days after either party’s demand for the selection of Appraisers as provided in this Section 2.3, either Landlord or the Agents (acting together) may apply to any court having jurisdiction to have such appointment made by the court.

(3) Within five days after completion of the third Appraiser’s appraisal, all three Appraisers shall meet and a majority of the Appraisers shall attempt to determine the Fair Market Value of the Option Assets. Each Appraiser shall share its methodologies, calculations and backup workpapers with each of Landlord, the Agents and the Obligors. If a majority is unable to determine the Fair Market Value of the Option Assets at such meeting, the three appraisals shall be averaged by adding them together and dividing their total by three. The resulting quotient shall be the Fair Market Value of the Option Assets. In any event, the result of the foregoing appraisal process shall be final and binding.

(b) Notwithstanding the terms of Section 2.3(a), there shall be no more than two Purchase Option Periods in respect of the Option Assets in the aggregate, and there shall not be more than two separate Option Asset Purchases in respect of the Option Assets in the aggregate (which may, for the avoidance of doubt, relate to more than one Facility).

(c) No Agent may enforce remedies or foreclose against the Option Assets during the Purchase Option Period, but shall have access to the Option Assets and each Agent shall be entitled (subject to the terms and conditions of this Agreement, including as set forth under this Section 2.3, and customary or appropriate indemnities (which will be consistent with the indemnities set forth in Section 3.6) to take such actions as it may deem reasonably necessary to preserve and protect the value of the Option Assets. During the Purchase Option Period, the Option Assets will remain at the Facility or Facilities and be available for use in connection with the ordinary course of business being run at such Facility or Facilities.

(d) In the event the Landlord does not exercise its Landlord Asset Purchase Option, and an Agent subsequently forecloses, sells or disposes of any Option Assets or the Lien related to the Option Assets, such Agent shall promptly upon receipt thereof pay or turn over to the Landlord, from the net proceeds of any such foreclosure, sale or disposition, an amount equal to the then-current amount of unpaid rent (up to a cap equal to the Landlord’s Priority Rent Payments).

(e) The Landlord acknowledges that, to the extent provided in the Loan Documents, each Agent will retain or create, as applicable, a Lien in the Proceeds of any purchase by the Landlord of Option Assets (“Option Asset Proceeds”).

(f) For the avoidance of doubt and without limitation of and subject to the provisions of Section 2.3(e), nothing in this Section 2.3 shall be construed to modify, delay, excuse, interrupt, stay or alter in any respect any arrangements and agreements between the ABL Agents, the Term Loan Agent and the Guarantors or the Tenants with respect to the ABL Agents’ rights under the ABL Loan Documents and the Term Loan Agent’s rights under the Term Loan Documents in connection with the sale of Option Assets and the use of Proceeds therefrom.

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(g) Upon the expiration or earlier termination of the Master Lease, or with respect to any Dispossession, the Landlord may exercise the “Disposition Option” set forth in Section 9.2 of the Master Lease; provided, however, that as among the Agents and the Obligors, it is agreed that as long as any ABL Lender Obligations or Term Loan Lender Obligations or commitments under the ABL Loan Documents are outstanding (other than indemnities and other contingent ABL Lender Obligations or Term Loan Lender Obligations not then due and payable) such Disposition Option (or any other option to purchase Option Assets pursuant to the Master Lease) may only be exercised as the Landlord Asset Purchase Option under this Agreement and shall be governed pursuant to the terms and conditions of this Agreement notwithstanding any term to the contrary in the Master Lease. Except as set forth in the prior sentence, nothing in this Agreement shall be construed to modify, delay, excuse, interrupt, stay or alter in any respect any arrangements and agreements between the Landlord and the Guarantors or the Tenants with respect to the exercise by the Landlord of any and all rights pursuant to the Master Lease or the other Lease Documents relating to or pertaining to the Option Assets and the Option Asset Proceeds.

2.4 Authorizations and Facility Provider Agreements.

(a) Subject to the terms of Section 2.4(c), each Agent agrees that it has no Lien in the Authorizations or the Facility Provider Agreements, and that the Landlord is entitled to manage the Authorizations and the Facility Provider Agreements in its sole and absolute discretion, and without any obligation to give any Agent prior notice thereof, and the Landlord will have no liability to any Agent for, and each Agent will waive any claim it may now or hereafter have against the Landlord arising out of, any or all actions that the Landlord takes or omits to take with respect to such Authorizations or Facility Provider Agreements or any portion thereof.

(b) Notwithstanding any provision in the Credit Agreements, the Security Agreements or any other Loan Documents to the contrary, the Loan Collateral does not include any of the Authorizations or the Facility Provider Agreements and (i) each ABL Agent hereby irrevocably releases any Lien it may have in the Authorizations and the Facility Provider Agreements under the ABL Credit Agreement, the ABL Security Agreement or any other ABL Loan Document, and (ii) the Term Loan Agent hereby irrevocably releases any Lien it may have in the Authorizations and the Facility Provider Agreements under the Term Loan Agreement, the Term Loan Security Agreement or any other Term Loan Document. Each Agent shall, at the request of the Landlord, execute and deliver such other instruments and documents, and take such further action, as the Landlord may reasonably request to effect or evidence the termination of such Agent’s Lien in the Authorizations or the Facility Provider Agreements, as the case may be, at the sole cost and expense of the Guarantors and the Tenants.

(c) Solely for the purpose of enabling the ABL Agents or the Term Loan Agent, as the case may be, to exercise their respective rights and remedies under the ABL Loan Documents or the Term Loan Documents, as the case may be, with respect to Loan Collateral at such time as the ABL Agents or the Term Loan Agent, as the case may be, are lawfully entitled

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to exercise such rights and remedies, the Landlord grants (to the extent held by the Landlord) to the applicable Agent (or shall not object to any Tenant or Guarantors granting to the applicable Agent) an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Landlord) to use any of the Authorizations or the Facility Provider Agreements necessary for the entitlement to and collection of any Loan Collateral or exercise of remedies against any Loan Collateral.

(d) Any Authorizations or Facility Provider Agreements, or Proceeds thereof, knowingly (including as a result of having been advised by the Landlord to that effect) received by an Agent (other than as a result of the collection of Proceeds of Loan Collateral) shall be held in trust and shall be promptly paid over to the Landlord until the Lease Obligations are paid and performed in full (other than indemnities and other contingent Lease Obligations not then due and payable) or otherwise applied as a court of competent jurisdiction may direct and the full waiver by the Landlord of any Lease Events of Default.

2.5 Lease Payments. Each Agent acknowledges and agrees that, notwithstanding anything herein or in its respective Credit Agreement, Security Agreement and any other of its respective Loan Documents to the contrary, and notwithstanding such Agent’s Lien in the Account Collateral, no Agent will take any actions or make any claims to recoup from the Landlord or require the Landlord to turn over, surrender or pay over to the ABL Agents, the Term Loan Agent or any other Person, as the case may be, or claim any Lien in, any Lease Payments that are paid to and received by the Landlord from the Guarantors or any Tenant in accordance with the terms of the Master Lease or the other Lease Documents even if such Lease Payments are indisputably Proceeds of Account Collateral or other Loan Collateral, or otherwise contest or encourage the Guarantors or any Tenant to contest the Landlord’s application of any such Lease Payments; provided that solely in respect of payments paid or received after the initiation of a Proceeding against any Tenant or the Guarantors or following the acceleration of the ABL Lender Obligations or the Term Loan Lender Obligations, as the case may be, and the commencement of foreclosure proceedings against the Account Collateral (in each case, other than with respect to Landlord’s Priority Rent Payments, which will be governed in accordance with Section 2.3 of this Agreement), and in respect of any realization of Loan Collateral during the pendency of such Proceeding or foreclosure proceeding, each of the Agents and Landlord shall have the relevant rights and remedies available to it under applicable law.

2.6 Landlord Debt Purchase Option.

(a) At the Landlord’s option, but without obligation on the part of the Landlord, within fifteen (15) Business Days (by 3:00 P.M. Central time on such 15th day) after the earlier of (x) the Landlord’s receipt of all information under clause (b) below following any Agent’s or the Tenants’ notifying the Landlord in writing that a Triggering Event has occurred under and pursuant to the ABL Loan Documents or the Term Loan Documents, as the case may be, or (y) the Landlord electing in its sole discretion to exercise such option following the occurrence of a Triggering Event, the Landlord shall be permitted to deliver an irrevocable written notice to the relevant Agent (an “Election Notice”) regarding the Landlord’s desire to acquire (through an assignment of loans) from the applicable lenders (acting through the applicable Agent) all (but not less than all) of the right, title, and interest of each such lender in and to the Tenant Lender Obligations and such Agent’s rights in and title to the Tenant Loan

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Collateral, by paying to the relevant Agent (for the benefit of the relevant lenders) in cash a purchase price (the “Purchase Price”) equal to the lesser of the principal amount of the Lender Obligations at such time and the Cap Amount (plus any accrued, unpaid interest and premiums (if any), letter of credit reimbursement obligations, fees and expenses and provision for cash collateralization of any outstanding undrawn letters of credit in an amount equal to 103% of their face amount, but excluding, for the avoidance of doubt, any indemnity obligations, other indemnities and any contingent obligations, in each case, in respect of which no claim has been made, and any Secured Swap Contracts, hedging obligations, Bank Product Debt, cash management and other similar obligations) (the “Landlord Debt Purchase Option”), whereupon the relevant lenders and Agent shall, without representation, recourse, or warranty whatsoever (except that the relevant lenders shall make such representations and warranties set forth for assignments by a lender to a non-affiliated person pursuant to the applicable terms and conditions of the ABL Loan Documents or the Term Loan Documents, in each case as in effect on the Closing Date, as applicable), (i) assign Tenant Lender Obligations in an aggregate principal amount equal to the Purchase Price and the corresponding security interests in the Tenant Loan Collateral to the Ventas Assignee in accordance with the Landlord Assignment Provisions and (ii) to the extent applicable, release any right, title and interest with respect to the relevant Tenant Lender Obligations of each Tenant (including, if applicable, the release of such lender’s or Agent’s right in, title to and liens on the Tenant Loan Collateral) in respect of any loans held by such lender or Agent which are not assigned to the Ventas Assignee in accordance with clause (i); provided that the relevant lenders and the Agents hereby releases and discharges each Tenant, and its successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of action, damages and liabilities of any nature whatsoever against the Released Parties which relates, directly or indirectly, to the Lender Obligations, the Term Loan Documents, the ABL Documents or the transactions relating thereto (other than any claims, causes of action, damages or liabilities related to indemnity obligations, to the extent directly attributable to any Tenant, in each case, in respect of the Lender Obligations, the Term Loan Documents, the ABL Documents or the transactions relating thereto (excluding for the avoidance of doubt, reimbursement of expenses in connection with amending, negotiating preparing or administering any Term Loan Documents or ABL Documents) from actions arising prior to the exercise of the Landlord Debt Purchase Option (and unrelated thereto)) (the consummation of the transactions described in this sentence, “Ventas Assignment and Lender Release”). The allocation of loans to be assigned to the Ventas Assignee among the Creditor Obligations subject to the Landlord Debt Purchase Option shall be determined by the applicable Agents so long as the aggregate principal amount of loans assigned to the Ventas Assignee is no less than the Purchase Price. Upon the consummation of the Ventas Assignment and Lender Release , only the Ventas Assigned Loans shall be secured by the Tenant Loan Collateral and receive the benefit of guarantees from the Tenants, and the Ventas Assigned Loans shall also receive the benefit of fully subordinated, silent second, passive unsecured guarantees from each of the guarantors of the Lender Obligations that are not Tenants on subordination terms to be mutually agreed among the Ventas Assignee, the Tenants, such guarantor entities and the relevant lenders and Agents (provided, for the avoidance of doubt, that the Ventas Assignee shall have no rights or control with respect to the guarantors and their activities). For the avoidance of doubt, nothing herein affects the rights of Landlord (or any of its affiliates) under the Lease Documents or as a holder of any other indebtedness (other than Creditor obligations subject to the Landlord Debt Purchase Option and the Ventas Assigned Loans). The payment of the Purchase Price and

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the consummation of the Ventas Assignment and Release shall occur fifteen (15) Business Days after the Landlord provides such Election Notice. The Landlord shall have the right, prior to the closing of such transaction, upon at least twenty-four (24) hours’ prior written notice to the relevant Agent, to request a certified copy of the loan register in respect of the Lender Obligations and, from the Tenants, a certified statement as to the Cap Amount (including reasonably detailed documentation supporting such calculation) that is reasonably acceptable to the Landlord as well as a certified statement as to the amounts outstanding under the relevant Tenant Lender Obligations. The Tenants and the Guarantors shall give or cause to be given any consents, releases or other authorizations reasonably required by the Landlord for such Ventas Assignment and Lender Release at the Tenants’ sole cost.

(b) Following the occurrence and during the continuation of a Triggering Event, upon the reasonable written request of the Landlord, each Agent agrees that it shall promptly, and in any event within five (5) Business Days after such request from the Landlord, deliver (i) (with respect to the ABL Agents) copies of borrowing base reports and any supporting information related thereto received from the Tenants to the Landlord (and the Tenants hereby consent to the delivery thereof) and (ii) a statement of the applicable amounts due at such time to the relevant Agent with respect to the Lender Obligations and the relevant Tenant Lender Obligations, including an itemized statement with details reasonably acceptable to the Landlord setting forth the amount of all such unpaid principal, accrued and unpaid interest and other amounts payable at such time in accordance with the terms of the relevant Loan Documents (and the Tenants hereby irrevocably consent to the delivery thereof).

(c) In connection with the payment of the Purchase Price and the Ventas Assignment and Lender Release, the relevant lenders and the relevant Agents shall comply with the applicable Landlord Assignment Provisions and execute and deliver such documents, instruments and agreements as are necessary or as reasonably requested by Landlord to effect the Ventas Assignment and Lender Release and maintain a perfected prior security interest in and lien upon the Tenant Loan Collateral. By its execution hereof, each of the Obligors, on behalf of itself and the other co-borrowers under the Loan Documents, hereby acknowledges and agrees to the Ventas Assignment and Lender Release contemplated in this Section 2.6 without further action or consent by any such person.

(d) Each Agent on behalf of itself and the lenders represented by such Agent hereby irrevocably consents to the provisions of this Section 2.6 and the consummation of the Ventas Assignment and Lender Release upon the receipt by the relevant Agent of the Purchase Price (including that, with respect to the loans so assigned pursuant to the Ventas Assignment and Lender Release, the Ventas Assignee shall be an eligible assignee for purposes of any Loan Document or other relevant indebtedness documents notwithstanding anything therein to the contrary).

(e) Upon the consummation of the transactions contemplated by this Section 2.6, any claim the Indenture Trustee and the noteholders under the Indenture or any other unsecured creditor joined pursuant to Section 9.9(b) have against the Tenants with respect to the unsecured guaranty provided by the Tenants of the Indenture Obligations or such additional unsecured indebtedness shall be automatically released and discharged in accordance with the terms of the Indenture or the relevant indebtedness documents, as applicable.

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(f) For the avoidance of doubt, the Obligations (as defined in the ABL Credit Agreement in effect on the date hereof) under the ETMC Facility are not subject to the Landlord Debt Purchase Option contemplated by this Section 2.6 or to the Landlord Debt Purchase Option.

2.7 Indenture. The Indenture Trustee hereby acknowledges that the interests of the noteholders under the Indenture are unsecured, and neither the Indenture Trustee nor any of such noteholders has any ownership interest in, or lien on or claim upon, any Loan Collateral, Landlord Exclusive Assets, Purchased Option Assets, Authorizations, Facility Provider Agreements, leasehold mortgage interest or other claim in the Master Lease or real or personal property (including equipment and fixtures) owned by the Landlord. The Indenture Trustee shall have no duty to calculate the Cap Amount or confirm the compliance of the Tenants with the Cap Amount.

ARTICLE III.

CERTAIN AGREEMENTS

3.1 Amendment Restrictions.

(a) The Tenants and Guarantors and the Agents and Indenture Trustee may modify, supplement, extend, amend, restate, renew, refinance, upsize or replace the documents evidencing the Creditor Obligations in accordance with their respective terms, as the case may be, without the consent of the Landlord; provided, however, that the prior written consent of the Landlord shall be required in order for any Tenant or Guarantor and any Agent or Secured Party or the Indenture Trustee or the other lender or holder of Creditor Obligations, as applicable, to agree to (i) increase any interest rate or any yield payable by one or more of the Tenants as a borrower or guarantor (other than due to fluctuation of a floating index rate agreed to in the Loan Documents on the Closing Date, the replacement of LIBOR in a manner consistent with market practice, or the application of default interest (to the extent the default interest rate does not increase beyond that which may be applied upon the existence of a Loan Event of Default under the Loan Documents as in effect on the Closing Date)) or any participation fee for letters of credit which are based on such interest rate, including by increasing the “applicable margin”, “applicable rate” or similar component of the interest rate or by modifying the method of computing interest (other than due to the replacement of LIBOR) or by creating any new, or increasing any, interest rate “floors,” by more than 5.0% per annum in the aggregate above such applicable margin or applicable rate as in effect on the Closing Date, (ii) increase the aggregate principal amount of loans or commitments and the aggregate face amount of letters of credit, in each case which constitute Tenant Creditor Obligations that are unsecured or secured by the Tenant Loan Collateral or otherwise under the Loan Documents, Indenture or other agreement or instrument with respect to any Creditor Obligations above the Cap Amount, (iii) amend the Loan Documents in a manner adverse to the Landlord with respect to the exercise or implementation of the Landlord Debt Purchase Option and (iv) no Tenant shall become a borrower or guarantor under the ETMC Facility.

(b) The Landlord may modify, supplement, extend, amend, refinance or replace the Lease Documents without the consent of the Agents or Indenture Trustee or any other creditor that may execute a joinder; provided, however, that the prior written consent of the Agents (but not the Indenture Trustee) shall be required in order to (i) agree to any shortening of

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the tenor of the Master Lease, any consensual termination of the Master Lease or any event that would effectuate such shortening of tenor or termination; provided, however, that in each case the Tenants and the Landlord may at any time agree on amendments to shorten the tenor of the Master Lease to the extent necessary to qualify the Master Lease as an operating lease under the relevant applicable accounting principles and (ii) agree to any increase in Minimum Rent or other rent payable pursuant to the Lease Documents in excess of (A) 5% per annum of the Landlord’s investment in the Premises, plus (B) increases due to scheduled increases in Minimum Rent or other rent payable pursuant to the Lease Documents as set forth in the Master Lease as in effect on the Closing Date, plus (C) increases in Minimum Rent or other rent payable pursuant to the Lease Documents due to acquisitions or other investments by the Tenants, Guarantors or their subsidiaries or by the Landlord or its affiliates that are leased to the Tenants or their subsidiaries, plus (D) any increases in Minimum Rent or other rent payable pursuant to the Lease Documents as a result of Financed Alterations at one or more Facilities.

(c) The Agents and the Landlord agree to provide each other with copies of any material amendment, supplement, release, discharge or other modification to the Loan Documents or Lease Documents, as applicable, promptly after entering therein. Solely with respect to the Indenture, the Tenants agree to provide the Agents and the Landlord with copies of any material amendment, supplement, release, discharge or other modification to the Indenture promptly after entering therein. Notwithstanding the foregoing, the failure by any Agent, the Tenants or the Landlord to provide such copies shall not constitute a default, waiver or modification of any term of this Agreement, any of the Loan Documents, the Indenture or the Lease Documents or related to the Loan Collateral or affect the rights or interests of the Agents or the Landlord under this Agreement, any of the Loan Documents, the Indenture or the Lease Documents or in the Loan Collateral.

3.2 Limitation on Indebtedness. The aggregate principal amount of Tenant Creditor Obligations (including, without limitation, (i) the amount of loans and the face amount of letters of credit constituting ABL Lender Obligations or Term Loan Lender Obligations and the principal amount of Indenture Obligations, as the case may be, but excluding (ii) the aggregate principal amount of Secured Swap Contracts and Bank Product Debt, in each case of clauses (i) and (ii), incurred or guaranteed by the Tenants), whether unsecured or secured by the Tenant Loan Collateral or otherwise will not exceed the Cap Amount. Except as set forth in the immediately following sentence, each Agent and the Indenture Trustee, as applicable, hereby agrees that the Tenants will have no liability to such Agent or the Indenture Trustee in excess of the Cap Amount, and each Agent and the Indenture Trustee hereby waives any claim against any Tenant, and releases any Lien in any property of Tenant securing, any amount in excess of the Cap Amount (other than in respect of any liabilities in respect of indemnity payments to the extent directly attributable to any Tenant, in each case, in respect of the Lender Obligations, the Term Loan Documents, the ABL Documents or the transactions relating thereto (excluding for the avoidance of doubt, liabilities related to reimbursement of expenses in connection with amending, negotiating preparing or administering any Term Loan Documents or ABL Documents)). For the avoidance of doubt, the Cap Amount will not operate to limit interest (except as a result of restricting capitalization thereof), fees, premiums, expenses and indemnity obligations (other than as a result of indemnities resulting from the failure to pay the principal amount of Tenant Creditor Obligations and the face amount of letters of credit constituting ABL Lender Obligations) relating to the aggregate principal amount of Tenant Creditor Obligations and letters

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of credit that do not exceed the Cap Amount. For the avoidance of doubt, the Cap Amount (including for purposes of Section 9.9(b)) shall not operate to limit the amount of Creditor Obligations or any other indebtedness incurred or guaranteed by any party to the Loan Documents or Indenture on or after the date hereof, whether pursuant to the Loan Documents, the Indenture or otherwise, other than the Tenants; provided such amount of Creditor Obligations or other indebtedness incurred or guaranteed by any Tenants, the Guarantors or any Consolidated Subsidiary (as such term is defined in the Master Lease) thereof on or after the date hereof and permitted to be incurred or guaranteed hereunder shall not, at the time of incurrence thereof, exceed an amount equal to (x) $50,000,000 plus (y) an unlimited amount so long as on a Pro Forma Basis (as such term is defined in the Master Lease) after giving effect to such incurrence and the consummation of any transactions related thereto, the Consolidated Guarantor Leverage Ratio (as such term is defined in the Master Lease) does not exceed 6.25:1.00, and the Tenants shall deliver a certificate to the Landlord and each Agent setting forth such calculation and a senior officer of the Tenant shall certify compliance therewith (for the avoidance of doubt, the threshold set forth in this proviso is an incurrence test and not a maintenance test). The limitations on the incurrence of indebtedness set forth in the immediately preceding proviso shall not apply to any refinancing or replacement of indebtedness outstanding on the Closing Date or any indebtedness originally incurred in compliance with the terms hereof so long as the aggregate principal amount of such refinancing or replacement indebtedness does not exceed the aggregate principal amount of such replaced or refinanced indebtedness, plus any accrued, unpaid interest, premiums and penalties (if any), letter of credit reimbursement obligations, fees and expenses and provision for cash collateralization of any outstanding undrawn letters of credit, and fees, expenses, original issue discount and upfront fees incurred in connection with such refinancing or replacement.

3.3 Notices upon Events of Default.

(a) The Landlord will provide copies of all written notices of, and all written notices during the continuance of, a Lease Event of Default under the Lease Obligations to the Agents substantially concurrently with provision thereof to the Tenants (provided that failure to provide such copies of notices to the Agents shall not affect the Agents’ obligations hereunder or give rise to any liability on the part of the Landlord).

(b) Without limitation of (and in addition to) the deliveries required by Section 2.6(b), each Agent will promptly notify the Landlord upon the occurrence of (A) such Agent having declared the relevant Lender Obligations to be immediately due and payable in accordance with the terms of the relevant Credit Agreement, or such acceleration having otherwise occurred in accordance with the terms of the relevant Loan Documents, or (B) a Loan Event of Default of which the relevant Agent has actual knowledge or such Agent’s exercise of material remedies with respect to a Loan Event of Default.

3.4 Agents’ Right to Cure. At any time following the occurrence and during the continuation of a Lease Event of Default that the Landlord intends to declare as such, the Landlord shall notify (to the extent Landlord has knowledge thereof) the Agents of such Lease Event of Default and any Agent may thereafter or after notice of a Lease Event of Default from any Tenant or Guarantors cure (if and when curable) in whole (but not in part) such Lease Event of Default, so long as such cure is completed within the time period given to the Tenants to cure such Lease Event of Default under the Master Lease. No Agent shall have the obligation or duty to cure or cause to be cured any Lease Event of Default of any Obligor under any Lease Document.

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3.5 Cross-Acceleration. Notwithstanding anything to the contrary in the Lease Documents or the Loan Documents, Landlord may declare an “Event of Default” (as defined in the Master Lease) upon acceleration of any of the Lender Obligations (and may not do so based solely upon the existence of an “Event of Default” under the Loan Documents), and the ABL Administrative Agent or Term Loan Agent may declare a Loan Event of Default under the ABL Loan Documents or the Term Loan Documents, as the case may be, upon the declaration of a termination of the Master Lease by the Landlord prior to its scheduled term (and may not do so based solely upon the existence of an “Event of Default” under the Master Lease). Except as set forth in the prior sentence, the Landlord and each of the ABL Administrative Agent and Term Loan Agent may declare an “Event of Default” under the Master Lease and an “Event of Default” under each of the ABL Loan Documents or the Term Loan Documents, respectively, in accordance with their respective terms.

3.6 Agents’ Access to Books and Records.

(a) Each Agent acknowledges and agrees that the Landlord is the lessor of the Premises, and the owners of the fee interest comprising the Premises, including the premises upon which certain of the Loan Collateral and records concerning the Loan Collateral are located. Each Agent further agrees that, notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, the Agents’ Lien on the books, records and documents constituting a part of the Loan Collateral (collectively, the “Account Records”), shall not give the Agents the right to remove, convey, assign or otherwise physically transfer such Account Records located at a Facility, without the Landlord’s express prior written consent (not to be unreasonably withheld) and only to the extent permitted by applicable law; provided that:

(i) subject to privacy and other applicable laws, the Landlord’s consent shall not be required with respect to copying such materials or the transfer, assignment or conveyance of the Agents’ Lien in such Account Records; and

(ii) subject to privacy and other applicable laws, during the Use Period and in accordance with Section 3.6(b) below, the Agents may make copies and/or abstracts of the Account Records.

(b) The Landlord agrees that (A) in connection with the exercise of any Agent’s remedies against a Tenant with respect to the Loan Collateral or (B) if the Landlord should acquire possession of a Facility pursuant to an actual or constructive Dispossession of a Tenant, the Agents will have a period (the “Use Period”) of 180 calendar days to enter upon and use the Facilities, at the Tenants’ sole expense, in any manner that is not disruptive in any material respect to the operations of the Facility or the rights of the persons located in the Facility (it being understood that any collection in respect of Account Collateral shall not in and of itself be deemed to be disruptive to the operations of the Facility or the rights of the persons located in a Facility), solely in order to assemble the Loan Collateral (other than for the

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avoidance of doubt, Option Assets during the Purchase Option Period, which 180-calendar-day period with respect to the Option Assets shall commence upon the termination of the Purchase Option Period), inspect, copy or download information stored on such premises, process raw materials or work-in-process into finished inventory, with respect to such Loan Collateral only, take possession of, move, package, prepare and advertise for sale or disposition, sell (by public auction, private sale otherwise, whether in bulk, in lots or otherwise), store, collect, take reasonable actions to protect, secure and otherwise enforce the rights of the Agents in and to such Loan Collateral.

(c) Each Agent shall promptly repair, at such Agent’s expense, and indemnify the Landlord for any physical damage to the Premises actually caused by removal of the Loan Collateral by or through such Agent.

ARTICLE IV.

DISPOSSESSION AND TRANSFERS; REMOVAL OF LOAN COLLATERAL

4.1 Dispossession.

(a) At any time permissible pursuant to the terms of the Lease Documents, the Landlord may exercise any rights and remedies under the Lease Documents, including to the effect of consummating any actual or constructive dispossession of any Tenant from any Facility (any such dispossession as to such Facility, a “Dispossession”) and seeking a new tenant, and in respect of the Landlord Exclusive Assets.

(b) The Agents shall not interfere in any manner (other than in any manner that is not disruptive in any material respect to the rights and remedies of the Landlord) with any Dispossession for a period not to exceed nine (9) months from the date the Landlord initiates material enforcement of such Dispossession. Nothing contained in this Section 4.1, however, shall restrict any Agent from enforcing its rights and remedies in respect of the Account Collateral or Option Assets (or, for the avoidance of doubt, other Loan Collateral) (but, with respect to the Option Assets, only after the expiration of the applicable Option Period (except as otherwise set forth in Section 2.3(c)).

4.2 Permitted Transfers. No Agent shall (by operation of law or otherwise) foreclose or otherwise dispose of or sell any direct or indirect equity interest (that, in each case, constitutes all or a portion (whether controlling or not) of the Loan Collateral) of any Tenant or any Person or group of Persons Controlling the Tenant (an “Approvable Transfer”) unless the Applicable Transfer Conditions (as such term is defined in the Master Lease as in effect on the Closing Date) are satisfied with respect to the entering into and the consummation of such Approvable Transfer and such Approvable Transfer constitutes a Permitted Transfer (as such term is defined in the Master Lease as in effect on the Closing Date) under the Master Lease.

4.3 Removal of Loan Collateral. If the Landlord has terminated the Master Lease as to a particular Facility, the Landlord may, but shall have no obligation to, remove the applicable Loan Collateral from such Facility and store such Loan Collateral for release to the applicable Agent (at the cost of Tenants). Other than as provided herein, the Landlord further agrees that, so long as the Lender Obligations remain outstanding, and without limitation of Section 2.3, the

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Landlord will not (A) remove any of the Loan Collateral from the Premises or (B) hinder the applicable Agent’s actions in removing its Loan Collateral from the Premises. Without limitation of the Landlord’s above-referenced right to remove and store the Loan Collateral at the Tenant’s expense, the Landlord acknowledges that no Agent shall have any obligation to remove the Loan Collateral from the Premises.

ARTICLE V.

PROCEEDINGS

5.1 The terms of this Agreement shall survive and be applicable in any Proceeding. Notwithstanding anything to the contrary herein, (a) in any Proceeding commenced by or against the Guarantors or any Tenant, a Creditor may file a claim or statement of interest with respect to the Guarantor’s or such Tenant’s obligations to such Creditor, (b) a Creditor may take any action (not adverse to the Liens on the Loan Collateral or Landlord Exclusive Assets, as the case may be, securing the Guarantor’s or Tenants’ obligations to the other Creditor or the rights of the other Creditor to exercise remedies in respect thereof) to preserve or protect its Lien on or interest in the Loan Collateral or Landlord Exclusive Assets, as the case may be, in accordance with the terms of this Agreement, (c) a Creditor shall be entitled to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or liens of such Creditor, including, without limitation, any claims secured by the Loan Collateral, if any, in each case in accordance with the terms of this Agreement, (d) a Creditor shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Guarantors or any Tenant arising under either the Federal Bankruptcy Code or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement and (e) a Creditor shall be entitled to file any proof of claim and other filings, make any arguments and motions, and vote on any proposed plan of reorganization or other dispositive plan, that are, in each case, in accordance with, and not otherwise prohibited by, the terms of this Agreement, with respect to the Guarantor’s or any Tenant’s obligations to such Creditor and the Loan Collateral.

ARTICLE VI.

[RESERVED]

ARTICLE VII.

REPRESENTATIONS & WARRANTIES

7.1 Each of the Creditors represents and warrants to the other Creditors that: (a) this Agreement has been duly executed and delivered by such Creditor; (b) such Creditor has full power and authority to execute, deliver and perform its obligations under this Agreement; (c) all required consents for such Creditor’s execution, delivery and performance of this Agreement have been obtained, and (d) this Agreement constitutes a legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability).

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ARTICLE VIII.

AGREEMENTS AND REPRESENTATIONS & WARRANTIES BY AGENTS

8.1 By its signature, each Agent executes this Agreement by and on behalf of itself and the lenders from time to time under, in the case of the ABL Agents, the ABL Credit Agreement, and in the case of the Term Loan Agent, the Term Loan Agreement, and represents and warrants that it is duly authorized to execute this Agreement on its behalf and on behalf of such lenders. By its signature, the Indenture Trustee executes this Agreement by and on behalf of itself and the noteholders from time to time under the Indenture, and represents and warrants that it is duly authorized to execute this Agreement on its behalf and on behalf of such noteholders. References herein to the ABL Agents shall be deemed to also include reference to the lenders under the ABL Credit Agreement, and references herein to the Term Loan Agent shall be deemed to also include reference to the lenders under the Term Loan Agreement.

8.2 The ABL Agents have delivered to the Landlord true, correct and complete copies of the ABL Credit Agreement, the ABL Security Agreement and the other ABL Loan Documents, together with all amendments thereto as of the Closing Date, the Term Loan Agent has delivered to the Landlord true, correct and complete copies of the Term Loan Agreement, the Term Loan Security Agreement and the other Term Loan Documents, together with all amendments thereto as of the Closing Date, and the Tenants have delivered to the Landlord true, correct and complete copies of the Indenture, together with all amendments thereto as of the Closing Date. The Landlord has delivered to the Agents true, correct and complete copies of the Lease Documents, together with all amendments thereto as of the Closing Date.

ARTICLE IX.

MISCELLANEOUS

9.1 Agreements Absolute. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of any of the Creditors with respect hereto shall affect or impair the terms or conditions hereof.

9.2 Termination. This Agreement shall terminate when either (a) all of the parties hereto mutually agree in writing to terminate this Agreement or (b) all of the Creditor Obligations, refinancings of any such Creditor Obligations or all of the Lease Obligations have been paid in full (other than indemnity and other contingent obligations in respect of which no claim has been made) and all of such Creditor’s Loan Documents and documents related to the Indenture or other Creditor Obligations or Lease Documents (other than this Agreement), as the case may be, have been terminated, and until such time this Agreement shall be continuing and irrevocable.

9.3 Reinstatement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of Lender Obligations or Lease Obligations are rescinded or must otherwise be returned by the lenders under any Credit Agreement or the Landlord, as the case may be, in the event of a Proceeding, all as though such payment had not been made. Without limitation to the foregoing, in the event that any Lender Obligations or Lease Obligations are avoided, disallowed or subordinated pursuant to Section 548 of the Federal Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the Federal Bankruptcy Code, the provisions of this Agreement shall continue to be effective or be reinstated, as the case may be but only to the extent of such avoidance, disallowance or subordination.

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9.4 Effect of Agreement. This Agreement shall not modify, affect or impair in any way any of the rights and priorities of the Creditors relative to any of the rights and priorities of any other creditors (unsecured or secured), subject to Section 9.9(b), of the Guarantors or the Tenants. The Guarantors and the Tenants are signing this Agreement below solely for the purpose of signifying their consent to the terms and conditions hereof and their agreement to be bound hereby and to make certain other acknowledgments and agreements with respect hereto, all as expressly set forth below, but nothing in this Agreement is intended or shall be construed to confer any rights upon the Guarantors and the Tenants, and the Guarantors and the Tenants are not a beneficiary of any of the terms and conditions of this Agreement except as expressly set forth in Section 2.3(a)(ii)(3), 2.3(g) or 9.6 hereof, the first proviso in Section 9.9(a) hereof or Section 9.9(b) hereof. Except as expressly provided herein, this Agreement is not intended to affect, limit or in any way diminish the Landlord’s rights under the Lease Documents, the Agents’ rights under the Loan Documents or the Indenture Trustee’s or noteholders’ rights under the Indenture (or any other creditor’s rights under any loan or other debt documentation under indebtedness permitted by Section 9.9(b)) that the Landlord, the Agents or the Indenture Trustee (or such other creditor), as applicable, possess or purport to possess with respect thereto, insofar as the rights of third parties are concerned. In the event of any conflict or inconsistency between the terms of this Agreement and those of any Loan Documents, Lease Documents or the Indenture, the terms of this Agreement shall govern as between the Agents and the Landlord or the Indenture Trustee and the Landlord, as applicable. For the avoidance of doubt, nothing herein shall modify the individual rights and duties of the Indenture Trustee, set forth in Sections 7.01, 7.02 and 7.03 of the Indenture.

9.5 No Agency. Nothing contained in this Agreement or otherwise will in any event be deemed to constitute any party the agent of any other party for any purpose nor to create any fiduciary relationship between or among the Agents, the Indenture Trustee or the Landlord.

9.6 No Third Party Beneficiary. The terms and conditions of this Agreement (including without limitation, Section 3.2 hereof) are solely for the benefit of the Creditors and may be relied upon and enforced solely by the Creditors and their respective successors, assigns and transferees. No other person is intended as a third party beneficiary hereunder, except that the Tenants and Guarantors are third party beneficiaries of Section 2.3(a)(ii)(3) and 2.3(g) hereof, this Section 9.6, the first proviso contained in Section 9.9(a) hereof and Section 9.9(b) hereof.

9.7 Choice of Law; Waiver of Jury Trial; Jurisdiction and Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. In any such litigation, each of parties hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to the provider at its address set forth on the signature pages hereof.

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9.8 Entire Agreement; Severability. This Agreement embodies the entire agreement and understanding of the parties hereto concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral, with respect to the subject matter contained herein. If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect. For the avoidance of doubt, upon the effectiveness of this Agreement on the Closing Date, this Agreement shall supersede and replace in its entirety any prior relative rights agreement between or among any of the parties hereto, and all such prior agreements shall be deemed terminated and of no further force and effect.

9.9 Amendment; Waivers.

(a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Landlord and the Agents and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment, waiver, consent or other modification that directly affects the rights or obligations of any Obligor under this Agreement or is sought to be enforced against such Obligor shall require the consent of such Obligor, provided, further, that the consent of the Indenture Trustee shall not be required in connection with any amendment, waiver, consent or other modification of this Agreement unless such amendment, waiver, consent or other modification directly affects the rights or obligations of the Indenture Trustee under this Agreement or is sought to be enforced against the Indenture Trustee. No failure on the part of each of either the Landlord, the Indenture Trustee or the Agents to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise hereof or the exercise of any other right.

(b) Notwithstanding anything to the contrary herein, the Tenants, the Guarantors and their respective affiliates shall be permitted to enter into, guaranty and incur other or additional indebtedness under new credit facilities, indentures, instruments or other documentation so long as, in each case, (i) to the extent execution of a relative rights agreement by such creditor is required pursuant to Section 5.17 of the Master Lease, the agent, lender, trustee or other representative of creditors in respect of such indebtedness enters into a joinder agreement (executed solely by such agent, lender, trustee or other representative of creditors) to this Agreement whereby such agent, lender, trustee or other representative of creditors agrees on behalf of itself and the lenders, creditors or holders of such indebtedness to be bound by and subject to all of the terms and provisions of this Agreement as if such agent, lender, trustee or other representative of creditors were a party to this Agreement on the Closing Date as an Agent or the Indenture Trustee, as applicable, (ii) the principal amount of the obligations thereunder incurred or guaranteed by Tenants (whether unsecured or secured by Tenant Loan Collateral) (together with the principal amount of all other Tenant Creditor Obligations) (excluding any amount of Secured Swap Contracts (or similar term as defined in the documents governing such

29

indebtedness) and Bank Product Debt (or similar term as defined in the document governing such indebtedness) does not exceed the Cap Amount, (iii) the interest rate or yield applicable thereto shall be subject to the limitations set forth in Section 3.1(a) of this Agreement and (iv) the aggregate principal amount of indebtedness permitted under this Section 9.9(b) shall not exceed, at the time of incurrence, an amount equal to (x) $50,000,000 plus, (y) an unlimited amount so long as on a Pro Forma Basis (as such term is defined in the Master Lease) after giving effect to such incurrence and the consummation of any transactions related thereto, the Consolidated Guarantor Leverage Ratio (as such term is defined in the Master Lease) does not exceed 6.25:1.00, and the Tenants shall deliver a certificate to the Landlord setting forth such calculation and a senior officer of the Tenants shall certify compliance therewith (for the avoidance of doubt, the threshold set forth in this clause (iv) is an incurrence test and not a maintenance test). For the avoidance of doubt, the limitations on the incurrence of indebtedness set forth in clauses (i) (to the extent such agent or trustee is already a party to this Agreement) and (iv) of this Section 9.9(b) shall not apply to any refinancing or replacement of indebtedness outstanding on the Closing Date or any indebtedness originally incurred in compliance with the terms hereof so long as the aggregate principal amount of such refinancing or replacement indebtedness does not exceed the aggregate principal amount of such replaced or refinanced indebtedness, plus any accrued, unpaid interest, premiums and penalties (if any), letter of credit reimbursement obligations, fees and expenses and provision for cash collateralization of any outstanding undrawn letters of credit, and fees, expenses, original issue discount and upfront fees incurred in connection with such refinancing or replacement. The parties hereto acknowledge and agree that (i) any creditor joined to this Agreement pursuant to this Section 9.9(b) shall constitute a Creditor hereunder and be considered an Agent or Indenture Trustee, to the extent designated as such, (ii) with respect to any indebtedness incurred pursuant to this Section 9.9(b) under which a Tenant is a secured guarantor or secured obligor, the assets designated as “Collateral” (or similar term) under the documentation governing such other secured indebtedness shall constitute Loan Collateral hereunder, (ii) to the extent any indebtedness incurred pursuant to this Section 9.9(b) and subject to such joinder is secured by Tenant Loan Collateral, such indebtedness shall constitute Lender Obligations and be considered ABL Lender Obligations or Term Loan Lender Obligations, as applicable, to the extent designated as such and shall be subject to the Landlord Debt Purchase Option and the Landlord Asset Purchase Option, and (iii) to the extent any indebtedness incurred pursuant to this Section 9.9(b) and subject to such joinder is unsecured but incurred or guaranteed by a Tenant, such indebtedness shall constitute Creditor Obligations and be considered Indenture Obligations to the extent designated as such, and, in each case, the relevant provisions hereof and related defined terms hereunder pertaining to each such term shall apply to, and bind, such additional indebtedness and additional creditor.

(c) No provision of any secured indebtedness that is incurred in compliance with this Section 9.9(b) and subject to the Landlord Debt Purchase Option may be amended or waived with respect to the exercise or implementation of the Landlord Debt Purchase Option in a manner adverse to the Landlord without the consent of the Landlord.

9.10 Notices. All notices, requests or demand hereunder shall be in writing and shall be effective upon receipt and shall be sent by one of the following means: certified mail, return receipt requested, postage prepaid; first class mail, postage prepaid; Federal Express or other reputable overnight courier service; telecopy; electronic mail, with no mail undeliverable or other rejection notice, if sent by email; or by hand delivery, and in each case shall be addressed as set forth below:

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(a) If to the ABL Collateral Agent:

Barclays Bank PLC

745 7th Avenue

New York, NY 10019

Attention: Komal Ramkirath

Telephone:+ 1 212 526 7471

Email: komal.ramkirath@barclays.com/itmny@barclays.com

(b) If to the ABL Administrative Agent:

Barclays Bank PLC

745 7th Avenue

New York, NY 10019

Attention: Komal Ramkirath

Telephone: + 1 212 526 7471

Telecopier: + 1 212 526 5115

Electronic Mail: komal.ramkirath@barclays.com/itmny@barclays.com

(c) If to the Term Loan Agent:

Barclays Bank PLC

745 7th Avenue

New York NY 10019

Attention: Peter Oberrender

Telephone: 212.526.6687

Electronic Mail: Peter.oberrender@barclays.com/ltmny@barclays.com

(d) If to the Indenture Trustee:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Reference: AHP Health Partners, Inc.

Telecopier: (651) 466-7430

Electronic Mail: donald.hurrelbrink@usbank.com

(e) If to the Landlord:

Ventas Realty, Limited Partnership

c/o Ventas, Inc.

500 North Hurstbourne Parkway

31

Suite 200

Louisville, Kentucky 40222

Attention: Lease Administration

Telephone: (502) 357-9000

Fax No.: (502) 357-9001

with copies to:

c/o Ventas Realty, Limited Partnership

353 N. Clark Street, Suite 3300

Chicago, IL 60654

Attention: Legal Department

Telephone: (312) 660-3800

Fax No.: (312) 660-3850

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Maureen Dixon and Sandford Perl

Electronic Mail: maureen.dixon@kirkland.com

sandford.perl@kirkland.com

Facsimile: 312-862-2200

(f) If to the Tenants and/or Guarantors:

Tenants and Guarantors:

Ardent Legacy Acquisitions, Inc.

c/o Ardent Health Services

One Burton Hills Boulevard, Suite 250

Nashville, Tennessee 37215

Attn: Stephen C. Petrovich

Fax: 615-296-6384

with copies to:

Equity Group Investments

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Attn: Philip G. Tinkler, Jon Wasserman and Joseph Miron

Fax: 312-454-0335

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and

Sidley Austin LLP

1 South Dearborn Street

Chicago, Illinois 60603

Attn: Annie C. Wallis

Electronic Mail: awallis@sidley.com

Each party hereto may by written notice to the others designate a new or different address to which notices and demands should be sent hereunder. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

9.11 Assignment.

(a) No Agent or Indenture Trustee shall assign or transfer any of its rights under this Agreement or its Loan Documents, Lender Obligations, Liens, Indenture or Indenture Obligations (or any interest therein), as the case may be, unless such Agent’s or Indenture Trustee’s transferee or assignee agrees in writing that it has acquired such rights hereunder, under the Loan Documents, Lender Obligations, Liens, Indenture or Indenture Obligations (or interest therein) subject to the terms and conditions of this Agreement and that such assignee and transferee shall be fully bound hereby to the same extent as was the case with respect to the assigning or transferring Creditor. Nothing in this Section 9.11(a) shall limit the rights of the Indenture Trustee to resign or the rights of any other party to the Indenture to resign or the rights of any other party to the Indenture to appoint a successor indenture trustee under the Indenture.

(b) Landlord may assign and transfer its interest in the Lease Documents and its rights hereunder; provided, however, that (other than as a result of a merger of Landlord or any affiliate of Landlord, the sale of all or substantially all of Landlord’s assets (or any affiliate’s assets) or otherwise by operation of law) the Landlord Asset Purchase Option Purchase Option and the rights associated therewith may not be assigned or transferred to any third party without the consent of the Agents (not to be unreasonably withheld, conditioned or delayed). Any assignee or transferee of the Landlord’s interest hereunder shall agree in writing that it has acquired such rights hereunder and under the Master Lease subject to the terms and conditions of this Agreement, and such assignee shall be bound hereby to the same extent as was the case with respect to the assigning or transferring Landlord.

(c) Subject to Section 9.9(b) hereof, nothing in this Agreement, including without limitation Section 3.1 hereof and this Section 9.11, shall release the Tenants and Guarantors from their obligations pursuant to Section 5.17 of the Master Lease, or amend, modify or otherwise alter the terms and conditions of the Master Lease.

9.12 Controlling Agreement. In the event of any conflict or inconsistency between the Loan Documents, the Indenture or the Lease Documents, on the one hand, and this Agreement, on the other hand, as between the Agents and the Landlord or the Indenture Trustee and the Landlord, or as between any Agent or any Indenture Trustee, the provisions of this Agreement shall govern. Notwithstanding anything herein to the contrary, this Agreement shall not modify the individual rights and duties of the Indenture Trustee set forth in Sections 7.01, 7.02 and 7.03 of the Indenture.

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9.13 Execution in Counterparts; Facsimile. This Agreement may be executed in counterparts and by facsimile signature or electronic transmission of a PDF copy, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

9.14 Agreement Among Creditors. Each of the Agents and the Indenture Trustee party hereto agree on behalf of themselves and the respective lenders and noteholders that, although the ABL Loan Documents, the Term Loan Documents and the Indenture each separately state that the maximum principal liability of the Tenants is equal to the Cap Amount, and debt incurred in compliance with Section 9.9(b) may also state that it is equal to the Cap Amount, such Cap Amount applies to all Tenant Creditor Obligations outstanding at the applicable time of determination and in no event shall the Tenants’ principal liability to all such Creditors (taken as whole) exceed the Cap Amount at any time. Accordingly, a given class of Creditors may recover from the Tenants in an amount that is less than the Cap Amount.

9.15 Expense Reimbursement: The Tenants agree to pay or reimburse (a) the Landlord for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and any amendment, waiver, consent or other modification of the provisions hereof, including the reasonable fees and documented out-of-pocket expenses and disbursements of one counsel for the Landlord and (b) the Landlord for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, including all reasonable fees and documented out-of-pocket expenses and disbursements of one counsel for the Landlord.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the Creditors have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date and year first above written.

BARCLAYS BANK PLC,
as the ABL Collateral Agent

By:
Name:
Title:

BARCLAYS BANK PLC,
as the ABL Administrative Agent

By:
Name:
Title:

BARCLAYS BANK PLC,
as the Term Loan Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as the Indenture Trustee

By:
Name:
Title:

[Signature Page to Relative Rights Agreement]

LANDLORD:

VTR HILLCREST MC TULSA, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HILLCREST HS TULSA, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR BAILEY MC, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HEART HOSPITAL, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE WH, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

[Signature Page to Relative Rights Agreement]

VTR LOVELACE WESTSIDE, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE ROSWELL, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE MC & REHAB, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HILLCREST CLAREMORE, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR BAPTIST SA, LLC,
a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

[Signature Page to Relative Rights Agreement]

OBLIGORS’ ACKNOWLEDGMENT, CONSENT AND AGREEMENT

The undersigned Obligors hereby acknowledge and consent to the execution, delivery and performance of that certain Relative Rights Agreement (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Agreement”; capitalized terms used herein and not otherwise defined are as defined in the Agreement) among Barclays Bank PLC, as collateral agent under the ABL Credit Agreement defined in the Agreement (in such capacity, the “ABL Collateral Agent”), Barclays Bank PLC, as administrative agent under the ABL Credit Agreement (in such capacity, the “ABL Administrative Agent” and together with the ABL Collateral Agent, the “ABL Agents”), Barclays Bank PLC, as administrative agent under the Term Loan Agreement defined in the Agreement (in such capacity, the “Term Loan Agent” and, together with the ABL Agents, the “Agents”), U.S. Bank National Association, as trustee under the Indenture defined in the Agreement (in such capacity, the “Indenture Trustee”), and VTR Hillcrest MC Tulsa, LLC, VTR Hillcrest HS Tulsa, LLC, VTR Bailey MC, LLC, VTR Heart Hospital, LLC, VTR Lovelace WH, LLC, VTR Lovelace Westside, LLC, VTR Lovelace Roswell, LLC, VTR Lovelace MC & Rehab, LLC, VTR Hillcrest Claremore, LLC and VTR Baptist SA, LLC, each a Delaware limited liability company (collectively, the “Landlord”). By signing below, the undersigned Obligors further agree to be bound by the provisions of the Agreement as they relate to the relative rights, remedies and priorities of the Creditors and the respective obligations of the undersigned to the Creditors; provided, however, that (except as expressly provided in Section 2.3(g) of the Agreement) nothing in the Agreement shall amend, modify, change or supersede the respective terms of any of the Loan Documents or the Lease Documents as between any of the Creditors, on the one hand, and the applicable Obligors, on the other hand, and, in the event of any conflict or inconsistency between the terms of the Agreement and those of any of the Loan Documents, Indenture, or the Lease Documents, (x) the terms of the Agreement shall govern as between the Agents and the Landlord and the Indenture Trustee and the Landlord, and (y) the terms of such Loan Documents, the Indenture or such Lease Documents shall govern as between the Creditor involved, on the one hand, and the applicable Obligors, on the other hand. The undersigned Obligors hereby acknowledge and agree that upon any refinancing, replacement or other similar amendment of the Term Loan Documents and the Term Loan Lender Obligations thereunder or the ABL Loan Documents and the ABL Lender Obligations thereunder, as the case may be, the Obligors shall be subject to the provisions of Section 5.17 of the Master Lease and Section 9.9(b) of the Agreement. The undersigned Obligors further agree that the terms of the Agreement shall not give any Obligor any substantive rights relative to any of the Creditors, other than as set forth in Section 2.3(a)(ii)(3), 2.3(g) and Section 9.6 of the Agreement, the first proviso contained in Section 9.9(a) of the Agreement and Section 9.9(b) of the Agreement. Subject to Section 9.9 of the Agreement, the undersigned Obligors further agree that if any payment by any Obligor to any Creditor must be released by such Creditor pursuant to the terms of the Agreement, such Obligor’s obligation to make such payment to such Creditor shall be reinstated.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned Obligors have caused their respective duly authorized officers to execute this Acknowledgment, Consent and Agreement as of the date and year first above written.

TENANT:

AHS Hillcrest Medical Center, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

AHS Southcrest Hospital, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

AHS Tulsa Holdings, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

RV Properties, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

AHS Oklahoma Physician Group, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

Bailey Medical Center, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

AHS Claremore Regional Hospital, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

Lovelace Health System, Inc., a New Mexico corporation

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

Southwest Medical Associates, LLC, a New Mexico corporation

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel &
Corporate Secretary

BSA Hospital, LLC, a Texas limited liability company

By:
Name:
Title:

GUARANTOR:

ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Title:

AHP HEALTH PARTNERS, INC., a Delaware corporation

By:
Name:
Title:

ARDENT LEGACY HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

ARDENT LEGACY ACQUISITIONS, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE OF TENANTS

1.	AHS Hillcrest Medical Center, LLC, a Delaware limited liability company

2.	AHS Southcrest Hospital, LLC, a Delaware limited liability company

3.	AHS Tulsa Holdings, LLC, a Delaware limited liability company

4.	RV Properties, LLC, a Delaware limited liability company

5.	AHS Oklahoma Physician Group, LLC, a Delaware limited liability company

6.	Bailey Medical Center, LLC, a Delaware limited liability company

7.	AHS Claremore Regional Hospital, LLC, a Delaware limited liability company

8.	Lovelace Health System, Inc., a New Mexico corporation

9.	Southwest Medical Associates, LLC, a New Mexico limited liability company

10.	BSA Hospital, LLC, a Texas limited liability company

SCHEDULE OF GUARANTORS

1.	Ardent Health Partners, LLC, a Delaware limited liability company

2.	AHP Health Partners, Inc., a Delaware corporation

3.	Ardent Legacy Holdings, LLC, a Delaware limited liability company

4.	Ardent Legacy Acquisitions, Inc., a Delaware corporation

SCHEDULE OF LANDLORDS

1.	VTR Hillcrest MC Tulsa, LLC, a Delaware limited liability company

2.	VTR Hillcrest HS Tulsa, LLC, a Delaware limited liability company

3.	VTR Bailey MC, LLC, a Delaware limited liability company

4.	VTR Heart Hospital, LLC, a Delaware limited liability company

5.	VTR Lovelace WH, LLC, a Delaware limited liability company

6.	VTR Lovelace Westside, LLC, a Delaware limited liability company

7.	VTR Lovelace Roswell, LLC, a Delaware limited liability company

8.	VTR Lovelace MC & Rehab, LLC, a Delaware limited liability company

9.	VTR Hillcrest Claremore, LLC, a Delaware limited liability company

10.	VTR Baptist SA, LLC, a Delaware limited liability company